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As filed with the Securities and Exchange Commission on January 3, 2002

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WASHINGTON TRUST BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Rhode Island	6022	05-0404671
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

23 Broad Street
Westerly, Rhode Island 02891
(401) 348-1200
(Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

John C. Warren, Chairman and Chief Executive Officer
Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891
Telephone: (401) 348-1200
Facsimile: (401) 348-1262
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul W. Lee, P.C. John T. Haggerty, Esq. Goodwin Procter LLP Exchange Place Boston, Massachusetts 02109-2881 Telephone: (617) 570-1000 Facsimile: (617) 523-1231	Neal J. Curtin, Esq. Stephen H. Faberman, Esq. Bingham Dana LLP 150 Federal Street Boston, Massachusetts 02110-1726 Telephone: (617) 951-8000 Facsimile: (617) 951-8736

   Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement and the consummation of the merger described in this registration statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, par value $0.0625 per share(3)	1,265,205	N/A	$38,032,574	$9,100

(1)
Represents the estimated maximum number of shares of common stock of the registrant to be issued in connection with the merger of First Financial Corp. with and into the registrant. This registration statement also relates to an indeterminate number of shares of the registrant's common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.
(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(f) under the Securities Act of 1933, as amended. Based upon the average of the high and low sales prices for First Financial's common stock on January 2, 2002 as reported on the Nasdaq National Market and the maximum number of shares of First Financial common stock to be acquired by the registrant in the merger.
(3)
This registration statement also relates to common share purchase rights which are attached to all shares of common stock of the registrant issued, pursuant to the terms of the registrant's Rights Agreement dated August 15, 1996. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such stock. Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for the common stock.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

FIRST FINANCIAL CORP.
180 Washington Street
Providence, Rhode Island 02903

Dear Shareholder:

    You are being asked to approve the merger of our company with and into Washington Trust Bancorp, Inc. After the merger, we will no longer exist as a separate entity and you will become shareholders of Washington Trust. Our board of directors has unanimously approved this transaction.

    We have entered into a merger agreement with Washington Trust which sets forth the terms of the transaction, under which we will merge with and into Washington Trust. As provided in the merger agreement, as a First Financial shareholder, you will receive $16.00 in cash, without interest, and between 0.842 and 0.941 shares of Washington Trust common stock in exchange for each share of your First Financial common stock. You generally will not recognize federal income tax gain or loss with respect to the Washington Trust common stock you receive, although you will be taxed on the cash you receive in the merger. Washington Trust common stock is listed on the Nasdaq National Market under the symbol "WASH." Based on the trading price of Washington Trust common stock of $         as of a recent date prior to the date of this proxy statement/prospectus, you will receive approximately $        of value for each of your shares of First Financial common stock.

    We will hold a special meeting of our shareholders to consider and vote on the merger agreement. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of the merger agreement. Your vote is important regardless of the number of shares of our common stock you own. If you fail to vote your shares, either in person or by proxy, this will have the effect of a vote against the merger agreement.

    The date, time and place of our special meeting are as follows:

        , 2002 at      local time

    Our board of directors approved the merger agreement and the merger and determined that the merger is advisable and the terms of the merger agreement are fair to, and in the best interests of our shareholders and unanimously recommends that you vote to adopt the merger agreement and approve the merger described in this proxy statement/prospectus.

    This proxy statement/prospectus provides you with detailed information concerning Washington Trust, First Financial and the merger. We encourage you to read this entire document carefully. You should carefully consider the discussion in the section of this proxy statement/prospectus entitled "Risk Factors" on page 16.

                      Sincerely,

                      Patrick J. Shanahan, Jr.
                       Chairman, President and Chief Executive Officer

Providence, Rhode Island
January   , 2002

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares of Washington Trust common stock to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank, non-bank subsidiary or savings association of Washington Trust and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. The securities are subject to investment risks, including the possible loss of principal invested.

This proxy statement/prospectus is first being mailed to First Financial shareholders on or about            , 2002.

REFERENCES TO ADDITIONAL INFORMATION

    This proxy statement/prospectus incorporates important business and financial information about Washington Trust and First Financial from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents, which are incorporated by reference in this proxy statement/prospectus, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Washington Trust Bancorp, Inc. 23 Broad Street Westerly, Rhode Island 02891 (401) 348-1309 Attention: Elizabeth B. Eckel Senior Vice President—Marketing	First Financial Corp. 180 Washington Street Providence, Rhode Island 02903 (401) 421-3600 Attention: Patrick J. Shanahan, Jr. Chairman, President and Chief Executive Officer

    If you would like to request documents, please do so by           , 2002 in order to receive them before the special meeting.

    See also the section of this proxy statement/prospectus titled "Where You Can Find More Information" beginning on page 109.

FIRST FINANCIAL CORP.
180 Washington Street
Providence, Rhode Island 02903

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON      ,             , 2002

To the Shareholders of First Financial Corp.:

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of First Financial Corp., a Rhode Island corporation, will be held at      , local time, on       ,        , 2002 at            for the following purposes, which are more fully described in the accompanying proxy statement/prospectus:

  1.
  To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 12, 2001, by and between First Financial Corp. and Washington Trust Bancorp, Inc., and the transactions contemplated by that agreement, including the merger of First Financial Corp. with and into Washington Trust Bancorp, Inc. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus; and

  2.
  To consider and act upon any other business as may properly come before the special meeting or any adjournment or postponement of that meeting.

    Only holders of record of our common stock at the close of business on January   , 2002 are entitled to notice of, and will be entitled to vote at, the special meeting or any adjournments or postponements of that meeting. Approval of the merger agreement requires the affirmative vote of the holders of our common stock representing 70% of our outstanding shares.

    If you would like to attend the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of those shares. You must also bring a form of personal identification. In order to vote your shares at the special meeting, you must obtain from the nominee a proxy issued in your name.

    Your vote is important regardless of the number of shares of our common stock that you own. To assure that your shares are represented at the special meeting, you are urged to complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the special meeting in person. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before it is voted at the special meeting. If you attend the special meeting, you may vote in person even if you have already returned a proxy.

By order of the Board of Directors,
William F. Hague, Jr. Secretary First Financial Corp.

Providence, Rhode Island
            , 2002

Please do not send your stock certificates at this time. If the merger is completed, we will send you instructions regarding the surrender of your stock certificates.

i

Conditions to the Merger	57
Termination	58
Termination Fees and Expenses	59
Expenses	60
Amendments	60
Resale Restrictions	60
OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER	61
Voting Agreements	61
REGULATORY CONSIDERATIONS	62
BUSINESS OF FIRST FINANCIAL CORP.	70
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	78
FIRST FINANCIAL'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FIRST FINANCIAL'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS	80
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES	97
Backup Withholding	98
DESCRIPTION OF CAPITAL STOCK OF WASHINGTON TRUST	99
Authorized and Outstanding Capital Stock	99
Common Stock	99
Common Share Purchase Rights	100
COMPARISON OF RIGHTS OF HOLDERS OF FIRST FINANCIAL COMMON STOCK AND WASHINGTON TRUST COMMON STOCK	101
OTHER MATTERS	109
LEGAL MATTERS	109
EXPERTS	109
WHERE YOU CAN FIND MORE INFORMATION	109
FUTURE SHAREHOLDER PROPOSALS	111
INDEX TO FIRST FINANCIAL CORP. FINANCIAL STATEMENTS	F-1
Annex A Agreement and Plan of Merger	A-1
Annex B Fairness Opinion of Sandler O'Neill & Partners, L.P.	B-1

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
Upon what am I being asked to vote?

A:
You are being asked to approve the merger of First Financial Corp. with and into Washington Trust Bancorp, Inc. After the merger, we will no longer exist as a separate company. Our board of directors has unanimously approved the merger and recommends that you vote in favor of the merger agreement.

Q:
What will I receive in the merger?

A:
Upon completion of the merger, you will receive $16.00 in cash, without interest, and between 0.842 and 0.941 shares of Washington Trust common stock in exchange for each share of First Financial common stock you own. The actual number of shares that you will be entitled to receive, which we refer to as the exchange ratio, will be determined by dividing $16.00 by the average daily closing price of Washington Trust common stock on the Nasdaq National Market for the 15 consecutive trading days ending on the date we obtain the last regulatory approval required in order to complete the merger. The exchange ratio will, in any event, be at least 0.842 and no greater than 0.941. There will be no adjustment to the cash portion of the purchase price.

Q:
What happens if the trading price of Washington Trust common stock changes before the merger?

A:
The exchange ratio will not be determined until prior to closing of the merger and will change depending on Washington Trust's stock price. In order to ensure that you receive approximately $32.00 in value for each of your shares of First Financial common stock, we have agreed with Washington Trust that you will receive at least 0.842 shares and no greater than 0.941 shares of Washington Trust common stock, depending on Washington Trust's stock price. However, if Washington Trust's stock price is greater than $19.00 or less than $17.00, the exchange ratio will not be further adjusted. As a result, in these circumstances, the value of the Washington Trust common stock to be received in the merger will fluctuate up or down as the market price of Washington Trust common stock fluctuates up or down and you may not receive approximately $32.00 per share in value. Except in the limited circumstances described in this proxy statement/prospectus, we do not have the right to terminate the merger agreement or to resolicit the vote of our shareholders based on changes in the market price of Washington Trust common stock.

Q:
If the exchange ratio changes after the special meeting, will we have the right to vote again?

A:
No, you will not have another opportunity to vote on the merger after the exact number of shares of Washington Trust common stock has been determined.

Q:
Will I receive fractional shares of Washington Trust common stock as part of the merger consideration?

A:
No. Washington Trust will not issue fractional shares in the merger. As a result, the total number of shares of Washington Trust common stock that you will receive in the merger will be rounded down to the nearest whole number and you will be issued a cash payment for the value of any fractional share.

Q:
Why has the merger been proposed?

A:
Our board has proposed the merger because it believes that the merger represents the strategic alternative that is in the best interests of our shareholders. In this regard, among other factors, our board viewed favorably the premium to be received by our shareholders from our historical trading price and the business and prospects of Washington Trust.

Q:
What vote is required to approve the merger agreement?

A:
Approval of the merger agreement requires the affirmative vote of holders of our common stock representing at least 70% of our outstanding shares.

Q:
Are there any risks I should consider in deciding whether to vote for the merger agreement?

A:
Yes. We have set out under the heading of "Risk Factors" beginning on page 16 of this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus, a number of risk factors that you should consider.

Q:
What are the tax consequences of the merger to me?

A:
In general, you will recognize capital gain, but not any loss, on the exchange of your First Financial shares for Washington Trust common stock and cash to the extent of the lesser of the cash received and the gain realized in the exchange. This tax treatment may not apply to all First Financial shareholders. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are specific to you.

Q:
Will I be able to trade the Washington Trust common stock that I receive in the merger?

A:
Yes. The Washington Trust common stock issued in the merger will be listed on the Nasdaq National Market under the symbol "WASH." You will still need to comply with all applicable securities laws, however. Our affiliates will also need to comply with the additional restrictions described in the section entitled "The Merger Agreement—Resale Restrictions."

Q:
When is the merger expected to be completed?

A:
We are working to complete the merger by March 31, 2002. We must first obtain the necessary regulatory approvals, including the approvals of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Rhode Island Department of Business Regulation, Division of Banking Regulation and the approval of our shareholders at the special meeting. We cannot, however, assure you as to when or if all of the conditions to the merger will be met.

Q:
Should I send in my stock certificates now?

A:
No. If the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the merger consideration. In the meantime, you should retain your certificates because they are still valid. Please do not send in your stock certificates with your proxy.

Q:
What do I need to do now?

A:
You should carefully read and consider the information contained in this proxy statement/prospectus, including the annexes. It contains important information about the merger as well as about First Financial and Washington Trust. It also contains important information about what our board considered in approving the merger. You may also want to review the documents referenced under the heading "Where You Can Find More Information."

  You should complete and sign your proxy card and return it in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting. If you sign and send in your proxy, but do not indicate how you want to vote, we will count your proxy as a vote FOR adoption of the merger agreement and approval of the merger. If you abstain from voting or do not vote, it will have the effect of a vote against the merger agreement and the merger.

Q:
If the merger is completed, when can I expect to receive the merger consideration?

A:
Promptly after the merger is completed, you will receive detailed instructions from Washington Trust regarding the surrender of your stock certificates. You should not send your stock certificates to us or anyone else until you receive these instructions. Washington Trust will arrange for payment of the merger consideration to be sent to you promptly following receipt of your stock certificates and the other required documents.

Q:
Can I change my vote after I have mailed my signed proxy card?

A:
You can change your vote at any time before your proxy is voted at the special meeting by:

•
sending a written notice stating that you revoke your proxy to First Financial at the address listed below;

•
completing a new proxy card, dated a later date than the first proxy card, and sending it to First Financial. This new proxy card will automatically replace any earlier dated proxy card that you returned; or

•
attending the special meeting and voting in person.

  You should send any notice of revocation or your completed new proxy card, as the case may be, to:

  [Proxy Solicitor]

Q:
What happens if I sell my shares before the special meeting?

A:
The record date for the special meeting is earlier than the expected completion of the merger. If you held your shares of common stock on the record date but transfer those shares after the record date and before the merger, you will retain your right to vote at the special meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person to whom you transferred your shares.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
No. Your broker will vote your shares only if you provide instructions to them on how to vote. You should contact your broker and ask what instructions they will need from you.

Q:
What rights do I have if I oppose the merger?

A:
You can vote against the merger agreement by indicating a vote against that proposal on your proxy card and signing and mailing your proxy card, or by voting against the merger in person at the special meeting. You are not, however, entitled to dissenters' or appraisal rights under Rhode Island law. If the merger is approved at the special meeting, your shares will be converted into the merger consideration regardless of whether you voted for or against the merger agreement.

Q:
Where can I find more information?

A:
You may obtain more information from various sources, as set forth under the heading "Where You Can Find More Information" on page 109 of this proxy statement/prospectus.

WHO CAN HELP ANSWER YOUR QUESTIONS?

    If you would like additional copies of this document, or if you would like to ask any additional questions about the merger, you should contact:

FIRST FINANCIAL CORP. 180 Washington Street Providence, Rhode Island 02903 (401) 421-3600 Attention: Patrick J. Shanahan, Jr., Chairman, President and Chief Executive Officer

SUMMARY

    This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To more fully understand the merger, you should read carefully this entire document, including the materials attached as annexes, as well as the other documents to which we refer you. See "Where You Can Find More Information" on page 109. The page references in parentheses will direct you to a more detailed description of each topic presented in this summary.

The Companies

Washington Trust Bancorp, Inc. (See page 23)

    Washington Trust Bancorp, Inc. is a Rhode Island corporation and a registered bank holding company under the Bank Holding Company Act of 1956. Washington Trust is the parent holding company of The Washington Trust Company, a wholly owned Rhode Island chartered commercial bank, the deposits of which are insured by the Federal Deposit Insurance Corporation. Washington Trust conducts substantially all of its business through The Washington Trust Company. Washington Trust's principal executive offices are located at 23 Broad Street, Westerly, Rhode Island 02891 and its telephone number at that location is (401) 348-1200.

First Financial Corp. (See page 23)

    First Financial is a Rhode Island corporation and a registered financial holding company under the Gramm-Leach-Bliley Act. First Financial is the parent holding company of First Bank and Trust Company, a wholly owned Rhode Island chartered commercial bank, the deposits of which are insured by the FDIC. First Financial conducts substantially all of its business through First Bank and Trust Company. First Financial's principal executive offices are located at 180 Washington Street, Providence, Rhode Island 02903 and its telephone number at that location is (401) 421-3600.

The Special Meeting

    A special meeting of First Financial shareholders will be held at            on      ,               , 2002 at       , local time, to vote on the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger. The record date for the special meeting is        , 2002.

    To act on the matters presented at the special meeting, a quorum must be present. To approve and adopt the merger agreement, the holders of 70% of our outstanding shares of common stock must vote in favor of doing so. On the record date, our directors and officers and their affiliates owned 177,006 shares of our common stock, or approximately, 14.6% of our outstanding shares. Our directors, who own collectively approximately 14.5% of our outstanding common stock, have agreed in writing with Washington Trust to vote their shares in favor of the merger agreement and the merger.

    Our board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of our shareholders.

The Merger

Summary of the Transaction (See page 27)

    Washington Trust and First Financial signed the merger agreement on November 12, 2001. The merger agreement provides for the merger of First Financial with and into Washington Trust, with Washington Trust being the surviving corporation of the merger. As a result of the merger, we will cease to exist as a separate company.

    Immediately prior to the completion of the merger and on the same business day, our subsidiary, First Bank and Trust Company, a Rhode Island chartered commercial bank, will merge with and into Washington Trust's subsidiary, The Washington Trust Company, a Rhode Island chartered commercial bank.

    The merger will occur following approval of the proposal described in this proxy statement/prospectus by our shareholders and satisfaction or waiver of all other conditions to the merger. The merger agreement is attached as Annex A. We encourage you to read it because it is the legal document that governs the merger.

What You Will Receive in the Merger (See page 49)

    Upon completion of the merger, you will receive $16.00 in cash, without interest, and between 0.842 and 0.941 shares of Washington Trust common stock in exchange for each share of our common stock that you own. The actual number of shares that you will be entitled to receive, or the exchange ratio, will be determined by dividing $16.00 by the average daily closing price per share of Washington Trust common stock on the Nasdaq National Market for the 15 consecutive trading days ending on the date the parties obtain the last regulatory approval required to complete the merger. In this proxy statement/prospectus, we refer to this stock price as the Washington Trust average closing stock price. You will, however, receive at least 0.842 shares and no more than 0.941 shares of Washington Trust common stock in exchange for each share of our common stock that you own in the merger. Based on the Washington Trust stock trading price of $      as of a recent date prior to the date of this document, we estimate that you will receive in the merger approximately $      of value for each of your shares of our common stock.

    In addition, the exchange ratio could also be adjusted in the following circumstance. We have the right to terminate the merger agreement if the following two conditions are met:

  •
  the Washington Trust average closing stock price is less than $14.40 per share; and
  •
  (A) the number obtained by dividing the Washington Trust average closing stock price by $18.00 is less than 80% of (B) the number obtained by dividing the average closing value of the share price of the Nasdaq Bank Index during the same period by the average closing value of the Nasdaq Bank Index as of the close of trading for the 15 consecutive trading days ending on the date that the parties signed the merger agreement.

    However, Washington Trust has the right to require us to complete the merger if it agrees to increase the exchange ratio in accordance with a formula specified in the merger agreement. This formula specifies that the exchange ratio will be increased by multiplying the original exchange ratio by a fraction, of which $14.40 will be the numerator and the Washington Trust average closing stock price will be the denominator.

Fairness Opinion of Sandler O'Neill (See page 36)

    In deciding to approve the merger, our board of directors considered an opinion it received from our financial advisor, Sandler O'Neill & Partners, L.P. On November 12, 2001, Sandler O'Neill delivered its oral opinion to our board, which was subsequently confirmed in writing, that, as of that date and based upon and subject to the matters set forth in the opinion, the merger consideration was fair, from a financial point of view, to our shareholders. This opinion has been updated and confirmed as of the date of this proxy statement/prospectus. The full text of this updated opinion is attached as Annex B to this proxy statement/prospectus. We encourage you to read this opinion carefully in its entirety.

Our Reasons for the Merger; Recommendation of Our Board of Directors (See page 33)

    In determining to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to recommend that our shareholders approve and adopt the merger agreement, our board consulted with our senior management, our financial advisor and our legal counsel, and considered the following factors:

  •
  the strategic options available to us as determined by our board and management, with assistance from our financial advisor;
  •
  the terms of the merger, including the amount and form of the consideration you will receive;
  •
  the substantial premium to the market price of our common stock represented by the exchange ratio;
  •
  the opinion of our financial advisor that the consideration to be received by you in the merger is fair to you from a financial point of view;
  •
  the fact that the market for Washington Trust's stock is broader than the current market for our stock; and
  •
  the likelihood of approval of the merger by applicable federal and state regulators.

    These and other factors considered by our board are described more fully in the section of this proxy statement/prospectus entitled "Proposal Regarding the Merger Agreement and Related Transactions—Consideration of the Merger by Our Board of Directors."

    Our board has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of our shareholders. Our board unanimously recommends that you vote FOR approval of the merger agreement and the merger.

Washington Trust's Reasons for the Merger (See page 35)

    In reaching its decision to approve the merger, the Washington Trust board considered, among other things, the following factors:

  •
  the fact that the merger would allow Washington Trust to expand its presence in the Providence, Rhode Island market;
  •
  the increased customer base for Washington Trust's trust and investment management activities; and
  •
  the increase in size and diversification due to the significantly broader deposit and commercial lending base.

Material Federal Income Tax Consequences (See page 97)

    In general, you will recognize capital gain, but not any loss, on the exchange of your First Financial shares for Washington Trust common stock and cash to the extent of the lesser of the cash received and the gain realized in the exchange.

    This tax treatment may not apply to all First Financial shareholders. Determining the actual tax consequences of the merger to you can be complicated. You should consult your own tax advisor for a full understanding of the merger's tax consequences that are particular to you.

    We will not be obligated to complete the merger unless we each receive a legal opinion from our respective legal counsel, dated as of the closing date, as to the tax consequences of the merger. These opinions, however, will not bind the Internal Revenue Service, which could take a different view.

Dissenters' or Appraisal Rights (See page 26)

    You will not have any dissenters' or appraisal rights in connection with the merger or the transactions contemplated by the merger agreement. See "The Special Meeting—Dissenters' or Appraisal Rights."

Interests of Our Directors and Officers in the Merger (See page 44)

    Some of our executive officers and directors have interests in the merger that are different from, or in addition to, those of our shareholders generally. For instance, our Chairman, President and Chief Executive Officer will receive certain severance benefits in connection with the termination of his employment with us upon closing of the merger. In addition, he is entering into a noncompetition agreement with Washington Trust for which he will be compensated. The merger agreement also provides our officers and directors with the continuing indemnification protections provided under our articles and by-laws.

Conditions to the Merger (See page 57)

    We will not complete the merger unless a number of conditions are satisfied or waived, including approval of the merger agreement by our shareholders and the receipt of the required regulatory approvals discussed below.

Regulatory Approvals Needed to Complete the Merger (See page 45)

    We can't complete the merger unless it is approved by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Rhode Island Department of Business Regulation, Division of Banking Regulation. We intend to seek a waiver of the application requirement from the Board of Governors of the Federal Reserve System because the merger will occur simultaneously with or immediately after the merger of our bank subsidiary, First Bank and Trust Company with Washington Trust's bank subsidiary, The Washington Trust Company. Applications will, however, be submitted to the Federal Deposit Insurance Corporation and the Rhode Island Department of Business Regulation, Division of Banking Regulation. Once the Federal Deposit Insurance Corporation approves the merger of our two bank subsidiaries, we will have to wait from 15 to 30 days before we can complete the merger. All of the required applications and the waiver request have been filed (or soon will be filed). As of the date of this proxy statement/prospectus, the required approvals haven't been received. While we don't know of any reason why these necessary approvals will not be obtained in a timely manner, we can't be certain when or if they will be received.

No Solicitation (See page 55)

    We have agreed, except in limited circumstances, not to solicit or encourage any proposals relating to alternative business combinations or other similar transactions with a party other than Washington Trust while the merger is pending.

Voting Agreements (See page 61)

    Our directors, who collectively owned approximately 14.5% of the outstanding shares of our common stock as of the record date for the special meeting, have each entered into a voting agreement with Washington Trust. Under these agreements, each of our directors has agreed to:

  •
  vote in favor of the merger at the special meeting of our shareholders; and
  •
  not sell or transfer their shares prior to the effective time of the merger.

Termination of the Merger Agreement (See page 58)

    Either Washington Trust or First Financial may terminate the merger agreement if any of the following occurs:

  •
  the merger has not been completed by June 30, 2002;
  •
  any required regulatory approval is finally denied;
  •
  our shareholders do not approve the merger; or
  •
  the other party materially breaches any of its representations, warranties or covenants contained in the merger agreement, and the breach is not cured within the specified time period.

    In addition, Washington Trust has the right to terminate the merger agreement if our board withdraws or adversely changes its recommendation to shareholders that they vote in favor of the merger agreement and the merger.

    We have the right to terminate the merger agreement if our board approves, recommends or causes us to enter into any agreement with respect to any alternative transaction that our board determines is superior to the merger. We also have the right to terminate the merger agreement if there is a decline in the price of Washington Trust common stock, both absolutely and relative to the average price of those common stocks comprising the Nasdaq Bank Index, that exceeds limits specified in the merger agreement. In the event that we exercise this right, however, Washington Trust has the right to require that we complete the merger by increasing the exchange ratio in accordance with a formula specified in the merger agreement.

    We and Washington Trust may also terminate the merger agreement by mutual consent.

Termination Fee (See page 59)

    As a condition to Washington Trust's willingness to enter into the merger agreement, we have agreed to pay Washington Trust a termination fee of $1,800,000 if the merger agreement is terminated under certain circumstances.

Comparison of Shareholder Rights (See page 101)

    When we complete the merger, you will hold shares of Washington Trust common stock. Your rights as a Washington Trust shareholder will be governed by Washington Trust's articles of incorporation and by-laws and by Rhode Island law. Although your rights are currently governed by Rhode Island law, you will have different rights when you become a shareholder of Washington Trust than you currently have as one of our shareholders, as Washington Trust's articles of incorporation and by-laws include different terms than ours.

Comparative Per Share Market Price Information

    Our common stock is listed and traded on the Nasdaq Stock Market under the symbol "FTFN." On November 12, 2001, the last trading day prior to our announcement of the merger, the closing sale price per share of our common stock on Nasdaq was $18.27. On            , 2002, the last trading day prior to the date of this proxy statement/prospectus, the closing sale price of our common stock on Nasdaq was $  .

    Washington Trust's common stock is listed and traded on the Nasdaq Stock Market under the symbol "WASH." On November 12, 2001, the last trading day prior to our announcement of the merger, the closing sale price per share of Washington Trust common stock on Nasdaq was $18.60. On            , 2002, the last trading day prior to the date of this proxy statement/prospectus, the closing sale price of the Washington Trust common stock on Nasdaq was $  .

Selected Historical Financial Information

Washington Trust Bancorp, Inc.
Selected Financial Data

	At September 30,	At December 31,
	2001	2000	1999	1998	1997	1996
	(Dollars in thousands)
Balance Sheet Data:
Total assets	$1,355,780	$1,218,067	$1,105,605	$995,150	$861,418	$732,548
Net loans	607,184	584,020	536,676	486,004	480,451	436,903
Loans held for sale	4,582	1,639	1,647	5,863	3,738	723
Investments(1)	652,016	531,084	464,430	432,071	310,393	241,653
Deposits	798,096	735,684	660,753	627,763	572,803	509,797
Short-term borrowings	4,820	3,227	4,209	15,033	20,337	14,000
Federal Home Loan Bank Advances	441,143	377,362	352,548	264,106	187,001	138,493
Shareholders' equity	98,786	89,186	78,167	78,351	72,059	63,564
Asset Quality Ratios:
Nonperforming loans to total loans	.53%	.58%	.69%	1.18%	1.56%	1.84%
Nonperforming assets to total assets	.24%	.28%	.35%	.61%	.99%	1.33%
Allowance for loan losses to nonaccrual loans	416.41%	382.50%	325.15%	187.59%	122.12%	109.91%
Allowance for loan losses to total loans	2.20%	2.20%	2.25%	2.21%	1.91%	2.02%
	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
	(Dollars in thousands, except per share data)
Financial Results:
Interest income	$66,806	$62,765	$85,099	$73,002	$67,226	$61,402	$48,613
Interest expense	37,475	34,500	47,231	37,394	34,658	31,159	20,941
Net interest income	29,331	28,265	37,868	35,608	32,568	30,243	27,672
Provision for loan losses	450	950	1,150	1,840	1,879	1,424	1,218
Net gains on sales of securities	408	758	760	678	504	733	368
Other noninterest income	15,803	14,566	18,952	18,148	16,013	13,792	10,759
Noninterest expense	32,526	28,940	37,548	35,329	30,793	27,988	23,671
Income before income taxes	12,566	13,699	18,882	17,265	16,413	15,356	13,910
Income tax expense	3,770	4,131	5,673	4,754	4,235	3,884	4,457
Net income	$8,796	$9,568	$13,209	$12,511	$12,178	$11,472	$9,453
Per share data:(2)
Earnings per share:
Basic	$.73	$.80	$1.10	$1.05	$1.04	$.99	$.83
Basic—operating basis(3)	$.96	$.86	$1.16	$1.07	$.98	$.92	$.80
Diluted	$.72	$.79	$1.09	$1.03	$1.01	$.96	$.81
Diluted—operating basis(3)	$.95	$.85	$1.15	$1.06	$.95	$.89	$.78
Cash dividends declared(4)	$.39	$.36	$.48	$.44	$.40	$.35	$.31
Financial Ratios:
Return on average assets	.91%	1.11%	1.14%	1.19%	1.31%	1.40%	1.53%
Return on average assets—operating basis(3)	1.20%	1.19%	1.20%	1.21%	1.24%	1.30%	1.48%
Return on average shareholders' equity	12.64%	15.92%	16.14%	15.73%	16.09%	16.85%	15.80%
Return on average shareholders' equity—operating basis(3)	16.64%	17.06%	16.98%	16.04%	15.21%	15.64%	15.27%

(1)
Investments include securities held to maturity, securities available for sale, and stock in the Federal Home Loan Bank of Boston.

(2)
Adjusted to reflect the 3-for-2 stock splits paid on August 3, 1998 and November 19, 1997.

(3)
Excludes 2001 litigation settlement expense, net of recovery, of $2.8 million, after income taxes. Excludes second quarter 2000 expenses of $1.1 million, after income taxes, related to the acquisition of Phoenix Investment Management Company. The acquisition was accounted for as a pooling of interests. Includes a pro forma income tax provision on pre-acquisition earnings of Phoenix, which operated as a sub-S corporation prior to the acquisition. The pro forma income tax provision amounted to $413 thousand and $767 thousand for the twelve-month periods ended December 31, 2000 and 1999, respectively. Excludes 1999 net gain on sale of credit card portfolio of $285 thousand, after income taxes. Excludes 1999 expenses of $1.3 million, after income taxes, related to the acquisition of PierBank.

(4)
Represents historical per share dividends declared by Washington Trust.

First Financial Corp.
Selected Financial Data

	At September 30,	At December 31,
	2001	2000	1999	1998	1997	1996
	(Dollars in thousands)
Balance Sheet Data:
Total assets	$174,148	$168,372	$144,782	$141,919	$127,310	$121,413
Net loans	111,366	103,880	94,939	86,296	77,680	72,536
Loans held for sale	2,047	505	942	357	380	160
Investments(1)	52,540	56,161	40,351	49,544	42,944	44,568
Deposits	124,577	129,046	104,589	104,372	99,290	93,876
Short-term borrowings	6,832	9,575	9,411	12,256	10,105	10,778
Federal Home Loan Bank Advances	21,682	10,869	13,610	6,204	—	—
Senior Debenture	18,476	16,491	15,482	14,813	13,713	12,570
Shareholders' equity	—	—	—	2,971	2,947	2,894
Asset Quality Ratios:
Nonperforming loans to total loans	NM	NM	.19%	NM	.02%	.58%
Nonperforming assets to total assets	NM	NM	.12%	.36%	.63%	.91%
Allowance for loan losses to nonperforming loans(2)	NM	NM	861.94%	NM	7,333.39%	280.35%
Allowance for loan losses to total loans(2)	1.63%	1.69%	1.64%	1.53%	1.64%	1.78%
	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2001	2000	2000	1999	1998	1997	1996
	(Dollars in thousands, except per share data)
Financial Results:
Interest income	$10,197	$9,925	$13,394	$11,180	$10,564	$9,969	$8,867
Interest expense	4,882	4,863	6,585	4,934	5,218	4,803	4,214
Net interest income	5,315	5,062	6,809	6,246	5,346	5,166	4,653
Provision for loan losses	75	175	175	275	250	250	455
Net gains on sales of securities	—	—	—	—	—	—	—
Other noninterest income	596	705	1,003	826	616	465	536
Noninterest expense	3,320	3,329	4,578	3,917	3,468	3,341	3,177
Income before income taxes	2,516	2,263	3,059	2,880	2,244	2,040	1,557
Income tax expense	903	803	1,088	1,061	794	728	513
Net income	$1,613	$1,460	$1,971	$1,819	$1,450	$1,312	$1,044
Per share data:
Earnings per share:
Basic	$1.33	$1.20	$1.62	$1.47	$1.15	$1.04	$.99
Diluted	$1.33	$1.20	$1.62	$1.47	$1.15	$1.04	$.98
Cash dividends declared	$.45	$.36	$.48	$.36	$.24	$.20	$.12
Financial Ratios:
Return on average assets	1.22%	1.19%	1.20%	1.26%	1.07%	1.07%	.96%
Return on average shareholders' equity	12.35%	12.54%	12.54%	12.04%	10.20%	10.00%	10.02%

NM—Not Meaningful

(1)
Investments include securities held to maturity, securities available for sale, securities purchased under agreements to resell

(2)
Ratios are exclusive of acquired loans, acquired allowance for loan losses, and activity in the acquired allowance for loan losses in 1998, 1997 and 1996 associated with the 1992 acquisition of certain assets and the assumption of certain liabilities of the former Chariho-Exeter Credit Union.

Comparative Per Share Data

    The following table shows information about our and Washington Trust's income per common share, dividends per share and book value per share, and similar information reflecting the merger (which we refer to as "pro forma" information). The acquisition will be accounted for as a purchase transaction. In presenting the comparative pro forma information for certain time periods, Washington Trust assumed that we and Washington Trust had been merged throughout those periods.

    The information in the following table is based on the historical financial statements of Washington Trust and First Financial. The pro forma information also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods. The pro forma data gives effect to numerous assumptions and estimates including certain purchase accounting adjustments. We anticipate that the combined company will derive financial benefits from the merger that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results.

    The information in the following table is based on, and should be read together with, the historical financial information that we have presented in this document and in our prior filings with the Securities and Exchange Commission. Washington Trust has incorporated its prior filings into this document by reference. See "Where You Can Find More Information" on page 109.

	Nine Months Ended September 30, 2001	Year Ended December 31, 2000
Income from continuing operations per common share—basic:
Washington Trust historical	$.73	$1.10
First Financial historical	1.33	1.62
Pro forma combined for the merger(1)	.69	1.02
Pro forma equivalent per common share of First Financial(2)	1.23	1.82
Operating Basis(3):
Washington Trust historical	.96	1.16
Pro forma combined for the merger(1)	.90	1.08
Pro forma equivalent per common share of First Financial(2)	1.60	1.91
Income from continuing operations per common share—diluted:
Washington Trust historical	.72	1.09
First Financial historical	1.33	1.62
Pro forma combined for the merger(1)	.68	1.01
Pro forma equivalent per common share of First Financial(2)	1.21	1.80
Operating Basis(3):
Washington Trust historical	.95	1.15
Pro forma combined for the merger(1)	.89	1.07
Pro forma equivalent per common share of First Financial(2)	1.58	1.89
Cash dividends per common share:
Washington Trust historical	.39	.48
First Financial historical	.45	.48
Pro forma combined for the merger(1)(4)	.39	.48
Pro forma equivalent per common share of First Financial(2)	.69	.85

September 30, 2001
Book value per common share:
Washington Trust historical	$8.19
First Financial historical	$15.22
Pro forma combined for the merger (1)	$8.99
Pro forma equivalent per common share of First Financial (2)	$15.99

(1)
Pro forma combined amounts reflect the merger as if it had occurred at the beginning of that period.

(2)
Pro forma equivalent amounts show the effect of the acquisition from the perspective of an owner of First Financial stock assuming that the entire $32.00 per share purchase price was paid in the form of Washington Trust stock, valued at $18.00 per share.

(3)
Operating basis represents Washington Trust results, adjusted for certain nonoperating items in order to provide a more fair presentation of core operating results. Excludes 2001 litigation settlement expense, net of recovery, of $2.8 million, after income taxes. Excludes second quarter 2000 expenses of $1.1 million, after income taxes, related to the acquisition of Phoenix Investment Management Company. The acquisition was accounted for as a pooling of interests. Includes a pro forma income tax provision on pre-acquisition earnings of Phoenix, which operated as a sub-S corporation prior to the acquisition. The pro forma income tax provision amounted to $413 thousand for the twelve-month period ended December 31, 2000.

(4)
Pro forma combined cash dividends per common share represent historical dividends paid by Washington Trust.

Comparative Stock Prices and Dividends

    Washington Trust common stock is quoted on the Nasdaq National Market under the trading symbol "WASH." First Financial common stock is quoted on the Nasdaq National Market under the trading symbol "FTFN." The following table sets forth, for the periods indicated, the high and low sale prices per share of Washington Trust common stock and First Financial common stock as reported on the Nasdaq National Market.

	Washington Trust			First Financial
	High	Low	Cash Dividends Declared	High	Low	Cash Dividends Declared
Calendar Quarter 1999
First Quarter	$21.875	$16.50	$.11	$13.63	$12.25	$.09
Second Quarter	20.375	15.75	.11	12.875	11.50	.09
Third Quarter	18.00	14.75	.11	14.50	12.25	.09
Fourth Quarter	19.00	15.25	.11	13.50	12.375	.09
Calendar Quarter 2000
First Quarter	$17.50	$13.875	$.12	$13.00	$9.75	$.12
Second Quarter	15.9375	14.50	.12	11.25	9.75	.12
Third Quarter	15.625	14.50	.12	11.875	10.4375	.12
Fourth Quarter	14.625	13.375	.12	11.75	11.00	.12
Calendar Quarter 2001
First Quarter	$17.75	$13.75	$.13	$14.50	$11.75	$.15
Second Quarter	22.62	16.35	.13	18.00	13.50	.15
Third Quarter	22.14	16.69	.13	19.86	16.00	.15
Fourth Quarter(1)(2)	19.73	17.76	.13	31.99	17.50	.15

(1)
Washington Trust's dividend for the fourth quarter of 2001 has been declared but will not be paid until January 15, 2002.

(2)
First Financial's dividend for the fourth quarter of 2001 has been declared but will not be paid until January  , 2002.

Recent Closing Prices

    The following table sets forth the high, low and closing prices per share of Washington Trust common stock and First Financial common stock as reported on the Nasdaq National Market on November 12, 2001, the last trading day before our public announcement of the merger agreement, and on        , 2002, the last practicable trading day before the date of this proxy statement/prospectus. The equivalent per share amount is determined by using an assumed exchange ratio of .8915. The actual exchange ratio will not necessarily equal the assumed exchange ratio.

	Washington Trust			First Financial
							First Financial Equivalent Stock Price
	High	Low	Closing	High	Low	Closing
November 12, 2001	$18.95	$18.13	$18.60	$19.10	$18.27	$18.27	$16.58
, 2002

    The market price of Washington Trust and First Financial common stock is likely to fluctuate prior to the merger. We cannot predict the future prices of Washington Trust or First Financial common stock, or on which markets it will be traded in the future. You are encouraged to obtain current market quotations for Washington Trust common stock and First Financial common stock.

    As of the date of this proxy statement/prospectus, there were 2,062 shareholders of record of Washington Trust who held an aggregate of 12,065,201 shares of Washington Trust common stock.

    As of the date of this proxy statement/prospectus, we had approximately 160 shareholders of record who held an aggregate of 1,213,741 shares of our common stock.

Dividend Information

    Historically, Washington Trust has paid quarterly cash dividends on its common stock. Washington Trust intends to pay cash dividends on a quarterly basis based on its results of operations. However, the payment of future dividends is in the discretion of Washington Trust's board of directors. Washington Trust's ability to pay dividends may also be limited by the legal restrictions regarding payment of dividends imposed on Washington Trust's bank subsidiary, The Washington Trust Company.

    We have historically paid quarterly cash dividends on our common stock based on our results of operations. Prior to the completion of the merger, we intend to continue to pay cash dividends on a quarterly basis based on our results of operations. However, under the merger agreement, we have agreed that our dividends will not exceed $0.15 per share per quarter.

RISK FACTORS

    In addition to the other information included in this proxy statement/prospectus, you should consider carefully the risk factors described below in deciding how to vote. You should keep these risk factors in mind when you read forward-looking statements. Please refer to the section of this proxy statement/prospectus entitled "—Special Note Regarding Forward-Looking Statements."

Risks Relating to the Merger

Washington Trust may be unable to successfully integrate First Financial's operations and retain key First Financial employees.

    The merger involves the integration of two companies that previously operated independently. The difficulties of combining the companies' operations include:

  •
  integrating personnel with diverse business backgrounds;

  •
  combining different corporate cultures; and

  •
  retaining key employees.

    The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain of our key employees who are expected to be retained by Washington Trust. We cannot assure you, however, that Washington Trust will be successful in retaining these employees for the time period necessary to successfully integrate our operations with those of Washington Trust. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on the business and results of operations of the combined company.

If the merger is not completed, we will each have incurred substantial expenses without realizing the expected benefits.

    Washington Trust and First Financial have each incurred substantial expenses in connection with the transactions described in this proxy statement/prospectus. The completion of the merger depends on the satisfaction of several conditions and the receipt of regulatory approvals. We cannot guarantee that these conditions will be met. If the merger is not completed, Washington Trust expects to incur approximately $700,000 to $900,000 in merger related expenses and we expect to incur approximately $300,000 to $500,000 in merger related expenses, excluding any termination fees, if applicable. These expenses could have a material adverse impact on the financial condition of Washington Trust and/or First Financial because we would not have realized the expected benefits of the merger.

Unanticipated costs relating to the merger could reduce Washington Trust's future earnings per share.

    Washington Trust believes that it has reasonably estimated the likely costs of integrating the operations of First Financial into Washington Trust, and the incremental costs of operating as a combined company. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of Washington Trust after the merger. If unexpected costs are incurred, the merger could have a significant dilutive effect on Washington Trust's earnings per share. In other words, if the merger is completed, Washington Trust believes that the earnings per share of Washington Trust common stock could be less than it would have been if the merger had not been completed.

The merger may fail to qualify as a reorganization for federal income tax purposes, resulting in your recognition of taxable gain or loss in respect of your First Financial shares.

    We intend the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Although the Internal Revenue Service, or IRS, will not provide a ruling on the matter, each company will, as a condition to closing, obtain a legal opinion from its tax counsel that the merger will constitute a reorganization for federal income tax purposes. These opinions do not bind the IRS or prevent the IRS from adopting a contrary position. If the merger fails to qualify as a reorganization, you generally would recognize gain or loss on each share of First Financial common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and the sum of the amount of cash and the fair market value of the Washington Trust common stock received in exchange for that share upon completion of the merger.

The value of the Washington Trust common stock you receive in the merger may fluctuate.

    Upon completion of the merger, each share of our common stock will be converted automatically into $16.00 in cash and a number of shares of Washington Trust common stock determined in accordance with the merger agreement. Under the merger agreement, the number of shares of Washington Trust common stock will be between 0.842 and 0.941 shares. As a result, the value of the shares of Washington Trust common stock you receive in the merger will not be known at the time you vote on the merger and may go up or down as the market price of Washington Trust common stock goes up or down. In addition, if the market price of Washington Trust common stock falls below $17.00, no further adjustments to the exchange ratio will occur, meaning that the dollar value of Washington Trust common stock to be received by you will decrease. In any event, the specific dollar value of Washington Trust common stock to be received by you upon completion of the merger will depend on the market value of Washington Trust common stock at the time of completion of the merger. The price of Washington Trust common stock may vary due to changes in the business, operations or prospects of Washington Trust, market assessments of the merger, regulatory considerations, general market and economic conditions or other factors. Because the market price of Washington Trust common stock may increase or decrease before the completion of the merger, you are urged to obtain current market quotations. No prediction can be made as to the market prices of either our common stock or Washington Trust common stock at any time before the completion of the merger or as to the market price of Washington Trust common stock after the completion of the merger.

The need for governmental approvals may affect the date of completion of the merger or may diminish the benefits of the merger.

    We are required to obtain the approvals of several bank regulatory agencies prior to completing the merger. Satisfying any requirements of these regulatory agencies may affect the date of completion of the merger. In addition, you should be aware that, as in any transaction, it is possible that, among other things, restrictions on the combined operations of our two companies, including divestitures, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals. This may diminish the benefits of the merger to Washington Trust. Washington Trust has a "walk away" right if a governmental agency, as part of its authorization or approval, imposes any condition on Washington Trust that either materially and adversely impacts the benefits to Washington Trust of completing the merger or that limits or conditions the business and activities of Washington Trust.

If the merger is not completed, our stock price and future business and operations could be adversely affected.

    If the merger is not completed, we may be subject to some or all of the following material risks, among others:

  •
  we may be required to pay Washington Trust a termination fee of $1,800,000;

  •
  the price of our stock may decline; and

  •
  our costs related to the merger, such as legal, accounting and some of the fees of our financial advisor, must be paid.

    Further, if the merger agreement is terminated and our board of directors determines to seek another merger or business combination, we may not be able to find a partner willing to pay an equivalent or more attractive price than the price that would be paid in the merger.

The termination fee and the restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire us.

    Until the completion of the merger, with some exceptions, we are prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for a merger or other business combination transaction with any person other than Washington Trust. In addition, we have agreed to pay a termination fee to Washington Trust in specified circumstances. These provisions could discourage other companies from trying to acquire us even though those other companies might be willing to offer greater value to our shareholders than Washington Trust has offered in the merger. The payment of the termination fee also could have a material adverse effect on our financial condition.

Risks Relating to Washington Trust

    In the merger, Washington Trust will issue shares of Washington Trust common stock in exchange for First Financial common stock (in addition to the cash portion of the consideration). Accordingly, before voting on the merger, you should carefully consider the following factors relating to Washington Trust and the operation of its business generally.

Rising interest rates may reduce Washington Trust's profitability.

    Increases in market interest rates may adversely affect Washington Trust's profitability and financial condition. In general, rising interest rates reduce Washington Trust's net interest income on loans because profitability depends in part on the difference between the interest rates Washington Trust earns on loans and other investments and the interest rates Washington Trust pays on deposits and other interest-bearing liabilities.

Washington Trust's allowance for loan losses may not be adequate to cover its actual loan losses.

    Washington Trust makes various assumptions and judgments about the collectibility of its loan portfolio and provides an allowance for potential losses based on a number of factors. If Washington Trust's assumptions are wrong, its allowance for loan losses may not be sufficient to cover its losses, which would have an adverse effect on Washington Trust's operating results, and may also cause Washington Trust to increase its allowance in the future. In addition, Washington Trust's net income would decrease if it had to add additional amounts to its allowance. In addition to general real estate and economic factors, the following factors could affect Washington Trust's ability to collect its loans and require it to increase the allowance in the future:

  •
  Regional credit concentration—Washington Trust is exposed to real estate and economic factors in Rhode Island and southeastern Connecticut because virtually all of its loan portfolio is concentrated among borrowers in these markets. Furthermore, because a substantial portion of Washington Trust's loan portfolio is secured by real estate in this area, including most consumer loans and those commercial loans not specifically classified as commercial mortgages, the value of Washington Trust's collateral is also subject to regional real estate market conditions.

  •
  Industry concentration—A portion of Washington Trust's loan portfolio consists of loans to the hospitality and tourism industry. Loans to companies in this industry may have a somewhat higher risk of loss than some other industries because these businesses are seasonal, with a substantial portion of commerce concentrated in the summer season. In addition, the attacks that occurred on September 11, 2001 have had a detrimental effect on the tourism industry. The World Travel and Tourism Council predicts that there will be a 10-20% decrease in the tourism industry during the 12 months following September 11, 2001. Accordingly, the ability of borrowers to meet their repayment terms is more dependent on economic, climate and other conditions and may be subject to a higher degree of volatility from year to year.

Washington Trust may not be able to compete effectively against larger financial institutions in its increasingly competitive industry.

    The financial services industry has experienced both significant concentration and deregulation. This means that Washington Trust competes with larger financial institutions, both from banks and from other financial institutions, for loans and deposits as well as other sources of funding in the communities it serves, and it will likely face even greater competition in the future as a result of recent federal legislative changes. Many of Washington Trust's competitors have significantly greater resources and lending limits than it has. As a result of those greater resources, the large financial institutions that Washington Trust competes with may be able to provide a broader range of services to their customers and may be able to afford newer and more sophisticated technology. Washington Trust's long-term success depends on its ability to compete successfully with other financial institutions in its service areas.

    In addition, as Washington Trust strives to compete with other financial institutions, it may expand into new areas, and Washington Trust cannot assure you that it will be successful in these efforts. An example of Washington Trust's expansion is its recent acquisition of Phoenix Investment Management Company, Inc., an independent investment advisory firm located in Providence, Rhode Island. Phoenix provides investment advisory services including asset allocation analysis and equity, fixed income and balanced portfolio management. Although Washington Trust believes that the business and management of Phoenix represent a significant expansion of its business in the investment management area, there is no assurance that its expansion into this area will be successful.

Limited trading activity in Washington Trust common stock could cause the price of its shares to decline.

    Although Washington Trust's common stock is listed and traded on the Nasdaq National Market, there has only been limited trading activity in its common stock. The average daily trading volume of its common stock over the twelve-month period ended December 31, 2000 was approximately 8,903 shares. Accordingly, sales of a significant number of shares of common stock may adversely affect the market price of Washington Trust's common stock.

Risks Relating to First Financial

    The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of First Financial, particularly if the shareholders of First Financial do not vote to approve the merger agreement at the special meeting.

If a general economic slowdown occurs, our financial condition and the financial condition of our borrowers may be adversely affected.

    If a general economic slowdown occurs, our business could be adversely affected because borrowers might have difficulty repaying their loans in accordance with the original terms and conditions of those loans. The value of the collateral securing the loans also may decrease. Periods of economic slowdown or recession also could limit our ability to originate new loans within acceptable risk parameters.

We are subject to lending risks.

    If the risks inherent in our loan portfolio are greater or different than we presently anticipate, our financial condition could be adversely affected. Our loan portfolio exposes us to risks inherent in financing based upon analyses of credit risk, including risks associated with the value of underlying collateral (especially real estate), the adequacy of the documentation relating to the loan collateral and other more intangible factors considered in making loans. Although we provide an allowance for loan losses, our profitability may be negatively impacted if actual loan defaults exceed our estimates. The ability of our borrowers to repay their loans may be adversely affected by a downturn in general economic conditions.

We are dependent on our key employees.

    If we fail to retain a majority of our key employees, there could be a material adverse effect on our financial condition and results of operations. Our continued growth and profitability depend upon the abilities and experience of senior management, including our Chairman, President and Chief Executive Officer, Patrick J. Shanahan, Jr., key business managers and other professionals, who would be difficult to replace. Although we are party to an employment agreement with Mr. Shanahan, we do not have employment agreements with any of our other employees. The loss of the services of a majority of these key employees could have a material adverse impact on us. Our future success also depends to a significant degree on our ability to identify, attract and retain additional qualified personnel. We cannot assure you that we will be successful in this endeavor.

We are subject to extensive regulation and supervision by federal and state banking regulators.

    As a regulated entity, we are subject to the supervision and oversight of various bank regulatory agencies and non-compliance with current or future regulations may result in the imposition of restrictions that could have a material adverse effect on our financial condition and our results of operations. Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by several federal regulatory agencies. We are subject to regulation and supervision by the Board of Governors of the Federal Reserve System. Our bank subsidiary is subject to regulation and supervision by the Federal Deposit Insurance Corporation and Rhode Island bank regulators. The regulations of these agencies are intended primarily for the protection of depositors rather than for the benefit of investors. Federal laws and regulations govern numerous matters, including changes in the ownership or control of banks and bank holding companies, maintenance of adequate capital and the financial condition of a financial institution, permissible types, amounts and terms of extensions of credit and investments, permissible non-banking activities, the level of reserves against deposits, and restrictions on dividend payments. The state and federal regulatory agencies possess cease and desist powers to prevent or remedy unsafe or similar unsound practices or violations of law by bank holding companies and state-chartered banks. These and other restrictions limit the manner in which we may conduct business.

    Furthermore, our commercial banking business is affected not only by general economic conditions, but also by the monetary policies of the Federal Reserve Board. Changes in monetary or legislative policies may affect the interest rates that we must offer to attract deposits and the interest rates we must charge on our loans, as well as the manner in which we offer deposits and make loans. These monetary policies have had, and are expected to continue to have, significant effects on the operating results of commercial banks.

Our financial condition is subject to the impact of changes in interest rates.

    Unexpectedly high levels of, or large fluctuations in, interest rates could materially affect our financial condition. Changes in interest rates may affect our income by:

  •
  impairing our ability to earn a spread between the interest received on our loans and the cost of our borrowings;

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  reducing gains from loan sales;

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  increasing loan losses; and

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  reducing loan originations.

A substantial or sustained increase in interest rates could adversely affect our ability to originate or sell loans with returns consistent with past practices. Because some of the loans we service carry a variable rate of interest, increases in interest rates could impact our borrowers' abilities to meet scheduled debt service requirements. A significant decline in interest rates could decrease the size of our loan portfolio by increasing the level of loan prepayments if borrowers choose to refinance their loans.

We could suffer higher than expected loan losses.

    Although we utilize our best judgment in providing for possible loan losses, we cannot assure you that we will not have to increase our provisions to the allowance for possible loan losses in the future as a result of adverse developments in the real estate market and the local economy, future increases in non-performing loans, or for other reasons which would adversely affect our results of operations. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for possible loan losses and the carrying value of our other non-performing assets based on their judgments about information available to them at the time of their examination. If our assumptions are wrong, our allowance for loan losses may not be sufficient to cover our losses, which would have an adverse effect on our operating results, and may also cause us to increase our allowance in the future. Our net income would also decrease if we had to add additional amounts to the allowance.

We may not be able to compete in our markets because many of our competitors are larger than we are.

    The banking business is highly competitive, and our profitability depends upon our ability to attract loans and deposits in the metropolitan Providence, Rhode Island area. We compete with other commercial and savings banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and other nonfinancial institutions, including retail stores which may maintain their own credit programs and governmental organizations which may offer more favorable financing terms than we do. Many of these competitors have a statewide, regional and in some cases national presence, are significantly larger than we are and may have greater financial and other resources than we do. If we are unable to compete in our markets, it will have a material adverse impact on our financial results.

Special Note Regarding Forward-Looking Statements

    This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation:

  •
  statements about the benefits of the merger, including future financial and operating results, enhanced revenues, and accretion to reported earnings that may be realized from the transaction;

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  statements with respect to Washington Trust's and/or First Financial's plans, objectives, expectations and intentions and other statements that are not historical facts; and

  •
  other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets" and similar expressions.

You should read statements that contain these words carefully because they discuss Washington Trust's and/or First Financial's future expectations, contain projections of Washington Trust's and/or First Financial's future results of operations or financial condition, or state other forward-looking information. Washington Trust and First Financial believe that it is important to communicate future expectations to their investors. However, there may be events in the future that Washington Trust and/or First Financial are not able to accurately predict or control and that may cause actual results to differ materially from the expectations described in forward-looking statements. You are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including those factors described in the "Risk Factors" section of this proxy statement/prospectus. Readers should not place undue reliance on Washington Trust's and/or First Financial's forward-looking statements. Before you vote, you should be aware that the occurrence of the events described in the "Risk Factors" section and elsewhere in this proxy statement/prospectus could harm Washington Trust's and/or First Financial's business, prospects, operating results and financial condition. Except as may be required by law, Washington Trust and First Financial do not undertake or intend to update any forward-looking statements after the date of this proxy statement/prospectus.

THE COMPANIES

Washington Trust Bancorp, Inc.

    Washington Trust Bancorp, Inc. is a publicly-owned, registered bank holding company whose subsidiary is permitted to engage in banking and other financial services and businesses. Washington Trust conducts its business through its banking subsidiary, The Washington Trust Company, a Rhode Island-chartered commercial bank. The deposits of The Washington Trust Company are insured by the Federal Deposit Insurance Corporation, up to applicable limits. Washington Trust's principal executive offices are located at 23 Broad Street, Westerly, Rhode Island 02891 and its telephone number at that location is (401) 348-1200.

    Washington Trust was formed in 1984 under the laws of Rhode Island as part of a plan of reorganization in which outstanding common shares of The Washington Trust Company were exchanged for common shares of Washington Trust. As of September 30, 2001, Washington Trust had total consolidated assets of approximately $1.4 billion, deposits of approximately $798 million and shareholders' equity of approximately $98.9 million.

    The Washington Trust Company was originally chartered in 1800 as the Washington Bank and is the oldest banking institution headquartered in its market area. Its current corporate charter dates to 1902. The Washington Trust Company provides a broad range of financial services, including: residential mortgages, commercial and construction loans, consumer installment loans, home equity lines of credit, merchant credit card services, telephone and internet banking services, commercial and consumer demand deposits, savings and money market deposits, certificates of deposits, cash management services, retirement accounts and trust and investment management services.

First Financial Corp.

    First Financial Corp., which elected to become a financial holding company under the Gramm-Leach-Bliley Act, as of February 7, 2001, was organized under Rhode Island law in 1980 for the purposes of owning all of the outstanding capital stock of First Bank and Trust Company and providing greater flexibility in helping First Bank and Trust Company achieve its business objectives. First Bank and Trust Company is a Rhode Island chartered commercial bank that was originally chartered and opened for business on February 14, 1972. First Bank and Trust Company's deposits are insured by the FDIC up to applicable limits. As of September 30, 2001, First Financial had total consolidated assets of approximately $174.1 million, deposits of approximately $124.6 million and shareholders' equity of approximately $18.5 million.

    First Bank and Trust Company offers a variety of commercial and consumer financial products and services designed to satisfy the deposit and loan needs of its customers. First Bank and Trust Company's deposit products include interest-bearing and noninterest-bearing checking accounts, money market accounts, passbook and statement savings accounts, club accounts, and short-term and long-term certificates of deposit. First Bank and Trust Company also offers customary check collection services, wire transfers, safe deposit box rentals, automated teller machine cards and debit cards and services. Loan products include commercial, commercial mortgage, residential mortgage, construction, home equity and a variety of consumer loans.

The Surviving Company

    Washington Trust will survive the merger and we will cease to exist as a separate company. Washington Trust's board of directors will remain in place, except that Patrick J. Shanahan, Jr., our Chairman, President and Chief Executive Officer, will be appointed to the Washington Trust board for a term ending in 2003. We expect that Washington Trust's management will continue as it was prior to the merger.

THE SPECIAL MEETING

    Our board of directors is soliciting proxies from our shareholders in connection with the special meeting to vote on the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Date, Time and Place of the Special Meeting

      ,        , 2002
(local time)

Purpose

    At the special meeting, you will be asked to vote on proposals:

    1.  to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger; and

    2.  to act upon any other business that may properly come before the special meeting or any adjournment or postponement of that meeting.

Record Date and Shares Entitled to Vote

    Our board has fixed the close of business on        , 2002 as the record date for determination of our shareholders entitled to notice of, and to vote at, the special meeting.

    At the close of business on the record date, 1,213,741 shares of our common stock were issued and outstanding and entitled to vote. Our shares were held of record by approximately 160 shareholders.

Quorum; Abstentions and Broker Non-Votes

    A majority of the shares of our common stock outstanding on the record date must be present at the meeting either in person or by proxy, to establish a quorum. Brokers who hold shares of our common stock as nominees will not have discretionary authority to vote those shares in the absence of instructions from the beneficial owners of those shares. Any shares of our common stock for which a broker has submitted an executed proxy but for which the beneficial owner of the shares has not given instructions on voting to that broker are referred to as "broker non-votes." Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the meeting for the purpose of determining the presence of a quorum. However, those shares will be treated as a vote against the merger agreement. If a quorum is not present, we expect to adjourn or postpone the meeting to solicit additional proxies.

    The actions proposed in this proxy statement/prospectus are not matters that can be voted on by brokers holding shares for beneficial owners without the owners' specific instructions. Accordingly, we urge you to return the enclosed proxy card marked to indicate your vote or to give your broker proper instructions.

Vote Required

    To approve and adopt the merger agreement and the merger, a quorum must be present at the special meeting and the holders of 70% of the outstanding shares of our common stock must vote in favor of the proposal. On the record date, our directors and officers owned 177,006 shares of common stock, or 14.6% of our total outstanding shares. Our directors, who own collectively approximately 14.5% of our outstanding common stock, have agreed in writing with Washington Trust to vote their shares in favor of the merger agreement and the merger. If you fail to vote or abstain from voting, it will have the effect of a vote against the proposal. A broker who holds our common stock as your nominee will not have authority to vote your shares unless you provide the broker with specific voting instructions.

Voting of Proxies; Revocation of Proxies

    You are requested to complete, date and sign the accompanying proxy card and promptly return it to us. All properly executed proxies received prior to taking the vote at the special meeting and not revoked, will be voted as instructed on the proxy card. If a proxy card is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted FOR approval and adoption of the merger agreement and in the discretion of the individuals named as proxies as to any other matter that may come before the special meeting including, among other things, a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies. No proxy which is voted against the proposal will be voted in favor of any adjournment or postponement of the meeting.

    You may revoke your proxy at any time before it is voted at the special meeting by:

  •
  sending us a written notice stating that you revoke your proxy at the address listed below;

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  completing a new proxy card, dated a later date than the first proxy card, and sending it to us. This new proxy card will automatically replace any earlier dated proxy card that you returned; or

  •
  attending the special meeting and voting in person.

You should send any notice of revocation or your completed new proxy card, as the case may be, to:

      [PROXY SOLICITOR]

    If your broker holds your shares in "street name," your broker will vote your shares only if you provide instructions on how to vote. Your broker will provide you directions regarding how to instruct your broker to vote your shares. Please note, however, that if the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the special meeting, you must bring a letter from your broker, bank or other nominee confirming that you are the beneficial owner of the shares.

Expenses of Solicitation of Proxies

    We have retained      , a professional proxy solicitation firm, to assist us in the solicitation of proxies. We will pay      a fee of       , plus expenses in connection with these services. In addition to solicitation by mail, employees of First Bank and Trust Company may solicit proxies from shareholders by telephone, facsimile or in person. These persons will not be paid any additional compensation for these services. Following the original mailing of proxies and other soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In these cases, we will, upon the request of the record holders, reimburse those holders for their reasonable expenses.

Other Matters

    We are not aware of any business or matter other than those indicated above that may be properly presented at the special meeting. If, however, any other matter properly comes before the special meeting, the proxy holders will, in their discretion, vote the proxies in accordance with their best judgment.

    The matters to be considered at the special meeting are of great importance to you. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement/prospectus and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

Dissenters' or Appraisal Rights

    No dissenters' or appraisal rights are available in connection with the merger or the transactions contemplated by the merger agreement. Rhode Island law does not provide for dissenters' or appraisal rights because our common stock is listed on the Nasdaq National Market.

PROPOSAL REGARDING THE MERGER AGREEMENT AND RELATED TRANSACTIONS

General

    We are proposing to merge with and into Washington Trust. Washington Trust will be the surviving corporation in the merger and will continue its existence under the laws of the State of Rhode Island. We will cease to exist as a separate company and you will become a Washington Trust shareholder. Immediately prior to completion of the merger, and on the same business day, our subsidiary, First Bank and Trust Company, a Rhode Island chartered commercial bank, will merge with and into The Washington Trust Company, a Rhode Island chartered commercial bank and wholly owned subsidiary of Washington Trust. In connection with the merger, Washington Trust will add one director, Patrick J. Shanahan, Jr., to its board of directors. The transaction is structured as a tax-free reorganization to the companies and is expected to be accounted for under the purchase method of accounting.

Background of the Merger

    We have historically run our business with the view that an independent institution, providing quality financial services and products in a personalized manner while maintaining a community oriented approach would, over time, continue to provide the best possible returns for our shareholders. In fact, even with the rapid consolidation in the banking industry, the introduction of interstate banking and the loosening of restrictions on bank securities and insurance activities, all during the past ten years, we have been particularly successful in serving the banking needs of the metropolitan Providence, Rhode Island area. The local character of this business environment coupled with our knowledge of, and accessibility and responsiveness to, our customers and their needs have enabled us to effectively compete. We believe that our approach has produced excellent financial results for our shareholders.

    The Rhode Island banking market is one of the smallest markets in New England and is dominated by two large financial institutions that together control over 75% of the state's deposits. The rapid consolidation in the Rhode Island banking market, together with a declining and aging population, has reduced the size of the market while increasing competition. While the continuing pace of consolidation in the industry and favorable economic and competitive factors have made it possible for us to modestly expand our franchise, our continued ability to remain competitive is dependent upon how successfully we can respond to the rapidly evolving business environment.

    Against this ever-changing backdrop, our board and senior management regularly consider the operational and strategic options available to us to improve our operating results, strengthen our ability to compete in our markets and improve shareholder value. Among the options considered by our board were continuing as an independent institution, growing internally through de novo branching or special promotions, growing through acquisitions of existing branches or of other community banks or engaging in a strategic merger with, or sale to, another company. Although we have grown internally and have considered de novo branching, significant future growth could prove difficult in a banking market that is already heavily concentrated and that has an aging and declining population, as is the case in the Rhode Island banking market. In addition, we have explored possible business combinations or acquisitions of other community-based financial institutions in New England. However, our size and the relative illiquidity of our stock have prevented us from successfully pursuing potential acquisitions. Despite strong financial results as an independent company, our board and senior management concluded that with limited future growth opportunities available to us, it was prudent for us to consider that a possible sale or merger with a larger company might best maximize shareholder value.

    With these considerations in mind, early in 2001, our Chairman, President and Chief Executive Officer, Patrick J. Shanahan, Jr., contacted John C. Warren, Chairman and Chief Executive Officer of Washington Trust, with whom Mr. Shanahan was personally familiar. Mr. Shanahan was also familiar with Washington Trust, a larger and stronger competitor in the Rhode Island banking market. Mr. Shanahan regarded a combination with Washington Trust as a strong strategic fit given each company's historical financial results and the fact that, generally speaking, there was minimal direct overlap between the two companies' operations. From prior conversations, Mr. Shanahan was aware that Mr. Warren was interested in pursuing a possible transaction with us. Mr. Shanahan and Mr. Warren agreed to meet to discuss the Rhode Island banking market and other topics of mutual interest, including whether or not there might be a basis for further conversations between the two regarding a possible transaction between our two companies. On February 8th, Mr. Shanahan and Mr. Warren met and discussed the possibility of such a transaction. These discussions were general in nature and did not involve specific pricing or other terms. Each of the chief executive officers agreed to consider the discussions further to determine whether future discussions might be appropriate.

    On March 1st, Mr. Shanahan and Mr. Warren met to resume their discussions regarding a possible transaction. During this meeting, they discussed a possible price range of between $30.00 and $32.00 per share of our stock. In addition, they discussed that the consideration to be received by our shareholders might be shares of Washington Trust stock. In addition, Mr. Warren expressed Washington Trust's desire that the transaction be accounted for as a "pooling of interests," which was regarded as favorable accounting treatment to Washington Trust. The parties also discussed preliminary arrangements for Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer should a transaction be completed. Mr. Shanahan and Mr. Warren agreed that based on the progress of these discussions, there was a basis for future discussions between the parties and that each should inform their respective advisors to assist in the consideration of a transaction. Following this meeting, Mr. Shanahan informed our financial advisor, Sandler O'Neill & Partners, L.P., our legal advisor, Bingham Dana LLP, and our accountants, Arthur Andersen LLP, of the discussions. On April 9th, we formally engaged Sandler O'Neill to act as our financial advisor in connection with the discussions. On March 1st, the closing prices of our common stock and Washington Trust's common stock on Nasdaq were $13.625 and $15.25, respectively.

    On March 27th, we entered into a mutual confidentiality agreement with Washington Trust. Among other things, this agreement provided that, until May 27th, we would not seek to engage in a business combination transaction with any party other than Washington Trust. Following execution of this confidentiality agreement, we and Washington Trust began to exchange limited confidential information.

    During the next several weeks, Mr. Shanahan and Mr. Warren and representatives of Sandler O'Neill and Keefe Bruyette & Woods LLP, Washington Trust's financial advisor, and Bingham Dana and Goodwin Procter LLP, Washington Trust's legal advisor, had frequent conversations concerning a possible transaction. The price range discussed by the parties continued to be between $30.00 and $32.00 per share, payable in Washington Trust stock. The parties discussed the types of mechanisms that might be available to preserve the agreed-upon value, notwithstanding changes in Washington Trust's stock price prior to the completion of a transaction. The availability of pooling-of-interests accounting treatment was also discussed at length particularly given that this accounting treatment would not be available after June 2001. Finally, the terms of Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer following completion of a transaction were also discussed. On May 30th, the closing prices of our common stock and Washington Trust's common stock on Nasdaq were $15.25 and $21.65, respectively.

    While these conversations were ongoing, the parties also substantially completed their due diligence investigations. On May 19th, Washington Trust and its advisors conducted an on-site due diligence investigation of us at our offices. On May 24th, we and Washington Trust extended the term of the exclusivity provisions of the confidentiality agreement until June 30th. On May 29th, we and our advisors conducted an on-site due diligence investigation of Washington Trust at its offices.

    During early June, Mr. Shanahan and Mr. Warren continued to have discussions regarding possible pricing and other terms, including the potential terms of Mr. Shanahan's departure. At this time, Mr. Warren indicated to Mr. Shanahan that Washington Trust was reluctant to pay a purchase price of at least $30.00 per share, the price Mr. Shanahan indicated was the minimum price that our board would consider. Mr. Shanahan also expressed concern with recent increases in the closing price of Washington Trust's stock, which had exceeded $20.00 per share, the effect of which was to reduce the premium that might be paid to our shareholders in a transaction. Finally, Mr. Warren reported that Washington Trust's financial, legal and accounting advisors had raised concerns about the availability of pooling-of-interests accounting treatment. As a result of these and other considerations, during the week of June 11th, Mr. Shanahan and Mr. Warren agreed to terminate their discussions. On June 15th, the closing prices of our common stock and Washington Trust common stock on Nasdaq were $17.00 and $19.69, respectively.

    On June 18th, Mr. Shanahan informed our board of the discussions that had taken place with Washington Trust and the fact that the parties had agreed to terminate those discussions because of the failure to reach agreement on pricing and other terms. At this meeting, our board concluded that we should continue to pursue an independent course for the foreseeable future but that we should be receptive to future inquiries with respect to a possible transaction. However, our board did not instruct Mr. Shanahan to actively seek those inquiries at the current time.

    After discussions with Washington Trust had terminated, an article appeared in a local Providence, Rhode Island newspaper reporting a rumor that we and Washington Trust were in discussions about a possible transaction. Following the publication of this article, Sandler O'Neill was contacted by two New England-based financial institutions inquiring as to whether we were interested in pursuing a possible transaction, although no specific terms were discussed. Mr. Shanahan determined not to immediately pursue these inquiries but to discuss the matter with our board at the next regularly scheduled meeting in July.

    On July 16th, at a meeting of our board, Mr. Shanahan discussed the inquiries that Sandler O'Neill had received from other companies after the publication of the newspaper article in June. Mr. Shanahan indicated that these companies had expressed strong interest about a possible transaction with us. Mr. Shanahan recommended to our board that discussions with these companies be explored and that Sandler O'Neill assist in this process. Our board concurred and directed Mr. Shanahan to explore the possibility of a transaction and seek other possible interested parties, including those that had contacted Sandler O'Neill. Also during July, Mr. Shanahan met with representatives of Sandler O'Neill to discuss the possibility of seeking other parties that might be interested in engaging in a transaction with us. On July 31st, we formally engaged Sandler O'Neill to act as our exclusive financial advisor in connection with seeking these possible interested parties.

    In August, Sandler O'Neill prepared a confidential information memorandum containing our financial and other information for delivery to parties that expressed interest in engaging in a transaction. Mr. Shanahan and Sandler O'Neill initially determined that the two companies that had previously contacted Mr. Shanahan should be approached about their continued interest in a transaction. A third company that contacted Mr. Shanahan was subsequently added. Sandler O'Neill and Mr. Shanahan concluded that, given our size, operations and other economic and market conditions, it was unlikely that there were other parties that would be interested in engaging in a transaction with us on terms that our board would find acceptable. Sandler O'Neill then delivered a form of mutual confidentiality agreement to the three companies after they reiterated their interest. After finalizing the terms of these confidentiality agreements, each of these three companies executed a confidentiality agreement and received a copy of the information memorandum. Sandler O'Neill requested that bids be submitted by September 14th and that bids include proposed terms for Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer following completion of a transaction.

    On August 30th, at an informal meeting unrelated to any prior discussions, Mr. Warren informed Mr. Shanahan that Washington Trust was interested in resuming discussions regarding a possible transaction. Mr. Warren suggested that with the changes in accounting rules related to the elimination of pooling-of-interests accounting treatment, he believed that Washington Trust might be in a position to consider paying at least $30.00 per share. Mr. Shanahan informed Mr. Warren of the process then being undertaken by Sandler O'Neill and invited Washington Trust to participate. Mr. Shanahan informed Mr. Warren that if Washington Trust was interested in participating in the process, Washington Trust should submit its bid to Sandler O'Neill by September 14, 2001. On August 30th, the closing price of our common stock on Nasdaq was $18.25.

    On August 30th, we received the first of the bids from the three companies that had received the confidential information memorandum. Two other bids were received shortly thereafter. Company A proposed a purchase price of between $32.00 and $34.00 per share of our stock, payable in shares of its stock, in cash or in a combination of cash and stock. The form of consideration could ultimately be chosen by our board. If our board chose stock as the form of consideration, the bid contemplated that pricing protections would be negotiated. Of particular significance, regardless of the form of consideration chosen, Company A would not require any outside financing. Company A's bid also stated that it did not anticipate significant consolidation of our operations or branches or employee terminations in connection with the transaction. Company A also proposed terms with respect to Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer following completion of a transaction, which included that Mr. Shanahan would be appointed to Company A's board of directors upon closing. Company A's bid was subject to a number of conditions, including completion of due diligence and receipt of shareholder, board and regulatory approvals.

    Company B proposed a purchase price of $34.00 per share of our stock, 45% of which would be payable in shares of Company B's stock based on a "floating" exchange ratio, and 55% of which would be payable in cash. Our shareholders would be allowed to elect the form of consideration, subject to the requirement that at least 45% of the aggregate consideration be paid in Company B's stock. Company B's proposal indicated that third party financing would be required to complete the transaction. Company B's proposal also contemplated significant consolidation of our operations, which would include branch closings, including at our principal office, and employee terminations. Company B also proposed terms with respect to Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer following completion of a transaction, including that Mr. Shanahan and one other designee would be appointed to Company B's board of directors upon closing. Company B's bid was subject to a number of conditions, including completion of due diligence and receipt of shareholder, board and regulatory approvals.

    Company C proposed a purchase price based on two options that we could select. The first option proposed a purchase price of $27.50 per share of our stock, 50% of which would be payable in shares of Company C's stock based on a "fixed" exchange ratio, and 50% of which would be payable in cash. Our shareholders would be allowed to elect the form of consideration. The second option proposed a purchase price of $28.50 per share of our stock in an all-cash transaction. Company C proposed pricing protection in the event that we selected the option with stock as part of the consideration. Company C's proposal contemplated the possibility of branch consolidations and employee terminations although no specific terms were provided pending due diligence. Company C also proposed terms with respect to Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer following completion of a transaction. Company C also proposed that we would have the right to designate an individual to be appointed to Company C's board of directors upon closing. Company C's proposal was subject to a number of conditions, including completion of due diligence and receipt of shareholder, board and regulatory approvals.

    On September 11th, at an informal meeting, Mr. Warren informed Mr. Shanahan that Washington Trust still intended to submit a bid. Mr. Shanahan informed Mr. Warren that three other bids had been submitted and that Washington Trust should submit its bid as soon as possible for it to be considered by our board. Also, on this day, Mr. Shanahan and Mr. Warren learned of the terrorist attacks in New York and Washington earlier that day. In light of the uncertainty in the U.S. economy following the

September 11th attacks, Mr. Shanahan, in consultation with Bingham Dana and Sandler O'Neill, determined to postpone consideration of the bids by our board and to permit Washington Trust additional time to submit its bid. The three bidders were informed of the unexpected delay in the process.

    On September 19th, Washington Trust submitted its bid. Washington Trust proposed a purchase price of between $30.00 and $32.00 per share of our stock, 50% of which would be payable in shares of Washington Trust stock and 50% of which would be payable in cash. Washington Trust's proposal indicated that it would not be required to obtain any outside financing to complete the transaction. Washington Trust also proposed terms with respect to Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer following completion of a transaction, including that he be appointed to Washington Trust's board upon closing. Washington Trust's proposal was subject to a number of conditions, including confirmation of its prior due diligence investigation and receipt of shareholder, board and regulatory approvals.

    On September 26th, a meeting of our board was held to review the bids and the process that had been undertaken with respect to the possible sale of our company. Sandler O'Neill made a presentation regarding the financial terms of the four bids, all of which represented a premium over our then current stock trading price. Bingham Dana advised our board of its legal obligations with respect to the consideration of the bids. Our board considered the bids in detail and also discussed the prospect of our company continuing as an independent company. Our board was familiar with all of the bidders. Our board determined that Company C should be excluded from continuing in the bid process given that it proposed a bid price significantly less than the other bids. Our board ultimately concluded that Company A's bid was the most favorable to our company. The reasons cited by our board included the price range, the fact that our board could elect cash as the exclusive form of consideration without a reduction in the price range, the fact that Company A's ability to pay the purchase price was not subject to a financing contingency and that Company A did not anticipate branch consolidations or significant employee terminations in connection with a transaction. Our board also considered in detail Company B's bid, which contained potentially the highest bid price. However, our board identified certain negative factors with respect to Company B's bid, including that Company B contemplated significant employee terminations and branch closings and that Company B could not complete the transaction without outside financing. Our board also expressed more general concerns with Company B's ability to complete the transaction given its size, capital position and historical results. The financial terms of Washington Trust's proposal were also determined to be less favorable than Company A's bid. Based on these considerations, our board authorized Mr. Shanahan, Sandler O'Neill and Bingham Dana to seek to complete a transaction with Company A based on a purchase at the highest end of the proposed bid range, i.e., $34.00 per share, payable entirely in cash.

    On September 28th, Sandler O'Neill informed Company A that our board had authorized us to negotiate the terms of a transaction with Company A at a purchase price at the highest end of the proposed price range in an all-cash transaction. Sandler O'Neill also informed the other bidders that our board had determined to proceed with another bid. Between September 28th and October 1st, Sandler O'Neill and Company A's financial advisor had several discussions regarding the bid price, including our board's determination that the bid price should be $34.00 per share payable entirely in cash. Finally, on October 1st, Company A's financial advisor informed Sandler O'Neill and Bingham Dana that Company A's board of directors would meet on October 2nd to review its bid in light of these discussions.

    On October 2nd, following Company A's board meeting, Company A's financial advisor informed Bingham Dana that Company A's board was not prepared to proceed with its original bid price and was instead revising its bid to propose a purchase price of $30.00 per share of our stock, payable in cash, stock or a combination of the two. During this conversation, Company A's financial advisor indicated that the revised bid was primarily the result of the uncertainty perceived by Company A's board with respect to economic conditions in the U.S. following the September 11th terrorist attacks. Company A subsequently submitted its revised bid in writing.

    During the next week, Sandler O'Neill and Mr. Shanahan contacted Company B and Washington Trust to discuss their bids. Sandler O'Neill also discussed with Company A's financial advisor the revised bid. In the case of Company A and Washington Trust, Sandler O'Neill and Mr. Shanahan sought to increase the bid prices proposed by these parties. The conversations with Company B centered around increasing the portion of the bid price payable in cash. In the case of Company A and Company B, Sandler O'Neill was informed that no further changes to their bids would be forthcoming.

    On October 10th, Washington Trust submitted a revised bid which increased the purchase price it proposed to pay to $32.00 per share of our stock, 50% of which would be paid in cash and 50% of which would be paid in shares of Washington Trust stock based on a Washington Trust trading price of approximately $18.00 per share. All of the other terms of the initial bid as originally submitted were the same.

    On October 11th, at a special meeting of our board, Mr. Shanahan, Sandler O'Neill and Bingham Dana reviewed with our board the events that had transpired since the September 26th meeting. Mr. Shanahan updated our board on the revised bids submitted by Company A and Washington Trust. Our board determined that Washington Trust's and Company A's bids were still more favorable to our shareholders than Company B's bid, citing those reasons identified in the September 26th meeting. As between Company A and Washington Trust, our board concluded, based on the advice of Sandler O'Neill and our board's consideration of Washington Trust's stock price and historical and prospective performance, that Washington Trust's proposal was more favorable to our shareholders than Company A's revised bid. Our board, which expressed increasing concern with maintaining the confidentiality of the process given any further delay, also noted that Washington Trust had already substantially completed its due diligence investigation of our company which would expedite the process. Our board ultimately directed Mr. Shanahan, Sandler O'Neill and Bingham Dana to seek to complete a transaction with Washington Trust based on its revised bid.

    On October 12th, Sandler O'Neill informed Washington Trust that, based on Washington Trust's bid and the discussions that had taken place up to that date, our board was willing to proceed with further negotiations with Washington Trust with a view toward execution of a definitive merger agreement and related documentation. In addition, Mr. Shanahan and Mr. Warren formulated plans for Washington Trust to update its due diligence and outlined a timetable for completion of the negotiations and execution of the definitive merger agreement and related documentation.

    Between October 15th and November 12th, the parties and their respective financial and legal advisors had numerous discussions regarding the specific pricing terms of the transaction. These discussions ultimately led to the agreement that the purchase price would consist of a cash portion and a stock portion. The cash portion would be $16.00 per share and the stock portion would be a portion of a share of Washington Trust's stock at an exchange ratio based on a Washington Trust stock trading price of $18.00. However, it was ultimately agreed that the exchange ratio would decrease if the closing price of Washington Trust's stock increased as high as $19.00 and would increase if the closing price decreased to as low as $17.00. If the closing price increased above $19.00 or decreased below $17.00, no further adjustment to the exchange ratio would occur. The parties also agreed that we could assert a walk-away privilege if the closing price of Washington Trust's stock declined below a measurable amount and relative to an index of bank stocks, subject to Washington Trust's right to increase the stock consideration. On October 15th, the closing prices of our common stock and Washington Trust's common stock on Nasdaq were $18.05 and $18.50, respectively. On November 12th, these closing prices were $18.27 and $18.60, respectively.

    In addition, during this period, Bingham Dana and Goodwin Procter discussed various terms of the definitive merger agreement and related documentation, including the nature and extent of our representations and warranties, the conditions to the transaction, the parties' respective rights to terminate the merger agreement, the amount of the termination payments that we would be required to pay and the circumstances under which those termination payments would become payable, and Washington Trust's commitments with respect to our benefit plans and employees. In addition, the negotiations included finalizing the arrangements with respect to Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer upon completion of the transaction. See "—Interests of Our Directors and Officers in the Merger."

    On November 12, 2001, our board held a special meeting at which Mr. Shanahan reviewed the discussions and negotiations with Washington Trust. Sandler O'Neill presented detailed financial information with respect to the transaction and rendered its oral opinion that, as of that date, the consideration to be received by our shareholders under the merger agreement was fair to our shareholders from a financial point of view. This opinion was later confirmed in writing. Also at this meeting, our board reviewed with Bingham Dana the terms of the merger agreement and the related documentation and the legal standards applicable to its decision to approve these agreements and the transactions contemplated by those agreements. In addition, our board discussed the arrangements with respect to Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer upon completion of the transaction. See "—Interests of Our Directors and Officers in the Merger." After questions by and lengthy discussion among the members of our board, and after consideration of the factors described under "—Consideration of the Merger by the Our Board of Directors," our board voted unanimously to approve the merger agreement and the transactions contemplated by that agreement.

    We and Washington Trust entered into the merger agreement late in the evening on November 12th and publicly announced the merger on November 13, 2001.

Consideration of the Merger by Our Board of Directors

Our Reasons for the Merger

    Our board consulted with senior management and our legal and financial advisors and considered a number of factors, including those set forth below, in reaching its decision to approve the merger agreement and the transactions contemplated by the merger agreement, and to recommend that our shareholders vote FOR the adoption and approval of the merger agreement and the merger.

    The following discussion of our reasons for the merger contains a number of forward-looking statements that reflect our current view with respect to future events that may have an effect on our future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed or incorporated by reference in the section entitled "Risk Factors—Special Note Regarding Forward-Looking Statements" beginning on page 22 of this document, and the section entitled "Risk Factors" beginning on page 16 of this document.

    In particular, our board considered the following factors, all of which it deemed favorable, in reaching its decision to approve the merger and the merger agreement:

  •
  Merger Consideration. Our board reviewed the financial terms of the merger, including the amount of the merger consideration and the fact that the merger consideration represented a substantial premium over recently prevailing market prices of our common stock. In addition, our board considered that 50% of the merger consideration would be paid in cash.

  •
  Tax Treatment. Our board considered the fact that the receipt by our shareholders of shares of Washington Trust stock in the merger is expected to be tax-free.

  •
  Advice from our Financial Advisor. Our board considered the detailed presentation of our financial advisor, Sandler O'Neill, with respect to the proposed consideration to be received by our shareholders in the merger. Our board also considered our financial advisor's oral opinion, which was subsequently confirmed in writing, that the merger consideration is fair, from a financial point of view, to our shareholders. The full text of an updated version of that opinion is attached to this document as Annex B.

  •
  Review of our Strategic Options. Our board reviewed the strategic options available to us, including remaining independent or pursuing other acquisition or sale opportunities. In conducting this review, our board considered the other bids we received. The board ultimately determined that none of these other bids or other strategic options presented superior opportunities, or were likely to create greater value for our shareholders, than the prospects presented by the merger.

  •
  State of Rhode Island Banking Industry Environment. Our board considered the current Rhode Island banking industry environment, which is characterized by continuing consolidation, competition and contraction.

  •
  Current Economic Environment. Our board also considered the recent downturn in economic conditions nationwide and the uncertainty in the U.S. economy following the September 11th terrorist attacks in New York and Washington.

  •
  Washington Trust. Our board considered the business, operations, financial condition, earnings and prospects of Washington Trust.

  •
  Convenience and Needs of Customers/Communities. Our board also determined that we would better serve the convenience and needs of our customers and the communities that we serve through affiliation with a larger financial institution that offered more products and services.

  •
  Execution Risk. Our board considered that, while no assurances could be given, the level of execution risk in connection with the merger was relatively low given the likelihood of regulatory and shareholder approval of the merger.

  •
  Effect on other Constituencies. Our board also considered the effect of the merger on those of our constituencies other than our shareholders, including our borrowers, depositors and other customers, as well as our employees and the communities we serve.

  •
  Effect on Employees. Our board considered the possible effect of the merger on our employees. In particular, our board reviewed the terms of the merger agreement regarding the treatment of our employees, including Washington Trust's commitment to provide severance to any employee terminated after the merger.

  •
  Certain Terms of the Merger Agreement Relating to Alternative Transactions. Our board also noted the fact that while the merger agreement prohibits us from soliciting other takeover proposals, we may, subject to the satisfaction of some conditions, furnish information concerning us to a third party and may engage in discussions or negotiations with a third party regarding certain takeover proposals. Our board also considered the fact that we could terminate the merger agreement following the receipt of an offer to engage in a more favorable transaction with a third party. Our board considered the termination fee that would be payable to Washington Trust in those circumstances and concluded that the fee was reasonable and necessary to induce Washington Trust to enter into the merger agreement.

  •
  Broader Liquidity. Our board also considered the historical and continued relative illiquidity of our common stock. Our board noted that the market for Washington Trust's stock is broader than the current market for our stock.

  •
  Arrangements with respect to Mr. Shanahan. Our board also considered the arrangements with respect to Mr. Shanahan's departure as our Chairman, President and Chief Executive Officer. In reviewing these arrangements, our board acknowledged Mr. Shanahan's service to our company and our accomplishments during his tenure with us.

    Our board also identified and considered a variety of potential negative factors in its deliberations concerning the merger, including but not limited to:

  •
  the risk to our shareholders that the value of the stock portion of the merger consideration to be received in the merger could decline significantly from that determined as of the date of the signing of the merger agreement;

  •
  the loss of control over our future operations following the merger;

  •
  the impact of the loss of our status as an independent company on our shareholders, employees and customers;

  •
  the risk that the potential benefits to be sought in the merger might not be fully realized; and

  •
  the possibility that the merger might not be consummated and the potential adverse effects of the public announcement of the merger on our business, results of operations and prospects.

    Our board also considered the potential benefits to certain directors and officers discussed in the section of this proxy statement/prospectus entitled "—Interests of Our Directors and Officers in the Merger."

    In the opinion of our board, the above factors represent the material potential adverse consequences which could occur as a result of the merger. In considering the merger, our board considered the impact of these factors on our shareholders.

    In view of the wide variety of factors considered by our board, our board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. Our board viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it. After taking into consideration all the factors set forth above, our board determined that the potential benefits of the merger outweighed the potential detriments associated with the merger.

Recommendation of Our Board of Directors

    After careful consideration, our board has determined that the merger agreement is advisable and in the best interests of our shareholders. Accordingly, our board has unanimously approved the merger agreement and the merger and recommends that our shareholders vote FOR the adoption and approval of the merger agreement and the merger.

Washington Trust's Reasons for the Merger

    The board of directors of Washington Trust approved the merger agreement and related transactions because it believes that the merger will provide Washington Trust with significant strategic advantages, including an expanded presence in the Providence market as well as a presence in Cranston, two major commercial centers in Rhode Island. While Washington Trust's investment management operations are currently based in Providence, the addition of First Financial's branches will expand Washington Trust's core retail and business banking services into the area and complement Washington Trust's trust and investment management activities. The Washington Trust board believes that Washington Trust will benefit from the increased size and diversification resulting from a broader deposit and commercial lending base. In addition, after the merger, Washington Trust's equity capital will exceed $100 million, and its deposits will exceed $900 million.

Opinion of First Financial Corp.'s Financial Advisor

    By letter agreement, dated as of April 9, 2001, we retained Sandler O'Neill to act as our independent financial advisor in connection with the merger. Sandler O'Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O'Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

    Sandler O'Neill acted as our financial advisor in connection with the merger with Washington Trust and participated in some of the negotiations leading to the merger agreement. At the request of our board, representatives of Sandler O'Neill participated in the November 12, 2001 meeting at which our board considered and approved the merger agreement. At that meeting, Sandler O'Neill delivered to our board its verbal opinion that, as of that date, the merger consideration was fair to our shareholders from a financial point of view. Sandler O'Neill subsequently confirmed its opinion in writing. Sandler O'Neill has also delivered to our board its written opinion dated the date of this proxy statement/prospectus, which is substantially identical to the November 12, 2001 opinion. In connection with rendering this updated opinion, which is included as Annex B to this proxy statement/prospectus, Sandler O'Neill confirmed the appropriateness of its reliance on the analyses used to render its November 12, 2001 opinion by performing procedures to update certain of its analyses and by reviewing the assumptions upon which its analyses were based and the other factors considered in rendering its opinion. The full text of Sandler O'Neill's opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O'Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. You are urged to read the opinion carefully and in its entirety in connection with your consideration of the merger.

    Sandler O'Neill's opinion speaks only as of the date of the opinion. The opinion was directed to our board and is directed only to the fairness of the merger consideration to our shareholders from a financial point of view. It does not address our underlying business decision to engage in the merger or any other aspect of the merger and is not a recommendation to any shareholder as to how that shareholder should vote at the special meeting with respect to the merger or with respect to any other matter.

    In connection with rendering its opinions, Sandler O'Neill reviewed and considered, among other things:

  (1)
  the merger agreement and some of the related exhibits and schedules;

  (2)
  certain publicly available financial statements and other historical financial information of First Financial;

  (3)
  certain publicly available financial statements and other historical financial information of Washington Trust;

  (4)
  financial projections for First Financial for the years ending December 31, 2001 through 2005 prepared by and reviewed with our management, and the views of our senior management, based on limited discussions with members of senior management, regarding our business, financial condition, results of operations and future prospects;

  (5)
  earnings per share projections for Washington Trust for the years ending December 31, 2001 and 2002 prepared by and discussed with management of Washington Trust, and the views of the senior management of Washington Trust, based on limited discussions with members of senior management, regarding Washington Trust's business, financial condition, results of operations and future prospects;

  (6)
  the pro forma financial impact of the merger on Washington Trust, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by senior managements of First Financial and Washington Trust;

  (7)
  the publicly reported historical price and trading activity for First Financial's and Washington Trust's common stock, including a comparison of certain financial and stock market information for First Financial and Washington Trust with similar publicly available information for certain other companies the securities of which are publicly traded;

  (8)
  the financial terms of certain other recent business combinations in the commercial bank industry, to the extent publicly available;

  (9)
  the current market environment generally and the banking environment in particular; and

  (10)
  certain other information, financial studies, analyses and investigations and financial, economic and market criteria that it considered relevant.

    In performing its reviews and analyses and in rendering its opinions, Sandler O'Neill assumed and relied upon the accuracy and completeness of all of the financial information, analyses and other information that was publicly available or otherwise furnished to, reviewed by, or discussed with, it and further relied on the assurances of management of First Financial and Washington Trust that they were not aware of any facts or circumstances that would make this information inaccurate or misleading. Sandler O'Neill was not asked to and did not independently verify the accuracy or completeness of any information and it did not assume any responsibility or liability for the accuracy or completeness of any information. Sandler O'Neill did not make an independent evaluation or appraisal of the assets, the collateral securing assets or the liabilities, contingent or otherwise, of First Financial or Washington Trust or any of their respective subsidiaries, or the collectibility of any assets, nor was it furnished with any such evaluations or appraisals. Sandler O'Neill is not an expert in the evaluation of allowances for loan losses and it did not make an independent evaluation of the adequacy of the allowance for loan losses of First Financial or Washington Trust, nor did it review any individual credit files relating to First Financial or Washington Trust. With our consent, Sandler O'Neill assumed that the respective allowances for loan losses for both First Financial and Washington Trust were adequate to cover their respective loan losses and will be adequate on a pro forma basis for the combined entity. In addition, Sandler O'Neill did not conduct any physical inspection of the properties or facilities of First Financial or Washington Trust. Sandler O'Neill is not an accounting firm and relied, with our consent, on the reports of the independent accountants of First Financial and Washington Trust for the accuracy and completeness of the audited financial statements furnished to them.

    Sandler O'Neill's opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Sandler O'Neill assumed, in all respects material to its analysis, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to those agreements will perform all of the covenants required to be performed by that party under those agreements and that the conditions precedent in the merger agreement will not be waived. Sandler O'Neill also assumed, with our consent, that there has been no material change in First Financial's and Washington Trust's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to them, that First Financial and Washington Trust will remain as going concerns for all periods relevant to its analyses, and that the merger will be accounted for as a purchase transaction and will qualify as a tax-free reorganization for federal income tax purposes.

    In rendering its November 12, 2001 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all of these factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O'Neill's comparative analyses described below is identical to First Financial or Washington Trust and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of First Financial or Washington Trust and the companies to which they are being compared.

    The earnings projections used and relied upon by Sandler O'Neill in its analyses were based upon internal projections of First Financial and Washington Trust. With respect to all financial projections and estimates and all projections of transaction costs, purchase accounting adjustments and expected cost savings relating to the merger, First Financial's and Washington Trust's managements confirmed to Sandler O'Neill that they reflected the best currently available estimates and judgments of management of the future financial performance of First Financial and Washington Trust, respectively, and Sandler O'Neill assumed for purposes of its analyses that the performance would be achieved. Sandler O'Neill expressed no opinion as to any financial projections or the assumptions on which they were based. The financial projections furnished to Sandler O'Neill by First Financial and Washington Trust were prepared for internal purposes only and not with a view towards public disclosure. These projections, as well as the other estimates used by Sandler O'Neill in its analyses, were based on numerous variables and assumptions which are inherently uncertain and, accordingly, actual results could vary materially from those set forth in the projections.

    In performing its analyses, Sandler O'Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of First Financial, Washington Trust and Sandler O'Neill. The analyses performed by Sandler O'Neill are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Sandler O'Neill prepared its analyses solely for purposes of rendering its opinion and provided these analyses to our board at the November 12th meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. These estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O'Neill's analyses do not necessarily reflect the value of our common stock or Washington Trust's common stock or the prices at which our or Washington Trust's common stock may be sold at any time.

    Summary of Proposal.  Sandler O'Neill reviewed the financial terms of the proposed transaction. Based upon the closing price of Washington Trust's common stock on November 12, 2001 of $18.60 and assuming that 50% of First Financial's shares are converted into Washington Trust stock and the remaining 50% are converted into cash in the merger, Sandler O'Neill calculated an implied transaction value of $32.00 per share. Based upon our September 30, 2001 financial information, Sandler O'Neill calculated the following ratios:

Transaction value/Last twelve months earnings per share, or LTM EPS	18.28	x
Transaction value/Tangible book value	210%
Premium to trading market(1)	69%

(1)
Based on closing stock price of $18.90 on November 9, 2001

    The aggregate transaction value was approximately $39 million, based upon 1.21 million fully diluted shares of our common stock outstanding. Sandler O'Neill noted that the transaction value represented a 69% premium over the closing price of our common stock on November 9, 2001.

    Stock Trading History.  Sandler O'Neill reviewed the history of the reported trading prices and volume of our common stock and Washington Trust's common stock and the relationship between the movements in the prices of each of these stocks to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Bank Index and the median performance of composite groups of publicly traded regional commercial banks selected by Sandler O'Neill. During the one year period ended November 9, 2001, our common stock outperformed all of the indices to which it was compared. During the one year period ended November 9, 2001, Washington Trust's common stock outperformed the Nasdaq Bank Index and the S&P 500 Index and underperformed the composite group to which it was compared.

	Beginning Index Value November 8, 2000	Ending Index Value November 9, 2001
First Financial	100.00%	163.46%
Nasdaq Bank Index	100.00	116.91
Regional Group	100.00	115.06
S&P 500 Index	100.00	79.49
	Beginning Index Value November 8, 2000	Ending Index Value November 9, 2001
Washington Trust	100.00%	127.54%
Nasdaq Bank Index	100.00	116.91
Regional Group	100.00	131.37
S&P 500 Index	100.00	79.49

    Comparable Company Analysis.  Sandler O'Neill used publicly available information to compare selected financial and market trading information for First Financial and two groups of selected financial institutions. The first group consisted of First Financial and the following eleven publicly traded regional commercial banks, which we refer to as the First Financial Regional Group:

Beverly National Corp	Cornerstone Bancorp Inc	Simsbury Bank & Trust Co
Community Bancorp	Patriot National Bancorp Inc	Wilton Bank
First Litchfield Financial	North American Bank & Trust	Horizon Bank & Trust Co
Salisbury Bancorp Inc	First City Bank

    Sandler O'Neill also compared First Financial to a group of eleven publicly traded commercial banks which had a return on average equity (based on last twelve months' earnings) greater than 17% and a price-to-tangible book value greater than 150%. We refer to this group as the First Financial

Highly Valued Group. The First Financial Highly Valued Group was comprised of the following eleven institutions:

Franklin Financial Corp.	Cascade Bancorp	United Security Bankshares
Nara Bancorp Inc.	Bryn Mawr Bank Corp.	Independent Comm. Bankshares
Resource Bankshares Corp.	Virginia Commerce Bancorp	Pacific Continental Corp.
Community Bank of N. Virginia	Bridge View Bancorp

    The analysis compared publicly available financial information for First Financial and the median data for each of the First Financial Regional Group and First Financial Highly Valued Group as of and for each of the years ended December 31, 1996 through December 31, 2000 and as of and for the twelve months ended September 30, 2001. The table below sets forth the comparative data as of and for the twelve months ended September 30, 2001, with pricing data as of November 8, 2001. The information for Beverly National Corp., First Litchfield Financial, Salisbury Bancorp Inc., Patriot National Bancorp Inc., First City Bank, Wilton Bank, Simsbury Bank & Trust Co., Franklin Financial Corp., Nara Bancorp, and Bridge View Bancorp is for the twelve months ended June 30, 2001.

First Financial	First Financial Regional Group	First Financial Highly Valued Group
Total assets (in millions)	$174,148	$179,410	$469,016
Tangible equity/total assets	10.61%	8.66%	7.96%
Intangible assets/total equity	.00%	0.00%	1.13%
Net loans/total assets	64.08%	64.62%	75.02%
Gross loans/total deposits	91.04%	79.96%	93.12%
Total borrowings/total assets	16.37%	3.65%	7.76%
Non-performing assets/total assets	0.00%	0.32%	0.16%
Loan loss reserve/gross loans	1.60%	1.17%	1.13%
Net interest margin	4.21%	4.21%	5.22%
Non-interest income/average assets	0.52%	0.53%	1.54%
Non-interest expense/average assets	2.63%	3.17%	4.05%
Efficiency ratio	57.42%	71.17%	62.01%
Return on average assets	1.22%	0.92%	1.72%
Return on average equity	12.40%	9.95%	18.39%
Price/tangible book value per share	120.87%	126.13%	207.49%
Price/earnings per share	10.51	x	12.94	x	12.87	x
Dividend yield	3.26%	2.79%	2.21%
Dividend payout ratio	34.29%	26.93%	31.31%

    Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Washington Trust and two different groups of commercial banks. The first group consisted of Washington Trust and the following eleven publicly traded regional commercial banks, which we refer to as the Washington Trust Regional Group:

Chittenden Corp.	Independent Bank Corp.	CCBT Financial Cos.
Century Bancorp, Inc.	Boston Private Financial	Capital Crossing Bank
Camden National Corp.	Granite State Bankshares, Inc.	Bancorp Rhode Island, Inc.
Merchants Bancshares, Inc.	Bancorp Connecticut, Inc.

    Sandler O'Neill also compared Washington Trust to a group of eleven publicly traded commercial banks which had a return on average equity (based on last twelve months' earnings) greater than 18% and a price-to-tangible book value greater than 190%. We refer to this group as the Washington Trust

Highly Valued Group. The Washington Trust Highly Valued Group was comprised of the following eleven institutions:

UCBH Holdings, Inc.	East West Bancorp, Inc.	Cathay Bancorp, Inc.
CVB Financial Corp.	Midwest Banc Holdings, Inc.	CCBT Financial Cos.
Great Southern Bancorp, Inc.	Suffolk Bancorp	UNB Corp.
S.Y. Bancorp, Inc.	Nara Bancorp, Inc.

    The analysis compared publicly available financial information for Washington Trust and the median data for each of the Washington Trust Regional Group and Washington Trust Highly Valued Group as of and for each of the years ended December 31, 1996 through December 31, 2000 and as of and for the twelve months ended September 30, 2001. The table below sets forth the comparative data as of and for the twelve months ended September 30, 2001, with pricing data as of November 8, 2001. Nara Bancorp, Inc., data is as of and for the period ended June 30, 2001.

	Washington Trust	Washington Trust Regional Group	Washington Trust Highly Valued Group
Total assets (in millions)	$1,355,780	$1,603,507	$1,484,209
Tangible equity/total assets	7.23%	7.20%	7.33%
Intangible assets/total equity	0.71%	7.44%	2.88%
Net loans/total assets	44.78%	65.08%	70.59%
Gross loans/total deposits	77.79%	92.93%	84.33%
Total borrowings/total assets	32.52%	15.75%	8.43%
Non-performing assets/total assets	0.24%	0.36%	0.20%
Loan loss reserve/gross loans	2.20%	1.51%	1.44%
Net interest margin	3.33%	4.00%	4.07%
Non-interest income/average assets	1.60%	0.94%	0.95%
Non-interest expense/average assets	2.94%	3.06%	2.59%
Efficiency ratio	62.80%	60.38%	52.35%
Return on average assets	0.99%	1.35%	1.53%
Return on average equity	13.62%	16.40%	19.58%
Price/tangible book value per share	220.17%	164.52%	244.54%
Price/earnings per share	17.55x	11.42x	13.08x
Dividend yield	2.85%	3.00%	1.70%
Dividend payout ratio	50.00%	33.33%	22.87%

    Analysis of Selected Merger Transactions.  Sandler O'Neill reviewed other transactions announced from January 1, 2001 to November 9, 2001 involving publicly traded commercial banks as acquired institutions with transaction values greater than $15 million. Sandler O'Neill reviewed 78 transactions announced nationwide, or the Nationwide Group, and 12 regional transactions, or the Regional Group, and calculated the multiples of transaction value at announcement to last twelve months' earnings, transaction value to book value, transaction value to tangible book value, transaction value to total deposits, tangible book premium to core deposits and premium to market price and computed high, low and median multiples and premiums for each group of transactions. These multiples were applied to our financial information as of and for the quarter ended September 30, 2001. As illustrated in the following table, Sandler O'Neill derived an imputed range of values per share of our common stock from $21.74 to $31.89 based upon the median multiples for the Nationwide Group and $17.64 to $30.10 based upon the median multiples for the Regional Group. The implied transaction value of the merger as calculated by Sandler O'Neill was $32.00.

	Nationwide Transactions		Regional Transactions
	Median Multiple	Implied Value	Median Multiple	Implied Value
Transaction value/LTM EPS	18.23x	$31.89	17.20x	$30.10
Transaction value/Book value	196.96%	$29.98	186.03%	$28.32
Transaction value/Tangible book value	201.31%	$30.64	191.54%	$29.16
Transaction value/Total deposits	21.18%	$21.74	17.19%	$17.64
Tangible book premium/Core deposits(1)	12.21%	$25.87	8.81%	$22.90
Premium to market(2)	40.74%	$25.47	45.22%	$26.28

(1)
Assumes 15.06% of total deposits are not core deposits.

(2)
Based on First Financial's stock price of $18.10 as of market close on October 30, 2001.

    Discounted Dividend Stream and Terminal Value Analysis.  Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of First Financial through December 31, 2004 under various circumstances, assuming our projected dividend stream and that we performed in accordance with the earnings projections reviewed with management. To approximate the terminal value of our common stock at December 31, 2004, Sandler O'Neill applied price/earnings multiples ranging from 7x to 19x and multiples of tangible book value ranging from 100% to 225%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15%, chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of our common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of our common stock of $13.42 to $39.68 when applying the price/earnings multiples and $14.40 to $35.94 when applying multiples of tangible book value.

					Tangible Book Value Multiples
	Earnings Per Share Multiples
Discount Rate
	7x	10x	15x	19x	100%	150%	175%	225%
9%	$16.03	$21.94	$31.80	$39.68	$17.21	$24.70	$28.45	$35.94
11	15.09	20.64	29.88	37.28	16.20	23.23	26.74	33.77
13	14.22	19.43	28.12	35.07	15.27	21.87	25.17	31.77
15	13.42	18.32	26.49	33.03	14.40	20.61	23.71	29.92

    Sandler O'Neill performed a similar analysis which estimated the future stream of after-tax dividend flows of Washington Trust through December 31, 2004 under various circumstances, assuming Washington Trust's projected dividend stream and that Washington Trust performed in accordance with the earnings projections reviewed with its management. For periods after 2002, Sandler O'Neill assumed an annual growth rate on earning assets of 5%. To approximate the terminal value of Washington Trust common stock at December 31, 2004, Sandler O'Neill applied price/earnings multiples ranging from 9x to 21x and multiples of tangible book value ranging from 150% to 350%. The dividend income streams and terminal values were then discounted to present values using different discount rates ranging from 9% to 15% chosen to reflect different assumptions regarding required rates of return of holders or prospective buyers of Washington Trust common stock. As illustrated in the following table, this analysis indicated an imputed range of values per share of Washington Trust common stock of $9.83 to $25.22 when applying the price/earnings multiples and $11.29 to $29.32 when applying multiples of tangible book value.

	Earnings Per Share Multiples				Tangible Book Value Multiples
Discount Rate
	9x	13x	17x	21x	150%	200%	250%	350%
9%	$11.74	$16.23	$20.73	$25.22	$13.50	$17.45	$21.41	$29.32
11	11.05	15.27	19.49	23.70	12.70	16.42	20.13	27.55
13	10.42	14.38	18.34	22.30	11.97	15.46	18.94	25.92
15	9.83	13.56	17.28	21.01	11.29	14.57	17.85	24.41

    In connection with its analyses, Sandler O'Neill considered and discussed with our board how the present value analyses would be affected by changes in the underlying assumptions, including variations with respect to the growth rate of assets, net income and dividend payout ratio. Sandler O'Neill noted that the discounted dividend stream and terminal value analysis is a widely used valuation methodology, but the results of that methodology are highly dependent upon the numerous assumptions that must be made, and that results are not necessarily indicative of actual values or future results.

    Pro Forma Merger Analysis.  Sandler O'Neill analyzed certain potential pro forma effects of the merger, based upon (1) 50% of our shares being exchanged for cash at a value of $32.00 per share, (2) 50% of our shares being exchanged for Washington Trust common stock at an exchange ratio of .886, (3) the earnings per share estimates and projections of First Financial and Washington Trust referred to above, and (4) assumptions regarding the economic environment, accounting and tax treatment of the merger, charges and transaction costs associated with the merger and cost savings determined by the senior managements of First Financial and Washington Trust. The analysis indicated that for the year ending December 31, 2002, the merger would be accretive to the combined company's projected earnings per share and dilutive to tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

	Washington Trust Stand-alone	Washington Trust Pro Forma
Projected 2002 EPS	$1.35	$1.42
Projected tangible book value at December 31, 2002	$9.17	$8.10

    We have agreed to pay Sandler O'Neill a transaction fee of approximately $      in connection with the merger, of which approximately $49,000 has been paid and the balance of which is contingent, and payable, upon closing of the merger. Sandler O'Neill has also received a fee of $50,000 for rendering its opinion, which will be credited against that portion of the fee due upon the closing of the merger. We have also agreed to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

    Sandler O'Neill has in the past provided investment banking services to us and has received compensation for those services. Sandler O'Neill has in the past provided, and from time to time in the future may provide, including during the pendency of the merger, investment banking services to Washington Trust, for which it received, or will receive, compensation for those services. In the ordinary course of its business as a broker-dealer, Sandler O'Neill may also purchase securities from and sell securities to First Financial and Washington Trust and may actively trade the equity or debt securities of First Financial and Washington Trust for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities.

Interests of Our Directors and Officers in the Merger

    As you consider the recommendation of our board with respect to the merger agreement, you should be aware that some of our directors and officers may have interests in the merger and participate in arrangements that are different from, or are in addition to, those of our shareholders generally. Our board was aware of these interests and considered them, among other matters, when they approved the merger agreement. These interests include the following:

  Arrangements with Patrick J. Shanahan, Jr.

    We and First Bank and Trust Company are parties to an employment agreement with Patrick J. Shanahan, Jr., our Chairman, President and Chief Executive Officer. Under this employment agreement, Mr. Shanahan is entitled to be employed with us and enjoys certain protections with respect to a change of control of First Financial and First Bank and Trust Company. In the event of a change of control, Mr. Shanahan is entitled to be paid a cash severance payment in an amount equal to 2.99 times the sum of his average base salary for the immediately preceding five years prior to the change of control, plus the amount of the bonus paid to Mr. Shanahan during the immediately preceding year prior to the change of control. The merger will constitute a change of control under Mr. Shanahan's employment agreement.

    In connection with entering into the merger agreement, we, Washington Trust and Mr. Shanahan entered into a letter agreement amending Mr. Shanahan's employment agreement. Under this letter agreement, Mr. Shanahan's employment with us will terminate on the later to occur of the closing date of the merger or March 1, 2002. In addition, Mr. Shanahan has agreed to forego the cash severance payment he is entitled to receive under his employment agreement in connection with a change of control. In lieu of this cash severance payment, we agreed to pay Mr. Shanahan a special one-time bonus of $2.1 million. As required under the merger agreement, this bonus was paid to Mr. Shanahan in late November 2001. We also agreed with Washington Trust that Mr. Shanahan's bonus relating to our 2001 performance would not exceed $150,000 and would be paid in 2001. We paid Mr. Shanahan a bonus for 2001 performance in the amount of $150,000 in late November 2001. Under this letter agreement, Mr. Shanahan will also receive the payments to which he is entitled under our retirement and pension plans. Washington Trust will also pay for Mr. Shanahan's participation in its family health plan until age 65. In addition, we will transfer to him ownership of the company automobile he currently uses.

    In the event that any of these arrangements with Mr. Shanahan were in the future to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Shanahan may also be entitled to an additional payment, referred to as a gross-up payment, so that the net amount retained by Mr. Shanahan after the payment of any excise tax and any income and employment taxes due as a result of the receipt of the gross-up payment, will equal the amount to which Mr. Shanahan was otherwise entitled. We do not anticipate that these arrangements will be subject to the excise tax.

    Washington Trust and Mr. Shanahan have also agreed, at or prior to the effective time of the merger, to enter into a three-year noncompetition agreement. This agreement contains customary provisions addressing non-competition, non-solicitation of employees and customers, non-interference and non-disclosure of confidential information. Mr. Shanahan will be paid $840,000 in connection with entering into this agreement.

    In the merger agreement, Washington Trust has agreed to appoint Mr. Shanahan to Washington Trust's board of directors upon the closing of the merger. Mr. Shanahan will serve for a term expiring in 2003. Although Mr. Shanahan will be a member of Washington Trust's board, he will not be an officer of Washington Trust or its subsidiary.

  Severance Payments to Officers and Employees

    In the merger agreement, Washington Trust has agreed to make severance payments to our employees in some circumstances in which their employment is terminated after the merger. Except with respect to some of our officers, who are discussed below, Washington Trust has agreed to provide severance pay to any employee whose employment is terminated within six months of the closing date of the merger other than "for cause." The amount of the severance will be equal to two weeks pay for each year of service of the employee with us. With respect to some of our key officers, however, other than Mr. Shanahan, Washington Trust has agreed to provide additional severance protection if their employment is terminated within nine months of the closing date of the merger other than "for cause." For these officers, the amount of the severance pay will be the greater of one years' pay or two weeks for each year of service with us. These officers and the number of weeks of severance to which they will be entitled if their employment is terminated under these circumstances are Thomas E. Coughlin, our Vice President of Retail Banking (52 weeks), Donna Dupuis, our Vice President and Internal Auditor (52 weeks), John A. Macomber, our Vice President, Treasurer and Chief Financial Officer (52 weeks), Robert D. McCormick, our Vice President and Senior Loan Officer (52 weeks), Betty Ricci, our Vice President of Operations (58 weeks) and Joseph Carnavale, one of our senior lenders (52 weeks).

  Indemnification

    Our officers and directors are entitled to indemnification protection from us under our articles of incorporation and by-laws with respect to actions they take in their capacities as our officers and directors. Under the merger agreement, Washington Trust has agreed to continue this protection for 10 years and to maintain directors' and officers' insurance for a period of not less than 6 years after the effective time of the merger. For more information on the extent of this insurance, see the section of this proxy statement/prospectus entitled "The Merger Agreement—Directors and Officers Insurance."

Regulatory Approvals

    The consummation of the merger is subject to the requisite approval and consent of all applicable federal and state regulatory authorities. We cannot assure you that these regulatory approvals will be obtained or as to the timing of these approvals. It is also possible that any approval may be accompanied by a conditional requirement which causes those approvals to fail to satisfy the conditions set forth in the merger agreement.

  Board of Governors of the Federal Reserve Board

    Application.  Unless this requirement is waived by the Federal Reserve Board (described below), the merger is subject to the prior approval of the Federal Reserve Board pursuant to Sections 3(a)(3) and 3(a)(5) of the Bank Holding Company Act of 1956, as amended, or the BHCA.

    Pursuant to the BHCA, the Federal Reserve Board may not approve the merger if:

  •
  the merger would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

  •
  the effect of the merger, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any manner restrain trade, unless the Federal Reserve Board finds that the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

    In every case, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the bank holding company or companies and the banks concerned, and the convenience and needs of the communities to be served. Consideration of the managerial resources of the bank holding company or companies and the subsidiary banks also includes consideration of the competence, experience and integrity of the officers, directors, and principal shareholders of the bank holding company or companies and the subsidiary banks.

    Consideration of financial resources generally focuses on capital adequacy, which is discussed below in the section of this proxy statement/prospectus entitled "Regulatory Considerations—Minimum Capital Requirements and Prompt Corrective Action." Under the Community Reinvestment Act of 1977, the Federal Reserve Board must also take into account the record of performance of each participating bank holding company and their respective subsidiary banks, in meeting the credit needs of its entire community, including low and moderate-income neighborhoods, consistent with the safe and sound operation of each bank holding company and its subsidiaries. In addition, the BHCA requires that the Federal Reserve Board take into account the record of compliance of each bank holding company and their respective subsidiary banks, with applicable state community reinvestment laws. Applicable Rhode Island laws permit the Rhode Island banking authorities, to, where deemed appropriate, if not otherwise required by law, provide for a public hearing when an objection is made to a regulated institution's application.

    We may not complete the merger before the thirtieth calendar day following the Federal Reserve Board's approval of the merger or, if the Federal Reserve Board has not received any adverse comments from the Attorney General of the United States concerning the competitive effect of the merger, that shorter period of time as the Federal Reserve Board may prescribe that does not end sooner than the fifteenth calendar day following the Federal Reserve Board's approval. During this waiting period, the Attorney General may commence an action to stay the effectiveness of the Federal Reserve Board's approval and prevent the merger based on antitrust grounds.

    Waiver.  The Federal Reserve Board may waive the application requirement under Section 3 of the BHCA if the transaction is in substance a bank merger subject to review by another federal supervisory agency. We intend to complete the merger of our two bank subsidiaries simultaneously with or immediately prior to the merger. In order to obtain the waiver, Washington Trust must submit a written request to the Federal Reserve Bank of Boston including a description of Washington Trust's involvement in the transaction, the purchase price and source of funding, and a copy of the application for approval submitted to the Federal Deposit Insurance Corporation.

    The waiver may be granted if the Federal Reserve Bank of Boston finds that the bank merger will occur simultaneously with the holding company merger and that First Bank and Trust Company will not be operated by Washington Trust as a separate entity. In addition, the transaction must not involve the acquisition of any nonbank company that would require proper approval under Section 4 of the BHCA, and both before and after the merger, Washington Trust must meet the Federal Reserve Board's capital adequacy guidelines. We believe that we and the merger satisfy these conditions.

    The Federal Reserve Board may deny the waiver request and require Washington Trust to submit an application for approval if the Federal Reserve Board determines that the merger would have a significant adverse impact on the financial condition of Washington Trust or that an application is otherwise required under Section 3 of the BHCA. It is also the Federal Reserve Board's practice to deny a waiver request if a substantive protest is received, or if the waiver request raises a significant issue that is uniquely within the Federal Reserve Board's area of review.

  Federal Deposit Insurance Corporation

    The merger of The Washington Trust Company and First Bank and Trust Company, to which we refer to as the bank merger, must be approved by the FDIC pursuant to the Bank Merger Act. The factors that the FDIC must consider in determining whether to approve the bank merger under the Bank Merger Act are substantially identical to the factors described above that relate to the Federal Reserve Board's determination whether to approve the merger. We may not complete the bank merger before the thirtieth calendar day following the FDIC's approval of the bank merger or, if the FDIC has not received any adverse comments from the Attorney General concerning the competitive effect of the bank merger, that shorter period of time as the FDIC may permit that does not end sooner than the fifteenth calendar day following the FDIC's approval. During this waiting period, the Attorney General may commence an action to stay the effectiveness of the FDIC's approval and prevent the bank merger based on antitrust grounds.

  Rhode Island Department of Business Regulation, Division of Banking Regulation

    In addition, The Washington Trust Company must obtain the approval of the director of the Rhode Island Department of Business Regulation, Division of Banking Regulation, or the Department, for the bank merger pursuant to Section 19-2-13 of the Rhode Island General Laws. In considering whether to approve the bank merger, the director of the Department must consider:

  (1)
  the fairness to the owners of The Washington Trust Company and First Bank and Trust Company;

  (2)
  the financial condition of The Washington Trust Company and First Bank and Trust Company; and

  (3)
  the public convenience and advantage of the bank merger.

    Finally, Washington Trust must obtain the approval of the director of the Department to acquire control of First Bank and Trust Company under Section 19-8-2 of the Rhode Island General Laws. In considering whether to approve the acquisition of control, the director of the Department must consider:

  (1)
  whether the proposed acquisition would result in or lead to the creation of a monopoly;

  (2)
  whether the proposed acquisition will substantially lessen competition or otherwise restrain trade, and whether any anticompetitive effects are outweighed by public benefits;

  (3)
  whether the financial condition of Washington Trust might jeopardize First Bank and Trust Company and the rights of its depositors;

  (4)
  whether the competence, experience, or integrity of Washington Trust's management personnel indicates that the acquisition would not be in the interest of the depositors of First Bank and Trust Company or the public; and

  (5)
  whether the acquisition promotes the public convenience and advantage.

    Applications for the FDIC and Department approvals described above have been or will be submitted, and a waiver has been or will be requested from the Federal Reserve Board's prior approval requirement.

The merger cannot proceed in the absence of the requisite regulatory approvals or waivers of those approvals. We cannot assure you that the regulatory approvals or waivers will be obtained or as to the dates of any of those approvals or waivers. We also cannot assure you that the governmental authorities will not challenge the merger or, if a challenge is made, as to the result of that challenge.

Accounting Treatment

    We expect that Washington Trust will account for the merger under the purchase method of accounting for business combinations. This means that, after the merger, our results of operations will be included in the consolidated financial statements of Washington Trust.

Dissenters' or Appraisal Rights

    No dissenters' or appraisal rights will be available in connection with the merger or the transactions contemplated by the merger agreement. Rhode Island law does not provide for dissenters' or appraisal rights because our common stock is listed on the Nasdaq National Market.

Delisting and Deregistration of First Financial Common Stock Following the Merger

    If the merger is completed, shares of our common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Listing of Washington Trust Common Stock to be Issued in the Merger

    It is a condition to the consummation of the merger that the shares of Washington Trust common stock to be issued in the merger will be listed on the Nasdaq National Market.

THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the merger agreement attached to and incorporated into this proxy statement/prospectus as Annex A. You should read the merger agreement carefully and in its entirety.

Structure

    The merger agreement provides for the merger of First Financial with and into Washington Trust. The surviving company will be Washington Trust. We will cease to exist as a separate company and you will become a shareholder of Washington Trust.

    Immediately prior to completion of the merger and on the same business day, our subsidiary, First Bank and Trust Company, a Rhode Island chartered commercial bank, will merge with and into Washington Trust's subsidiary, The Washington Trust Company, a Rhode Island chartered commercial bank. The surviving bank will be The Washington Trust Company.

Closing of the Merger

    The closing of the merger will occur on the date that is 5 days after we receive the last regulatory approval required to complete the merger and the last applicable waiting period has expired. We expect that the merger will be completed on or about March 31, 2002.

Merger Consideration

    In the merger, holders of our common stock will receive a combination of shares of Washington Trust common stock and cash, as described in detail below.

Conversion of First Financial Common Stock Pursuant to the Merger

    At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time, other than as described below, will automatically be converted into and become the right to receive the following, which we sometimes refer to in this proxy statement/prospectus as, the merger consideration:

  •
  $16.00 in cash, without interest; and

  •
  between 0.842 and 0.941 shares of Washington Trust common stock.

    The actual number of shares of Washington Trust common stock that you will receive cannot be calculated at this time because the exchange ratio will be determined by dividing $16.00 by the average daily closing price per share of Washington Trust common stock on the Nasdaq National Market for the 15 consecutive trading days ending on the date we obtain the last regulatory approval required to complete the merger. However, except as described below, you will never receive fewer than 0.842 shares nor more than 0.941 shares. For example, and as illustrated in the table below, if Washington Trust's average closing stock price is $18.25 per share, you will receive 0.8771 Washington Trust shares in the merger for each of your First Financial shares. If the average closing stock price is $16.25 per share, you will be entitled to receive 0.941 shares for each of your First Financial shares. However, if the Washington Trust average closing price is greater than $19.00 per share, the exchange ratio will not be further adjusted to less than 0.842. In addition, if the Washington Trust average closing price is less than $17.00 per share the exchange ratio will not be further adjusted to above 0.941. Set forth in the table below is a calculation of the merger consideration at different Washington Trust average closing prices, indicating the exchange ratio, the aggregate value of the merger consideration and the percentage of that value to be received in cash based on these different closing prices.

Cash Portion	WASH Stock Price	Exchange Ratio	Deal Price	% Cash
$16.00	$22.00	0.842	$34.53	46%
$16.00	$21.00	0.842	$33.68	48%
$16.00	$20.00	0.842	$32.84	49%
$16.00	$19.00	0.842	$32.00	50%
$16.00	$18.50	0.865	$32.00	50%
$16.00	$18.00	0.889	$32.00	50%
$16.00	$17.50	0.914	$32.00	50%
$16.00	$17.00	0.941	$32.00	50%
$16.00	$16.00	0.941	$31.06	52%
$16.00	$15.00	0.941	$30.12	53%
$16.00	$14.87	0.941	$30.00	53%
$16.00	$13.87	0.941	$29.05	55%
$16.00	$11.50	0.941	$26.82	60%

    The number of shares of Washington Trust common stock that you will receive in the merger will not be determined until after the special meeting. You will not have another opportunity to vote on the merger agreement after the exact number of shares has been determined.

    Each share of Washington Trust common stock issued in the merger will also include any related common stock purchase rights issued pursuant to the Rights Agreement between Washington Trust and The Washington Trust Company, dated as of August 15, 1996. See "Description of Capital Stock of Washington Trust" for a further description of these rights. Washington Trust will not issue fractional shares, but instead will pay cash to any shareholder who would otherwise receive a fractional share as a result of the merger.

    Shares held in our treasury or directly or indirectly by us or Washington Trust or any of our respective subsidiaries will be not be converted into the merger consideration but will be canceled and cease to exist. These cancelled shares do not include any of our shares held in trust accounts, managed accounts or otherwise held in a fiduciary capacity and beneficially owned by third parties or held by Washington Trust or us or our respective subsidiaries for a debt previously contracted. These shares will be converted into the right to receive the merger consideration.

Possible Adjustments to the Exchange Ratio

    Extraordinary Stock Events.  The exchange ratio may be adjusted either upwards or downwards if Washington Trust splits or combines its common stock or other convertible securities, pays a dividend or other distribution in its common stock or other convertible securities or effects a reclassification, recapitalization, exchange of shares or readjustment before the completion of the merger. In these circumstances, the exchange ratio will be adjusted either upwards or downwards to appropriately reflect that split, combination, distribution, reclassification, recapitalization, exchange of shares or readjustment. For example, if Washington Trust were to conduct a two-for-one stock split prior to closing, you would receive twice as many shares in the merger.

    Special Termination Right.  In addition, the exchange ratio may also be adjusted in the following circumstance. Under the merger agreement, we have the right to terminate the merger agreement if the following two conditions are met:

  •
  the Washington Trust average closing stock price is less than $14.40 per share; and

  •
  (A) the number obtained by dividing the Washington Trust average closing stock price by $18.00 is less than 80% of (B) the number obtained by dividing the average closing value of the share price of the Nasdaq Bank Index during the same period by the average closing value of the Nasdaq Bank Index as of the close of trading for the 15 consecutive trading days ending on the date the parties signed the merger agreement.

    However, Washington Trust may require that we complete the merger by increasing the exchange ratio in accordance with a formula specified in the merger agreement. The formula specifies that the exchange ratio is to be increased by multiplying the original exchange ratio by a fraction, of which $14.40 will be the numerator and the Washington Trust average closing stock price will be the denominator. For example, if the Washington Trust average closing stock price prior to closing was $13.625 per share and both conditions were met, we could exercise our right to terminate the merger agreement. In that case, if it wished to require us to complete the merger, Washington Trust could do so by increasing the exchange ratio to 0.995, in which case, we would be required to complete the merger. See "—Termination" on page 58 for a description of the parties' rights to terminate the merger agreement.

    To Maintain Tax Treatment.  In order to maintain the tax-free nature of the merger with respect to the stock portion of the merger consideration, the value of the Washington Trust shares to be issued in the merger must be at least 40% of the value of the total merger consideration. If, on the closing date, Washington Trust and First Financial reasonably conclude that the fair market value of the total Washington Trust shares to be delivered to our shareholders is likely to be less than 40% of the fair market value of the total merger consideration to be delivered to our shareholders and all other conditions to the closing set forth in the merger agreement have been satisfied (or waived), then, the merger consideration will be adjusted by increasing the exchange ratio and decreasing the cash consideration by equal amounts so that the shares of Washington Trust common stock to be issued in the merger will constitute 40% of the value of the total merger consideration.

Rights of Holders of First Financial Common Stock at the Effective Time of the Merger

    At the effective time of the merger, holders of our common stock will cease to be, and will have no rights as, our shareholders, other than:

    (1) the right to receive any dividend or other distribution with respect to our common stock with a record date occurring prior to the effective time of the merger, and

    (2) the right to receive the merger consideration.

    After the merger occurs, there will be no transfers on our stock transfer books of any shares of our common stock.

Exchange of First Financial Stock Certificates for Washington Trust Stock Certificates

    Promptly after the effective time of the merger,                     , Washington Trust's exchange agent for the merger, will mail to you a letter of transmittal and instructions for use in surrendering your First Financial stock certificates in exchange for Washington Trust stock certificates and cash. When you deliver your First Financial stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your First Financial stock certificates will be cancelled and you will receive Washington Trust stock certificates representing the number of full shares of Washington Trust common stock, cash consideration and cash in lieu of fractional shares, to which you are entitled under the merger agreement. You should not submit your stock certificates for exchange until you have received the letter of transmittal and instructions referred to above.

    You are not entitled to receive any dividends or other distributions on Washington Trust common stock after the merger until you have surrendered your First Financial stock certificates in exchange for Washington Trust stock certificates.

    Washington Trust will only issue a Washington Trust stock certificate or a check for your cash consideration or cash in lieu of a fractional share in a name other than the name in which a surrendered First Financial stock certificate is registered if the stock certificate surrendered is properly endorsed or otherwise in proper form for transfer and you show that you paid any applicable stock transfer taxes.

Representations and Warranties

    The merger agreement contains substantially reciprocal representations and warranties of Washington Trust and First Financial, relating to:

  •
  their due organization, existence, good standing and corporate authority;

  •
  their capitalization;

  •
  the authority, validity and effect of the merger agreement;

  •
  consents and approvals;

  •
  their financial statements;

  •
  their SEC and regulatory reports;

  •
  the absence of certain changes or events affecting them;

  •
  their brokers' fees;

  •
  their legal proceedings;

  •
  their undisclosed liabilities; and

  •
  the accuracy of their disclosures.

    The merger agreement contains additional representations and warranties of Washington Trust relating to:

  •
  the tax treatment of the merger; and

  •
  its availability of funds to pay the cash portion of the merger consideration.

    The merger agreement also contains additional representations and warranties of First Financial relating to:

  •
  our compliance with applicable law;

  •
  our agreements with regulatory agencies;

  •
  our insurance;

  •
  our properties;

  •
  our environmental matters;

  •
  certain tax matters affecting us;

  •
  certain employee matters affecting us;

  •
  our material contracts;

  •
  our compliance with Rule 16b-3 of the Securities Exchange Act of 1934;

  •
  the availability of dissenters' or appraisal rights with respect to the merger;

  •
  our employee benefit plans;

  •
  the inapplicability of the Investment Company Act of 1940 to us;

  •
  our investment management activities;

  •
  our loan portfolio;

  •
  our investment securities;

  •
  our hedging transactions;

  •
  the fact that we do not conduct any trust business;

  •
  our intellectual property;

  •
  the inapplicability of takeover laws to the merger; and

  •
  our insider loans and other transactions.

    None of the representations and warranties by either party survive the effective time of the merger. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read Articles 3 and 4 of the merger agreement attached to this proxy statement/prospectus as Annex A.

Our Conduct of Business Prior to Completing the Merger

    Under the merger agreement, we have agreed that, until the effective time of the merger, we will use our commercially reasonable efforts to preserve intact our business organization and the goodwill of our customers and others with whom we have business relationships, to keep available the present services of our employees and to take no action which could be reasonably likely to materially adversely affect or materially delay our ability to obtain any necessary governmental approvals or to perform our covenants and agreements in the merger agreement.

    In addition, the merger agreement specifically prohibits us, without Washington Trust's consent, from taking any of the following actions:

  •
  paying dividends or making distributions, other than regular quarterly dividends in an amount not to exceed $0.15 per share;

  •
  splitting, combining or reclassifying our capital stock,

  •
  repurchasing, redeeming or otherwise acquiring any shares of our capital stock, or any securities or obligations convertible into or exchangeable for any shares of our capital stock;

  •
  issuing, delivering or selling any other of our securities or options, warrants, or rights to acquire those securities;

  •
  amending our organizational documents;

  •
  entering into any new line of business;

  •
  acquiring or agreeing to acquire, by merging, consolidating with or purchasing an equity interest in, or the assets of, or by any other manner, any third party;

  •
  making any unbudgeted capital expenditures in excess of $25,000 in each instance or $75,000, in the aggregate;

  •
  changing our accounting policies;

  •
  relocating or terminating the operations of any of our banking offices or materially expanding our business;

  •
  settling any claim, action or proceeding outside of the ordinary course of business;

  •
  canceling the indebtedness of any third party;

  •
  making any new equity investment in real estate outside of the ordinary course of business;

  •
  changing or restructuring our investment portfolio;

  •
  making any material tax elections or settling any material tax liability;

  •
  taking title to any commercial real estate without conducting an environmental assessment of the property;

  •
  waiving any material right that we have with respect to any loan;

  •
  making any loan to a single borrower in excess of $1,000,000;

  •
  entering into, renewing, amending or terminating any lease, contract or agreement outside of the ordinary course of business;

  •
  committing any act or omission which constitutes a material breach or default by us under any of our material contracts;

  •
  paying, discharging or satisfying any claim, liability or obligation, except in the ordinary course of business of liabilities reflected or reserved against in our balance sheet for the fiscal year ended December 31, 2000 or subsequently incurred in the ordinary course of business;

  •
  adopting, amending, renewing or terminating any plan or agreement or taking specified actions with respect to our directors, officers or employees;

  •
  disposing of any of our material assets;

  •
  except as required by law, changing our loan policies or procedures in effect at December 31, 2000;

  •
  incurring any indebtedness or making any loan or advance outside of the ordinary course of business; or

  •
  taking any action which could reasonably be expected to result in a material violation of the merger agreement.

    The agreements relating to the conduct of our business in the merger agreement are complicated and not easily summarized. You are urged to carefully read Article 5 of the merger agreement attached hereto as Annex A. In the merger agreement, we have also agreed to:

  •
  meet with Washington Trust to discuss and plan for the conversion of our data processing and electronic informational systems as well as the coordination of our loan, litigation and real estate valuation policies and practices;

  •
  consult and cooperate with Washington Trust concerning alignment of our bank branches; and

  •
  not initiate, solicit or encourage the making of any proposal for a competing business combination transaction.

Washington Trust's Conduct of Business Prior to Completing the Merger

    Washington Trust has agreed, prior to the effective time of the merger, except as specifically permitted or contemplated by the merger agreement, unless we consent otherwise, to:

  •
  not take any action or fail to take any action permitted by the merger agreement which reasonably could be expected to result in a material violation of any provision of the merger agreement;

  •
  use commercially reasonable efforts to conduct its business in the regular, ordinary and usual course consistent with past practice;

  •
  use commercially reasonable efforts to maintain and preserve intact its business organization, and retain the services of its officers and key employees; and

  •
  not take any action which could be reasonably likely to materially adversely affect or materially delay the ability of Washington Trust to obtain any required regulatory approvals or to perform its covenants and agreements in the merger agreement.

Other Material Covenants

Competing Transactions

    In the merger agreement, we agreed that, until the earlier of the termination of the merger agreement or the effective time of the merger, we will not, and we will not authorize or permit any of our officers, directors, employees, representatives, agents, affiliates and advisors to, initiate, solicit, facilitate or encourage any inquiries or proposals that relate to, or may reasonably be expected to lead to, a competing transaction. The term "competing transaction" is defined for these purposes as any of the following:

  •
  a merger, consolidation, share exchange or other business combination involving us or our subsidiary;

  •
  the sale, lease, exchange, pledge, transfer or other disposition of 15% or more of our assets;

  •
  a tender offer or an exchange offer for 15% or more of our outstanding equity securities or those of our subsidiary;

  •
  a transaction or series of related transactions resulting in any person or group having acquired beneficial ownership, or the right to acquire beneficial ownership of, 15% or more of our then outstanding shares; or

  •
  a public announcement of a proposal, plan or intention to do any of the transactions mentioned above or any agreement to engage in these transactions.

    However, we are permitted to enter into discussions with, or furnish nonpublic information to, any person in response to an unsolicited bona fide written proposal concerning a competing transaction by any person, if and only if, prior to participating in any of these actions:

  •
  our board concludes, in its reasonable judgment, based on the advice of our financial advisor, that the competing transaction, which must be fully financed or reasonably capable of being fully financed, is reasonably likely to be completed taking into account all legal, financial, regulatory and other aspects of the proposal, and would result in a transaction that is more favorable to our shareholders from a financial point of view than the merger, which we refer to as a superior transaction;

  •
  our board determines in good faith, based upon the advice of outside counsel, that failure to take that action would constitute a breach of its fiduciary duties under applicable law; and

  •
  that third party enters into a confidentiality agreement with us on terms no more favorable to them than the confidentiality agreement we entered into with Washington Trust.

    We have agreed to notify Washington Trust within 24 hours if we receive any inquiries or proposals regarding a competing transaction or if we receive any request for information that could reasonably be expected to lead to a competing transaction. We must provide the identity of the party making any proposal, including the material terms and conditions of the proposal.

    In the event that we accept a superior proposal and terminate the merger agreement, we will be obligated to pay Washington Trust a termination fee of $1,800,000. For a description of our right to terminate the merger agreement in these circumstances and this termination fee, refer to the sections of this proxy statement/prospectus entitled "—Termination," "—Termination Fees and Expenses" and "—Expenses" and Article 8 of the merger agreement.

Nasdaq Listing

    In the merger agreement, Washington Trust has agreed to use its reasonable best efforts to cause the shares of its common stock which are to be issued in the merger to be approved for listing on the Nasdaq National Market. It is a condition to the completion of the merger that these shares are in fact so approved for listing.

Regulatory Applications

    In the merger agreement, Washington Trust and First Financial have agreed to use commercially reasonable efforts to promptly prepare and file:

  •
  an application for approval of the merger with the Board of Governors of the Federal Reserve System;

  •
  an application for approval of the bank merger with the Federal Deposit Insurance Corporation;

  •
  an application for approval of the merger and the bank merger with the Rhode Island Department of Business Regulation, Division of Banking Regulation; and

  •
  any other necessary applications.

    Washington Trust has agreed to use commercially reasonable efforts to file this proxy statement/prospectus with the Securities and Exchange Commission.

Directors and Officers Insurance

    In the merger agreement, Washington Trust has agreed to maintain in effect for 6 years from the effective time of the merger our current directors' and officers' liability insurance policy. This policy covers our directors and officers from liability they may suffer as a result of serving on our board or as our officers prior to the merger. Washington Trust may substitute policies providing at least the same coverage as our policy and Washington Trust is not required to expend more than $35,000 to maintain or procure this insurance coverage. If Washington Trust is unable to maintain or obtain this insurance coverage, it is required to use commercially reasonable efforts to obtain as much comparable insurance as is available for no more than $35,000.

Employee Benefits

    In the merger agreement, Washington Trust has agreed that, after the merger, our employees who remain employed with the surviving company will be eligible to participate in Washington Trust's employee benefit plans on the same terms as other comparable Washington Trust employees. For purposes of determining eligibility and vesting under these plans, Washington Trust will generally recognize our employees' years of service with us to the extent that we recognized their service.

    In the merger agreement, Washington Trust has agreed to provide severance to any of our employees (other than some of our officers, who are covered below) whose employment is terminated within six months of the effective time of the merger other than "for cause." The amount of the severance will be equal to two weeks base pay for each year of service with us. However, with respect to some of our key officers, Washington Trust has agreed to provide severance if their employment is terminated within nine months of the effective time of the merger other than "for cause." For these officers, the amount of the severance will be the greater of one years' base pay or two weeks of base pay for each year of service with us. See "Proposal Regarding the Merger Agreement and Related Transactions—Interests of Our Directors and Officers in the Merger."

    We have agreed to terminate our 401(k) plan. Generally, participants will be able to make direct rollovers to Washington Trust's 401(k) plan and to participate in Washington Trust's 401(k) plan.

Conditions to the Merger

    The obligation of First Financial and Washington Trust to complete the merger is subject to the satisfaction of the following conditions, which generally cannot be waived:

  •
  the approval and adoption by the requisite vote of our shareholders of the merger agreement and the transactions contemplated by the merger agreement, including the merger;

  •
  the absence of any law, order or injunction prohibiting or restricting completion of the merger;

  •
  the receipt of all required regulatory approvals;

  •
  the declaration of effectiveness of the registration statement of which this proxy statement/prospectus is a part and the receipt of all necessary state securities laws and "blue sky" permits and authorizations;

  •
  the approval of the shares of Washington Trust common stock being issued in the merger for listing on the Nasdaq National Market, subject to official notice of issuance; and

  •
  the delivery of legal opinions to Washington Trust and First Financial to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of the Internal Revenue Code.

    The obligation of Washington Trust to complete the merger is subject to the satisfaction of the following additional conditions, any of which can be waived by Washington Trust:

  •
  we must perform in all material respects all of our covenants in the merger agreement;

  •
  each of our representations and warranties contained in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and, except to the extent that the representations and warranties speak as of an earlier date or for changes expressly contemplated by the merger agreement, as of the closing date of the merger;

  •
  none of the required regulatory approvals must impose any condition upon Washington Trust or its subsidiary that Washington Trust reasonably determines would so materially adversely affect the benefits of the merger that completion of the merger would be inadvisable;

  •
  we must obtain certain third party consents; and

  •
  Mr. Shanahan must execute his noncompetition agreement.

    Our obligation to complete the merger is subject to the satisfaction of the following additional conditions, any of which we can waive:

  •
  Washington Trust must perform in all material respects all of its obligations under the merger agreement;

  •
  each of the representations and warranties of Washington Trust contained in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and, except to the extent those representations and warranties speak as of an earlier date or for changes expressly contemplated by the merger agreement, as of the closing date of the merger; and

  •
  Washington Trust must have executed the noncompetition agreement with Mr. Shanahan.

Termination

    The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval by our shareholders:

  •
  by mutual written consent of Washington Trust and First Financial;

  •
  by either Washington Trust or First Financial if any of the following occur:

  (1)
  the merger is not completed by June 30, 2002, unless the failure of the merger to be completed is due to the failure of the party seeking termination to perform or observe its agreements and covenants in the merger agreement;

  (2)
  the approval of our shareholders is not obtained at the special meeting, unless the failure to obtain our shareholders' approval was due to a material breach of the party seeking termination of the merger agreement;

  (3)
  a required regulatory approval is finally denied or withdrawn, unless the denial or withdrawal is due to the failure of the party seeking termination to perform or observe its agreements and covenants in the merger agreement;

  (4)
  a material breach of any representation or warranty of the other party occurs, if the breach cannot be or has not been cured within 20 days after the terminating party has given the breaching party written notice of the breach unless the terminating party is itself in material breach of any of its representations, warranties, covenants or other agreements in the merger agreement;

  (5)
  a material breach of any covenant or agreement of the other party occurs, if the breach has not been cured within 20 days after the terminating party has given the breaching party written notice of the breach unless the terminating party is itself in material breach of any of its representations, warranties, covenants or other agreements in the merger agreement;

  •
  by Washington Trust, if:

  (1)
  our board does not publicly recommend in this proxy statement/prospectus that our shareholders vote in favor of and approve and adopt the merger agreement;

  (2)
  after making the recommendation referred to in (1), our board withdraws, modifies or amends its recommendation to our shareholders in any respect adverse to Washington Trust; or

  (3)
  our board approves or recommends a superior proposal;

  •
  by First Financial, if our board approves, recommends or causes us to enter into any agreement with respect to any superior proposal.

    We may also terminate the merger agreement if we determine that at any time during the 5-day period following receipt of the last regulatory approval required for closing, both of the following conditions are satisfied:

  •
  the Washington Trust average closing stock price is less than $14.40 per share; and

  •
  (A) the number obtained by dividing the Washington Trust average closing stock price by $18.00 is less than 80% of (B) the number obtained by dividing the average closing value of the share price of the Nasdaq Bank Index as of the close of trading for the 15 consecutive trading days prior to receipt of the last required regulatory approval by the average closing value of the Nasdaq Bank Index as of the close of trading for the 15 consecutive trading days ending on November 12, 2001.

    Following our exercise of this termination right, Washington Trust may cause us to complete the merger by increasing the exchange ratio by multiplying the exchange ratio initially in effect by a fraction, the numerator of which will be $14.40 and the denominator of which will be the Washington Trust average closing stock price. See "—Possible Adjustments to the Exchange Ratio."

Termination Fees and Expenses

Burdensome Regulatory Condition

    If the merger is not completed because a condition is imposed in a required regulatory approval that renders the merger inadvisable to Washington Trust, Washington Trust has agreed to pay us a fee of $500,000. For a discussion of this condition see "—Conditions to the Merger."

Payment of Expenses in Event of Breach

    If the merger agreement is terminated because a party is in material breach of its representations, warranties or covenants by its willful conduct or gross negligence, that party will be liable to the other party for all of that party's out-of-pocket costs and expenses incurred in connection with the merger agreement, including reasonable fees and expenses for legal, accounting and financial advisors.

Special Termination Payment

    As a condition to Washington Trust's willingness to enter into the merger agreement, we have agreed to pay a termination fee to Washington Trust of $1,800,000 if any of the following circumstances occur:

  (1)
  Washington Trust terminates the merger agreement because we have materially breached our obligation not to solicit competing transactions;

  (2)
  Washington Trust terminates the merger agreement because our board fails to recommend the merger in this proxy statement/prospectus, or if, after making that recommendation, our board withdraws, modifies or amends its recommendation in a manner which is adverse to Washington Trust;

  (3)
  we terminate the merger agreement because our board approves, recommends or causes us to enter into any agreement with respect to a superior proposal; or

  (4)
  Washington Trust terminates the merger agreement because our shareholders do not approve the merger or because we are in material breach of any of our representations, warranties,

    covenants or agreements in the merger agreement, if the breach was the result of our willful conduct or gross negligence, but only if:

    •
    at the time of the termination, any person other than Washington Trust has made a bona fide proposal to us or our shareholders to engage in a competing transaction, which, in the case of a termination based on our failure to obtain the required shareholder approval, was or became the subject of public disclosure; and

    •
    within 12 months of the termination, either (A) we enter into an agreement to engage in a competing transaction with any person other than Washington Trust, or (B) our board has authorized or approved a competing transaction or recommended that our shareholders approve or accept any competing transaction with any person other than Washington Trust.

    If we are required to pay a termination payment, this will be the exclusive remedy available to Washington Trust unless we have materially breached the merger agreement by our willful misconduct or gross negligence.

Expenses

    Except as described under "—Termination Fees and Expenses," each party will pay all of its own fees and expenses in connection with the merger.

Amendments

    Subject to compliance with applicable law, we may amend any provision of the merger agreement at any time by an instrument in writing signed by each party, as long as the board of directors of each party approves the action.

Resale Restrictions

    Washington Trust common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any of our shareholders who may be deemed to be an "affiliate" of ours for purposes of Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of ours generally include individuals or entities that control, are controlled by, or are under common control with, that party and may include some of our officers and directors.

    The merger agreement requires us to deliver to Washington Trust, prior to the closing of the merger, a certificate identifying all persons who may be, as of the date the merger is submitted to our shareholders for their approval, one of our affiliates. The merger agreement further requires us to cause each person who is identified as an affiliate by us to deliver to Washington Trust, on or prior to the completion of the merger, an executed letter agreement to the effect that the affiliate will not offer, sell or otherwise dispose of any of the shares of Washington Trust common stock issued to that affiliate in the merger or otherwise owned or acquired by that affiliate, in each case in violation of the Securities Act.

    Shares of Washington Trust common stock received by those shareholders who are deemed to be our affiliates may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. This proxy statement/prospectus does not cover resales of Washington Trust common stock received by any person who may be deemed to be one of our affiliates and no person is authorized to make any use of this proxy statement/prospectus in connection with any such sale.

OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER

Voting Agreements

    In connection with the execution of the merger agreement, each of our directors entered into a voting agreement with Washington Trust. In this voting agreement, each of these individuals agreed to vote all of the shares of our common stock owned by that individual in favor of the merger, the merger agreement and any matter necessary for the consummation of the merger. In addition, each of these individuals also agreed not to dispose of any of their shares of our common stock prior to the effective time of the merger. These individuals beneficially owned approximately 14.51% of our total outstanding shares of common stock as of the record date of the special meeting. These individuals were not, and will not be, paid any additional consideration in connection with the voting agreements.

REGULATORY CONSIDERATIONS

Federal and State Banking Regulations

    Each of Washington Trust and First Financial is a bank holding company registered with the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended, or the BHCA. In addition, First Financial has elected to be a financial holding company registered with the Federal Reserve Board under the Gramm-Leach-Bliley Act. As a financial holding company or bank holding company, each of Washington Trust and First Financial is subject to the supervision, examination, and reporting requirements of the BHCA and the regulations of the Federal Reserve Board. If Washington Trust or First Financial were to establish any non-bank subsidiaries, those subsidiaries would also be subject to the requirements of the BHCA and the regulations of the Federal Reserve Board. Washington Trust and First Financial are also considered bank holding companies for purposes of the laws of the State of Rhode Island, and are subject to the jurisdiction of the Rhode Island Department of Business Regulation, Division of Banking Regulation, or the Department. In addition, Washington Trust's and First Financial's bank subsidiaries are subject to the regulation and supervision of the Federal Deposit Insurance Corporation, or the FDIC, and the Department. Our bank subsidiaries are also subject to certain requirements established by the Federal Reserve Board.

    Set forth below is a brief description of certain laws and regulations that relate to the regulation of Washington Trust, First Financial and their subsidiary banks. The description of the laws and regulations below and elsewhere in this proxy statement/prospectus does not purport to be complete and is qualified in its entirety by reference to these laws and regulations. A discussion of these laws and regulations to which Washington Trust and First Financial are subject is also included in Washington Trust's Annual Report on Form 10-K for the year ended December 31, 2000 and First Financial's Annual Report on Form 10-K for the year ended December 31, 2000. See "Where You Can Find More Information."

Certain Restrictions on Activities of Bank Holding Companies

    The BHCA imposes significant restrictions on the activities of bank holding companies. Bank holding companies are required to obtain the prior approval of the Federal Reserve Board before they may: (1) acquire direct or indirect ownership or control of more than 5% of any class of the voting securities of any bank; (2) acquire all or substantially all of the assets of any bank; or (3) merge or consolidate with any other bank holding company.

    In addition to the restrictions imposed by the BHCA, because each of Washington Trust and First Financial is a bank holding company for purposes of the laws of the State of Rhode Island, Washington Trust and First Financial may not acquire control of any "financial institution" without the prior approval of the Department. The term "financial institution" means any entity, other than a credit union, duly organized under the laws of Rhode Island which has the statutory authority to accept money on deposit pursuant to Title 19 of the Rhode Island General Laws, including an entity which is prohibited from accepting deposits by its own by-laws or agreement to form. The term includes, but is not limited to banks, trust companies, savings banks, loan and investment banks and savings and loan associations.

    The BHCA also prohibits us from: (1) engaging in activities other than banking, managing, or controlling banks or other permissible subsidiaries; and (2) acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident to banking. This prohibition could restrict our ability to expand our activities or establish non-bank subsidiaries in the future.

    In determining whether a bank holding company may engage in a particular activity, the Federal Reserve Board must consider whether the performance of that activity can reasonably be expected to produce benefits to the public that outweigh possible adverse effects. Possible benefits the Federal Reserve Board considers include greater convenience, increased competition, or gains in efficiency. Possible adverse effects include undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

    Prior to the adoption of the Gramm-Leach-Bliley Act in November 1999, the Federal Reserve Board had by regulation or order determined that certain activities are so closely related to banking, within the meaning of the BHCA, as to be a proper incident to banking, and that those activities are permissible for bank holding companies. These activities include making or servicing loans such as would be made by a mortgage, consumer finance, credit card, or factoring company, performing trust company functions, performing certain data processing operations, providing limited securities brokerage services, acting as an investment or financial advisor, acting as an insurance agent for certain types of credit-related insurance, leasing personal property on a full-payout, non-operating basis, providing tax planning and preparation services, operating a collection agency, and providing certain courier services. The Federal Reserve Board also has determined that other activities, including real estate brokerage and syndication, land development, property management and underwriting of life insurance not related to credit transactions, are not so closely related to banking as to be a proper incident to banking, and bank holding companies are prohibited from engaging in those activities.

    Under the Gramm-Leach-Bliley Act, a bank holding company may also engage in a broader range of activities that the Federal Reserve Board, in consultation with the Secretary of the Treasury, determines to be financial in nature, incidental to financial activities, or complementary to financial activities, referred to as financial activities, if the bank holding company maintains certain qualifications and elects to be a financial holding company. A financial holding company may engage in financial activities even if those activities would otherwise be prohibited for a bank holding company that is not so qualified. In general, to qualify as a financial holding company, a bank holding company's banking subsidiary must be considered "well capitalized" and "well managed," and must have received a "satisfactory" or better rating as a result of its most recent examination under the Community Reinvestment Act. A financial holding company must maintain these qualifications on an ongoing basis to continue to engage in financial activities. Financial activities include, among other activities, underwriting and dealing in all types of securities, providing all types of insurance as principal or agent, and engaging in merchant banking. Washington Trust has not elected to be treated as a financial holding company. First Financial has elected to be treated as a financial holding company.

    There are no territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve Board may, whenever it has reasonable cause to believe that the continuation by a bank holding company of any activity or of ownership or control of any of its nonbank subsidiaries constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company, order the bank holding company or any nonbank subsidiaries to terminate those activities or to terminate its ownership or control of any those nonbank subsidiaries.

Limitations on Control of Washington Trust or First Financial

    Federal law limits who may control Washington Trust or First Financial. Specifically, the federal Change in Bank Control Act prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days prior written notice of that proposed acquisition and within that time period, the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which a disapproval may be issued. An acquisition may be made prior to expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, would, under the circumstances set forth in the presumption, constitute the acquisition of control.

    Notwithstanding the above, any company would be required to obtain the approval of the Federal Reserve Board under the BHCA before acquiring 25% (5% in the case of an acquirer that is a bank holding company) or more of the outstanding common stock of, or a lesser number of shares as constitutes "control" over, a bank holding company. This approval would be contingent upon, among other things, the acquiror registering as a bank holding company if not already so registered, divesting all impermissible holdings, and ceasing any activities not permissible for a bank holding company.

Certain Transactions by Bank Holding Companies and their Affiliates

    There are various legal restrictions on the extent to which a bank holding company and its non-bank subsidiaries may borrow, obtain credit from or otherwise engage in "covered transactions" with its FDIC-insured depository institution subsidiaries. These provisions restrict borrowing and other covered transactions between Washington Trust and First Financial and their respective subsidiaries. These borrowings and other "covered transactions" by an insured depository institution subsidiary (and its subsidiaries) with its non-depository institution affiliates are limited to the following amounts:

  •
  in the case of any one affiliate, the aggregate amount of "covered transactions" of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and

  •
  in the case of all affiliates, the aggregate amount of "covered transactions" of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution.

    "Covered transactions" are defined by statute for these purposes to include a loan or extension of credit to an affiliate, a purchase of or investment in securities issued by an affiliate, a purchase of assets from an affiliate unless exempted by the Federal Reserve Board, the acceptance of securities issued by an affiliate as collateral for a loan or extension of credit to any person or company, or the issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Covered transactions are also subject to collateral security requirements. Furthermore, a bank holding company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with any extension of credit, lease or sale of property of any kind, or furnishing of any service.

Support of Subsidiary Institutions

    Under Federal Reserve Board policy, Washington Trust and First Financial are expected to act as a source of financial strength for, and commit their resources to, support their respective bank subsidiaries. This support may be required at times when they may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its bank subsidiaries are subordinate to the payment of deposits and to certain other indebtedness. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a bank subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

Payment of Dividends

    Washington Trust and First Financial are legal entities separate and distinct from their subsidiaries. Their principal sources of cash flow, including cash flow to pay dividends to their shareholders, are dividends from their bank subsidiaries. There are statutory and regulatory limitations on the payment of dividends by their subsidiaries to them, as well as by them to their shareholders.

    As to the payment of dividends, we are subject to the laws and regulations of Rhode Island and to the regulations of the FDIC. If the FDIC determines that a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, the FDIC may require, after notice and hearing, that the institution cease and desist from that practice. Depending on the financial condition of the depository institution, an unsafe or unsound practice could include the payment of dividends. The federal banking agencies, including the FDIC, have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, or FDICIA, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

    The payment of dividends by us and our subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

Regulation of The Washington Trust Company and First Bank and Trust Company

    Each of The Washington Trust Company and First Bank and Trust Company is subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more federal or state bank regulatory agencies. As Rhode Island-chartered banks, The Washington Trust Company and First Bank and Trust Company are subject to regulation and supervision by the Director of the Department and by the FDIC. Each of them is required to file reports with and obtain approvals from these various regulatory agencies prior to entering into certain transactions, including mergers with, or acquisitions of, other financial institutions.

    Virtually every aspect of the day-to-day operations of The Washington Trust Company and First Bank and Trust Company is subject to numerous requirements and restrictions. These requirements and restrictions apply with respect to such matters as, for example, and without limitation, the nature and amount of loans and investments that may be made, the nature and amount of collateral for certain loans, the maximum amount of deposits they may hold as a percentage of the aggregate deposits in a particular geographic area, the issuance of securities, the taking of reserves against deposits, the establishment and closure of branches, non-banking activities and other operations. Numerous laws and regulations also set forth special restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions. Furthermore, the laws and regulations that govern The Washington Trust Company and First Bank and Trust Company have generally been promulgated to protect depositors and the deposit insurance funds of the FDIC and not for the protection of Washington Trust, First Financial and their shareholders.

    In particular, Section 24 of the Federal Deposit Insurance Act, or FDIA, as added by FDICIA, provides that an insured state bank may not engage as a principal in any activity that is not permissible for a national bank, unless the FDIC has determined that the activity would pose no significant risk to the appropriate deposit insurance fund and the state bank is in compliance with applicable capital standards. Activities of subsidiaries of insured state banks are similarly restricted to those activities permissible for subsidiaries of national banks, unless the FDIC has determined that the activity would pose no significant risk to the appropriate deposit insurance fund and the state bank is in compliance with applicable capital standards. Section 24 also provides that an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type that is not permissible for a national bank, which would include most equity security investments. In addition, state-chartered banks are subject to numerous restrictions on their activities and investments under the laws of their chartering jurisdiction.

    With the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or FIRREA, the Crime Control Act of 1990, or the Crime Control Act and FDICIA, federal bank regulatory agencies, including the FDIC, have been granted substantially broader enforcement powers to restrict activities of financial institutions and to impose or seek the imposition of increased civil and criminal penalties upon financial institutions and the individuals who manage and control those institutions. In general, any bank that does not operate in accordance with applicable regulations, policies, and directives may be sanctioned for noncompliance by the appropriate bank regulatory agency. Proceedings may be instituted against any FDIC-insured bank or any director, officer, or employee of that bank and certain other "institution-affiliated parties" (a term that includes shareholders who participate in the conduct of the bank's affairs and, under certain circumstances, accountants, appraisers, and attorneys) who engage in unsafe and unsound practices, breaches of fiduciary duties, or violations of applicable laws, regulations, regulatory orders, and agreements. In general, the FDIC has the authority to terminate insurance of deposit accounts, to issue orders to cease and desist, to remove officers, directors, and other institution-affiliated parties, to impose substantial civil money penalties against a bank and any director, officer, employee, agent, or other institution-affiliated party of a bank and to place the bank into receivership.

    FIRREA's provisions enhanced the supervisory and enforcement powers of the federal banking agencies with respect to banks generally, expanded the FDIC's receivership powers with respect to failed banks, and protected insured banks from abusive or imprudent transactions. In addition, provisions of FIRREA simplified and shortened the procedures for the FDIC to terminate insurance of a bank's deposit accounts, authorized the FDIC, as receiver, to repudiate certain contracts entered into by the insured bank and significantly increased the amount of civil money penalties which may be assessed by federal bank regulatory agencies against a bank, its officers and directors or other institution-affiliated parties. FIRREA also broadened the circumstances under which such penalties may be assessed. FIRREA imposed additional restrictions on banks that do not meet applicable minimum capital requirements, have experienced a change of control within the preceding 2 years, or are deemed to be in a "troubled" condition. These restrictions include requiring written notice to federal regulatory authorities prior to certain proposed changes in the institution's senior management or board of directors and prohibiting acceptance, renewal, or rollover of brokered deposits (which prohibition was extended by FDICIA).

    FDICIA was intended, among other things, to strengthen federal supervision and examination of insured depository institutions, to require that federal banking regulators intervene promptly when a depository institution experiences financial difficulties, to mandate the establishment of a risk-based deposit insurance assessment system, and to require imposition of numerous additional safety and soundness operational standards and restrictions. FDICIA also expanded the conservatorship and receivership powers of the FDIC.

    FDICIA included a variety of provisions that affect the internal operations and activities of banks. For example, pursuant to FDICIA, the federal banking agencies promulgated safety and soundness standards relating to operations and management, compensation, asset quality, earnings, and stock valuation. FDICIA further required that certain insured depository institutions have periodic on-site regulatory examinations and annual audits by an independent public accountant. The audit process must be overseen by an independent audit committee composed of outside directors.

    FDICIA also implemented certain changes in deposit insurance coverage, including, among other things, the elimination of insurance on foreign deposits and a significant reduction in "pass-through" deposit insurance coverage for certain employee benefit plan deposits under certain circumstances. FDICIA generally prohibits the FDIC from insuring deposits over $100,000.

FDIC Insurance Assessments

    The deposit accounts of The Washington Trust Company and First Bank and Trust Company are insured by the Bank Insurance Fund of the FDIC generally up to a maximum of $100,000 per separately insured depositor, and each of the banks is subject to FDIC deposit insurance assessments. Pursuant to FDICIA, the FDIC adopted a risk-based system for determining deposit insurance assessments under which all insured institutions were placed into one of nine categories and assessed insurance premiums, ranging from 0.0% to 0.27% of insured deposits, based upon their level of capital and supervisory evaluation. Because the FDIC sets the assessment rates based upon the level of assets in the insurance fund, premium rates rise and fall as the number and size of bank failures increase and decrease, respectively. Under the system, institutions are assigned to one of three capital categories based solely on the level of an institution's capital, "well capitalized," "adequately capitalized" and "undercapitalized." These three categories are substantially similar to the prompt corrective action system under Section 38 of FDIA, as discussed below. These three groups are then divided into three subgroups that reflect varying levels of supervisory concern, from those that are considered to be healthy to those that are considered to be of substantial supervisory concern. Bank Insurance Fund and Savings Association Insurance Fund deposits may be assessed at different rates. Furthermore, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 requires Bank Insurance Fund-insured banks to participate in the payment of interest due on Financing Corporation bonds used to finance the thrift bailout.

Minimum Capital Requirements and Prompt Corrective Action

    Each of The Washington Trust Company and First Bank and Trust Company must satisfy certain minimum capital requirements, and Washington Trust and First Financial are expected to satisfy similar requirements established by the Federal Reserve Board. Under the FDIC's regulations, in order for The Washington Trust Company and First Bank and Trust Company to qualify as "well capitalized," they must have a total risk-based capital ratio of 10% or more, a Tier 1 risk-based capital ratio of 6% or more, and a Tier 1 leverage capital ratio of 5% or more and not be subject to any written agreement, order, capital directive, or corrective action directive. The other capital categories identified by the FDIC are outlined below, so that an institution is deemed:

  •
  "adequately capitalized," if it has a total risk-based capital ratio of 8% or more, a Tier 1 risk-based capital ratio of 4% or more and a Tier 1 leverage capital ratio of 4% or more (3% under certain circumstances) and does not meet the definition of "well capitalized;"

  •
  "undercapitalized," if it has a total risk-based capital ratio that is less than 8%, a Tier 1 risk-based capital ratio that is less than 4% or a Tier 1 leverage capital ratio that is less than 4% (3% under certain circumstances);

  •
  "significantly undercapitalized," if it has a total risk-based capital ratio that is less than 6%, a Tier 1 risk-based capital ratio that is less than 3% or a Tier 1 leverage capital ratio that is less than 3%; and

  •
  "critically undercapitalized," if it has a ratio of tangible equity to total assets that is equal to or less than 2%.

    For purposes of these regulations, each of The Washington Trust Company and First Bank and Trust Company was adequately capitalized as of September 30, 2001.

    Section 38 of the FDIA and the regulations promulgated thereunder by the federal banking agencies also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).

    A number of sanctions may be imposed on banks that are not in compliance with applicable capital requirements, including, without limitation, restrictions on asset growth and imposition of a capital directive that may require, among other things, an increase in regulatory capital, reduction of rates paid on savings accounts, cessation of or limitations on deposit-gathering, lending, purchasing loans, making specified investments, or issuing new accounts, limits on operational expenditures, an increase in liquidity, and such other restrictions or corrective actions as the appropriate federal banking agency may deem necessary or appropriate. Federal law also restricts the use of brokered deposits by certain depository institutions in certain capitalization categories.

    Under the system of prompt corrective action mandated by FDICIA, immediately upon becoming undercapitalized, an institution will become subject to the provisions of Section 38 of the FDIA, which include:

  •
  restricting payment of capital distributions and management fees;

  •
  requiring that the appropriate federal banking agency monitor the condition of the institution and its efforts to restore its capital;

  •
  requiring submission of a capital restoration plan;

  •
  restricting the growth of the institution's assets; and

  •
  requiring prior approval of certain expansion proposals.

    The appropriate federal banking agency for an undercapitalized institution also may take any number of discretionary supervisory actions if the agency determines that any of these actions is necessary to resolve the problems of the institution at the least possible long-term cost to the deposit insurance fund. These discretionary supervisory actions include: requiring the institution to raise additional capital, restricting transactions with affiliates, restricting interest rates paid by the institution on deposits, requiring replacement of senior executive officers and directors, restricting the activities of the institution and its affiliates, requiring divestiture of the institution or the sale of the institution to a willing purchaser, and any other supervisory action that the agency deems appropriate.

    FDICIA provides for the appointment of a conservator or receiver for any insured depository institution that is critically undercapitalized, or that is undercapitalized and

  •
  has no reasonable prospect of becoming adequately capitalized;

  •
  fails to become adequately capitalized when required to do so under the prompt corrective action provisions;

  •
  fails to submit an acceptable capital restoration plan within the prescribed time limits; or

  •
  materially fails to implement an accepted capital restoration plan. In addition, the appropriate federal regulatory agency will be required to appoint a receiver or a conservator for a critically undercapitalized depository institution within 90 days after the institution becomes critically undercapitalized or to take other action that would better achieve the purpose of Section 38 of FDIA. This alternative action can be renewed for successive 90 day periods. With limited exceptions, however, if the institution continues to be critically undercapitalized on average during the quarter that begins 270 days after the institution first became critically undercapitalized, a receiver must be appointed.

Other Aspects of Federal and State Law

    Regulation D promulgated by the Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts and non-personal time deposits, subject to certain exemptions. "Transaction accounts" include demand deposits, NOW accounts, and certain other types of accounts that permit payments or transfers to third parties. "Non-personal time deposits" include money market deposit accounts or other savings deposits held by corporations or other depositors that are not natural persons, and certain other types of time deposits. Because required reserves must be maintained in the form of vault cash or non-interest bearing deposits with a regional Federal Reserve Bank, the effect of this reserve requirement is to reduce the amount of the institution's interest-bearing assets.

    The Washington Trust Company and First Bank and Trust Company are also subject to federal and state statutory and regulatory provisions covering, among other things, security procedures, currency and foreign transactions reporting, insider and affiliated party transactions, management interlocks, loan interest rate limitations, lending policies, truth-in-lending, electronic funds transfers, funds availability, truth-in-savings, home mortgage disclosure, and equal credit opportunity.

Government Policies and Legislative and Regulatory Proposals

    The operations of The Washington Trust Company and First Bank and Trust Company are generally affected by the economic, fiscal, and monetary policies of the United States and its agencies and regulatory authorities, particularly the Federal Reserve Board which regulates the money supply of the United States, reserve requirements against deposits, the discount rate on Federal Reserve Board borrowings and related matters, and which conducts open-market operations in U.S. government securities. The fiscal and economic policies of various governmental entities and the monetary policies of the Federal Reserve Board have a direct effect on the availability, growth, and distribution of bank loans, investments, and deposits.

    In addition, various proposals to change the laws and regulations governing the operations and taxation of, and deposit insurance premiums paid by, federally-and state-chartered banks and other financial institutions are from time to time pending in Congress and in state legislatures as well as before the Federal Reserve Board, the FDIC, and other federal and state bank regulatory authorities. The likelihood of any major changes in the future, and the impact any such changes might have on The Washington Trust Company and First Bank and Trust Company, are not possible to determine.

BUSINESS OF FIRST FINANCIAL CORP.

General

    We were organized under Rhode Island law in 1980 for the purposes of owning all of the outstanding capital stock of First Bank and Trust Company and providing greater flexibility in helping First Bank and Trust Company achieve its business objectives. We elected to become a financial holding company under the Gramm-Leach-Bliley Act as of February 7, 2001. First Bank and Trust Company is a Rhode Island chartered commercial bank that was originally chartered and opened for business on February 14, 1972. Through our subsidiary, we provide a broad range of lending and deposit products primarily to individuals and small businesses ($10 million or less in total revenues). Although we have full commercial banking and trust powers, we have not exercised our trust powers and do not provide asset management or trust administration services.

    We offer a variety of commercial and consumer financial products and services designed to satisfy the deposit and loan needs of our customers. Our deposit products include interest-bearing and noninterest-bearing checking accounts, money market accounts, passbook and statement savings accounts, club accounts, and short-term and long-term certificates of deposit. We also offer customary check collection services, wire transfers, safe deposit box rentals, automated teller machine (ATM) cards and debit cards and services. Loan products include commercial, commercial mortgage, residential mortgage, construction, home equity and a variety of consumer loans.

    The core of our business remains our ability to meet the lending and deposit needs of customers in our market area. Most recently, we have experienced growth in business loans to borrowers with favorable cash flow attributes seeking working capital financing. We are designated a "preferred lender" by the Small Business Administration, or the SBA. As a participant in the SBA's preferred lenders program, we have the sole authority to approve certain SBA guaranteed loans. The preferred lenders program also authorizes us to act as an SBA Express lender. This program allows us to underwrite lines of credit up to $150,000 with a 50% SBA guarantee using our documentation.

Market Area

    Although our main office is located in downtown Providence, Rhode Island, our Cranston, Rhode Island branch is our largest office with deposits of $67.5 million at December 31, 2000. Our Providence, Richmond, Rhode Island and North Kingstown, Rhode Island branches had approximately $30.9 million, $22.2 million and $8.4 million, respectively, in deposits at December 31, 2000. Through our branch locations, we provide for the lending and deposit needs of our commercial and consumer customers in our market area and by targeting customers who desire the convenience and personal service not otherwise available as a result of recent major banking consolidations.

Lending Activities

    General.  We lend primarily to individuals and small businesses, including partnerships, professional corporations and associations, and limited liability companies. Our loans to individuals include owner-occupied residential mortgage loans, unsecured and secured personal lines of credit, home equity loans, mortgage loans on investment (generally non-owner occupied 1-4 family) and vacation properties, installment loans, student loans, and overdraft line of credit protection. Our loans to businesses include typical secured loans, commercial real estate loans (loans to individuals secured by residential property of 5 units or more are considered commercial real estate loans) and lines of credit. Within the commercial real estate portfolio, a loan may be secured by real estate although the purpose of the loan is not to finance the purchase or development of real estate nor is the principal source of repayment the sale or operation of the real estate collateral. We will often secure commercial loans for working capital or equipment financing with real estate together with equipment and other assets. We characterize these loans as "commercial real estate," consistent with bank regulatory requirements. Generally, we lend only to borrowers located in Rhode Island or nearby Southeastern Massachusetts or Connecticut. Occasionally, we will lend to a borrower in our market area where collateral securing obligations is vacation property located outside the market area.

    During the past few years, our commercial and commercial real estate loan portfolios have increased and remain the largest components of our loan portfolio. This increase is partially attributable to our positive response to an increase in those businesses seeking working capital and expansion funds who are frustrated by the consolidation of the banking industry. We have in the past, and continue today, to specifically target these businesses through the hiring of experienced commercial loan officers and by focusing on commercial lending to borrowers, the purpose of which is to help finance small business plant purchases, expansion, working capital and other corporate purposes. We continue to believe that opportunities exist to satisfy the banking and borrowing needs of the small business community.

    During the past few years, and especially during 2000, we were more active than ever in working with our commercial borrowers and the SBA in obtaining guarantees under a variety of SBA loan programs. Generally, we will sell the guaranteed portion of these loans with servicing retained. According to the SBA, for its fiscal year ended September 30, 2000, we ranked 4th in Rhode Island out of 31 lenders in volume by number of loans approved and 5th in dollar volume of loans guaranteed by the SBA. Overall, we were ranked 2nd among community banks and were selected as the recipient of the Bronze Lending Award for 2000. In 1999, we were the recipient of the New Markets Lender of the Year Silver Award for lending to women and minorities.

    Loan Underwriting, Review and Risk Assessment.  When considering loan applications, the primary factors we take into consideration are: (1) the cash flow and financial condition of the borrower; (2) the value of any underlying collateral; (3) the long-term prospects of the borrower, market share and depth of management; and (4) the character and integrity of the borrower. We evaluate these factors in a number of ways including an analysis of financial statements, credit reviews, trade reviews, and visits to the borrower's place of business. The total indebtedness of the borrower to us determines the maximum limit which a lending officer has the authority to approve with respect to a particular credit. Generally, we require personal guarantees and supporting financial statements from one or more of the principals of any entity borrowing money from us.

    Loan business is generated primarily through referrals and direct-calling efforts. Referrals of loan business come from our directors, our shareholders, existing customers and professionals such as lawyers, accountants, financial intermediaries and brokers.

    At December 31, 2000, our statutory lending limit to any single borrower approximated $2.4 million, subject to some exceptions provided under applicable law. We also have a policy of extending loans, on terms and conditions no less favorable than the terms and conditions applicable to any other borrower, to our directors and executive officers, limiting the aggregate principal amount of these loans to 100% of capital and otherwise complying with applicable regulatory requirements. At December 31, 2000, the aggregate principal amount of all loans to our directors and executive officers and related entities was $1.2 million.

    The following table sets forth the repricing frequency of fixed and variable rate loans included in our total loan portfolio at December 31, 2000. Loans having no stated schedule of repayments or no stated maturity (due on demand) are reported as due in one year.

	Residential Real Estate	Commercial and Commercial Real Estate	Home Equity Lines of Credit	Consumer	Total
Fixed Rate
Amounts Due:
One year or Less	$3,022	$5,081	$2	$362	$8,467
After one year through five years	7,746	49,764	—	471	57,981
Beyond five years	2,610	14,601	—	5	17,216

	13,378	69,446	2	838	83,664

Variable Rate
Repricing Frequency:
Annually or more frequently	—	17,036	2,947	93	20,076
Less frequently than annually	—	140	—	—	140

	—	17,176	2,947	93	20,216

Total	$13,378	$86,622	$2,949	$931	$103,880

    Scheduled contractual principal repayments do not, in many cases, reflect the actual maturities of loans. The average maturity of loans is substantially less than their average contractual terms because of prepayments and, in the case of conventional mortgage loans, due-on-sale clauses, which generally give us the right to declare a loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage. In addition, because many of our residential and commercial real estate loans are fixed rate loans subject to rate review and/or call option within three to five years, these loans are considered by us to have a stated maturity equal to the rate review period. Prevailing interest rates at the time of scheduled rate reviews may cause us to reset rates on these loans. However, these loans may not actually mature at that time. The average life of mortgage loans tends to increase when current mortgage loan rates are substantially higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgages are substantially lower than current mortgage loan rates (due to refinancing at lower rates). Under the latter circumstances, the weighted average yield on loans decreases as higher yielding loans are repaid or refinanced at lower rates. As of December 31, 2000, there were no non-accruing loans in our portfolio.

    Residential Real Estate Loans.  At December 31, 2000, our outstanding residential first and second mortgage loans and home equity lines of credit of approximately $16.3 million, represented 15.7% of our total loan portfolio.

    Most fixed rate conforming loans originated by us are referred to correspondents, the majority of which are funded by the correspondents. We do not originate Adjustable Rate Mortgages, or ARMS, for our own portfolio. We do, however, originate fixed rate residential first mortgage loans for our own portfolio with a 15 to 30 year amortization period and a rate review and/or call option at three or five year intervals. Consequently, as we attempt to satisfy the needs of our customers, we maintain an element of interest rate sensitivity embedded in the terms of the loan.

    Commercial Loans and Commercial Real Estate Loans.  Subject to federal and state restrictions, we are authorized to make secured or unsecured commercial business loans for general corporate purposes. Commercial loans include working capital loans, equipment financing, standby letters of credit, and secured and unsecured demand, term and time loans.

    We have committed substantial resources to the promotion and development of commercial lending (i.e. small business plant purchases, expansion and working capital) secured by real estate, which loans are characterized as "commercial real estate loans." At December 31, 2000, outstanding commercial and commercial real estate loans approximated $86.6 million or 83.4% of total loans outstanding, including total construction and land development loans of approximately $2.1 million.

    Commercial and commercial real estate loans are generally priced at a fixed rate and are generally structured with a three-year or five-year rate review and/or call option. If a loan is priced at a floating rate, it is indexed to our base lending rate or to the Wall Street Prime Rate.

    At December 31, 2000, 82.6% of all residential, commercial and commercial real estate loans are subject to repricing within five years. At December 31, 2000, our base lending rate was 11.00% while the Prime Rate was 9.50%.

    Consumer Loans.  At December 31, 2000, our consumer loan portfolio approximated $.9 million or .9% of total loans outstanding. We offer a full range of consumer lending products including new and used automobile loans, passbook and certificate of deposit loans, and other personal secured and unsecured loans. Although we make an effort to price these loans competitively, we face substantial competition including, most significantly, from consumer finance companies and, therefore, we do not view this market as possessing significant growth potential.

Investment Activities

    Our investment policy is an integral part of our overall asset/liability management. Our investment policy is to establish a portfolio of investments permissible for banks, providing the liquidity necessary to facilitate funding of loans and to cover deposit fluctuations while at the same time achieving a satisfactory return on the funds invested. We intend to maximize earnings from our investment portfolio consistent with the safety and liquidity of those investment assets.

    The following table sets forth the amortized cost and fair value of our investment portfolio at the dates indicated:

	December 31,
	2000		1999		1998
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)
Held-to-Maturity:
U.S. Government and agency obligations	$21,836	$21,802	$14,000	$13,769	$10,999	$10,947
Collateralized mortgage obligations.	653	650	1,691	1,681	2,734	2,727

	$22,489	$22,452	$15,691	$15,450	$13,733	$13,674

Available-for-Sale:
U.S. Government and agency obligations	$17,480	$17,536	$14,801	$14,722	$24,402	$24,475
Mortgage-backed securities	4,202	4,216	5,198	5,054	7,546	7,662
Trust preferred stock	9,433	8,910	—	—	—	—
Marketable equity securities and other	1,485	1,262	1,169	1,081	1,022	950

	$32,600	$31,924	$21,168	$20,857	$32,970	$33,087

    The following table sets forth certain information regarding maturity distribution and weighted average yields of our investment portfolio at December 31, 2000:

	Within One Year		One to Five Years		Over Five Years		Total Securities
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in Thousands)
Held-to-Maturity:
U.S. Government and agency obligations	$10,500	5.32%	$11,336	6.84%	$—	—%	$21,836	6.11%
Collateralized mortgage obligations(1)	538	6.16	115	6.41	—	—	653	6.20

	11,038	5.36	11,451	6.83	—	—	22,489	6.11

Available-for-Sale:
U.S. Government and agency obligations	11,994	5.89	5,542	6.36	—	—	17,536	6.04
Mortgage-backed securities(1)	611	7.20	2,332	7.42	1,273	6.57	4,216	7.13
Trust preferred stock	—	—	—	—	8,910	8.51	8,910	8.51
Marketable equity securities and other	1,262	—	—	—	—	—	1,262	—

	13,867	5.41	7,874	6.67	10,183	8.27	31,924	6.63

Total	$24,905	5.39%	$19,325	6.76%	$10,183	8.27%	$54,413	6.42%

(1)
Fixed rate collateralized mortgage obligations are presented on a scheduled cash flow basis. The mortgage-backed securities are presented using an assumed constant prepayment rate.

Sources of Funds

    Deposits obtained through our offices and automated teller machines, or ATMs, have traditionally been the principal source of our funds for use in lending, investing and for other general business purposes. At December 31, 2000, we had a total of approximately 3,363 demand deposit, NOW and money market accounts with an average balance of approximately $7,915 each; 3,510 passbook and statement savings accounts with an average balance of approximately $5,020 each; and 4,166 certificates of deposit with an average balance of approximately $20,362 (including 149 certificates of deposit of $100,000 or more totaling $17.4 million).

    Our "MasterMoney" Debit Card program as well as our ATM card service supplement office and service hours. Our ATM card can be used in the "PLUS", "CIRRUS" and "NYCE" ATM networks as well as the "MAESTRO" point of sale (POS) network. These networks provide our cardholders with access to ATM's and POS terminals throughout the United States and in 68 foreign countries. By adding the MasterCard® logo to the ATM card, we have enhanced our card program by offering availability for customers at over 15 million acceptance locations in over 220 countries. Over 3 million of the locations are in the United States.

    The following table sets forth the average balances and average rates paid on our deposits for the periods indicated:

	Years Ended December 31,
	2000		1999		1998
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
	(In Thousands)
Noninterest-bearing deposits	$19,177		$17,209		$14,067
Interest bearing deposits:
NOW and savings accounts	20,704	2.08%	21,616	2.04%	20,474	2.51%
Money market accounts	2,015	2.09	1,835	2.07	1,281	2.42
Certificates of deposit under $100,000	67,391	5.72	53,039	4.92	54,300	5.34
Certificates of deposit over $100,000	15,647	6.63	12,079	5.34	10,909	5.94

Total	$124,934		$105,778		$101,031

    Time certificates of deposit in denominations of $100,000 or more, at December 31, 2000, had the following schedule of maturities:

Time Remaining to Maturity	Amount
(In Thousands)
Less than 3 months	$3,491
3 to 6 months	7,273
6 to 12 months	5,043
More than 12 months	1,628

Total	$17,435

    For the past several years, we have been active in the Securities Sold Under Agreements to Repurchase (REPO) market as a means of using wholesale funds for capital leverage and interest arbitrage purposes. We also use advances from the Federal Home Loan Bank of Boston to match the funding for selected loans as well as refinance maturing REPO's at more favorable terms.

Community Reinvestment Act

    We are committed to serving the banking needs of the communities in which our branches are located and surrounding areas, including low and moderate income areas consistent with our obligations under the federal Community Reinvestment Act (CRA). There are several ways in which we attempt to fulfill this commitment, including working with economic development agencies, undertaking special projects, and becoming involved with neighborhood outreach programs. We have undertaken as part of our mission to contribute to the economic and social development of the communities in which we operate. We believe that our obligation is to deliver competitive services that are responsive to the needs of our employees, customers, shareholders, and local communities. At our last CRA-compliance examination, we were given a "satisfactory" ranking which is the second highest rating of the four assigned by the FDIC.

    In addition to memberships and directorships in a number of civic, charitable and not-for-profit organizations, we meet with specific community-based groups, which has provided insight into the credit and housing needs of the local community. Our community outreach efforts rely on the calling activities of our loan officers and branch managers. These individuals contact the area's under-served small businesses to promote our services and to gain a better understanding of their business needs. To a lesser extent, loan officers have contacted local realtors to ascertain community credit needs and to inform the realtors of our residential mortgage and referral program. Loan officers and branch managers are also members of, and routinely contact the Providence and surrounding area's respective Chambers of Commerce.

Competition

    In attracting deposits and making loans, we encounter competition from other institutions, including larger downtown Providence and suburban-based commercial banking organizations, savings banks, credit unions, other financial institutions and non-bank financial service companies serving Rhode Island. These competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Certain of these competitors are not subject to the same regulatory environment as we are.

Employees

    As of December 31, 2000, we had 46 full-time and 5 part-time employees. Our employees are not represented by any collective bargaining unit. We maintain a benefit program which includes health insurance, life insurance, a defined benefit pension plan and a matching savings incentive plan. We believe that our relations with our employees are good.

Properties

    We deliver our products and services through our four branch network system. We own our main office building which is located at 180 Washington Street, Providence, Rhode Island. The ground floor of this building is used for retail banking as our Providence branch. Attached to this building is a two lane drive-up facility, the only drive-up facility located in downtown Providence. The building also houses a built-in ATM. The second floor of this location is used predominately for executive, administrative, and support staff office space. We also own an adjacent lot of approximately 3,300 square feet which is used solely as employee parking.

    In 1981, we opened a branch office building at the corner of Park and Reservoir Avenues, Cranston, Rhode Island. The ground floor of this location contains the Cranston branch, our largest branch as measured by deposits. The building also has a three lane drive-up facility and a drive- up ATM. The basement of this building is used predominately by our operations department along with several administrative offices. The building is situated on approximately 21,000 square feet of leased land. The lease has an original noncancellable term of 15 years with four successive renewal options, each for an additional five years ending in the year 2009. In late 1994, we acquired an adjacent parcel of land, which approximates 4,700 square feet, for use as expanded customer parking and access to the facility from Reservoir Avenue. We also own land across the street from this building which is used for parking.

    In 1992, we purchased a former credit union's land and building and reopened the facility as our Richmond branch at 1168 Main Street, Richmond, Rhode Island. The branch location has a built-in ATM and a two lane drive-up facility.

    In June 1997, we opened an in-store branch located in the Wal-Mart super store at Wickford Junction in North Kingstown, Rhode Island. We lease nearly 1,700 square feet under an original lease term of five years with two successive renewal options, each for an additional five years ending in the year 2012. The branch is a full service facility, exclusive of safe deposit boxes, with an ATM.

    We believe that our facilities are adequate for our operations at this time.

Legal Proceedings

    We are involved in routine legal proceedings occurring in the ordinary course of business. In the opinion of management, final disposition of these lawsuits, based upon the advice of legal counsel as to potential outcome, will not have a material adverse effect on our financial condition or results of operations.

Regulation and Supervision

    Banks and bank holding companies are subject to extensive government regulation through federal and state statutes and regulations which are subject to changes that may have significant impact on the way in which we may conduct business. See the section of this proxy statement/prospectus entitled "Regulatory Considerations."

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    As of the record date for the special meeting, all of the 1,213,741 outstanding shares of our common stock were entitled to vote at the special meeting. Fractional shares are not entitled to be voted, but each full share of common stock entitles its holder to one vote on all matters properly brought before the special meeting. At present, common stock is the only class of our capital stock that is issued and outstanding.

    The following table provides information regarding the ownership of our common stock by each of the persons or organizations known by us to be the beneficial owners of more than 5.0% of the outstanding shares of our common stock and by each of our directors and executive officers and by our directors and officers as a group, in each case, as of the record date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class	Notes of Explanation
John Hancock Financial Services, Inc	109,000	9.0%	(2)
FleetBoston Financial Corporation	104,200	8.6%	(3)
John Sheldon Clark	83,000	6.8%	(4)
Gary R. Alger(a)	2,100	*
Artin H. Coloian, Esq.(a)	500	*
Thomas E. Coughlin(b)	250	*
Joseph A. Keough, Esq.(a)	5,500	*
John A. Macomber(b)	—	—
Peter L. Mathieu, Jr., M.D.(a)	61,800	5.1%	(5)
Robert D. McCormick(b)	100	*	(6)
Joseph V. Mega(a)	6,500	*	(7)
John Nazarian, Ph.D.(a)	3,000	*
Betty C. Ricci(b)	100	*	(8)
Patrick J. Shanahan, Jr.(a)(b)	79,956	6.6%	(9)
William P. Shields(a)	2,200	*
Fred J. Simon, Jr.(a)	15,000	1.2%

Directors and Executive Officers as a Group (13 persons)	177,006	14.6%

*
Shareholdings represent less than 1.0% of class

(a)
Designates director

(b)
Designates executive officer

Notes of Explanation

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of those shares. Inclusion of shares in the table does not necessarily mean that the persons named have any economic interest in shares set opposite their names.

(2)
Represents shares held by the John Hancock Bank and Thrift Opportunity Fund, an indirect wholly-owned subsidiary of John Hancock Financial Services, Inc. and a closed-end diversified management company registered under Section 8 of the Investment Company Act of 1940. All of these shares are held pursuant to an Advisory Agreement with John Hancock Advisors, Inc., an indirect subsidiary of John Hancock Financial Services and affiliate of the fund. Pursuant to the Advisory Agreement, John Hancock Advisors has sole voting power over all of these shares.

(3)
All of these shares are held by Fleet National Bank, a national banking association and principal banking subsidiary of FleetBoston Financial Corporation, which has sole power to vote and to dispose of all of these shares.

(4)
Includes (1) 25,000 shares held by the "Trust under the will of Charles M. Clark, Jr. for the benefit of Valer C. Austin," of which Mr. Clark is trustee and (2) 17,500 shares held by the "Trust under the will of Charles M. Clark, Jr. for the benefit of John Sheldon Clark," of which Mr. Clark is trustee. As trustee of both trusts, Mr. Clark has sole voting power over all of these shares.

(5)
Includes 40,000 shares owned in joint tenancy with Dr. Mathieu's wife, Betty Burkhardt Mathieu, M.D.

(6)
Shares are owned in joint tenancy with Nancy A. McCormick, his wife.

(7)
Shares are owned in joint tenancy with Antonette M. Mega, his wife.

(8)
Shares are owned in joint tenancy with Vincent A. Ricci, Jr., her husband.

(9)
Includes 8,150 shares owned in joint tenancy with Mr. Shanahan's wife.

FIRST FINANCIAL'S MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FIRST FINANCIAL'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

    Our results of operations depend primarily on our net interest income, which is the difference between interest and dividend income on interest-earning assets and interest expense on our interest-bearing liabilities. Our interest-earning assets consist primarily of loans and investment securities, while our interest-bearing liabilities consist primarily of deposits, securities sold under agreements to repurchase and Federal Home Loan Bank advances. Our net income is also affected by our level of noninterest income, including fees and service charges, as well as by our noninterest expenses, such as salary and employee benefits, provisions to the allowance for loan losses, occupancy costs and, when necessary, expenses related to other real estate owned (OREO) and to the administration of nonperforming and other classified assets.

  Three and Nine Months Ended September 30, 2001

    For the three months ended September 30, 2001, we reported net income of $569,812 compared to net income of $532,732 for the three months ended September 30, 2000, or an increase of 7.0%. Net income for the third quarter of 2001 represented record earnings for us. Basic and diluted net income per share were $0.47 for the quarter ended September 30, 2001, compared to $0.44 per share for the same three month period of the prior year. Net income for the nine months ended September 30, 2001 amounted to $1,613,484 or $1.33 per diluted share, compared to $1,460,326 or $1.20 per diluted share, for the same nine month period of 2000.

    Our record operating performance for the third quarter ended September 30, 2001 was primarily the result of (i) earning asset growth, particularly within the higher yielding loan portfolio, (ii) ability to maintain net interest spread and margin in a declining interest rate environment, (iii) superior asset quality resulting in a reduced provision for loan losses, and (iv) control of overhead spending.

  Year Ended December 31, 2000

    We reported net income for 2000 of $1,970,719, as compared to $1,818,648 for 1999, or an increase of 8.4%. Diluted earnings per share amounted to $1.62 per share for 2000, based on 1,214,125 weighted average shares outstanding, as compared to $1.47 per share for 1999, based on 1,233,104 weighted average shares outstanding. During 1999, we recorded two one-time transactions. The first nonrecurring transaction was the sale of OREO at a gain of $222,452. The second nonrecurring transaction was a $129,362 write-off of a long-lived asset in recognition of its impaired value. The after-tax impact of these two transactions was to increase net income by $61,439, or $.05 per diluted share. Excluding these two nonrecurring transactions, net income would have increased 12.2% in 2000.

    The improvement in our net income was primarily the result of an increase in net interest income, noninterest income and a decrease in the provision for loan losses, offset somewhat by an increase in noninterest expense and provision for income taxes. In general, our record performance in 2000 was attributable to (i) balance sheet growth, especially within the loan portfolio, (ii) an increase in the recognition of gains on SBA loan sales, and (iii) continued strength in asset quality.

Results of Operations

  Net Interest Income

  Three and Nine Months Ended September 30, 2001

    Total interest income for the three months ended September 30, 2001 was $3,360,244 compared to $3,459,814 for the same three month period of the prior year. This decrease of $99,570, or 2.9%, was primarily the result of a decline in interest rates which drove down the quarterly earning asset yield to 7.79% from last year's third quarter yield of 8.61%. Despite the decline in interest rates, the reduction in total interest income was offset by an $11.0 million increase in quarterly average interest-earning assets to $171.7 million. Of this increase, nearly $8.2 million occurred within our loan portfolio whose yield declined 54 basis points to 9.23% from 9.77%. The greatest influence which the declining rate environment had, however, was on our interest expense. Despite an $8.4 million increase in quarterly average interest-bearing liabilities, total interest expense declined $173,093 to $1,531,935 for the three months ended September 30, 2001, compared to $1,705,028 for the same three months of the prior years. Correspondingly, our cost of funds declined 83 basis points to 4.48% from 5.31%. Consequently, net interest income increased $73,523 or 4.2% to $1,828,309 for the third quarter of 2001 versus $1,745,786 for the third quarter of 2000. Our net interest spread remained virtually flat at 3.31% compared to 3.30%, while our net interest margin declined 9 basis points to 4.27% from 4.36%.

    For the nine months ended September 30, 2001, total interest income increased $271,997 to $10,196,431 from $9,925,434. Total average interest-earning assets increased $12.6 million and contributed nearly $672,000 to the increase in interest income. The declining interest rate environment resulted in the repricing of Wall Street Prime rate indexed loans as well as the call of a number of investment securities. This resulted in a decrease of nearly $400,000 to total interest income. The earning asset yield declined to 7.99% from 8.40% in this interest rate environment. Total interest expense increased a mere $17,989 to $4,881,835 from $4,863,846. Despite a $9.7 million increase in average interest-bearing liabilities, which increased interest expense by nearly $308,000, the decline in rates reduced our cost of funds to 4.76% from 5.10% and reduced interest expense by approximately $290,000. Overall, net interest income increased $253,008 with almost $364,000 related to balance sheet growth or volume, and a negative $111,000 attributable to a decline in interest rates. For the nine months ended September 30, 2001, our net interest spread and margin were 3.23% and 4.17%, respectively, compared to 3.30% and 4.28% for the same nine month period of the prior year.

  Year Ended December 31, 2000

    In 2000, total interest income amounted to $13.4 million compared to $11.2 million in 1999, or an increase of $2.2 million or 19.8%. This increase was attributable to a $19.4 million, or 14.0%, increase in average interest-earning assets to $158.5 million in 2000 from $139.0 million in 1999. The increase in interest income was also aided by a rising interest rate environment which contributed to the rise in earning asset yield to 8.45% in 2000 from 8.04% in 1999. Of the $19.4 million increase in average interest-earning assets, $7.9 million went to the loan portfolio which grew on average to $99.9 million in 2000 from $92.0 million in 1999. The remaining $11.5 million was placed in our investment portfolio. During 2000, average loans represented 63.0% of total average earning assets compared to 66.1% during 1999. The growth in earning assets and the rising rate environment accounted for the overall increase in interest income. In terms of volume/rate, earning asset growth (volume) contributed $1,463,000 to the increase in interest income, while the rising rate environment added another $751,000.

    The funding for the $19.4 million increase in average earning assets came primarily from a $17.9 million increase in retail time deposits. In February 2000, we began our promotion of a 14-month certificate of deposit. This promotion resulted in the opening of over 1,000 certificates, raised $23 million in new deposits and resulted in the shifting of $3 million from other deposit products. The promoted rate of 7.00% APY along with a rising rate environment drove up the rate on time deposits to 5.89% from 5.00% in 1999. Total interest expense increased $1.7 million, or 25.8% to $6.6 million in 2000 from $4.9 million in 1999. Total average interest-bearing liabilities increased $17.1 million or 15.4% to $127.8 million in 2000 from $110.7 million in 1999. The increase in average interest-bearing liabilities contributed $1,040,000 to the increase in total interest expense. The 14-month certificate of deposit promotion coupled with a rising rate environment increased our cost of funds to 5.15% in 2000 from 4.46% in 1999, and contributed $611,000 to the increase in interest expense.

    Net interest income (the difference between interest earned on loans and investments and interest paid on deposits and other borrowings) was $5,314,596 for the nine months ended September 30, 2001, compared to $5,061,588 for the nine months ended September 30, 2000. This increase was the result of an increase in interest-earning assets, offset somewhat by a decline in net interest margins.

    Overall, net interest income increased $563,000 to $6.8 million from $6.2 million for 2000. Of this increase, $423,000 was attributable to balance sheet growth (volume), while $140,000 was attributable to changes in interest rates. The ability to maintain relatively neutral balance sheet exposure to changes in interest rates resulted in a modest impact to our net interest income. For 2000, our net interest spread declined 28 basis points to 3.30% from 3.58% in 1999. However, net interest margin only declined 19 basis points or 4.2% to 4.30% from 4.49% in 1999. During 2000, we increased the excess of average interest-earning assets over interest-bearing liabilities by $2.4 million to $30.7 million from $28.3 million during 1999. This improvement helped lower the net interest margin erosion of 19 basis points versus the net interest spread erosion of 28 basis points.

    The following tables set forth certain information relating to our average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. These yields and costs are derived by dividing income or expense by the average balance of assets or liabilities. Average balances are derived from daily balances. Loans are net of unearned discount. Non-accrual loans are included in the average balances used in calculating this table.

AVERAGE BALANCES AND INTEREST RATE
(Dollars in Thousands)

	Nine Months Ended September 30,
	2001			2000
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets:
Loans	$106,012,792	$7,469,805	9.39%	$99,406,207	$7,213,639	9.68%
Investment securities—AFS	36,069,229	1,695,331	6.27	30,078,017	1,497,657	6.64
Investment securities—HTM	16,479,150	713,025	5.77	21,091,095	944,088	5.97
Securities purchased under agreements to resell	10,275,556	265,606	3.45	6,161,779	230,962	5.00
Federal Home Loan Bank Stock and other	1,217,370	52,664	5.77	810,155	39,088	6.43

Total Interest-Earning Assets	170,054,097	10,196,431	7.99	157,547,253	9,925,434	8.40

Noninterest-Earning Assets:
Cash and due from banks	2,531,856			2,884,584
Premises and equipment	1,948,293			2,093,572
Other real estate owned	0			122,845
Allowance for loan losses	(1,779,542)			(1,663,524)
Other assets	3,089,596			2,163,231

Total Noninterest-Earning Assets	5,790,203			5,600,708

Total Assets	$175,884,300			$163,147,961

Interest-Bearing Liabilities:
Deposits:
Interest bearing demand and NOW deposits	$3,001,556	$32,261	1.43%	$3,138,119	$34,508	1.47%
Savings deposits	18,515,594	319,834	2.30	17,469,233	282,390	2.16
Money market deposits	3,828,894	56,168	1.96	1,390,736	21,625	2.07
Time deposits	82,135,817	3,369,599	5.47	82,584,747	3,583,225	5.79
Securities sold under agreements to repurchase	8,610,602	278,194	4.31	9,087,355	345,040	5.06
Federal Home Loan Bank advances	20,661,998	825,779	5.33	13,427,761	597,058	5.93

Total Interest-Bearing Liabilities	136,754,461	4,881,835	4.76	127,097,951	4,863,846	5.10

Noninterest-Bearing Liabilities:
Noninterest-bearing deposits	19,336,120			19,204,794
Other liabilities	2,328,508			1,315,190

Total Noninterest-Bearing Liabilities		21,664,628			20,519,984
Stockholders' Equity	17,425,211			15,530,026

Total liabilities and stockholders' equity	$175,844,300			$163,147,961

Net Interest Income		$5,314,596			$5,061,588

Net Interest Spread			3.23%			3.30%

Net Interest Margin			4.17%			4.28%

	Years Ended December 31,
	2000			1999			1998
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets:
Loans	$99,862	$9,694	9.71%	$91,965	$8,688	9.45%	$80,461	$7,797	9.69%
Investment securities taxable—AFS	30,405	2,050	6.74	28,000	1,509	5.39	32,357	1,823	5.63
Investment securities taxable—HTM	21,421	1,289	6.02	14,462	789	5.46	11,748	683	5.81
Securities purchased under agreements to resell	5,960	306	5.13	4,048	162	4.00	4,530	221	4.88
Federal Home Loan Bank stock and other	819	55	6.72	556	32	5.76	719	40	5.56

Total Interest-Earning Assets	158,467	13,394	8.45	139,031	11,180	8.04	129,815	10,564	8.14

Noninterest-Earning Assets:
Cash and due from banks	2,765			2,702			2,379
Premises and equipment	2,075			2,276			2,430
Other real estate owned	103			231			605
Allowance for loan losses	(1,696)			(1,367)			(1,412)
Other assets	2,280			1,390			1,396

Total Noninterest-Earning Assets	5,527			5,232			5,398

Total Assets	$163,994			$144,263			$135,213

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand and NOW deposits	$3,204	$47	1.47%	$3,347	$49	$1.46	$3,479	$67	1.93%
Savings deposits	17,500	383	2.19	18,269	392	2.15	16,995	446	2.62
Money market deposits	2,015	42	2.09	1,835	38	2.07	1,281	31	2.42
Time deposits	83,038	4,891	5.89	65,118	3,253	5.00	65,209	3,548	5.44
Securities sold under agreements to repurchase	9,205	459	4.99	11,311	553	4.89	13,059	712	5.45
Federal Home Loan Bank advances	12,790	763	5.97	9,605	564	5.87	2,667	161	6.04
Senior debenture	—	—	—	1,204	85	7.06	2,998	253	8.44

Total Interest-Bearing Liabilities	127,752	6,585	5.15	110,689	4,934	4.46	105,688	5,218	4.94

Noninterest-Bearing Liabilities:
Noninterest-bearing deposits	19,177			17,209			14,067
Other liabilities	1,355			1,262			1,237

Total Noninterest-Bearing Liabilities	20,532			18,471			15,304
Stockholders' Equity	15,710			15,103			14,221

Total Liabilities and Stockholders' Equity	$163,994			$144,263			$135,213

Net Interest Income		$6,809			$6,246			$5,346

Net Interest Spread			3.30%			3.58%			3.20%

Net Interest Margin			4.30%			4.49%			4.12%

    The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected our interest income and interest expense during the periods indicated. Information is provided in each category with respect to changes attributable to: (i) changes in volume (changes in volume multiplied by prior rate); and (ii) changes in rate (changes in rate multiplied by prior volume). Changes in rate/volume have been allocated to volume variances throughout this table. Loans are net of unearned discount. Non-accrual loans are included in the average balances used in calculating this table.

RATE/VOLUME ANALYSIS OF NET INTEREST INCOME

	Year Ended December 31, 2000 Compared with December 31, 1999 Increase (Decrease) Due To			Year Ended December 31, 1999 Compared with December 31, 1998 Increase (Decrease) Due To			Year Ended December 31, 1998 Compared with December 31, 1997 Increase (Decrease) Due To
	Volume	Rate	Total	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in Thousands)
Interest-Earning Assets:
Loans	$766	$240	$1,006	$1,084	$(193)	$891	$457	$(61)	$396
Investment securities taxable—AFS	162	379	541	(236)	(78)	(314)	325	(197)	128
Investment securities taxable—HTM	419	81	500	147	(41)	106	3	8	11
Securities purchased under agreements to resell, and other	116	51	167	(28)	(39)	(67)	66	(6)	60

Total Interest-Earning Assets	$1,463	$751	$2,214	$967	$(351)	$616	$851	$(256)	$595

Interest-Bearing Liabilities:
Interest-bearing demand and NOW deposits	$(2)	$—	$(2)	$(2)	$(16)	$(18)	$4	$(1)	$3
Savings deposits	(17)	8	(9)	26	(80)	(54)	(19)	—	(19)
Money market deposits	3	1	4	11	(4)	7	(5)	—	(5)
Time deposits	1,056	582	1,638	(8)	(287)	(295)	275	(48)	227
Securities sold under agreements to repurchase	(105)	11	(94)	(86)	(73)	(159)	135	(70)	65
Federal Home Loan Bank Advances	190	9	199	408	(5)	403	161	—	161
Senior debenture	(85)	—	(85)	(127)	(41)	(168)	4	(21)	(17)

Total Interest-Bearing Liabilities	$1,040	$611	$1,651	$222	$(506)	$(284)	$555	$(140)	$415

Net Change in Net Interest Income	$423	$140	$563	$745	$155	$900	$296	$(116)	$180

Provision for Loan Losses

  Three and Nine Months Ended September 20, 2001

    The provision for loan losses totaled $25,000 for the three months ended September 30, 2001 and $50,000 for the three months ended September 30, 2000. For the nine months ended September 30, 2001 and 2000, the provision for loan losses amounted to $75,000 and $175,000, respectively. During the quarter, we recorded net recoveries of $6,325 which included one charge-off of $497. At September 30, 2001, we had no nonperforming loans and no nonperforming assets. Also, the reserve requirement for impaired loans declined nearly $88,000 from September 30, 2000. At September 30, 2001, the allowance for loan losses to total loans measured 1.63%, compared to 1.81% at September 30, 2000 and 1.69% at December 31, 2000.

  Year Ended December 31, 2000

    The provision for loan losses was $175,000 in 2000 and $275,000 in 1999. The following table identifies the significant elements of asset quality embedded within our loan portfolio as of and for the years ended December 31, 2000 and 1999. Refer to "Financial Condition" within this section for a discussion of the methodology used in addressing asset quality and the adequacy of the allowance for loan losses.

	2000	1999
	(In Thousands)
Recorded investment in impaired loans	$1,410	$1,630
Impaired loans requiring a valuation allowance	441	613
Valuation allowance	124	148
Net (recoveries) charge-offs	(21)	6
Nonperforming loans	-0-	181
Loans 30-89 days delinquent	460	154
Allowance for loan losses to total loans	1.69%	1.64%

Noninterest Income

  Three and Nine Months Ended September 30, 2001

    Total noninterest income declined $70,779 to $204,266 during the third quarter of 2001 from $275,045 during the third quarter of 2000. In accounting for a servicing rights asset, servicing fee income is negated by a yield adjustment on the unsold portion of SBA loans. In the third quarter of 2001, we amortized the servicing rights asset against participation fee income by $39,591 compared to $3,293 during the third quarter of 2000. Without this adjustment, participation fee income would have been $36,046 for the third quarter of 2001 compared to $32,949 during the prior year's third quarter. The other item which accounted for the decline in noninterest income during the third quarter of 2001 was a $39,138 decline in SBA loan sale gains to $63,349 from $101,486. Total noninterest income decreased $108,618 or 15.4% to $596,407 for the nine months ended September 30, 2001 from $705,025 for the same nine month period of the prior year. The single largest contributor to this decline was the $173,397 decrease in SBA loan sale gains. Deposit service charges, ATM surcharges and the residential mortgage program fees all had increases which helped mitigate the negative impact of the SBA gains shortfall.

  Year Ended December 31, 2000

    Noninterest income increased $176,859, or 21.4%, to $1,002,934 in 2000 from $826,075 in 1999. The single largest contributor to this increase was fees from the residential mortgage program which increased $67,553 to $77,292 in 2000 from $9,739 in 1999. This fee based program, which we became involved in during 1999, provides for us to act as an originator of conforming residential mortgages on behalf of other institutions. The other major contributor to the increase in noninterest income was a $43,338 increase in gains on SBA loan sales to $383,399 in 2000 compared to $340,061 in 1999. During 2000, we sold $7.1 million of the guaranteed portion of SBA loans compared to $5.5 million during 1999. As a result of this SBA activity, at December 31, 2000, we were servicing nearly $15.5 million in sold loans compared to $10.9 million at December 31, 1999. This increase in loan servicing accounted for the increase in servicing fee income of $22,035 to $95,453 in 2000.

Noninterest Expense

  Three and Nine Months Ended September 30, 2001

    Total noninterest expense or overhead spending declined during the third quarter of 2001 by $57,805, or 5.0%, to $1,097,375 from the prior year's third quarter spending of $1,155,180. Salaries and benefits decreased $44,073 to $606,431 from $650,504. This decrease resulted primarily from a shrink in workforce as well as lower discretionary bonus accruals in 2001 compared to 2000. The only other area of significant spending reduction was advertising which decreased $37,225 from the prior year's third quarter level of spending.

    Operating at an efficiency ratio of 56.17% in 2001 versus 57.73% in 2000, we recorded a slight decrease of $9,393 in total overhead spending to $3,319,923 for the nine months ended September 30, 2001 from $3,329,317 for the nine months ended September 30, 2000. Total salaries were down nearly $89,000 which reflected the delay in filling certain staff positions along with lower yearend bonus accrual. Pension cost increased $100,500 to $288,000 from $187,500. This increase reflected the 2000 SERP amendment which was recorded in the fourth quarter of 2000. The only other significant contributor to the lower spending level was a $67,525 decrease in advertising.

  Year Ended December 31, 2000

    Our total overhead spending increased 16.9% to $4,578,052 in 2000 from $3,916,893 in 1999. During 2000, our efficiency ratio was 58.60%, compared to 55.39% in 1999. Essentially, it cost us $.5860 to generate $1.00 of revenue in 2000.

    Salaries and wages increased $182,235 or 10.8% to $1,865,192. The primary reason for the increase was due to salary increases, additional staff and increased incentive accruals based on earnings. Benefit costs increased $328,930 or 73.1% during 2000 to $779,165 from $450,235 in 1999. Higher salaries and wages led to an $18,365 increase in related payroll taxes. Also, a 15% increase in premiums led to a $17,304 increase in health insurance costs. However, the single major reason for the increase in benefit costs was the $293,150 increase in pension costs to $423,145 in 2000 compared to $129,995 in 1999. During 1999, our pension plan was fully funded and, consequently, no contribution was required. During 2000, the pension fund's investment performance declined and we were required to contribute and expense $131,900. Also, during 2000, we amended our Supplemental Executive Retirement Plan to provide for a minimum benefit of 80% of the participant's three highest years' base salary. This amendment increased the net periodic benefit cost by $146,000.

    Occupancy expense decreased $91,637 or 16.6% to $459,797 in 2000 compared to $551,434 in 1999. This decrease was primarily related to the 1999 write-off of a long-lived asset of $129,362 in recognition of its impaired value.

    Equipment expense decreased $38,941 or 13.4% to $251,147 in 2000 from $290,088 in 1999. A number of capital assets reached a fully depreciated status during 2000, thereby resulting in a reduction in depreciation expense of $30,646.

    OREO costs increased $195,471 to a net gain of $13,506 in 2000 compared to a net gain of $208,977 in 1999. During 1999, we sold vacant lots at a gain of $222,452. This single nonrecurring transaction was the major reason for the increase in net costs. Overall, foreclosure activity during 2000 was relatively insignificant. The OREO portfolio averaged $103,000 in 2000 compared to $231,000 during 1999. We only had four foreclosures during 2000 at a total carrying value of approximately $430,000. At December 31, 2000 and 1999, we had no foreclosed property on our books.

    Other operating expenses increased $73,757 or 8.3% to $960,936 in 2000 from $887,179 in 1999. There were many expense categories which added or subtracted from this net increase. However, most of the net increase was confined to a handful of accounts. First, legal and professional fees decreased

$59,829 to $153,791 in 2000 from $213,620 in 1999. This decrease was solely the result of providing $59,000 in 1999 for uninsured costs related to an ongoing legal matter. Second, postage, office supplies, forms, stationery, printing, etc. increased approximately $40,000. This increase related to the costs associated with the delivery of new products and updating of marketing materials and direct mail events to promote these new products. Finally, advertising costs increased $36,010 to $181,797 in 2000 from $145,787 in 1999. The promotion of the residential mortgage program and the new deposit products contributed to this increase.

Income Taxes

  Three and Nine Months Ended September 30, 2001

    Income taxes for the three months ended September 30, 2001 were $340,388 or 37.4% of pretax income, compared to $291,919 or 35.4% of pretax income for the three months ended September 30, 2000. For the nine months ended September 30, 2001 and 2000, income taxes were $902,595 and $801,971, respectively, or 35.9% and 35.4% of pretax income, respectively. Our combined federal and state (net of federal benefit) statutory income tax rate is 39.9%. Our effective combined federal and state tax rate was lower than the statutory rate primarily due to the exclusion, from state taxable income, of interest income on U.S. Treasury obligations and certain government agency debt securities. The higher effective tax rates in 2001 were primarily due to proportionately less income excluded for state income tax purposes.

  Year Ended December 31, 2000

    Income tax expense amounted to $1,088,613 in 2000, or an effective tax rate of 35.6%. The effective rate in 1999 was 36.8%. Our combined federal and state (net of federal benefit) statutory income tax rate was 39.94% in 2000 and 1999. Our effective combined federal and state tax rate was lower than the statutory rate primarily due to the exclusion of, from state taxable income, interest income on U.S. Treasury obligations and certain government agency debt securities in 2000 and 1999. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, assets and liabilities are adjusted through the provision for income taxes.

Financial Condition

Total Assets

    Our total assets increased $5.7 million, or 3.4%, to $174.1 million at September 30, 2001 from $168.4 million at December 31, 2000. The loan portfolio, net of unearned discount, increased $7.5 million, or 7.2%, to $111.4 million at September 30, 2001 from $103.9 million at December 31, 2000. Investment securities decreased $2.0 million to $52.4 million at September 30, 2001 from $54.4 million at December 31, 2000. Funding for the increase in total assets was provided from wholesale sources, primarily advances from the Federal Home Loan Bank of Boston. Although retail deposits declined $4.4 million to $124.6 million at September 30, 2001 from $129.0 million at December 31, 2000, wholesale borrowings increased $8.1 million to $28.5 million at September 30, 2001 from $20.4 million at December 31, 2000. Stockholders' equity increased $2.0 million to $18.5 million at September 30, 2001 from $16.5 million at December 31, 2000. Essentially, the increase in total assets and the reduction in total retail deposits was funded through the use of wholesale funding sources and the increase in stockholders' equity

    Our total assets increased $23.6 million, or 16.3%, to $168.4 million at December 31, 2000, from $144.8 million at December 31, 1999. The increase in total assets primarily occurred within our loan portfolio which increased $9.0 million, and in our investment securities portfolio, which increased

$17.9 million, offset by a $4.4 million decrease in cash and cash equivalents. While wholesale funding sources decreased $2.6 million, retail deposits increased $24.4 million and stockholders' equity increased $1.0 million.

  Investment Securities

    Our total investment securities portfolio decreased $2.0 million to $52.4 million at September 30, 2001 from $54.4 million at December 31, 2000.

    Our total investment securities portfolio increased $17.9 million to $54.4 million at December 31, 2000, from $36.5 million at December 31, 1999.

    At December 31, 2000, securities which were classified as held-to-maturity were carried at an amortized cost of $22,488,801, with a fair value of $22,451,901. Securities classified as available-for-sale were carried at a fair value of $31,923,655, with an amortized cost of $32,600,219. At December 31, 2000, government agency debt securities and collateralized mortgage obligations were classified as held-to-maturity which is consistent with our intent and ability. The available-for-sale segment of investment securities was comprised of U.S. Treasury securities, government agency debt securities, mortgage-backed securities, trust preferred stock, and marketable equity securities.

    The securities in which we may invest are subject to regulation and, for the most part, are limited to securities which are considered investment grade securities. In addition, we have an internal investment policy which restricts investments to:

      (1) United States treasury securities;

      (2) obligations of United States government agencies and corporations;

      (3) collateralized mortgage obligations, including securities issued by the Federal National Mortgage Association (FNMA), the Government National Mortgage Association (GNMA), and the Federal Home Loan Mortgage Corporation (FHLMC);

      (4) securities of states and political subdivisions;

      (5) corporate debt, all of which must be considered investment grade by a recognized rating service; and

      (6) corporate stock.

    In addition to achieving a rate of return which is consistent with the overall risk profile of the investment portfolio, we view the principal purpose of our investment securities portfolio as a ready source of liquidity and as a management tool against interest rate risk embedded within our balance sheet. Generally, we invest in fixed rate government and agency obligations with a maturity not to exceed three years. Single index floating rate or step-up securities generally have final maturities which do not exceed five years at time of purchase. During 2000, we did, however, purchase $10 million par value in investment grade trust preferred stock from five issuers. These fixed rate securities have maturities extending to 2027 with call provisions commencing in 2007. At December 31, 2000, our investment securities had net unrealized losses of $713,464 as compared to net unrealized losses of $550,994 at December 31, 1999.

Loans

    Total loans, net of unearned discount, increased $7.5 million or 7.2% to $111.4 million at September 30, 2001 from $103.9 million at December 31, 2000.

    Total loans, net of unearned discount, amounted to $103.9 million at December 31, 2000, up $9.0 million, or 9.4%, from $94.9 million at the end of 1999. The increase in total loans was predominately in the commercial real estate portfolio, which grew $7.7 million. At December 31, 2000, total loans represented 61.7% of total assets and 80.5% of total deposits compared to 65.6% and 90.8%, respectively, at the end of 1999.

	At December 31,
	2000		1999		1998
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in Thousands)
Commercial	$13,099	12.6%	$12,249	12.9%	$14,763	17.1%
Commercial real estate	73,523	70.8	65,812	69.3	50,646	58.7
Residential real estate	13,378	12.9	13,084	13.8	16,417	19.0
Home equity lines of credit	2,949	2.8	3,051	3.2	3,489	4.0
Consumer	939	0.9	766	0.8	1,047	1.2

	103,888		94,962		86,362
Unearned discount	8		23		66

	103,880	100.0%	94,939	100.0%	86,296	100.0%

Allowance for loan losses	1,752		1,556		1,287

Net loans	$102,128		$93,383		$85,009

    For the past several years, including 2000, we encountered solid loan demand from small businesses. We believe a primary reason for this demand was the desire of small business borrowers to obtain banking relationships with banks which are responsive to their needs, and our success in meeting those needs. The increase in commercial and commercial real estate loans reflected our emphasis on: (i) small business lending, (ii) obtaining loan guarantees from the SBA; and (iii) cash-flow analysis and an overall assessment of the borrower's financial strength and ability to repay with a secondary view towards collateral values.

Nonperforming Assets

    Nonperforming assets include nonperforming loans and other real estate owned (OREO). The nonperforming loans category includes loans on which the accrual of interest is discontinued when the collectibility of principal or interest is in doubt, or when payments of principal or interest have become 90 days past due and have arrearages that have not been eliminated. In certain instances, nonperforming loans may also include loans that have become 90 days past due but remain on accrual status because the value of the collateral securing the loan is sufficient to cover principal and interest and the loan is in the process of collection. OREO consists of real estate acquired through foreclosure proceedings. In addition to the preceding two categories, we may, under appropriate circumstances, restructure loans as a concession to a borrower. At September 30, 2001 and December 31, 2000, 1999 and 1998, no troubled debt restructurings were included in our loan portfolio.

    The following table sets forth information regarding nonperforming assets and delinquent loans 30-89 days past due as to interest or principal, and held by us at the dates indicated.

	As of and for the nine months ended September 30,
				As of and for the year ended December 31, 2000
	2001	2000
	(Dollars in Thousands)
Nonperforming loans	$-0-	$158		$-0-
Other real estate owned	$-0-	$70		$-0-
Total nonperforming assets	$-0-	$228		$-0-
Loans 30-89 days delinquent	$898	$186		$460
Nonperforming assets to total assets	NM	0.14%		NM
Nonperforming loans to total loans	NM	0.16%		NM
Net loan charge-offs (recoveries) to average loans	0.01%	(0.07)%		(0.02)%
Allowance for loan losses to total loans	1.63%	1.81%		1.69%
Allowance for loan losses to nonperforming loans (multiple)	NM	11.38	X	NM

NM—Not Meaningful

Allowance for Loan Losses

    The allowance for loan losses is established through provisions charged against income. Assessing the adequacy of the allowance for loan losses involves substantial uncertainties and is based upon management's evaluation of the amounts required to meet estimated charge-offs in the loan portfolio after weighing various factors. Among the factors are:

      (1) the risk characteristics of the loan portfolio generally;

      (2) the quality of specific loans;

      (3) the level of non-accruing loans;

      (4) current economic conditions;

      (5) trends in delinquencies and prior charge-offs; and

      (6) the value of the underlying collateral.

    Ultimate loan losses may vary significantly from current estimates. We review nonperforming and performing loans to ascertain whether any impairment exists within the loan portfolio. We evaluate these problem loans and estimate the potential loss exposure when assessing the adequacy of the allowance for loan losses. Because the allowance for loan losses is based on various estimates and includes a high degree of judgment, subsequent changes in general economic conditions and the economic prospects of the borrowers may require changes in those estimates.

    We have a loan peer review function and a loan loss review committee. The loan peer review committee, which meets monthly, is comprised of our chief executive officer and all loan officers. Every loan of $250,000 or more or a total relationship of $500,000 or more is scheduled to be reviewed not less than once every two years by the loan peer review committee. All loans that undergo loan peer review receive a numerical grade ranging from 1 to 6 based on a number of criteria, including the financial strength of the borrower as determined, in part, by that borrower's liquidity, debt service coverage and historical performance. Any loan rated 4 or worse will automatically be placed on a "watchlist." Certain 3 rated loans for which the committee has identified potential problems may also be placed on the watchlist. The loans on the watchlist are reviewed monthly by our credit committee in order to determine what actions should be taken with respect to those loans, whether any loans should be added or deleted from the watchlist, and to make estimates regarding loan loss exposure to the loan loss review committee. The loan loss review committee, comprised of our chief executive officer, chief financial officer and all other loan officers, reviews loans on the watchlist on a quarterly basis in order to establish specific loan loss reserve levels.

    In addition to assessing loss exposure for all loans included on the watchlist (specific allowance), the loan loss review committee also applies a three year moving weighted average, by category, of net charge-offs to each loan type (general allowance) (exclusive of watchlist loans which are specifically reviewed). Finally, the loan loss review committee will take into consideration the above mentioned conditions, the effects of which are not directly measured in determining the general and specific allowances. The evaluation of the inherent loss regarding these conditions involves a higher degree of uncertainty because they are not identified with specific problem loans or loan portfolio types. Thus, an unallocated allowance for loan losses is used to recognize the estimated risk associated with the general and specific allowance.

    The following table, exclusive of the acquired allowance for loan losses, represents the distribution of our allowance for loan losses for the periods ending as indicated:

	December 31,
	2000		1999		1998
	(Dollars in Thousands)
Loan Category:
Commercial	$212	12.1%	$192	12.3%	$160	12.4%
Commercial Real Estate	1,182	67.5	1,044	67.1	840	65.3
Residential Real Estate	281	16.0	248	15.9	219	17.0
Home Equity Lines of Credit	63	3.6	60	3.9	54	4.2
Consumer	14	0.8	12	0.8	14	1.1

Total	$1,752	100.0%	$1,556	100.0%	$1,287	100.0%

    The unallocated portion of the allowance for loan losses is distributed among the various loan categories in the same proportion as the combined specific and general allowance to each loan type. This distribution of the allowance for loan losses reflects management's judgment of the relative risks of the various categories of our loan portfolio. This distribution should not be considered as an indication of the future amounts or types of loan charge-offs. At December 31, 2000, we classified $1.4 million of loans as impaired based on our rating system. Of these amounts, a majority of which are included in the commercial and commercial real estate loan portfolio, we estimate a potential loss exposure of $124,000.

    The following table is an analysis of the Allowance for Loan Losses over the last three years.

	Years Ended December 31,
	2000	1999	1998
	(Dollars in Thousands)
Average Loans Outstanding	$99,862	$91,965	$77,302

Allowance for Loan Losses at Beginning of Year	$1,556	$1,287	$1,208
Charged-Off Loans:
Commercial	44	52	12
Commercial Real Estate:
Non-owner occupied 1-4 family	—	—	—
Non-owner occupied multi-family	—	—	128
Commercial	41	—	27
Residential Real Estate:
Owner occupied 1-4 family	4	—	—
Non-owner occupied 1-4 family	—	—	7
Home Equity Lines of Credit	—	—	—
Consumer	1	2	10

Total charged-off loans	90	54	184

Recoveries on Loans Previously Charged-Off:
Commercial	21	3	1
Commercial Real Estate:
Non-owner occupied 1-4 family	—	—	—
Non-owner occupied multi-family	—	19	—
Commercial	—	23	—
Residential Real Estate:
Owner occupied 1-4 family	57	3	—
Non-owner occupied l-4 family	33	—	—
Home Equity Lines of Credit	—	—	—
Consumer	—	—	12

Total recoveries	111	48	13

Net Loans (Recovered) Charged-Off	(21)	6	171
Provision for Loan Losses	175	275	250

Allowance for Loan Losses at End of Year	$1,752	$1,556	$1,287

Net loans (recovered) charged-off to average loans	(0.02)%	0.01%	0.22%
Allowance for loan losses to gross loans at end of year	1.69	1.64	1.53
Allowance for loan losses to nonperforming loans	NM	861.94	NM
Net loans (recovered) charged-off to allowance for loan losses at beginning of year	(1.35)	0.47	14.16
Recoveries to charge-offs	123.33	88.89	7.07

    The following table summarizes the gross activity in OREO during the periods indicated:

	Years Ended December 31
	2000	1999	1998
	(Dollars in Thousands)
Balance at beginning of year	$—	$513	$782
Property acquired	430	—	245
Sales and other adjustments, net of gains and losses	(430)	(493)	(514)
Write-downs (charged to operations)	—	(20)	—

Balance at end of year	$—	$—	$513

Deposits and Borrowings

    Total deposits decreased $4.4 million to $124.6 million at September 30, 2001 from $129.0 million at December 31, 2000. Demand deposits increased $.5 million to $19.7 million at September 30, 2001, while savings and money market accounts decreased $1.0 million to $24.1 million during the nine months ended September 30, 2001. Time deposits, which accounted for the largest decline in total deposits, decreased $4.0 million to $80.8 million at September 30, 2001 from $84.8 million at December 31, 2000. During the second quarter of 2001 nearly $38.5 million in retail time deposits were scheduled to mature. Of this amount, nearly $4.6 million was withdrawn. However, during the third quarter of 2001, time deposits increased $.6 million.

    Total deposits increased $24.4 million, to $129.0 million at December 31, 2000, from $104.6 million at the end of 1999. During 2000, we reported increases in our core transactional type deposit products. Total demand deposits increased $1.7 million, and savings and money market accounts increased $1.3 million. However, time deposits, which are more interest rate sensitive, increased $21.6 million. During February 2000, we successfully marketed a 14 month certificate of deposit promotion through our branch network at a slightly above market rate or 6.77% (7.00% annual percentage yield). This promotion raised over $23 million in new deposits and opened over 1,000 new deposit accounts, substantially all of which were from the local community. The purpose of this retail deposit growth activity was to increase our customer base; strengthen our presence in the community; leverage our strong capital position and; solidify our ability to fund future loan portfolio growth. We initially invested the proceeds in government agency and corporate debt obligations.

    Along with our deposit gathering efforts, we relied on borrowing from securities sold under agreements to repurchase (REPO) to leverage our capital. Securities sold under agreements to repurchase decreased $2.8 million to $6.8 million at September 30, 2001 from $9.6 million at December 31, 2000. Of this decrease, $1.8 million occurred during the third quarter and related to a single municipal customer's maturity. At December 31, 2000, securities sold under agreements to repurchase amounted to $9.6 million, compared to $9.4 million at December 31, 1999.

    Federal Home Loan Bank advances increased $10.8 million to $21.7 million at September 30, 2001 from $10.9 million at December 31, 2000. During the third quarter of 2001, advances remained virtually flat.

    At December 31, 2000, advances from the FHLB amounted to $10.9 million, compared to $13.6 million at December 31, 1999.

Asset/Liability Management

    Our objective with respect to asset/liability management is to position the company so that sudden changes in interest rates do not have a material impact on net interest income and stockholders' equity.

The primary objective is to manage the assets and liabilities to provide for profitability and capital at prudent levels of liquidity and interest rate, credit, and market risk.

    We use a static gap measurement as well as a modeling approach to review our level of interest rate risk. The internal targets established by us are to maintain: (i) a static gap of no more than a positive 10% or negative 15% of total assets at the one year time frame; (ii) a change in economic market value from base present value of no more than positive or negative 30%; and (iii) a change in net interest income from base of no more than positive or negative 17%.

    At September 30, 2001, our one year static gap position was a negative $19.9 million or 11.4% of total assets. By using simulation modeling techniques, we are able to measure our interest rate risk exposure as determined by the impact of sudden movements in interest rates on net interest income and equity. This exposure is termed "earnings-at-risk" and "equity-at-risk". At September 30, 2001, our earnings-at-risk under a ±200 basis point interest rate shock test measured a negative 1.7% in a worst case scenario. Under a similar test, our equity-at-risk measured a negative 14.3% of market value of equity at September 30, 2001. At September 30, 2001, our earnings-at-risk and equity-at-risk fell well within tolerance levels established by internal policy.

    At December 31, 2000, our earnings-at-risk under a +/-200 basis point interest rate shock test measured a negative 2.81% in a worst case scenario. Under a similar test, our equity-at-risk measured a negative 15.38% of market value of equity at December 31, 2000. At December 31, 2000, our earnings-at-risk and equity-at-risk fell well within tolerance levels established by internal policy.

Liquidity

    Liquidity is defined as the ability to meet current and future financial obligations of a short-term nature. We further define liquidity as the ability to respond to the needs of depositors and borrowers and to earning enhancement opportunities in a changing marketplace. Primary sources of liquidity consist of deposit inflows, loan repayments, securities sold under agreement to repurchase, FHLB advances, maturity of investment securities and sales of securities from the available-for-sale portfolio. These sources fund the Bank's lending and investment activities.

    At September 30, 2001, cash and due from banks, securities purchased under agreements to resell, and short-term investments (unpledged and maturing within one year) amounted to $18.7 million, or 10.7% of total assets. At December 31, 2000, cash and due from banks, securities purchased under agreements to resell, and short-term investments (unpledged and maturing within one year) amounted to $21.3 million, or 12.6% of total assets. Management is responsible for establishing and monitoring liquidity targets as well as strategies and tactics to meet these targets. Through membership in the Federal Home Loan Bank of Boston (FHLB), we have an unused borrowing capacity of nearly $19.6 million, which could assist us in meeting our liquidity needs and funding our asset mix. We believe that there are no adverse trends in our liquidity or capital reserves, and we believe that we maintain adequate liquidity to meet our commitments.

Capital Resources

    Our total stockholders' equity at September 30, 2001 was $18.5 million, as compared to $16.5 million at December 31, 2000.

    Our total stockholders' equity at December 31, 2000 was $16.5 million, as compared to $15.5 million at December 31, 1999. The increase of $1.0 million primarily resulted from $2.0 million in net income; less dividends declared of $.6 million, repurchase of common stock of $.2 million, and unrealized losses on investment securities of $.2 million.

    First Bank and Trust Company is subject to the leverage and risk-based capital ratio requirements of the FDIC. For a discussion of these requirements, see the section of this proxy statement/prospectus entitled "Regulatory Considerations." First Bank and Trust Company is deemed to be "well capitalized" by the FDIC and is classified as such for FDIC insurance-assessment purposes. At each of September 30, 2001 and December 31, 2000, First Bank and Trust Company's Leverage Capital Ratio was 9.79%. The FDIC's minimum Leverage Capital Ratio for "adequately capitalized" financial institutions is 3%, although this minimum leverage ratio applies only to certain of the most highly-rated banks. Other institutions are subject to higher requirements.

    The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance sheet items to broad risk categories. According to these standards, First Bank and Trust Company had a Tier I Risk-Based Capital Ratio of 13.73% and 14.18% and a Total Risk-Based Capital Ratio of 14.99% and 15.44% at September 30, 2001 and December 31, 2000, respectively. The minimum risk-based Tier I and Total Capital Ratios at each of these dates were 4.0% and 8.0%, respectively.

    Our capital structure is subject to the capital ratio requirements of the Federal Reserve Board, which are similar to the requirements which the FDIC imposes on First Bank and Trust Company.

    At September 30, 2001 and December 31, 2000, our Leverage Capital Ratio was 10.15% and 10.26%, respectively. Our Tier I Risk-Based Capital Ratio was 13.73% and 16.05% at September 30, 2001 and December 31, 2000, respectively, and our Total Risk-Based Capital Ratio was 14.99% and 17.30% at September 30, 2001 and December 31, 2000, respectively.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of the material federal income tax consequences of the merger to holders of our common stock. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, IRS rulings, and judicial and administrative decisions in effect as of the date of this proxy statement/prospectus. This discussion assumes that our common stock is a capital asset in the hands of our shareholders. In addition, this discussion does not address any non-income tax consequences, any state, local, or non-U.S. tax consequences, or any tax consequences that may be relevant to you in light of your particular circumstances or to our shareholders subject to special rules, such as non-U.S. persons, persons who acquired their common stock as compensation, persons who are subject to the federal alternative minimum tax, financial institutions, tax-exempt organizations, dealers in securities or foreign currencies, traders who mark-to-market or insurance companies. The opinions of counsel referred to in this section will be based on facts existing on the closing date of the merger. In rendering their opinions, counsel will require and rely upon representations contained in certificates of our officers and those of Washington Trust.

    It is a condition to the obligation of Washington Trust and First Financial to complete the merger that Washington Trust receive an opinion of Goodwin Procter LLP and that First Financial receive an opinion of Bingham Dana LLP, each dated as of the closing date of the merger, that the merger will be treated as a reorganization within the meaning of the Internal Revenue Code. If the merger is treated as a reorganization, neither Washington Trust nor First Financial will recognize any gain or loss as a result of the merger.

    The tax opinions to be delivered to Washington Trust and us in connection with the merger are not binding on the Internal Revenue Service or the courts, and neither First Financial nor Washington Trust intends to request a ruling from the Internal Revenue Service with respect to the merger.

    The tax consequences of the merger to you may vary depending upon your particular circumstances. Therefore, you should consult your tax advisor to determine the particular federal, state, local and non-U.S. tax consequences of the merger to you.

    In the merger, each of our shareholders will exchange his or her First Financial common stock for Washington Trust common stock and cash. You will not be permitted to recognize any loss for federal income tax purposes from this exchange, except in connection with the receipt of cash in lieu of a fractional share of Washington Trust common stock as described below. Apart from any gain recognized on the receipt of cash in lieu of a fractional share of Washington Trust common stock, as described below, you will recognize gain, if any, on the exchange of your shares of First Financial stock equal to the lesser of:

  •
  the amount of cash received in the exchange of that share, excluding cash received in lieu of a fractional share of Washington Trust common stock, and

  •
  the sum of the cash received in the exchange of that share, excluding any cash received in lieu of a fractional share of Washington Trust common stock, plus the fair market value at the effective time of the merger of the Washington Trust common stock received in exchange for that share, less the basis in your shares to be surrendered in exchange for the Washington Trust common stock.

Any recognized gain will be capital gain. The tax basis of the shares of Washington Trust common stock received by you, including a fractional share of Washington Trust common stock for which cash is received, will be the same as the basis of the shares of our common stock surrendered in exchange for the shares of Washington Trust common stock, reduced by the amount of cash received, other than any cash received in lieu of a fractional share of Washington Trust common stock, and increased by the amount of gain recognized in the exchange, other than gain recognized in connection with cash received in lieu of a fractional share. The holding period for shares of Washington Trust common stock received by you will include your holding period of our common stock surrendered in exchange for the Washington Trust common stock.

    Your federal income tax consequences will also depend on whether your shares of our common stock were purchased at different prices or otherwise have different tax bases. If they were, you could realize gain with respect to some of the shares of our common stock and loss with respect to other shares. You would have to recognize that gain to the extent you receive cash with respect to those shares in which your adjusted tax basis is less than the amount of cash plus the fair market value at the effective time of the merger of the Washington Trust common stock received, but you would not be allowed to recognize loss with respect to those shares in which your adjusted tax basis is greater than the amount of cash plus the fair market value at the effective time of the merger of the Washington Trust common stock received. Any disallowed loss would be included in the adjusted basis of the Washington Trust common stock. You are urged to consult your own tax advisor with respect to the tax consequences of the merger to you.

    If you receive cash in lieu of a fractional share of Washington Trust common stock, you will be treated as having received the fractional share in the merger and as having had that fractional share subsequently redeemed by Washington Trust. You generally will recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional share and the portion of your adjusted tax basis in your newly received Washington Trust common stock that is allocated to the fractional share. The gain or loss generally will be treated as capital gain or loss.

Backup Withholding

    Backup withholding of U.S. federal income tax at a 30% rate (for 2002) may apply to cash payments received by you in connection with the merger if you are not an "exempt recipient" and fail to provide certain identifying information (such as your federal taxpayer identification number) and certifications in the manner required by the Internal Revenue Code and the Treasury Regulations. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

DESCRIPTION OF CAPITAL STOCK OF WASHINGTON TRUST

Authorized and Outstanding Capital Stock

    The articles of incorporation of Washington Trust authorize the issuance of up to 30,000,000 shares of common stock, par value $.0625 per share. The following is a summary description of the capital stock of Washington Trust as provided by its articles of incorporation, as amended, and by its amended and restated by-laws. The following summary is subject to the provisions of Washington Trust's articles, by-laws and the relevant provisions of Rhode Island law.

    Washington Trust common stock is traded on the Nasdaq National Market under the ticker symbol "WASH." As of November 30, 2001, there were 12,065,201 shares of Washington Trust common stock issued and outstanding. As of the date of this proxy statement/prospectus, common stock is the only class of Washington Trust capital stock issued and outstanding.

Common Stock

    Holders of Washington Trust common stock are entitled to receive dividends on shares of common stock if, as and when authorized and declared by the Washington Trust board out of legally available assets. However, this right is subject to the preferential rights of any other shares or series of capital stock that Washington Trust authorizes and issues.

    Holders of Washington Trust common stock are entitled to share ratably in the assets of Washington Trust legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Washington Trust. However, this payment is subject to the preferential rights of any other shares or series of capital stock that Washington Trust authorizes and issues.

    All shares of Washington Trust common stock will have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, subject to the provisions of Washington Trust's articles.

    Each outstanding share of Washington Trust common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. A majority of the outstanding shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of shareholders. Unless a larger vote is required by law, the Washington Trust articles or by-laws provide that, when a quorum is present at a meeting of shareholders, a majority of the votes properly cast upon any question other than the election of directors will decide the question. Election of directors will be by the affirmative vote of the holders of a majority of the shares present and in person or represented by proxy and entitled to vote, unless otherwise provided by terms and conditions relating to election of directors of any series of preferred stock that has been or will be designated by Washington Trust's board, as permitted by its articles. Except as otherwise required by law or by any other class or series of capital stock, the holders of Washington Trust common stock possess the exclusive voting power. There is no cumulative voting in the election of directors.

    Holders of Washington Trust common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of Washington Trust's securities. The rights of shareholders of Washington Trust may not be modified, except by the affirmative vote of 80% or more of the outstanding shares of Washington Trust, voting separately as a class. However, an additional vote may be required by holders of any preferred stock that may be authorized and issued by Washington Trust.

    For a description of certain provisions of the Washington Trust articles that may have the effect of delaying, deferring or preventing a change in control of Washington Trust, see "Comparison of Rights of Holders of First Financial Common Stock and Washington Trust Common Stock—Business Combinations" and "—Mergers."

Common Share Purchase Rights

    In August 1996, Washington Trust declared a dividend of one common share purchase right for each share of common stock payable on September 3, 1996 to shareholders of record on that date and payable on new issuances of shares after that date. Each right entitles the registered holder to purchase from Washington Trust one share of its common stock at a price of $35.56 per share, subject to adjustment. Each of the shares of Washington Trust common stock to be issued in the merger will be issued with one common share purchase right.

    The rights are not exercisable or separable from the common stock until the earlier of 10 days after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of Washington Trust common stock or announces a tender offer to do so. The rights, which expire on August 31, 2006, may be redeemed, at any time prior to a party or group acquiring beneficial ownership of 15% or more of the common stock, by Washington Trust at a price of $.001 per right. In the event that, at any time after a party or group becomes a beneficial owner of 15% or more of Washington Trust's common stock, Washington Trust is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power are sold, each holder of a right will be entitled to purchase that number of shares of the acquiring company having a market value of two times the purchase price of the right.

    The Washington Trust Company is the transfer agent for Washington Trust common stock.

COMPARISON OF RIGHTS OF HOLDERS OF FIRST FINANCIAL
COMMON STOCK AND WASHINGTON TRUST COMMON STOCK

    Upon completion of the merger, you will become a shareholder of Washington Trust. Your rights as a shareholder of First Financial are currently governed by the Rhode Island Business Corporation Act, or RIBCA, Rhode Island General Laws, or RIGL, and our articles of incorporation and by-laws. As shareholders of Washington Trust following the merger, you will continue to be governed by the RIBCA and RIGL, but in addition, will be governed by Washington Trust's articles of incorporation and by-laws instead of our articles and by-laws. The following is a summary of the material differences between your rights as a shareholder of First Financial and the rights of shareholders of Washington Trust, but does not purport to be a complete description of those differences. These differences may be determined in full by reference to the RIBCA, RIGL and First Financial's and Washington Trust's respective articles and by-laws.

Capitalization

    Washington Trust.  The total authorized capital stock of Washington Trust consists of 30,000,000 shares of common stock, par value $.0625 per share. As of November 30, 2001, there were 12,065,201 shares of Washington Trust common stock outstanding. All shares of Washington Trust common stock are generally non-assessable.

    First Financial.  The total authorized capital stock of First Financial consists of 5,000,000 shares of common stock, par value $1.00 per share. As of the record date of the special meeting, there were 1,213,741 shares of First Financial common stock outstanding. First Financial common stock is generally non-assessable.

Cumulative Voting

    Neither Washington Trust's nor First Financial's articles of incorporation permit shareholders to cumulate their votes for the election of directors.

Board Authority to Issue Shares

    Before either Washington Trust or First Financial may authorize any preferred stock and determine the preferences, voting powers, qualifications, and special or relative rights or privileges of that preferred stock, its articles must be amended in accordance with the requirements of the RIBCA by resolution of its board and by an affirmative vote of the holders of a majority of its shares entitled to vote.

Dividends

    Under the RIBCA, a Rhode Island corporation may from time to time pay dividends, provided that, after giving effect to that action, none of the following would occur:

  •
  the corporation becomes unable to pay its debts as they become due; and

  •
  the corporation's total assets would be less than the sum of its total liabilities plus any amounts needed to satisfy preferential rights upon dissolution.

    The FDIC has broad authority to prohibit a bank from engaging in banking practices which it considers to be unsafe or unsound. It is possible, depending upon the financial condition of the bank in question and other factors, that the FDIC may assert that the payment of dividends or other payments by the bank is considered an unsafe or unsound banking practice and therefore, implement corrective action to address such a practice.

    In addition to the regulations concerning minimum uniform capital adequacy requirements discussed above, the FDIC has established guidelines regarding the maintenance of an adequate allowance for loan and lease losses. Therefore, the future payment of cash dividends by a corporation would generally depend, in addition to regulatory constraints, upon the corporation's earnings during any fiscal period, the assessment of its board of directors of the capital requirements of that institution and other factors, including the maintenance of an adequate allowance for loan and lease losses.

    Neither Washington Trust's nor First Financial's articles or by-laws contain any provisions with respect to dividends. However, both corporations are subject to regulatory and legal limitations on declaring dividends based upon their assets and liabilities See "Regulatory Considerations."

Shareholder Preemptive Rights

    According to the RIBCA, shareholders have a preemptive right to acquire unissued or treasury shares or securities convertible into shares or carrying a right to subscribe to or acquire shares, unless otherwise provided in a Rhode Island corporation's articles. No other preemptive right exists, however.

    Washington Trust.  Washington Trust's articles provide that shareholders have no preemptive rights to acquire or subscribe to any or all additional issues of Washington Trust's stock.

    First Financial.  First Financial's articles provide that our shareholders have no preemptive rights to acquire unissued or treasury shares or securities convertible into shares or carrying a right to subscribe or acquire shares.

Meetings of Shareholders; Notice

    Washington Trust.  A special meeting of Washington Trust shareholders may be called only by the president, the chairman of the board, by order of the board of directors or by a shareholder or shareholders holding of record at least 33 1/3% of the voting power of the outstanding shares of Washington Trust capital stock. Under Washington Trust's by-laws, each shareholder of record must receive written notice, at least 10 days, but not more than 50 days, before the meeting, stating the time and place of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

    First Financial.  A special meeting of our shareholders may be called by the chairman of the board, the president, a vote of our board or the written request of our shareholders holding at least 40% of all shares entitled to vote. Under our by-laws, we must give each shareholder of record written notice, at least 10 days before the date of the meeting, stating the time and place, and, in the case of a special meeting, the business to be brought before the meeting.

Shareholder Action by Written Consent

    Under the RIBCA, actions by shareholders may be taken without a meeting if (1) there is unanimous shareholder consent in writing, or (2) the consenting shareholders represent the minimum number of shares that would be necessary to take that action at a meeting at which all shares entitled to vote were present and voted, and this action is permitted by a Rhode Island corporation's articles. Actions relating to a merger, acquisition or sale of assets, however, require unanimous shareholder consent.

    Neither Washington Trust's nor First Financial's articles or by-laws contain any provisions with respect to shareholder action by written consent.

Shareholder Nominations

    Washington Trust.  Under Washington Trust's articles, shareholders are entitled to nominate directors for election as follows:

  •
  the shareholder must notify Washington Trust of the nomination not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of the directors, unless fewer than 21 days notice of the meeting is given to the shareholder, in which case the nomination must be received by Washington Trust within 10 days from its notice of the meeting;

  •
  the notice must set forth for each nominee the name, age, business address, and, if known, the residence address, the principal occupation of the nominee, the number of shares of Washington Trust capital stock beneficially owned by the nominee and any other reasonably requested information; and

  •
  the shareholder must be present at the meeting in person or by proxy.

    First Financial.  First Financial's by-laws provide that for shareholder nominations to be brought properly before any meeting called for the election of directors, that shareholder must notify us of the nomination not less than 14 nor more than 50 days prior to that meeting. However, if fewer than 21 days notice of the meeting is given to our shareholders, the nomination must be received by us within 7 days from our notice of the meeting. Each notice is to set forth for each nominee the name, age, business address, and, if known, the residence address, the principal occupation of the nominee, and the number of shares of First Financial capital stock beneficially owned by the nominee.

Quorum for Meeting of Shareholders

    Shareholders of record representing, in person or by proxy, no less than a majority of the issued and outstanding shares entitled to vote of either First Financial or Washington Trust will constitute a quorum at any meeting of First Financial shareholders or Washington Trust shareholders.

Shareholder Inspection

    Under the RIBCA, any shareholder who has either been a shareholder of record for at least 6 months or who is the holder of record of at least 5% of all the outstanding shares of a Rhodes Island corporation, may upon written demand stating the purpose for the demand, have the right to examine, in person, or by agent or attorney, at any reasonable time or times, for any proper purpose, that corporation's relevant books and records of account, minutes, and record of shareholders and to make extracts from those books and records. Additionally, any shareholder of record of the corporation has the right upon written request to have the corporation mail its most recent financial statements to that shareholder.

Number of Directors

    Washington Trust.  Washington Trust currently has 16 directors. Washington Trust's articles provide that its board of directors is to consist of 20 directors, unless otherwise determined. The number of directors is fixed by the articles and may be enlarged only by a vote of at least 80% of the board and by a majority vote of the continuing directors (i.e., individuals named in the articles or designated as a continuing director by the majority of the then continuing directors prior to that individual's election). Additionally, Washington Trust's by-laws provide that only shareholders of record owning in their own right, free and unpledged, 20 shares of common stock of the corporation and only those persons that have not yet reached their 70th birthday are eligible to serve as directors.

    First Financial.  We currently have 8 directors. Our by-laws provide that the number of directors is to be no less than 3 and no more than 13, as fixed by our shareholders at each annual meeting. Enlargement of our board beyond 13 requires the approval of a majority of our entire board.

Vacancies on the Board of Directors

    Under the RIBCA, any vacancy occurring in a Rhode Island corporation's board of directors may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum. A director elected to fill a vacancy is to be elected for the unexpired term of his or her predecessor in office, if applicable, and until his or her successor is duly elected or qualified.

    Washington Trust.  Vacancies on the board of directors for any reason and any increase in the number of directors may only be filled by the board, acting by vote of 80% of the directors then in office, although less than a quorum. Any director chosen to fill a vacancy will hold office until the next election of the class filled by the director, and until his or her respective successor is duly elected and qualified. No decrease in the number of directors will shorten the term of any incumbent director.

    First Financial.  Vacancies on our board for any reason, including as a result of the removal of a director or an increase in the number of directors, may be filled by majority action of the remaining directors then in office, though less than a quorum, or by our shareholders at any special meeting called for that purpose. Each director so elected will hold office until the next annual meeting of our shareholders and until his or her successor is duly elected and qualified or until his death, resignation or removal.

Classification of Board of Directors

    Washington Trust's and First Financial's articles provide that the board of directors is to consist of 3 classes, with each class elected for 3 year terms at alternating annual meetings of shareholders.

Removal of Directors

    Washington Trust.  Directors of Washington Trust may be removed only for cause by either (1) the affirmative vote of a majority of the board of directors and a majority of the continuing directors, or (2) the affirmative vote by the holders of 80% or more of the outstanding shares entitled to vote, voting separately as a class, at a meeting of shareholders called for that purpose.

    First Financial.  Directors of First Financial may be removed, either with or without cause, at any time, by an affirmative vote of 70% of our shareholders at a special meeting called and held for that purpose. Our shareholders may fill the vacancy in the board at that meeting, or if they fail to do so, the vacancy may be filled by our board. A director may be automatically removed if that director is absent from the annual meeting of our board or any regular meeting of our board and is also absent from 4 additional regular meetings or from 3 additional regular meetings and the next annual meeting during the succeeding 12 months. A director who is automatically removed may be reinstated upon showing good cause for the absences.

Limitation on Personal Liability of Directors and Officers

    Both Washington Trust's and First Financial's articles provide that directors will not be liable to Washington Trust or its shareholders or First Financial or its shareholders, respectively, for monetary damages for a breach of their fiduciary duties except to the extent that liability is imposed for:

  •
  any breach of the director's duty of loyalty;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  voting for or assenting to an unlawful distribution pursuant to the provisions of RIBCA Section 7-1.1-43; and

  •
  any transaction from which the director derived an improper personal benefit, unless that transaction was permitted pursuant to RIBCA Section 7-1.1-37.1.

    Furthermore, Washington Trust's articles provide that if the RIGL are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of Washington Trust will be eliminated or limited to the extent permitted by the amended RIGL.

Indemnification of Directors and Officers

    The RIBCA generally permits a Rhode Island corporation to indemnify its directors, officers, employees and agents for judgments, penalties, fines, settlements and reasonable expenses incurred by them by reason of their position with the corporation, if the person has acted in good faith and with the reasonable belief (1) in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation, and (2) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, an individual must have no reasonable cause to believe his or her conduct was unlawful.

    Unless limited by the corporation's articles, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director, officer, employee or agent and notice as required by the court determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation, or (2) in actions in which the individual is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction.

    The RIBCA permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability incurred by that person in any capacity, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against that liability.

    Washington Trust.  Washington Trust's by-laws provide for indemnification of directors, officers, employees and agents and any person who serves at the request of Washington Trust as a director, officer, employee or agent of another entity to the fullest extent permitted by RIGL against all expenses, liabilities and loss actually incurred by such person in connection with any such proceeding. Indemnification for a proceeding, or part of the proceeding, initiated by any person, however, will only be provided if that proceeding, or part of the proceeding, was authorized by the board. Washington Trust's by-laws provide, and the RIBCA permits, that the right to indemnification will include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition. However, the indemnified party must deliver to the corporation a written affirmation of a good faith belief that the party has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the by-laws or otherwise.

    First Financial.  First Financial's articles and by-laws provide for indemnification of directors, officers, employees and agents and any person who serves at our request as a director, officer, employee or agent of another entity to the fullest extent permitted by RIGL against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with any proceeding. However, indemnification is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. No indemnification will be made where the person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the court determines that person is entitled to indemnification and only then for those expenses as the court may deem proper. With respect to a criminal action or proceeding, that person must have had no reason to believe his or her conduct was unlawful, except that no indemnification will be made in respect of any criminal action or proceeding as to which that person has been adjudged to be guilty, unless and only to the extent that the court determines that the person is entitled to indemnification, and then only for those expenses or fines which the court deems proper.

    Our by-laws provide that we may maintain insurance, at our expense, to protect any director, officer, employee or agent of ours against any liability asserted against or incurred by that person in that capacity or arising out of that person's status as such, whether or not we would have the power to indemnify that person against that liability.

Amendments to Articles

    Washington Trust.  Under Washington Trust's articles, the approval of the Washington Trust board and the affirmative vote of the holders of a majority of the outstanding shares of Washington Trust common stock is required to amend any provision of its articles. The approval, however, of at least (1) 80% of Washington Trust's directors, and a majority of its continuing directors, and (2) 80% of the outstanding shares entitled to vote is required for any amendments relating to

  (A)
  any business combination,

  (B)
  the board of directors,

  (C)
  the by-laws, and

  (D)
  certain definitions of terms used in the articles.

    First Financial.  Under our articles and the RIBCA, the approval of our board and the affirmative vote of the holders of a majority of our outstanding shares of common stock is required to amend any provision of our articles. The approval of at least 70% of our outstanding shares entitled to vote is required, however, for any amendments relating to the business combination section of the articles except where (1) that amendment has been approved by the affirmative vote of all members of our board, and (2) at least 25% of the members of our board are so-called continuing directors, in which case, only that vote required by law is necessary.

Amendments to By-laws

    Washington Trust.  Washington Trust's by-laws may be altered, amended or repealed or new by-laws may be adopted by the approval of 80% of the board of directors and a majority of the continuing directors, at any regular or special meeting.

    First Financial.  Our by-laws may be altered, amended or repealed, in whole or in part and new by-laws may be adopted, in whole or in part, by the affirmative vote of a majority of our entire board at any board meeting.

Business Combinations

    The Rhode Island Business Combination Act of 1990, or the Business Combination Act, governs business combinations between Rhode Island resident domestic corporations and "interested shareholders" and is designed to limit hostile takeovers of Rhode Island resident domestic corporations. Subject to some exceptions, the Business Combination Act provides that a resident domestic corporation may not engage in any business combination with any "interested shareholder"

for a period of 5 years following the time that the shareholder becomes an "interested shareholder" unless prior to that time, the board of directors of the resident domestic corporation approved either the business combination or the transaction that resulted in the shareholder becoming an "interested shareholder."

    After the 5 year moratorium, a business combination between the resident domestic corporation and the "interested shareholder" may only proceed if (1) it is approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares of the corporation not beneficially owned by the "interested shareholder" at a meeting called for that purpose no earlier than five years after the "interested shareholder's" stock acquisition date, or (2) the business combination meets several specified fair price conditions relating to the value of the consideration that the holders of the corporation's stock will receive in the business combination.

    Except as specified in the Business Combination Act, an "interested shareholder" is defined as any person that is the beneficial owner, directly or indirectly, of 10% or more of the outstanding voting stock of the resident domestic corporation or an affiliate of the resident domestic corporation that has within the applicable 5 year period beneficially owned, directly or indirectly, 10% or more of the outstanding voting shares of the resident domestic corporation. A resident domestic corporation is not subject to the provisions of the Business Combination Act if the corporation's articles are amended, by a vote of two-thirds of the voting shares, to expressly elect to not be governed by the Business Combination Act. This amendment would be effective beginning twelve months after its adoption.

    Washington Trust.  Under the Business Combination Act and Washington Trust's articles, a "business combination" involving an "interested shareholder" must be approved as follows, whether or not a vote of the shareholders is otherwise required:

  •
  by at least 80% of Washington Trust's board of directors, either prior to the "interested shareholder's" stock acquisition date or prior to consummation of the business combination;

  •
  by 80% of the continuing directors and by a majority of the full board and only if the business combination satisfies fair price conditions outlined in the articles; or

  •
  by the affirmative vote of 80% of the outstanding voting shares, voting as a single class.

    Furthermore, for these purposes, a "business combination" means the occurrence of any of the following:

  •
  the sale, exchange, lease, transfer or other disposition to or with an "interested shareholder" by Washington Trust of all, or substantially all, of its assets or businesses;

  •
  the purchase, exchange, lease or other acquisition by Washington Trust of all, or substantially all, of the assets or business of an "interested shareholder;"

  •
  any merger or consolidation of Washington Trust with an "interested shareholder;"

  •
  any reclassification of securities, recapitalization or other transaction which has the effect of increasing the proportionate amount of shares of Washington Trust which are beneficially owned by an "interested shareholder" unless the transaction has been approved by (1) a majority of the board of directors, and (2) 80% of the continuing directors; or

  •
  the acquisition of any additional shares or securities convertible into shares by and "interested shareholder."

    First Financial.  First Financial's articles do not provide any special provisions for business combinations with "interested shareholders." Therefore, under the Business Combination Act, business combinations between us and an interested shareholder would be subject to that act.

Mergers

    The RIBCA generally requires that a Rhode Island corporation's board of directors approve a plan of merger or consolidation and recommend it to the shareholders for approval before the merger or consolidation may occur. Unless a greater shareholder vote is required by a corporation's articles, the merger or consolidation must be approved by the holders of a majority of the outstanding stock entitled to vote. If any class of shares of the corporation is entitled to vote as a class, then the merger or consolidation must also be approved by the holders of a majority of the shares of that class. The RIBCA further provides that, except as a corporation's articles may otherwise require, the shareholders of the surviving corporation in a merger need not approve a plan of merger and the corporation need not provide notice of merger to the shareholders of the corporation, if:

  •
  the plan of merger does not amend the articles of incorporation; and

  •
  the plan of merger does not involve the issuance or transfer by the corporation, directly or indirectly, of shares possessing more than one-third of the total combined voting power of all classes of stock then entitled to vote for the election of directors which will be outstanding immediately after the merger.

    Additionally, the RIGL require the following approvals when the merger is between two financial institutions:

  •
  the approval of the Director of the Department of Business Regulation, Division of Banking Regulation;

  •
  the approval of two-thirds of the board of directors of the financial institution and the board's recommendation of the merger to the shareholders for approval; and

  •
  as required by the RIBCA, the affirmative vote of holders of a majority of the outstanding stock entitled to vote.

    Washington Trust.  Other than in the circumstance where an "interested shareholder" is involved, Washington Trust's articles and by-laws do not contain any requirements with respect to a merger or sale of assets.

    First Financial.  Our articles provide that a "business combination" must be approved by an affirmative vote of the holders of at least 70% of our outstanding voting shares, whether or not a vote of the shareholders is otherwise required by law or in any agreement with any national securities exchange or otherwise.

    For these purposes, a "business combination" means the occurrence of any of the following:

  •
  any merger or consolidation of First Financial with or into another corporation;

  •
  any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one or in a series of related transactions, of all or substantially all of the property and assets of First Financial; or

  •
  the adoption of any plan or proposal for the liquidation or dissolution of First Financial.

OTHER MATTERS

    As of the date of this proxy statement/prospectus, the only business that our board intends to present or knows that others will present at the special meeting is as set forth above. If any other matter properly comes before the special meeting for action, it is intended that the persons named in the accompanying proxy card and acting under the proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

LEGAL MATTERS

    Goodwin Procter LLP, Boston, Massachusetts will pass upon the validity of the shares of Washington Trust common stock offered by this proxy statement/prospectus and certain federal income tax consequences of the merger for Washington Trust. Bingham Dana LLP will pass upon certain federal income tax consequences of the merger for First Financial.

EXPERTS

    The consolidated financial statements of Washington Trust and its subsidiaries as of December 31, 2000 and 1999, incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement have been audited by KPMG LLP, independent public accountants, as indicated in their report with respect to those financial statements, and are incorporated by reference in this proxy statement/prospectus upon the authority of that firm as experts in accounting and auditing.

    The financial statements of First Financial as of December 31, 2000 and 1999 included in this proxy statement/prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to these financial statements and are included in this proxy statement/prospectus in reliance upon the authority of that firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND MORE INFORMATION

    Each of Washington Trust and First Financial files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Washington Trust and First Financial with the SEC at the SEC's public reference rooms at the following locations in Washington, D.C. and Chicago, Illinois:

Public Reference Room Judiciary Plaza 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	Chicago Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661

    Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at "http://www.sec.gov."

    Reports, proxy statements and other information concerning Washington Trust or First Financial may also be inspected at the offices of the Nasdaq Stock Market, located at 1735 K Street, N.W., Washington, D.C. 20006. Washington Trust's SEC file number is 000-13091. First Financial's SEC file number 000-27878.

    Washington Trust has filed a registration statement on Form S-4 to register with the SEC the Washington Trust common stock to be issued to First Financial shareholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Washington

Trust in addition to being a proxy statement of First Financial. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in Washington Trust's registration statement or the exhibits to the registration statement. Statements made in this proxy statement/prospectus as to the content of any contract, agreement or other document referenced to are not necessarily complete. With respect to each of those contracts, agreements or other documents to be filed or incorporated by reference as an exhibit to the registration statement, you should refer to the corresponding exhibit, when it is filed, for a more complete description of the matter involved and read all statements in this proxy statement/prospectus in light of that exhibit.

    The SEC allows Washington Trust and First Financial to incorporate by reference the information that Washington Trust and First Financial file with the SEC. Incorporation by reference means that Washington Trust and First Financial can disclose important information to you by referring you to other documents that are legally considered to be part of this proxy statement/prospectus, and later information that Washington Trust and First Financial file with the SEC will automatically update and supersede the information in this proxy statement/prospectus and the documents listed below.

    Washington Trust incorporates by reference the specific documents listed below and any future filings Washington Trust makes with the SEC under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this proxy statement/prospectus and prior to the date of the special meeting and the dates of all of the transactions contemplated in this proxy statement/prospectus are completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

  •
  Current Report on Form 8-K filed on November 14, 2001;

  •
  Proxy Statement filed on March 20, 2001 for the shareholders meeting held on April 24, 2001; and

  •
  The description of Washington Trust's common stock contained in the registration statement on Form 8-A, filed with the SEC on January 10, 1985, including all amendments and reports updating such description.

    You may request a copy of Washington Trust's filings, and any exhibits specifically incorporated by reference as an exhibit in this proxy statement/prospectus, at no cost, by writing or telephoning Washington Trust at the following address: Washington Trust Bancorp, Inc., 23 Broad Street, Westerly, Rhode Island 02891. Written and telephone requests may be directed to Elizabeth B. Eckel, Senior Vice President-Marketing, telephone (401) 348-1309.

    First Financial incorporates by reference the specific documents listed below and filings made with the SEC prior to the date of the special meeting and the dates of all of the transactions contemplated in this proxy statement/prospectus are completed:

  •
  Annual Report on Form 10-K for the year ended December 31, 2000;

  •
  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

  •
  Current Report on Form 8-K filed on November 13, 2001;

  •
  Proxy Statement filed on March 28, 2001 for the shareholders meeting held on May 9, 2001; and

  •
  The description of First Financial's common stock contained in the registration statement on Form 8-A filed with the SEC on February 29, 1996.

    You may request a copy of First Financial's filings, and any exhibits specifically incorporated by reference as an exhibit in this proxy statement/prospectus, at no cost, by writing or telephoning First Financial at the following address: First Financial Corp., 180 Washington Street, Providence, Rhode Island 02903. Telephone requests may be directed to Patrick J. Shanahan, Jr., Chairman, President and Chief Executive Officer, telephone (401) 421-3600.

    You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Washington Trust has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Washington Trust, and First Financial has supplied all such information relating to First Financial. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated        , 2002. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to First Financial shareholders nor the issuance of Washington Trust common stock in the merger creates any implication to the contrary.

FUTURE SHAREHOLDER PROPOSALS

    If First Financial shareholders do not adopt the merger agreement at the special meeting, our board will establish the date for the 2002 annual meeting of shareholders. Any proposal that a shareholder wishes to have included in First Financial's proxy statement for the next annual meeting must be received at our main office not less than 120 days prior to the meeting date set by our board. Additionally, our by-laws provide that any director nominations must be filed with our Secretary at least 14 days, but not more than 50 days, prior to the date of the scheduled annual meeting. However, if less than 21 days' notice of the scheduled annual meeting is given or made, notice by the shareholder must be so delivered or received not later than the close of business on the seventh day following the day on which notice of the meeting was mailed to shareholders.

    Any shareholder proposal should be mailed to: Secretary, First Financial Corp., 180 Washington Street, Providence, Rhode Island 02903.

INDEX TO FIRST FINANCIAL CORP. FINANCIAL STATEMENTS

Page
Year ended December 31, 2000
Independent Auditors' Report	F-2
Consolidated Balance Sheets as of December 31, 2000 and 1999	F-3
Consolidated Statements of Income for the years ended December 31, 2000 and December 31, 1999	F-4
Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 2000 and December 31, 1999	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2000 and December 31, 1999	F-6
Notes to Consolidated Financial Statements	F-7
Quarter ended September 30, 2001
Consolidated Balance Sheets as of September 30, 2001 (unaudited) and December 31, 2000	F-31
Consolidated Statements of Income for the nine months ended September 30, 2001 and 2000 (unaudited) and for the three months ended September 30, 2001 and September 30, 2000 (unaudited)	F-32
Consolidated Statements of Changes in Shareholders' Equity for the nine months ended September 30, 2001 (unaudited)	F-33
Consolidated Statements of Cash Flows for the nine months ended September 30, 2001 and 2000 (unaudited)	F-34
Notes to Consolidated Financial Statements	F-35

F–1

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and the Board of Directors of First Financial Corp.:

    We have audited the accompanying consolidated balance sheets of First Financial Corp. (a Rhode Island corporation) and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Financial Corp. and subsidiary as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                      ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 10, 2001

F–2

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2000	1999
ASSETS
CASH AND DUE FROM BANKS	$3,055,863	$5,441,190

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL	1,748,068	3,802,865

LOANS HELD FOR SALE	505,000	942,338

INVESTMENT SECURITIES:
Held-to-maturity (fair value: $22,451,901 in 2000 and $15,450,453 in 1999)	22,488,801	15,691,004
Available-for-sale	31,923,655	20,857,124

Total investment securities	54,412,456	36,548,128

FEDERAL HOME LOAN BANK STOCK	716,000	681,500

LOANS:
Commercial	13,099,260	12,248,552
Commercial real estate	73,522,872	65,812,129
Residential real estate	13,377,532	13,084,006
Home equity lines of credit	2,948,764	3,051,265
Consumer	939,063	766,383

	103,887,491	94,962,335
Less—Unearned Discount	7,674	23,221
Allowance for loan losses	1,751,621	1,556,405

Net loans	102,128,196	93,382,709

PREMISES AND EQUIPMENT, net	2,003,583	2,167,103

OTHER ASSETS	3,802,341	1,815,822

TOTAL ASSETS	$168,371,507	$144,781,655

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Demand	$19,187,122	$17,522,309
Savings and money market accounts	25,084,287	23,838,702
Time deposits	84,774,840	63,227,494

Total deposits	129,046,249	104,588,505
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	9,574,571	9,411,111
FEDERAL HOME LOAN BANK ADVANCES	10,869,241	13,610,400
ACCRUED EXPENSES AND OTHER LIABILITIES	2,390,731	1,689,999

Total Liabilities	151,880,792	129,300,015

STOCKHOLDERS' EQUITY:
Common stock, $1 par value; Authorized—5,000,000 shares; Issued—1,328,041 shares	1,328,041	1,328,041
Surplus	4,431,380	4,431,380
Retained earnings	11,892,318	10,504,194
Accumulated other comprehensive loss	(405,939)	(186,265)

	17,245,800	16,077,350
Less—Treasury stock, at cost, 114,300 shares in 2000 and 101,800 shares in 1999	755,085	595,710

Total stockholders' equity	16,490,715	15,481,640

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$168,371,507	$144,781,655

The accompanying notes are an integral part of these consolidated financial statements.

F–3

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2000	1999	1998
INTEREST INCOME:
Interest and fees on loans	$9,693,958	$8,687,625	$7,796,758
Interest on investment securities—
U.S. Government and agency obligations	2,213,320	1,735,195	1,882,529
Collateralized mortgage obligations	65,477	129,786	52,398
Mortgage-backed securities	305,300	393,975	537,544
Trust preferred stock	706,498	—	—
Marketable equity securities and other	103,989	71,483	74,360
Interest on cash equivalents	305,788	161,506	220,494

Total interest income	13,394,330	11,179,570	10,564,083
INTEREST EXPENSE:
Interest on deposits	5,362,533	3,732,477	4,091,958
Interest on repurchase agreements	459,222	553,342	712,217
Interest on advances	763,125	563,746	160,865
Interest on debenture	—	84,503	252,776

Total interest expense	6,584,880	4,934,068	5,217,816

Net interest income	6,809,450	6,245,502	5,346,267
PROVISION FOR LOAN LOSSES	175,000	275,000	250,000

Net interest income after provision for loan losses	6,634,450	5,970,502	5,096,267

NONINTEREST INCOME:
Service charges on deposits	284,077	267,626	279,185
Gain on loan sales	383,399	340,061	165,620
Other	335,458	218,388	171,200

Total noninterest income	1,002,934	826,075	616,005

NONINTEREST EXPENSE:
Salaries and employee benefits	2,644,357	2,133,193	1,895,538
Occupancy expense	459,797	551,434	393,189
Equipment expense	251,147	290,088	270,283
Other real estate owned net (gains) losses, and expenses	(13,506)	(208,977)	41,593
Computer services	251,883	251,964	199,306
Deposit insurance assessments	23,438	12,012	11,795
Other operating expenses	960,936	887,179	656,527

Total noninterest expense	4,578,052	3,916,893	3,468,231

Income before provision for income taxes	3,059,332	2,879,684	2,244,041
PROVISION FOR INCOME TAXES	1,088,613	1,061,036	793,993

NET INCOME	$1,970,719	$1,818,648	$1,450,048

Earnings per share:
Basic	$1.62	$1.47	$1.15

Diluted	$1.62	$1.47	$1.15

Weighted average common shares outstanding	1,214,125	1,233,104	1,261,241
Weighted average equivalent shares	—	—	—

Weighted average common and common stock equivalent shares outstanding	1,214,125	1,233,104	1,261,241

The accompanying notes are an integral part of these consolidated financial statements.

F–4

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
AND COMPREHENSIVE INCOME

For the Years Ended December 31, 2000, 1999 and 1998

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total Stockholders' Equity	Comprehensive Income
Balance, December 31, 1997	$1,328,041	$4,431,380	$7,982,792	$117,380	$(146,960)	$13,712,633
Net income	—	—	1,450,048	—	—	1,450,048	$1,450,048
Other comprehensive income, net of tax:
Unrealized holding losses, net of reclassification adjustment	—	—	—	(46,742)	—	(46,742)	(46,742)

Comprehensive income							$1,403,306

Dividends declared ($.24 per share)	—	—	(302,697)	—	—	(302,697)

Balance, December 31, 1998	1,328,041	4,431,380	9,130,143	70,638	(146,960)	14,813,242
Net income	—	—	1,818,648	—	—	1,818,648	$1,818,648
Other comprehensive income, net of tax:
Unrealized holding losses, net of reclassification adjustment	—	—	—	(256,903)	—	(256,903)	(256,903)

Comprehensive income							$1,561,745

Dividends declared ($.36 per share)	—	—	(444,597)	—	—	(444,597)
Repurchase of 35,000 shares of common stock	—	—	—	—	(448,750)	(448,750)

Balance, December 31, 1999	1,328,041	4,431,380	10,504,194	(186,265)	(595,710)	15,481,640
Net Income	—	—	1,970,719	—	—	1,970,719	$1,970,719
Other comprehensive income, net of tax:
Unrealized holding losses, net of reclassification adjustment	—	—	—	(219,674)	—	(219,674)	(219,674)

Comprehensive income							$1,751,045

Dividends declared ($.48 per share)	—	—	(582,595)	—	—	(582,595)
Repurchase of 12,500 shares of common stock	—	—	—	—	(159,375)	(159,375)

Balance, December 31, 2000	$1,328,041	$4,431,380	$11,892,318	$(405,939)	$(755,085)	$16,490,715

The accompanying notes are an integral part of these consolidated financial statements.

F–5

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2000	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,970,719	$1,818,648	$1,450,048
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	175,000	275,000	250,000
Depreciation and amortization	278,865	305,694	285,721
Write-off of impaired long-lived asset	—	129,362	—
(Gains) losses on sale of other real estate owned	(21,544)	(215,008)	14,162
Gain on sales of loans	(383,399)	(340,061)	(165,620)
Proceeds from sales of loans	7,082,463	5,547,975	3,630,231
Loans originated for sale	(6,261,726)	(5,792,759)	(3,346,300)
Net (decrease) increase in deferred loan fees	(8,454)	4,535	6,226
Net accretion on investment securities held-to-maturity	(12,339)	(6,916)	(5,203)
Net accretion on investment securities available-for-sale	(330,756)	(370,177)	(290,619)
Net decrease in unearned discount	(15,547)	(43,043)	(8,843)
Net (increase) decrease in other assets	(1,660,072)	(290,742)	202,805
Deferred income taxes (benefit)	(180,000)	(237,000)	(114,000)
Amortization of discount on debenture	—	15,860	205,983
Net increase (decrease) in accrued expenses and other liabilities	700,732	280,385	(136,118)

Net cash provided by operating activities	1,333,942	1,081,753	1,978,473

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from maturities of investment securities held-to-maturity	2,547,151	3,532,387	20,472,802
Proceeds from maturities of investment securities available-for-sale	259,462,848	310,600,674	150,311,185
Purchase of investment securities held-to-maturity	(9,332,609)	(5,483,082)	(21,733,252)
Purchase of investment securities available-for-sale	(270,564,744)	(298,428,506)	(156,587,124)
Purchase of Federal Home Loan Bank stock	(34,500)	(233,800)	—
Net increase in loans	(9,326,567)	(8,610,414)	(9,418,020)
Purchase of premises and equipment	(115,345)	(185,369)	(243,961)
Sales of other real estate owned	451,625	728,135	499,901

Net cash (used in) provided by investing activities	(26,912,141)	1,920,025	(16,698,469)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in demand accounts	1,664,813	1,779,124	2,544,229
Net increase (decrease) in savings and money market Accounts	1,245,585	1,898,372	(1,431,027)
Net increase (decrease) in time deposits	21,547,346	(3,460,919)	3,968,855
Net increase (decrease) in repurchase agreements	163,460	(2,844,769)	2,150,880
Net (decrease) increase in Federal Home Loan Bank Advances	(2,741,159)	7,406,323	6,204,077
Repayment of Senior Debenture	—	(2,708,777)	—
Purchase of common stock for treasury	(159,375)	(448,750)	—
Dividends paid	(582,595)	(444,597)	(365,762)

Net cash provided by financing activities	21,138,075	1,176,007	13,071,252

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(4,440,124)	$4,177,785	$(1,648,744)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	9,244,055	5,066,270	6,715,014

CASH AND CASH EQUIVALENTS, END OF YEAR	$4,803,931	$9,244,055	$5,066,270

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$6,479,173	$4,907,286	$5,211,783

Income taxes paid	$1,535,000	$1,236,000	$1,083,250

SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
Transfer of loans to OREO	$430,081	$—	$245,000

The accompanying notes are an integral part of these consolidated financial statements.

F–6

FIRST FINANCIAL CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Year Ended December 31, 2000

(1)  Summary of Significant Accounting Policies

  Principles of Consolidation

    The accompanying consolidated financial statements include the accounts of First Financial Corp. and its wholly-owned subsidiary First Bank and Trust Company (collectively, "Company"), after elimination of all intercompany transactions and balances. Certain reclassifications have been made to prior year balances to conform with the current year presentation.

  Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for loan losses, deferred tax assets, servicing rights assets and the valuation of foreclosed real estate.

  Cash and Cash Equivalents

    For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and securities purchased under agreements to resell, which represent short-term investments in government treasury and agency securities purchased from another institution.

  Investment Securities

    Debt securities that management has the positive intent and ability to hold to maturity are classified as held-to-maturity and are carried at cost, adjusted for the amortization of premium or the accretion of discount. Debt and equity securities with readily determinable fair values which are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are carried at fair value, with unrealized gains and losses included in current earnings. At December 31, 2000 and 1999, the Company had no securities classified as trading. Debt and equity securities not classified as either held-to-maturity or trading are classified as available-for-sale and are carried at fair value, with unrealized after-tax gains and losses reported as a separate component of stockholders' equity.

  Loans

    Loans are stated at the principal amount outstanding, net of unamortized deferred loan origination fees and costs. Deferred loan origination fees and costs are amortized as an adjustment to yield over the life of the related loans. Interest on commercial, real estate and consumer loans is accrued based on the principal amounts outstanding. The Company's policy is to discontinue the accrual of interest on loans when scheduled payments become past due in excess of 90 days, and when, in the judgment of management, the ultimate collectibility of principal or interest becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is generally reversed against interest income in the current period. Interest income is recognized on an accrual basis for impaired loans, until such loans are placed on nonaccrual status. The Company recognizes interest income on

F–7

these nonaccrual loans on a cash basis when the ultimate collectibility of principal is no longer considered doubtful. Otherwise, cash payments on nonaccrual loans are applied to principal.

    Loans held for sale are carried at the lower of cost or fair value.

    A loan is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the face value of the collateral if the loan is collateral-dependent. Currently, all impaired loans have been measured through the latter method. All loans on nonaccrual status are considered to be impaired. All adversely classified loans at December 31, 2000 and 1999 are also considered to be impaired. When the measure of the impaired loan is less than the recorded investment in the loan, the impairment is recorded through a valuation allowance. Loans are evaluated for impairment according to the Company's normal loan review process, including overall credit evaluation and rating, nonaccrual status and payment experience. Loans identified as impaired are further evaluated to determine the estimated extent of impairment. For collateral-based loans, the extent of impairment is the shortfall, if any, between the collateral value less costs to dispose of such collateral and the carrying value of the loan.

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 125 and SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments on Liabilities," the Company capitalizes the rights to service loans for others. The total cost of originated loans that are sold with servicing rights retained is allocated between the servicing rights and the loans without the servicing rights based on their relative fair values. Capitalized servicing rights are included in other assets and are amortized as an offset to other income over the period of estimated net servicing income. They are periodically evaluated for impairment based on their fair value. Impairment is measured on an aggregated basis according to interest rate band and period of origination. The fair value is estimated based on the present value of expected cash flows, incorporating assumptions for discount rate, prepayment speed and servicing cost. Any impairment is recognized as a charge to earnings through a valuation allowance. Certain disclosure provisions required by SFAS No. 140 were effective immediately and are included in these consolidated financial statements. Additional requirements related to SFAS No. 140 are effective beginning March 31, 2001. The Bank does not expect that these additional requirements will have an effect on the Bank's consolidated financial position or results of operations.

  Provision and Allowance for Loan Losses

    The balance of the allowance and the amount of the annual provision charged to expense are estimated amounts based on management's systematic review of past loan loss experience, changes in the character and size of the loan portfolio, current economic conditions, adverse situations that may affect the borrowers ability to repay, and other pertinent factors. Ultimate losses may vary from the current estimates. These estimates are reviewed periodically, and as adjustments become necessary, they are reported as an expense in the periods in which they become known. The allowance is maintained at a level considered by management to be adequate to cover inherent loan losses. Losses are charged against the allowance for loan losses when management believes that the collectibility of principal is

F–8

unlikely. This evaluation is subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

  Other Real Estate Owned

    Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Expenses from operations and changes in valuations are included in other real estate owned (gains) losses and expenses. At December 31, 2000 and 1999, the Company did not own any real estate acquired through, or in lieu of, foreclosure.

  Premises and Equipment

    Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

    The following is a summary of the lives over which the Company computes depreciation:

Buildings and Improvements	10-40 years
Leasehold Improvements	10 years
Furniture and Fixtures	10-20 years
Equipment	5-10 years

    When property is retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of income. Costs of major additions and improvements are capitalized, and expenditures for maintenance and repairs are charged to operations as incurred.

  Impairment of Long-Lived Assets

    Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If an asset being tested for recoverability was acquired in a business combination, the related goodwill is included as part of the asset grouping in determining recoverability. In instances where goodwill is identified with assets that are subject to an impairment loss, the carrying amount of the identified goodwill is eliminated before making any reduction of the carrying amounts of impaired long-lived assets and identifiable intangibles.

    The Company evaluates the recoverability of its carrying amounts of long-lived assets based on estimated cash flows to be generated by each of such assets as compared to the original estimates used in measuring such assets. To the extent impairment is identified, this Company would reduce the carrying value of such assets.

F–9

  Income Taxes

    The Company accounts for income taxes using the asset and liability method of accounting under which deferred taxes are recognized for the future tax consequences of the temporary differences between the financial statement and tax basis of assets and liabilities, using the enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. As changes in tax laws or rates are enacted, deferred assets and liabilities will be adjusted accordingly through the provision for income taxes.

  Earnings Per Share

    Basic earnings per share is determined by dividing net income by the weighted average number of common shares outstanding. Diluted earnings per share is determined by dividing net income by the weighted average number of common shares and common stock equivalent shares outstanding. There were no dilutive shares outstanding during 2000, 1999 and 1998.

  Comprehensive Income

    Comprehensive income, which consists of net income and changes in unrealized gains and losses on securities available-for-sale net of income taxes, is disclosed in the consolidated statements of stockholders' equity and comprehensive income. There were no reclassification adjustments to comprehensive income during 2000, 1999 and 1998.

  Recent Pronouncements

    During 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement was amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the consolidated statement of condition as either an asset or liability measured at fair value. This statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the consolidated statement of operations, and requires that an entity must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company adopted this statement effective January 1, 2001. The impact of adopting SFAS No. 133 did not have a material effect on the Bank's consolidated financial position or results of operations.

F–10

(2)  Investment Securities

    The estimated fair value and amortized cost of investment securities at December 31, 2000 and 1999 are as follows:

	December 31, 2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held-to-maturity—
U.S. Government & agency obligations	$21,836,272	$32,173	$66,614	$21,801,831
Collateralized mortgage obligations	652,529	—	2,459	650,070

	$22,488,801	$32,173	$69,073	$22,451,901

Available-for-sale—
U.S. Government & agency obligations	$17,480,446	$64,362	$9,411	$17,535,397
Mortgage-backed securities	4,202,320	24,494	10,856	4,215,958
Trust preferred stock	9,432,439	—	522,239	8,910,200
Marketable equity securities and other	1,485,014	22,697	245,611	1,262,100

	$32,600,219	$111,553	$788,117	$31,923,655

	December 31, 1999
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Held-to-maturity—
U.S. Government & agency obligations	$14,000,000	$—	$230,568	$13,769,432
Collateralized mortgage obligations	1,691,004	—	9,983	1,681,021

	$15,691,004	$—	$240,551	$15,450,453

Available-for-sale—
U.S. Government & agency obligations	$14,801,041	$251	$79,350	$14,721,942
Mortgage-backed securities	5,197,769	4,600	148,047	5,054,322
Marketable equity securities and other	1,168,757	41,627	129,524	1,080,860

	$21,167,567	$46,478	$356,921	$20,857,124

F–11

    A schedule of the maturity distribution of U.S. Government and agency obligations is as follows:

	December 31, 2000
	Held-to-Maturity		Available-for-Sale
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Within one year	$10,500,000	$10,439,466	$11,995,365	$11,993,869
Over one year to five years	11,336,272	11,362,365	5,485,081	5,541,528

	$21,836,272	$21,801,831	$17,480,446	$17,535,397

    At December 31, 2000, $10,250,000 par value of debt securities maturing in the one-to-five-year period are subject to call provisions within one year.

    There were no sales of investment securities in 2000, 1999 and 1998.

    At December 31, 2000, issues of trust preferred stock have maturities extending to 2027 with call provisions commencing in 2007. The call provisions are at a declining premium for 10 years and then at par thereafter.

    Investment securities with a carrying value of $11,869,188 and $10,995,483, at December 31, 2000 and 1999, respectively, were pledged as collateral for repurchase agreements, public deposits and other purposes, as required by law.

(3)  Loans and Allowance for Loan Losses

    In 1992, the Company acquired certain assets and assumed certain deposit liabilities of the former Chariho-Exeter Credit Union ("Chariho"). The Company and the State of Rhode Island Depositors Economic Protection Corporation ("DEPCO") established an allowance for loan losses of $3,850,000 for loans acquired. This allowance was available only for loans of Chariho existing as of the acquisition date. The following analysis summarizes activity for both the acquired allowance and the Company's allowance for loan losses.

    As set forth in the Chariho Acquisition Agreement, the remaining balance, if any, in the acquired allowance at May 1, 1999, less an amount equal to 1% of the remaining acquired loans, must be refunded to DEPCO. Conversely, in the event the allowance is inadequate, additional loan charge-offs were to reduce the amount owed on the debenture (Note 12) issued to DEPCO in connection with the acquisition. On May 31, 1999, the Company repaid the Senior Debenture in the amount of $2,708,777,

F–12

which represented the original face value of $3,000,000, less $291,223 in net acquired loan losses in excess of the acquired loan loss allowance.

	December 31,
	2000	1999	1998
Company Allowance:
Balance at beginning of year	$1,556,405	$1,287,058	$1,208,322
Provision	175,000	275,000	250,000
Loan charge-offs	(89,994)	(53,634)	(184,278)
Recoveries	110,210	47,981	13,014

Balance at end of year	1,751,621	1,556,405	1,287,058

Acquired Allowance:
Balance at beginning of year	—	—	388,291
Loan charge-offs	—	(266,482)	(402,404)
Recoveries (costs)	—	1,638	(12,266)
Reclassification to senior debenture (Note 12)	—	264,844	26,379

Balance at end of year	—	—	—

Total Allowance	$1,751,621	$1,556,405	$1,287,058

    At December 31, 2000 and 1999, the Company's recorded investment in impaired loans was $1,410,398 and $1,630,204, respectively, of which $440,574 and $613,074, respectively, was determined to require a valuation allowance of $123,639 and $147,586. The average recorded investment in impaired loans during 2000 and 1999 was $1,119,027 and $1,473,906, respectively. For the years ended December 31, 2000 and 1999, interest income on impaired loans totaled $169,190 and $186,264, respectively.

    At December 31, 2000 and 1998, the Company had no nonaccruing loans. At December 31, 1999, nonaccrual loans totaled $180,571. Had nonaccrual loans been accruing, interest income would have increased by $14,742, for the year ended December 31, 1999.

    Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $15,522,774 and $10,931,194 at December 31, 2000 and 1999, respectively. The balance of capitalized servicing rights, net of valuation allowances (fair value), included in other assets at December 31, 2000 and 1999, was $464,926 and $174,453, respectively. Amortization of these servicing rights totaled $29,873 and $0 for the years ended December 31, 2000 and 1999, respectively.

F–13

(4)  Premises and Equipment

    Premises and equipment are summarized as follows:

	Years Ended December 31,
	2000	1999
Land and improvements	$676,294	$676,294
Buildings and improvements	1,435,752	1,431,565
Leasehold improvements	277,824	277,824
Furniture, fixtures and equipment	1,521,450	1,466,506

	3,911,320	3,852,189
Less-Accumulated depreciation and amortization	1,907,737	1,685,086

	$2,003,583	$2,167,103

    In June 1999, the Company recognized impairment in value of one of its long-lived assets and recorded a write-off in value of $129,362. Depreciation and amortization expense related to bank premises and equipment was $278,865, $305,694 and $285,721 in 2000, 1999 and 1998, respectively.

(5)  Time Deposits

    At December 31, 2000, scheduled maturities of time deposits are as follows:

Maturity	$100,000 Or More	Other	Total
	(In Thousands)
2001	$15,807	$56,265	$72,072
2002	735	6,074	6,809
2003	793	4,236	5,029
2004	100	470	570
2005	—	295	295

	$17,435	$67,340	$84,775

    Included in total time deposits are $11,496,000 of certificates of deposit subject to repricing on a quarterly basis (indexed to the three month yield on U.S. Treasury bills). Of these time deposits, $5,981,000 have remaining maturities of one year or less.

F–14

(6)  Federal Home Loan Bank Advances and Other Borrowings

    At December 31, 2000, advances from the Federal Home Loan Bank of Boston ("FHLB") have scheduled repayments as follows:

2001	$255,598
2002	1,662,490
2003	2,764,791
2004	279,607
2005	298,749
2006 and thereafter	5,608,006

$10,869,241

    Of the total FHLB advances, $8,369,241 represents amortizing notes with final maturities of 2-14 years and amortization periods of 15-25 years. The remaining $2,500,000 matures at September 17, 2003, with a one time call option exercisable by the FHLB on September 17, 2001. Information relative to the Company's advances from the FHLB during 2000 is as follows:

Balance, December 31,2000	$10,869,241
Average amount outstanding during the year	12,790,198
Maximum amount outstanding at any month end	13,594,693
Weighted average interest rate at December 31, 2000	5.97%
Weighted average interest rate during the year	5.97%

    All borrowings from the FHLB are secured by the Company's stock in the FHLB and a blanket lien on "qualified collateral" defined principally as 90% of the market value of unpledged U.S. government and federal agency obligations and 75% of the carrying value of certain unpledged residential mortgage loans. At December 31, 2000 and 1999, the Company had an unused borrowing capacity of $28,164,000 and $26,290,000 respectively, which excludes an unused overnight line of credit of $2,352,000.

    The Company also had $9,574,571 and $9,411,111 of other borrowings at December 31, 2000 and 1999, respectively. These borrowings consist of repurchase agreements with customers and securities dealers and are collateralized by mortgage-backed securities and obligations of the U.S. Government and agency obligations. The following table represents scheduled maturities and interest rates of these agreements at December 31, 2000.

Maturity	Weighted Average Rate	Amount
January 2001	3.50%	$4,474,571
February 2001	5.67	5,100,000

	4.68%	$9,574,571

F–15

    At December 31, 2000, the Company's risk with counterparties to securities sold under repurchase agreements was approximately $614,000. The amount at risk with counterparties represents the excess of the greater of the carrying value or estimated market value of underlying collateral plus related accrued interest receivable over the total repurchase borrowing and related accrued interest payable.

    Securities sold under repurchase agreements averaged $9,204,791 and $11,311,027 during 2000 and 1999, respectively. The maximum amounts outstanding at any month end were $9,574,571 during 2000 and $12,055,000 during 1999. The weighted average interest rate was 4.99% during 2000 and 4.89% during 1999.

(7)  Commitments and Contingencies

  Leases

    The Company leases the land on which its Cranston branch office is located, and building space in which its North Kingstown in-store branch is located. The annual rental expense under these leases is as follows:

2001	$46,500
2002	31,916
2003	21,500
2004	8,958
2005 and thereafter	—

    The leases contain renewal options commencing in May 2002 and extending to May 2012. Under the terms of the renewal options, the annual rental expense for both leases will not exceed $63,563.

  Litigation

    As of December 31, 2000, the Company was involved in certain lawsuits that arose in the ordinary course of business. Management has reviewed these actions with legal counsel and has taken into consideration the views of legal counsel as to the outcome of the litigation. In management's opinion, final disposition of such lawsuits will not have a materially adverse effect on the Company's financial position or results of operations.

  Reserve Requirement

    The Company is required to maintain reserve balances with the Federal Reserve Bank under the Federal Reserve Act and Regulation D. Required balances, including vault cash, were $460,000 and $469,000 as of December 31, 2000 and 1999, respectively.

  Financial Instruments With Off-balance Sheet Risk and Concentration of Credit Risk

    In the normal course of business, the Company enters into various commitments, such as commitments to extend credit and guarantees (including standby letters of credit), which are not reflected in the accompanying consolidated financial statements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the

F–16

accompanying consolidated balance sheets. The contract amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

    Off-balance sheet instruments, whose contract amounts present credit risk, include the following:

	December 31,
	2000	1999
Unused portion of existing lines of credit	$8,150,000	$7,864,000
Unadvanced construction loans	2,283,000	2,149,000
Firm commitments to extend credit	1,077,000	1,679,000

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of the credit is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial real estate.

    The Company originates primarily residential and commercial real estate loans and, to a lesser extent, commercial and installment loans to customers primarily located in the State of Rhode Island and, to a lesser extent, southeastern Massachusetts. The Company operates two branches in the metropolitan Providence area, and two branches in Washington County, Rhode Island. Its primary source of revenue is providing loans to customers who are predominantly small and middle-market businesses and middle-income individuals.

(8)  Income Taxes

    The provision for income taxes consists of the following components:

	Years Ended December 31,
	2000	1999	1998
Federal—
Current	$1,212,863	$1,140,786	$832,993
Prepaid	(180,000)	(237,000)	(114,000)
State	55,750	157,250	75,000

	$1,088,613	$1,061,036	$793,993

F–17

    The provision for income taxes differs from the amount computed by applying the statutory rate of 34%, as summarized below:

	Years Ended December 31,
	2000	1999	1998
Provision for income taxes at statutory rate	$1,040,173	$979,093	$762,974
State taxes, net of federal benefit	36,795	103,785	49,500
Other	11,645	(21,842)	(18,481)

	$1,088,613	$1,061,036	$793,993

    The approximate tax effects of temporary differences that give rise to gross deferred tax assets and gross deferred tax liabilities at December 31, 2000 and 1999 are as follows:

	December 31,
	2000	1999
Gross deferred tax assets:
Allowance for loan losses	$509,004	$484,241
Deferred loan origination fees	57,430	60,812
Supplemental executive pension plan	279,336	162,838
Accrued expenses	118,647	95,106

Gross deferred tax assets	964,417	802,997

Gross deferred tax liabilities:
Depreciation	156,161	174,728
Installment sales	13,256	13,269

Gross deferred tax liabilities	169,417	187,997

Net deferred tax asset	$795,000	$615,000

    A valuation reserve is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized. No valuation reserve was required as of December 31, 2000 or 1999.

(9)  Related Party Transactions

    Certain directors and executive officers of the Company, their immediate families, companies in which they are principal owners, and trusts in which they are involved are borrowers of the Company. These related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and do not involve more than normal risk of collectibility.

F–18

    Related party loan activity was as follows:

	2000	1999
Balance at beginning of year	$1,604,451	$1,906,279
Originations	68,620	—
Payments	440,389	301,828

Balance at end of year	$1,232,682	$1,604,451

(10)  Employee Benefit Plan

    The Company is a member of the Financial Institutions Retirement Fund (FIRF), a multiple employer pension plan. As a participant in FIRF, the Company expenses its contributions to this plan, which is accounted for as a defined contribution plan. The Company's pension expense was $131,900 for the year ended December 31, 2000. For the years ended December 31, 1999 and 1998, the plan reached a fully funded status and the Company was not required to make a contribution. Consequently, no pension expense was recorded during 1999 and 1998.

    Effective January 1, 1995, the Company established a nonqualified retirement plan (Plan) to provide supplemental retirement benefits to designated employees whose pension benefits are otherwise limited by the Internal Revenue Code regulations. During 2000, the Company amended the Plan to provide for a minimum benefit of 80% of the participant's three highest years' base salary. This amendment was accounted for in accordance with SFAS No. 87, "Employer's Accounting for Pensions". A liability and transition asset of $423,633 were recorded. The impact of this amendment was to increase the benefit obligation for prior service cost by $720,000 and to increase net periodic benefit cost by $146,000.

F–19

    The following table sets forth a reconciliation of the Plan's projected benefit obligation, a reconciliation of fair value of plan assets, the funded status of the plan, and the components of net periodic benefit cost for the years ended December 31, 2000, 1999 and 1998:

	2000	1999	1998
Change in benefit obligations:
Benefit obligation at beginning of year	$752,754	$488,093	$365,941
Service cost	32,164	28,316	19,177
Interest cost	113,871	50,542	32,715
Actuarial loss (gain)	765,529	185,803	70,260

Benefit obligation at end of year	1,664,318	752,754	488,093

Change in plan assets:
Fair value of plan assets at beginning of year	574,611	412,318	310,091
Actual return on plan assets	6,927	32,298	21,779
Employer contributions	291,245	129,995	80,448

Fair value of plan assets at end of year	872,783	574,611	412,318

Funded status	(791,535)	(178,143)	(75,775)
Unrecognized net actuarial loss (gain)	234,528	202,879	39,657
Unrecognized prior service cost	731,449	142,779	171,335
Unrecognized net asset being recognized over 10 years	(514,329)	(90,696)	(31,638)

Prepaid (accrued) benefit cost	$(339,887)	$76,819	$103,579

Components of net periodic benefit cost:
Service cost	$32,164	$28,316	$19,177
Interest cost	113,871	50,542	32,715
Amortization of prior service cost	131,427	28,556	28,556
Amortization of unrecognized loss (gain)	13,783	22,581	—

Net periodic benefit cost	$291,245	$129,995	$80,448

    For calculating 2000, 1999 and 1998 pension costs for this nonqualified plan the following assumptions were used:

Assumed discount rate	7.5%
Rate of increase in compensation level	5.0%
Amortization period for unrecognized prior service cost	10 years

    The Company is a member of the Financial Institutions Thrift Plan for the benefit of its employees. This plan, which was effective January 1, 1997, is a qualified savings incentive plan under Internal Revenue Code section 401(k). Under the terms of the Plan, the Company matches 50% of the first 6% of each eligible employee's contribution. The Company's expense under this plan amounted to $41,175, $46,995, and $32,848 for the years ended December 31, 2000, 1999 and 1998.

F–20

(11)  Stockholders' Equity

    On November 16, 1998, the Company's Board of Directors authorized the repurchase of up to 5%, or 63,062 shares, of the Company's common stock. During 2000 and 1999, the Company repurchased a total of 47,500 shares under the repurchase program at prices ranging from $12.625 to $12.9375 per share. Total capital used for these repurchases amounted to $608,125.

(12)  Chariho-Exeter Credit Union Acquisition

    In May 1992, the Company entered into the Acquisition Agreement with the receiver for Chariho and DEPCO. In connection with the Acquisition Agreement, the Company entered into a Securities Purchase Agreement with DEPCO. Under this agreement, the Company issued the Senior Debenture, a $3 million variable rate debenture to DEPCO. The Company invested the proceeds on the issuance of the debenture as a contribution of capital to the Bank. Under the terms of the debenture, interest began to accrue on the third anniversary of the Senior Debenture and was payable semiannually thereafter. The Senior Debenture bore interest at the average five-year Treasury rate (indexed rate) plus 1% until maturity and at the indexed rate plus 4% during the extension period.

    A discount of $717,005 was recorded to reduce the carrying value of the Senior Debenture at the date of issuance in recognition of its favorable interest terms. This discount was amortized over the initial term of the Senior Debenture on the level yield method. The discount amortization for the years ended December 31, 2000, 1999 and 1998 amounted to $0, $15,860 and $205,983, respectively, and is classified as interest expense in the accompanying consolidated statements of income.

    As discussed in (Note 3), the Senior Debenture matured on May 1, 1999 and the Company repaid the obligation.

(13)  Fair Value Of Financial Instruments

    The Company is required to disclose fair values for certain of its financial instruments. Financial instruments include such items as loans, securities, deposits, swaps and other instruments, as defined.

    Quoted market prices are used to estimate fair values where available. Many of the Company's financial instruments, however, lack an available trading market as characterized by a willing buyer and willing seller engaging in an exchange transaction. It is the Company's general practice and intent to hold the majority of its financial instruments, such as loans and deposits, to maturity and not engage in trading or sales activities. Therefore, permitted valuation techniques such as present value calculations, were used for the purposes of this disclosure.

    Management notes that reasonable comparability between financial institutions may not necessarily be made due to the wide range of permitted valuation techniques and numerous estimates which must be made given the absence of active secondary markets for many of the financial instruments. This lack of uniform valuation methodologies also introduces a greater degree of subjectivity to these estimated fair values.

F–21

    The methods and assumptions used to estimate the fair values of each class of financial instruments are as follows:

    Cash Due from Banks, and Securities Purchased Under Agreements to Resell.  These items are generally short-term in nature and, accordingly, the carrying amounts reported in the consolidated balance sheet are reasonable approximations of their fair values.

    Investment Securities Held-to-Maturity and Available-for-Sale.  Fair values are based principally on quoted market prices.

    FHLB Stock.  The FHLB stock does not have a readily determinable market value. Consequently, the carrying amount is considered to approximate its fair value.

    Loans.  The fair value of accruing loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities or for classified loans using a discount rate that reflects the risk inherent in the loan.

    The fair value of nonaccrual loans is based on the estimated market value of the underlying collateral held.

    Loan Servicing Asset.  The fair value is estimated based on the present value of expected cash flows, incorporating assumptions for discount rate, prepayment speed and servicing cost.

    Deposits.  The fair value of demand, NOW, savings and money market deposits is the amount payable on demand at the reporting date. The fair value of time deposits is estimated using discounted value of contractual cash flows. The discount rates are the rates currently offered for deposits of similar remaining maturities.

    Securities sold under agreements to repurchase.  The face value is considered to approximate its fair value.

    FHLB Advances.  The fair value of Federal Home Loan Bank advances are estimated using a discounted cash flow technique that applies interest rates currently being offered on advances to a schedule of aggregated expected monthly maturities on FHLB advances.

    Commitments to Extend Credit and Standby Letters of Credit.  The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value amounts are not material.

F–22

    At December 31, 2000 and 1999, the estimated fair value of the Company's financial instruments are as follows:

	December 31,
	2000		1999
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
ASSETS
Cash and due from banks and securities purchased under agreement to resell	$4,803,931	$4,803,931	$9,244,055	$9,244,055
Loans held for sale	505,000	508,480	942,338	1,008,571
Investment securities:
Held-to-maturity	22,488,801	22,451,901	15,691,004	15,450,453
Available-for-sale	31,923,655	31,923,655	20,857,124	20,857,124
Federal Home Loan Bank stock	716,000	716,000	681,500	681,500
Loans—net	102,128,196	104,462,000	93,382,709	94,033,000
Loan servicing asset	464,926	464,926	174,453	174,453
LIABILITIES
Deposits	$129,046,249	$129,617,000	$104,588,505	$104,430,000
Securities sold under agreements to repurchase	9,574,571	9,572,000	9,411,111	9,282,000
Federal Home Loan Bank advances	10,869,241	11,028,000	13,610,400	13,479,000

F–23

(14)  The Company (Parent Company Only)

    The condensed separate financial statements of the Company are presented below.

CONDENSED BALANCE SHEETS

	December 31,
	2000	1999
ASSETS
Cash and due from banks	$57,762	$79,227
Investment securities:
Available-for-sale (amortized cost: $631,779 in 2000 and 1999)	386,167	502,255
Investment in subsidiary bank	15,949,905	14,827,906
Other assets	119,882	82,023

Total assets	$16,513,716	$15,491,411

LIABILITIES AND STOCKHOLDERS' EQUITY
Other liabilities	$23,001	$9,771

Total Liabilities	23,001	9,771

Stockholders' Equity:
Common stock	1,328,041	1,328,041
Surplus	4,431,380	4,431,380
Retained earnings	11,892,318	10,504,194
Accumulated other comprehensive (loss) income	(405,939)	(186,265)

	17,245,800	16,077,350
Less—Treasury stock	755,085	595,710

Total stockholders' equity	16,490,715	15,481,640

Total liabilities and stockholders' equity	$16,513,716	$15,491,411

CONDENSED STATEMENTS OF INCOME

	Years Ended December 31,
	2000	1999	1998
Interest and dividend income	$766,313	$1,028,666	$491,446
Interest and other expense	88,000	162,503	338,776

Income before income taxes and equity in undistributed earnings of subsidiary	678,313	866,163	152,670
Applicable income tax benefit	(20,387)	(28,963)	(51,007)

Income before equity in undistributed earnings of subsidiary	698,700	895,126	203,677
Equity in undistributed earnings of subsidiary	1,272,019	923,522	1,246,371

Net income	$1,970,719	$1,818,648	$1,450,048

F–24

CONDENSED STATEMENT OF CASH FLOWS

	Years Ended December 31,
	2000	1999	1998
Cash Flows From Operating Activities:
Net income	$1,970,719	$1,818,648	$1,450,048
Adjustments to reconcile net income to net cash provided by (used in) operating activities—
Equity in undistributed earnings of subsidiary	(1,272,019)	(923,522)	(1,246,371)
Amortization of discount on debenture	—	15,860	205,983
Net accretion on investment securities	—	(34,904)	(44,134)
Net increase (decrease) in accrued expenses and other liabilities	13,230	12,702	(59,453)
Net decrease (increase) in other assets	8,575	32,692	(12,459)

Net cash provided by operating activities	720,505	921,476	293,614

Cash Flows From Investing Activities:
Proceeds from maturities of investment securities available-for-sale	—	8,825,000	3,600,000
Purchase of investment securities available-for-sale	—	(5,876,675)	(3,523,036)

Net cash provided by investing activities	—	2,948,325	76,964

Cash Flows From Financing Activities:
Repayment of Senior Debenture	—	(3,000,000)	—
Purchase of common stock for treasury	(159,375)	(448,750)	—
Dividends paid	(582,595)	(444,597)	(365,762)

Net cash used in financing activities	(741,970)	(3,893,347)	(365,762)

Net (Decrease) Increase in Cash and Cash Equivalents	(21,465)	(23,546)	4,816
Cash and Cash Equivalents, Beginning of Year	79,227	102,773	97,957

Cash and Cash Equivalents, End of Year	$57,762	$79,227	$102,773

Supplemental Disclosure of Cash Flow Information:
Interest paid	$—	$82,369	$201,450

F–25

(15)  Regulatory Capital

    The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's and the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to quantitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts of ratios (set forth in the table below) of total Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). As of December 31, 2000, the Company and the Bank met all capital adequacy requirements to which they are subject and are considered "well capitalized" by the federal banking agencies. The most recent Federal Deposit Insurance Corporation examination

F–26

categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that management believes have changed the Bank's category.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2000:
The Company:
Total capital (to risk weighted assets)	$18,338,000	15.94%	$9,229,440	8.00%	—	—
Tier 1 capital (to risk weighted assets)	16,896,000	14.68	4,614,720	4.00	—	—
Tier I capital (to average assets)	16,896,000	10.10	5,019,330	3.00	—	—
The Bank:
Total capital (to risk weighted assets)	$17,641,000	15.44%	$9,143,200	8.00%	$11,429,000	10.00%
Tier I capital (to risk weighted assets)	16,208,000	14.18	4,571,600	4.00	6,857,400	6.00
Tier I capital (to average assets)	16,208,000	9.79	4,966,080	3.00	8,276,800	5.00
As of December 31, 1999:
The Company:
Total capital (to risk weighted assets)	$16,843,000	17.97%	$7,497,920	8.00%	—	—
Tier I capital (to risk weighted assets)	15,667,000	16.72	3,748,960	4.00	—	—
Tier I capital (to average assets)	15,667,000	10.71	4,386,930	3.00	—	—
The Bank:
Total capital (to risk weighted assets)	$16,105,000	17.30%	$7,446,720	8.00%	$9,308,400	10.00%
Tier I capital (to risk weighted assets)	14,937,000	16.05	3,723,360	4.00	5,585,040	6.00
Tier I capital (to average assets)	14,937,000	10.26	4,367,130	3.00	7,278,550	5.00

(16)  Business Segments

    The Company's chief operating decision maker is the Chairman, President and Chief Executive Officer of the Company. The Company has identified its reportable operating business segment as Community Banking based on how the business is strategically managed.

    The Company's community banking business segment consists of commercial and retail banking. The community banking business segment is managed as a single strategic unit which derives its revenues from a wide range of banking services, including investing and lending activities and acceptance of demand, savings and time deposits. There is no major customer and the Company operates within a single geographic area (southeastern New England).

F–27

    Non reportable operating segments of the Company's operations which do not have similar characteristics to the community banking operations and do not meet the quantitative thresholds requiring disclosure, are included in the Other category in the disclosure of business segments below. These non reportable segments include the Parent Company (Note 14).

    The accounting policies used in the disclosure of business segments are the same as those described in the summary of significant accounting policies. The consolidation adjustments reflect certain eliminations of intersegment revenue, cash and the Parent Company investments in subsidiary.

F–28

    Reportable segment specific information and reconciliation to consolidated financial information is as follows:

	Community Banking	Other	Other Adjustments and Eliminations	Consolidated
December 31, 2000
Investment Securities	$54,026,289	$16,336,072	$(15,949,905)	$54,412,456
Net Loans	102,128,196	—	—	102,128,196
Total Assets	167,829,981	16,513,716	(15,972,190)	168,371,507
Total Deposits	129,068,534	—	(22,285)	129,046,249
Total Liabilities	151,880,076	23,001	(22,285)	151,880,792
Net Interest Income	6,785,108	766,313	(741,971)	6,809,450
Provision for Loan Losses	175,000	—	—	175,000
Total Noninterest Income	1,002,934	1,272,019	(1,272,019)	1,002,934
Total Noninterest Expense	4,490,052	88,000	—	4,578,052
Net Income	2,013,990	1,970,719	(2,013,990)	1,970,719
December 31, 1999
Investment Securities	$36,045,873	$15,330,161	$(14,827,906)	$36,548,128
Net Loans	93,382,709	—	—	93,382,709
Total Assets	144,163,948	15,491,411	(14,873,704)	144,781,655
Total Deposits	104,634,303	—	(45,798)	104,588,505
Total Liabilities	129,336,042	9,771	(45,798)	129,300,015
Net Interest Income	6,255,500	944,163	(954,161)	6,245,502
Provision for Loan Losses	275,000	—	—	275,000
Total Noninterest Income	826,075	923,522	(923,522)	826,075
Total Noninterest Expense	3,838,893	78,000	—	3,916,893
Net Income	1,877,683	1,818,648	(1,877,683)	1,818,648
December 31, 1998
Investment Securities	$43,350,685	$17,598,692	$(14,128,694)	$46,820,683
Net Loans	85,008,787	—	—	85,008,787
Total Assets.	138,314,148	17,816,180	(14,211,398)	141,918,930
Total Deposits	104,454,631	—	(82,703)	104,371,928
Total Liabilities	124,185,453	3,002,938	(82,703)	127,105,688
Net Interest Income	5,410,294	238,670	(302,697)	5,346,267
Provision for Loan Losses.	250,000	—	—	250,000
Total Noninterest Income	616,005	1,246,371	(1,246,371)	616,005
Total Noninterest Expense	3,382,231	86,000	—	3,468,231
Net Income	1,549,068	1,450,048	(1,549,068)	1,450,048

F–29

(17)  Selected Quarterly Financial Data (unaudited)

    A summary of selected quarterly financial data for the years ended December 31, 2000 and 1999 is as follows:

	2000 Quarter Ended
	March 31	June 30	September 30	December 31
	(In thousands, except per share data)
Interest income	$3,108	$3,357	$3,460	$3,469
Interest expense	1,491	1,667	1,705	1,722

Net interest income	1,617	1,690	1,755	1,747
Provision for loan losses	50	75	50	—

Net interest income after provision for loan losses	1,567	1,615	1,705	1,747
Noninterest income	199	231	275	298
Noninterest expense	1,071	1,103	1,155	1,249

Income before taxes	695	743	825	796
Income taxes	246	264	292	286

Net income	$449	$479	$533	$510

Basic earnings per share	$0.37	$0.39	$0.44	$0.42

Diluted earnings per share	$0.37	$0.39	$0.44	$0.42

	1999 Quarter Ended
	March 31	June 30	September 30	December 31
	(In thousands, except per share data)
Interest income	$2,703	$2,739	$2,873	$2,865
Interest expense	1,233	1,225	1,234	1,242

Net interest income	1,470	1,514	1,639	1,623
Provision for loan losses	75	50	75	75

Net interest income after provision for loan losses	1,395	1,464	1,564	1,548
Noninterest income	218	168	215	225
Noninterest expense	963	869	1,080	1,005

Income before taxes	650	763	699	768
Income taxes	243	274	256	288

Net income	$407	$489	$443	$480

Basic earnings per share	$0.33	$0.40	$0.36	$0.39

Diluted earnings per share	$0.33	$0.40	$0.36	$0.39

F–30

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

Nine Months Ended September 30, 2001

(Unaudited)

	September 30, 2001	December 31, 2000
		(Note 1)
ASSETS
CASH AND DUE FROM BANKS	$3,924,719	$3,055,863

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL	153,668	1,748,068

LOANS HELD FOR SALE	2,046,859	505,000

INVESTMENT SECURITIES:
Held-to-maturity (market value: $13,962,455 and $22,451,901	13,778,553	22,488,801
Available-for sale	38,608,106	31,923,655

Total investment securities	52,386,659	54,412,456

FEDERAL HOME LOAN BANK STOCK	1,091,500	716,000

LOANS:
Commercial	13,633,802	13,099,260
Commercial real estate	81,038,847	73,522,872
Residential real estate	12,356,484	13,377,532
Home equity lines of credit	3,343,774	2,948,764
Consumer	995,633	939,063

	111,368,540	103,887,491
Less—Unearned discount	2,602	7,674
Allowance for loan losses	1,813,781	1,751,621

Net loans	109,552,157	102,128,196

PREMISES AND EQUIPMENT, net	1,856,901	2,003,583

OTHER ASSETS	3,135,498	3,802,341

TOTAL ASSETS	$174,147,961	$168,371,507

LIABILITIES AND STOCKHOLDERS' EQUITY
DEPOSITS:
Demand	$19,677,541	$19,187,122
Savings and money market accounts	24,148,589	25,084,287
Time deposits	80,751,145	84,774,840

Total deposits	124,577,275	129,046,249
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE	6,831,755	9,574,571
FEDERAL HOME LOAN BANK ADVANCES	21,681,548	10,869,241
ACCRUED EXPENSES AND OTHER LIABILITIES	2,581,872	2,390,731

TOTAL LIABILITIES	155,672,450	151,880,792

STOCKHOLDERS' EQUITY:
Common Stock, $1 par value
Authorized—5,000,000 shares
Issued—1,328,041 shares	1,328,041	1,328,041
Surplus	4,431,380	4,431,380
Retained earnings	12,959,619	11,892,318
Accumulated other comprehensive income (loss)	511,556	(405,939)

	17,245,800	19,230,596
Less—Treasury stock, at cost, 114,300 shares	755,085	755,085

TOTAL STOCKHOLDERS' EQUITY	18,475,511	16,490,715

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$174,147,961	$168,371,507

The accompanying notes are an integral part of these consolidated financial statements.

F–31

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

Nine Months Ended September 30, 2001 and September 30, 2000 and

Three Months Ended September 30, 2001 and September 30, 2000

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2001	2000	2001	2000
INTEREST INCOME:
Interest and fees on loans	$7,469,805	$7,213,639	$2,535,107	$2,479,866
Interest and dividends on investment securities—
U.S. Government and agency obligations	1,365,361	1,618,847	411,514	588,441
Collateralized mortgage obligations	22,337	53,582	5,002	14,279
Mortgage-backed securities	182,353	234,386	58,303	74,566
Preferred stock	784,220	501,806	266,485	207,016
Marketable equity securities and other	106,748	72,212	29,063	23,123
Interest on cash equivalents	265,607	230,962	54,770	72,523

Total interest income	10,196,431	9,925,434	3,360,244	3,459,814

INTEREST EXPENSE:
Interest on deposits	3,777,862	3,921,748	1,156,764	1,395,927
Interest on repurchase agreements	278,194	345,040	86,010	113,391
Interest on advances	825,779	597,058	289,161	195,710

Total interest expense	4,881,835	4,863,846	1,531,935	1,705,028

Net interest income	5,314,596	5,061,588	1,828,309	1,754,786
PROVISION FOR LOAN LOSSES	75,000	175,000	25,000	50,000

Net interest income after provision for loan losses	5,239,596	4,886,588	1,803,309	1,704,786

NONINTEREST INCOME:
Service charges on deposits	230,814	207,255	70,382	70,375
Gain on loan sales	80,351	253,748	63,349	101,487
Other	285,242	244,023	70,535	103,183

Total noninterest income	596,407	705,026	204,266	275,045

NONINTEREST EXPENSE:
Salaries and employee benefits	1,859,377	1,853,968	606,431	650,505
Occupancy expense	368,941	345,140	131,728	116,228
Equipment expense	213,741	196,350	73,779	65,494
Other real estate owned net losses (gains) and expenses	3,604	(1,073)	1,204	3,188
Computer services	200,088	188,092	67,294	64,534
Deposit insurance assessments	23,450	17,296	5,602	6,453
Other operating expenses	650,723	729,544	211,337	248,778

Total noninterest expense	3,319,924	3,329,317	1,097,375	1,155,180

Income before provision for income taxes	2,516,079	2,262,297	910,200	824,651
PROVISION FOR INCOME TAXES	902,595	801,971	340,388	291,919

NET INCOME	$1,613,484	$1,460,326	$569,812	$532,732

Earnings per share:
Basic	$1.33	$1.20	$0.47	$0.44

Diluted	$1.33	$1.20	$0.47	$0.44

Weighted average common shares outstanding	1,213,741	1,214,254	1,213,741	1,213,741
Weighted average equivalent shares	—	—	—	—

Weighted average common and common stock equivalent shares outstanding	1,213,741	1,214,254	1,213,741	1,213,741

The accompanying notes are an integral part of these consolidated financial statements.

F–32

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

Nine Months Ended September 30, 2001

AND COMPREHENSIVE INCOME

(Unaudited)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders' Equity	Comprehensive Income
Balance, December 31, 2000	$1,328,041	$4,431,380	$11,892,318	$(405,939)	$(755,085)	$16,490,715
Net income	—	—	1,613,484	—	—	1,613,484
Other comprehensive income, net of tax:
Unrealized holding losses, net of reclassification adjustment	—	—	—	917,495	—	917,495	917,495

Comprehensive income							$2,530,979

Dividends declared ($.45 per share)	—	—	(546,183)	—	—	(546,183)

Balance, September 30, 2001	$1,328,041	$4,431,380	$12,959,619	$511,556	$(755,085)	$18,475,511

The accompanying notes are an integral part of these consolidated financial statements

F–33

FIRST FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended September 30, 2001 and September 30, 2000

(Unaudited)

	Nine Months Ended September 30,
	2001	2000
Cash Flows From Operating Activities:
Net income	$1,613,484	$1,460,326
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	75,000	175,000
Depreciation and amortization	218,374	208,034
Net accretion on investment securities held-to-maturity	(15,102)	(8,524)
Net accretion on investment securities available-for-sale	(222,322)	(249,256)
Gains on sale of OREO	—	(6,430)
Gains on sales of loans	(80,351)	(253,748)
Net (originations) proceeds on loans held for sale	(1,461,508)	801,286
Net decrease in unearned discount	(5,072)	(12,919)
Net decrease (increase) in other assets	55,180	(1,142,488)
Net increase (decrease) in deferred loan fees	49,292	(27,734)
Net increase in accrued expenses and other liabilities	191,141	222,367

Net cash provided by operating activities	418,116	1,165,914

Cash Flows From Investing Activities:
Purchase of Federal Home Loan Bank stock	(375,500)	(34,500)
Proceeds from maturities of investment securities held-to-maturity	24,725,350	2,392,828
Proceeds from maturities of investment securities available-for-sale	211,893,743	197,788,918
Purchase of investment securities held-to-maturity	(16,000,000)	(8,332,609)
Purchase of investment securities available-for-sale	(216,826,714)	(208,855,650)
Net increase in loans	(7,543,181)	(4,503,559)
Purchase of premises and equipment	(71,692)	(41,898)
Sales of OREO	—	366,511

Net cash used in investing activities	(4,197,994)	(21,219,959)

Cash Flows From Financing Activities:
Net increase in demand accounts	490,419	1,744,895
Net (decrease) increase in savings and money market accounts	(935,698)	454,336
Net (decrease) increase in time deposits	(4,023,695)	21,019,193
Net (decrease) increase in repurchase agreements	(2,742,816)	124,063
Net increase (decrease) in Federal Home Loan Bank advances	10,812,307	(2,678,685)
Purchase of common stock for treasury	—	(159,375)
Dividends paid	(546,183)	(436,947)

Net cash provided by financing activities	3,054,334	20,067,480

Net (Decrease) Increase in Cash and Cash Equivalents	(725,544)	13,435
Cash and Cash Equivalents, Beginning of Period	4,803,931	9,244,055

Cash and Cash Equivalents, End of Period	$4,078,387	$9,257,490

Supplemental Disclosure of Cash Flow Information:
Interest paid	$4,959,480	$4,786,480

Income taxes paid	$1,115,456	$1,125,000

Supplemental Disclosure of Noncash Transactions:
Transfer of loans to OREO	$—	$430,081

The accompanying notes are an integral part of these consolidated financial statements.

F–34

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED SEPTEMBER 30, 2001

(1)  BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial statements, primarily consisting of normal recurring adjustments, have been included. Operating results for the three months and nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001, or any other interim period.

    For further information refer to the consolidated financial statements, notes and other information included in the Company's Annual Report and Form 10-K for the period ended December 31, 2000, filed with the Securities and Exchange Commission.

(2)  DIVIDEND DECLARATION

    On October 15, 2001 the Company declared dividends of $182,061 or $.15 per share to all common stockholders of record on November 1, 2001, payable on November 14, 2001.

(3)  NEW PRONOUNCEMENTS

    Statement of Financial Accounting Standards (SFAS) No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in September 2000. SFAS No. 140 is a replacement of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Most of the provisions of SFAS No. 125 were carried forward to SFAS No. 140 without reconsideration by the Financial Accounting Standards Board (FASB), and some were changed only in minor ways. In issuing SFAS No. 140, the FASB included issues and decisions that had been addressed and determined since the original publication of SFAS No. 125. SFAS No. 140 is effective for transfers after March 31, 2001. Management does not expect the adoption of SFAS No. 140 to have a significant impact on the financial position or results of operations of the Company.

    In July 2001, the FASB issued SFAS No. 141, "Business Combinations". SFAS No. 141 eliminates the pooling of interests method of accounting for business combinations and requires that the purchase method of accounting be used for all business combinations. This statement is effective for business combinations initiated after July 1, 2001.

    In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and management has concluded that this statement will have no impact on its consolidated financial position or results of operations.

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets, and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. Management does not believe that the adoption of this statement will have a material effect on the Company's financial condition.

F–35

    In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121 and portions of APB Opinion No. 30. This statement addresses the recognition of an impairment loss for long-lived assets to be held and used, or disposed of by sale or otherwise. This statement is effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. Management does not believe that the adoption of this statement will have a material effect on the Company's financial condition.

(4)  BUSINESS SEGMENTS

    The Company's community banking business segment consists of commercial and retail banking. The community banking business segment is managed as a single strategic unit which derives its revenue from a wide range of banking services, including investing and lending activities and acceptance of demand, savings and time deposits. There is no major customer and the Company operates within a single geographic area (southeastern New England).

    Nonreportable operating segments of the Company's operations which do not have similar characteristics to the community banking operations and do not meet the quantitative thresholds requiring disclosure, are included in the Other category in the disclosure of business segments below. These nonreportable segments include the Parent Company.

    The accounting policies used in the disclosure of business segments for these interim financial statements are the same as those used in the December 31, 2000 Annual Report and Form 10-K. The consolidation adjustments reflect certain eliminations of intersegment revenue.

F–36

    Reportable segment specific information and reconciliation to consolidated financial information is as follows:

	Community Banking	Other	Other Adjustments and Eliminations	Consolidated
Three Months Ended September 30, 2001
Net Interest Income	$1,822,430	$621,526	$(615,647)	$1,828,309
Provision for Loan Losses	25,000	—	—	25,000
Total Noninterest Income	204,266	—	—	204,266
Total Noninterest Expense	1,022,049	75,326	—	1,097,375
Net Income	615,647	569,812	(615,647)	569,812
Three Months Ended September 30, 2000
Net Interest Income	$1,748,675	$547,791	$(541,680)	$1,754,786
Provision for Loan Losses	50,000	—	—	50,000
Total Noninterest Income	275,045	—	—	275,045
Total Noninterest Expense	1,131,180	24,000	—	1,155,180
Net Income	541,680	532,732	(541,680)	532,732
Nine Months Ended September 30, 2001
Net Interest Income	$5,296,682	$1,714,341	$(1,696,427)	$5,314,596
Provision for Loan Losses	75,000	—	—	75,000
Total Noninterest Income	596,407	—	—	705,026
Total Noninterest Expense	3,174,662	145,262	—	3,319,924
Net Income	1,696,427	1,613,484	(1,696,427)	1,613,484
Nine Months Ended September 30, 2000
Net Interest Income	$5,043,356	$1,512,437	$(1,494,205)	$5,061,588
Provision for Loan Losses	175,000	—	—	175,000
Total Noninterest Income	705,026	—	—	705,026
Total Noninterest Expense	3,257,317	72,000	—	3,329,317
Net Income	1,494,205	1,460,326	(1,494,205)	1,460,326

F–37

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

WASHINGTON TRUST BANCORP, INC.
("BUYER")

and

FIRST FINANCIAL CORP.
("SELLER")

Dated as of November 12, 2001

A–i

3.30	Investment Management Activities	A-22
3.31	Disclosure	A-22
ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF BUYER		A-22
4.01	Corporate Organization.	A-22
4.02	Capitalization	A-23
4.03	Authority; No Violation.	A-23
4.04	Consents and Approvals	A-24
4.05	Financial Statements	A-24
4.06	Reports	A-25
4.07	Absence of Certain Changes or Events	A-25
4.08	Tax Treatment of the Merger	A-26
4.09	Availability of Funds	A-26
4.10	Broker's Fees	A-26
4.11	Disclosure	A-26
4.12	Legal Proceedings.	A-26
4.13	Undisclosed Liabilities.	A-26
ARTICLE V—COVENANTS RELATING TO CONDUCT OF BUSINESS		A-26
5.01	Covenants of Seller	A-26
5.02	No Solicitation.	A-30
5.03	Intentionally Omitted.	A-31
5.04	System Conversions	A-31
5.05	Certain Changes and Adjustments	A-32
5.06	Branches	A-32
5.07	ALCO Management	A-32
5.08	Chief Executive Officer Compensation	A-32
5.09	Covenants of the Buyer	A-32
5.10	Control of Operations	A-33
ARTICLE VI—ADDITIONAL AGREEMENTS		A-33
6.01	Regulatory Matters.	A-34
6.02	Securities Laws Matters.	A-34
6.03	Stockholder Meeting	A-35
6.04	Access to Information.	A-35
6.05	Reasonable Best Efforts and Cooperation	A-36
6.06	NASDAQ Listing	A-37
6.07	Indemnification; Directors' and Officers' Insurance.	A-37
6.08	Financial and Other Statements	A-37
6.09	Additional Agreements	A-38
6.10	Notice of Adverse Changes.	A-38
6.11	Current Information.	A-39
6.12	Compensation and Benefit Plans	A-39
6.13	Bank Merger	A-40
6.14	Affiliate Agreements	A-41
6.15	No Inconsistent Actions	A-41
6.16	Publicity	A-41
6.17	Section 16 Matters	A-41
6.18	Reorganization Treatment	A-41

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ARTICLE VII—CONDITIONS PRECEDENT		A-41
7.01	Conditions to Each Party's Obligation to Effect the Merger	A-41
7.02	Conditions to Obligations of Buyer	A-42
7.03	Conditions to Obligations of Seller	A-43
ARTICLE VIII—TERMINATION AND AMENDMENT		A-44
8.01	Termination	A-44
8.02	Effect of Termination; Expenses.	A-45
8.03	Amendment	A-47
8.04	Extension; Waiver	A-47
ARTICLE IX—GENERAL PROVISIONS		A-47
9.01	Closing	A-47
9.02	Nonsurvival of Representations, Warranties and Agreements	A-47
9.03	Expenses	A-47
9.04	Notices	A-47
9.05	Interpretation	A-48
9.06	Counterparts	A-48
9.07	Entire Agreement	A-48
9.08	Governing Law; Submission to Jurisdiction	A-48
9.09	Enforcement of Agreement	A-49
9.10	Severability	A-49
9.11	Publicity	A-49
9.12	Assignment	A-49
9.13	Exhibits; Disclosure Schedules	A-49

  Exhibits

Exhibit A	Bank Merger Agreement
Exhibit B	Voting Agreement
Exhibit C	Form of Affiliate Agreement
Exhibit D	Form of Noncompetition Agreement

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AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of November 12, 2001 (this "Agreement"), by and among Washington Trust Bancorp, Inc., a Rhode Island corporation (the "Buyer") and First Financial Corp., a Rhode Island corporation ("Seller").

    WHEREAS, the Boards of Directors of the Buyer and Seller have each determined that it is in the best interests of their respective stockholders and other constituencies, as well as the communities they serve, to consummate, and have approved, the business combination transactions provided for herein, in which the Buyer will, subject to the terms and conditions set forth herein, acquire the Seller;

    WHEREAS, following the execution and delivery of this Agreement, The Washington Trust Company of Westerly, a Rhode Island chartered commercial bank and subsidiary of the Buyer (the "Buyer Bank" and also sometimes referred to herein as the "Surviving Bank"), shall enter into an Agreement and Plan of Merger (the "Bank Merger Agreement") with First Bank and Trust Company, a Rhode Island chartered commercial bank and subsidiary of the Seller (the "Seller Bank"), substantially in the form of Exhibit A hereto, providing for the merger of the Seller Bank with and into the Buyer Bank (the "Bank Merger") under Title 19 of the General Laws of Rhode Island and the Rhode Island Business Corporation Act ("RIBCA"), immediately prior to the consummation of the Merger (as defined in Section 1.01);

    WHEREAS, as a condition to the willingness of the Buyer to enter into this Agreement, certain stockholders of the Seller (the "Principal Stockholders") have entered into a Voting Agreement, dated as of the date hereof, with the Buyer (the "Voting Agreement"), attached hereto as Exhibit B, pursuant to which each Principal Stockholder has agreed, among other things, to vote such Principal Stockholder's shares of capital stock of the Seller in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement; and

    WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions hereto.

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I—THE MERGER

    1.01  The Merger.  Subject to the terms and conditions of this Agreement, and in accordance with the RIBCA, at the Effective Time (as defined in Section 1.03 hereof), the Seller will merge with and into the Buyer (the "Merger"). The Buyer shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger and shall continue its existence under the laws of the State of Rhode Island. Upon consummation of the Merger, the separate existence of the Seller shall cease.

    1.02  Plan of Merger.  This Agreement shall constitute a plan of merger for purposes of Section 7-1.1-65 of the RIBCA.

    1.03  Effective Time.  The Merger shall become effective on the Closing Date (as defined in Section 9.01 hereof) at the time (the "Effective Time") set forth in the articles of merger with respect to the Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Rhode Island (the "Secretary") pursuant to Section 7-1.1-68 of the RIBCA.

    1.04  Effects of the Merger.  At and after the Effective Time, the Merger shall have the effects provided herein and set forth in Section 7-1.1-69 of the RIBCA. Without limiting the generality of the

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foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Seller shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of the Seller shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

    1.05  Conversion of Seller Common Stock.

      (a) At the Effective Time, each share of common stock of the Seller, par value $1.00 per share ("Seller Common Stock"), issued and outstanding immediately prior to the Effective Time and all rights attached thereto (other than shares of Seller Common Stock held (x) in the Seller's treasury or (y) directly or indirectly by the Buyer or the Seller or any of their respective Subsidiaries (as defined below) (except Trust Account Shares and DPC Shares (as such terms are defined in Section 1.05(c) hereof))), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted automatically into and represent the right to receive (i) an amount in cash equal to $16.00, without any interest thereon (plus any cash in lieu of fractional shares as described in Section 2.02, the "Cash Consideration") and (ii) that number of fully paid and nonassessable shares of the common stock, par value $0.625 per share, of the Buyer (together with the number of common share purchase rights attached thereto pursuant to that certain Rights Agreement, dated as of August 15, 1996, as amended (as such may be further amended, supplemented, restated or replaced from time to time), between the Buyer and the Buyer Bank, as Rights Agent, the "Buyer Common Stock") determined by dividing $16.00 by the Average Buyer Common Stock Price (as defined below) rounded to the nearest thousandth of a share and subject to adjustment as provided below (the "Exchange Rate" and such amount, the "Stock Consideration"). The Exchange Rate initially in effect shall be subject to adjustment as follows:

        (w) if the Average Buyer Common Stock Price (as hereinafter defined) is equal to or greater than $17.00 and less than or equal to $19.00, there will be no adjustment to the Exchange Rate;

        (x) if the Average Buyer Common Stock Price is less than $17.00, the Exchange Rate shall be equal to 0.941;

        (y) if the Average Buyer Common Stock Price is greater than $19.00, the Exchange Rate shall be equal to 0.842; and

        (z) in the event that the Buyer has exercised its option to deliver additional shares of Buyer Common Stock pursuant to the last paragraph of Section 8.01(j) hereof, the Exchange Rate shall be adjusted as provided in Section 8.01(j).

      The "Average Buyer Common Stock Price" shall mean the average closing sale price per share of Buyer Common Stock, as reported on the Nasdaq National Market, for the fifteen (15) consecutive trading days ending on and including the date that the last Requisite Regulatory Approvals shall have been obtained (the "Approval Date").

      (b) All of the shares of Seller Common Stock converted into the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each, a "Certificate" and collectively the "Certificates") previously representing any such shares shall thereafter represent the right to receive solely the whole number of shares of Buyer Common Stock and the amount of cash into which the shares of Seller Common Stock have been converted pursuant to this Section 1.05 and Section 2.02(f) hereof (the "Merger Consideration"). Certificates previously representing shares of Seller Common Stock shall be exchanged for certificates representing the Merger Consideration, into which the shares of Seller Common Stock represented by such Certificates have been converted pursuant to this

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  Section 1.05 and Section 2.02(f) hereof upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon.

      (c) At the Effective Time, all shares of Seller Common Stock that are owned by the Seller as treasury stock and all shares of Seller Common Stock that are owned directly or indirectly by the Buyer or the Seller or any of their respective Subsidiaries (other than (i) shares of Seller Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares of Seller Common Stock, whether held directly or indirectly by the Buyer or the Seller, as the case may be, being referred to herein as "Trust Account Shares") and (ii) shares of Seller Common Stock held by the Buyer or the Seller or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Seller Common Stock, whether held directly or indirectly by the Buyer or the Seller or any of their respective Subsidiaries, being referred to herein as "DPC Shares") shall be canceled and shall cease to exist and no stock of the Buyer, cash or other consideration shall be delivered in exchange therefor.

      (d) If prior to the Effective Time, the Buyer should split or combine the Buyer Common Stock or other convertible securities, or pay a dividend or other distribution in such Buyer Common Stock or other convertible securities or shall effect any reclassification, recapitalization, exchange of shares or readjustment with respect to the Buyer Common Stock, then the Exchange Rate shall be appropriately adjusted to reflect such split, combination, dividend, distribution, reclassification, recapitalization, exchange of shares or readjustment.

      (e) Notwithstanding anything in this Article I to the contrary, if, on the Closing Date, Buyer and Seller reasonably conclude that the fair market value of the aggregate Stock Consideration to be delivered to the stockholders of Seller is likely to be less than 40% of the fair market value of the aggregate Merger Consideration to be delivered to the stockholders of Seller and all other conditions to the Closing set forth in Article VII have been satisfied (or waived by the party entitled to waive such condition), then, to the minimum extent necessary to achieve such 40% ratio, the Merger Consideration shall be adjusted by increasing the total value of the Stock Consideration and decreasing the total value of the Cash Consideration by equal amounts so that the Stock Consideration shall constitute 40% of the value of the Merger Consideration (determined as of the Closing Date).

    1.06  Buyer Common Stock.  At and after the Effective Time, each share of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding and represent one share of common stock of the Surviving Corporation; provided, however, that all shares of Buyer Common Stock that are owned by the Seller or the Seller Bank (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

    1.07  Articles of Incorporation.  At the Effective Time, the Articles of Incorporation of the Buyer, as in effect at the Effective Time, shall continue as the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

    1.08  By-Laws.  At and after the Effective Time, the By-laws of the Buyer as they exist immediately prior to the Effective Time shall continue as the By-laws of the Surviving Corporation until thereafter amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

    1.09  Directors and Officers of the Surviving Corporation.  As of the Effective Time, the number of directors of the Surviving Corporation shall be fixed at seventeen (17). The directors of Buyer immediately prior to the Effective Time shall continue as directors of the Surviving Corporation in the class and for the term that such director is currently serving, in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation. In addition, as of the Effective Time,

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Patrick J. Shanahan, Jr. shall be a director of the Surviving Corporation for a term expiring in 2003, and otherwise to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation. The officers of the Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

    1.10  Tax Consequences.  It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

    1.11  Voting Agreement.  Concurrently with the execution of this Agreement, the Buyer has entered into the Voting Agreement with the Principal Stockholders.

ARTICLE II—EXCHANGE OF CERTIFICATES

    2.01  Buyer to Make Merger Consideration Available.  At or prior to the Effective Time, the Buyer shall deposit, or shall cause to be deposited, with a bank or trust company selected by the Buyer (and reasonably acceptable to the Seller) (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the aggregate number of shares of Buyer Common Stock and the aggregate amount of cash which together represent the Merger Consideration (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereof, being hereinafter referred to as the "Exchange Fund") to be issued or paid, respectively, pursuant to Section 1.05 and paid pursuant to Section 2.02(f) in exchange for outstanding shares of Seller Common Stock.

    2.02  Exchange of Certificates.

      (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates at the Effective Time a form letter of transmittal (which shall be in such form and have such provisions as the Buyer may reasonably specify and which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate to the Exchange Agent) and instructions for use in effecting the surrender of the Certificate in exchange for the Merger Consideration into which the shares of Seller Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement.

      (b) Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Buyer Common Stock to which such holder of Seller Common Stock shall have become entitled pursuant to the provisions of Articles I and II hereof and (y) a check representing the amount of cash and unpaid dividends and distributions on Buyer Common Stock, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Articles I and II hereof, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued to or for the benefit of holders of Certificates on such cash and unpaid dividends and distributions on Buyer Common Stock, if any.

      (c) No dividends or other distributions declared after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other

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  distributions, without any interest thereon, which theretofore had become payable with respect to the shares of Buyer Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Buyer Common Stock into which his Seller Common Stock shall have been converted.

      (d) If any certificate representing shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Seller of the shares of Seller Common Stock which were issued and outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

      (f)  Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable, on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of the Seller. In lieu of the issuance of any such fractional share, the Buyer shall pay to each former stockholder of the Seller who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying (i) the Average Buyer Common Stock Price by (ii) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.05 hereof.

      (g) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Buyer Common Stock) that remains unclaimed by the stockholders of the Seller for six (6) months after the Effective Time shall be paid to the Buyer. Any stockholders of the Seller who have not theretofore complied with this Article II shall thereafter look only to the Buyer for payment of the shares of Buyer Common Stock, cash and unpaid dividends and distributions on Buyer Common Stock deliverable in respect of each share of Seller Common Stock such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon. Notwithstanding the foregoing, none of the Buyer, the Seller, the Exchange Agent nor any other person shall be liable to any former holder of shares of Seller Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

      (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Buyer, upon the posting by such person of a bond in such amount as the Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate,

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  the shares of Buyer Common Stock and cash (including, if applicable, unpaid dividends and distributions on Buyer Common Stock) deliverable in respect thereof pursuant to this Agreement.

ARTICLE III—REPRESENTATIONS AND WARRANTIES OF SELLER

    Prior to the execution and delivery of this Agreement and as a material inducement to the Buyer to enter into this Agreement, Seller has delivered to Buyer a schedule (the "Seller Disclosure Schedule") setting forth, among other things, facts, circumstances and events the disclosure of which is required by its representations and warranties (and making specific reference to the Section of this Agreement to which they relate), provided that the mere inclusion of a fact, circumstance or event in the Seller Disclosure Schedule shall not be deemed an admission by Seller that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined below) on Seller. The Seller Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article III and disclosures in any section or paragraph of the Seller Disclosure Schedule shall qualify as disclosures with respect to other sections and paragraphs in the Seller Disclosure Schedule only to the extent that it is reasonably apparent from the reading of such disclosure that it qualifies or applies to such other sections or paragraphs.

    Except as set forth in the Seller Disclosure Schedule, the Seller represents and warrants to the Buyer:

    3.01  Corporate Organization.

      (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Seller. The Seller is a financial holding company registered with the Federal Reserve Board under the Gramm-Leach-Bliley Act and the Bank Holding Company Act of 1956, as amended (the "BHCA"). "Material Adverse Effect" as used in this Agreement means any change, effect, event, occurrence or state of facts materially and adversely affecting (a) the business, assets, condition (financial or otherwise), operations, properties or results of operations of Buyer or Seller, as the context may dictate, and its Subsidiaries taken as a whole, or (b) the ability of the relevant party to perform its obligations under this Agreement; provided, however, that any such change, effect, event, occurrence or state of facts resulting from any (i) changes in the banking laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof of general applicability, (ii) changes in economic conditions generally affecting financial institutions, as a whole, including but not limited to, changes in the general level of market interest rates, which does not affect the relevant party in any manner or degree significantly different from the industry as a whole, (iii) any announcement by either of the parties hereto with respect to branch consolidations or employee terminations to be effected by Buyer or Buyer Bank in connection with the Merger, and (iv) actions required to be taken under this Agreement shall not be considered in determining if a Material Adverse Effect has occurred. The Articles of Incorporation and By-laws or other similar governing documents of the Seller, copies of which have previously been delivered to the Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

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      (b) The Seller Bank is a bank duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The deposit accounts of the Seller Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Bank Insurance Fund (the "BIF") to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Seller Bank. The Seller Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Seller. The Articles of Association and By-laws or other similar governing documents of the Seller Bank, copies of which have previously been delivered to the Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

      (c) Except for the Seller Bank and except as set forth in Section 3.01(c) of the Seller Disclosure Schedule, Seller has no Subsidiaries or Equity Investments. As used in this Agreement, "Subsidiary" when used with respect to a party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is or was consolidated with such party (or with which such party is or was consolidated) for financial reporting purposes, and "Equity Investments" has the meaning given to such term in the FDIC's rules and regulations regarding activities and investments of insured state banks at 12 C.F.R. §362.2(g).

      (d) Neither the Seller nor the Seller Bank is in violation of any provision of its Articles of Incorporation or equivalent organizational documents or its By-laws.

      (e) The minute books of Seller and the Seller Bank contain true, complete and accurate records of all meetings and other corporate actions held or taken since January 1, 1998 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

    3.02  Capitalization.

      (a) The authorized capital stock of the Seller consists of 5,000,000 shares of Seller Common Stock. As of the date of this Agreement, there are 1,328,041 shares of Seller Common Stock issued, 1,213,741 shares outstanding and 114,300 shares of Seller Common Stock held in its treasury. All of the issued and outstanding shares of Seller Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. The Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or agreements of any character calling for the purchase or issuance of any shares of Seller Common Stock or any other equity security of the Seller or any securities representing the right to purchase or otherwise receive any shares of Seller Common Stock or any other equity security of the Seller. Seller has not adopted or implemented a shareholder rights plan or "poison pill" plan.

      (b) The authorized capital stock of the Seller Bank consists of 75,000 shares of Common Stock, par value $10.00 per share ("Bank Common Stock"). As of the date hereof, (i) 75,000 shares of Bank Common Stock are issued and outstanding, all of which are owned directly by the Seller, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and free and clear of all liens, charges, encumbrances and security interests whatsoever, and (ii) no shares of Bank Common Stock are held in the treasury of the Seller Bank.

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      (c) Except as contemplated herein, there are no agreements or understandings, with respect to the voting of any shares of Seller Common Stock or which restrict the transfer of such shares to which the Seller is a party, and there are no such agreements or understandings to which the Seller is not a party with respect to the voting of any such shares or which restrict the transfer of such shares.

      (d) Seller Bank does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Bank Common Stock or any other equity security of the Seller or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Seller. At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Seller or Seller Bank will be bound calling for the purchase or issuance of any shares of the capital stock of the Seller or Seller Bank.

      (e) The Seller and Seller Bank are "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

    3.03  Authority; No Violation.

      (a) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the unanimous vote of the Board of Directors of the Seller. The Board of Directors of the Seller has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to the stockholders of the Seller for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the Seller's stockholders, no other corporate action and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally.

      (b) The Seller Bank has full power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly approved by the unanimous action of the Board of Directors of the Seller Bank and the Seller as the sole stockholder of the Seller Bank. No other corporate action and no other corporate proceedings on the part of the Seller Bank are necessary to authorize the Bank Merger Agreement or the performance of the Seller Bank's obligations thereunder or to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Seller Bank, will be duly and validly executed and delivered by the Seller Bank and will constitute a legal, valid and binding obligation of the Seller Bank, enforceable against the Seller Bank in accordance with its terms, except that enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally.

      (c) Neither the execution and delivery of this Agreement by the Seller nor the consummation by the Seller of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Seller Bank, nor the consummation by the Seller Bank of the transactions contemplated thereby; nor compliance by the Seller or the Seller Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to

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  in Section 3.04 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Seller or the Seller Bank or by which any property or asset of the Seller or the Seller Bank is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Seller or the Seller Bank under any of the terms, conditions or provisions of (A) the Articles of Incorporation or other charter document of like nature or By-laws of the Seller or the Seller Bank, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Seller is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Seller.

    3.04  Consent and Approvals.

      (a) Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board, the FDIC and the Director of the Department of Business Regulation of the State of Rhode Island (the "Director"), and the consent to and approval of such applications and notices, (ii) the filing with the Securities and Exchange Commission (the "SEC") of a registration statement on Form S-4 (the "Registration Statement"), including a proxy statement (the "Proxy Statement") in definitive form relating to the meeting of the Seller's stockholders (the "Stockholder Meeting") to be held to approve this Agreement and the transactions contemplated hereby, which Proxy Statement shall be part of and included in the prospectus (the "Prospectus") filed as a part of the Registration Statement by the Buyer relating to the offering of Buyer Common Stock pursuant to the terms of this Agreement, (iii) the approval of this Agreement by the requisite vote of the stockholders of the Seller, (iv) the filing with the Secretary of the Articles of Merger to effect the Merger pursuant to the RIBCA and articles of merger to effect the Bank Merger, pursuant to Title 19 of the General Laws of Rhode Island and the RIBCA, (v) such filings, authorizations or approvals as may be set forth in Section 3.04 of the Seller Disclosure Schedule, and (vi) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each, a "Governmental Entity") or with any third-party are necessary in connection with the execution and delivery by the Seller of this Agreement, the execution and delivery of the Bank Merger Agreement by the Seller Bank, and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.

      (b) The affirmative vote of holders of 70% of the outstanding shares of Seller Common Stock is the only vote of the holders of any shares or series of capital stock or other securities of the Seller necessary to approve this Agreement and the Merger. The Seller does not believe that any fact or circumstance exists relating to the Seller or the Seller Bank that is reasonably likely to materially impede or delay receipt of any of the approvals of any Governmental Entity referred to in Section 3.04(a) hereof or is reasonably likely to result in the imposition of a Burdensome Condition (as defined herein).

    3.05  Loan Portfolio; Reports.

      (a) Except as set forth in Section 3.05 of the Seller Disclosure Schedule hereto, to the knowledge of the Seller, all of the loans having a principal amount in excess of $100,000 reflected as assets on the Seller Bank's balance sheet included in the financial statements for the fiscal year

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  ended December 31, 2000 accompanying the Call Report for the year ended December 31, 2000 filed by the Seller Bank with the FDIC or made or acquired by the Seller Bank since December 31, 2000 (each a "Loan"), were validly and legally made in all material respects, constitute valid and binding agreements of the borrower enforceable in accordance with their terms ((i) subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally, (ii) subject to general principles of equity, and (iii) provided that certain remedies, waivers and other provisions of the loan documents may not be enforceable, but such unenforceability will not render the loan documents invalid as a whole or preclude (x) the judicial enforcement of the obligation of the borrower to repay the principal thereon as provided in the note or (y) the foreclosure of the mortgage), are saleable in the ordinary course of the Seller Bank's business and no amount thereof is subject to any material defenses which may be asserted against the Seller Bank. Neither the Seller nor the Seller Bank has entered into any agreement which will result in a future waiver or negation of any material rights or remedies presently available against the borrower or guarantor, if any, on any such Loan. Except as set forth in Section 3.05 of the Seller Disclosure Schedule, each mortgage securing a Loan is evidenced by documentation of the types customarily employed by the Seller Bank, which are consistent in all material respects with federal and state banking practices and prudent banking standards, and complete copies thereof have been maintained by the Seller Bank in accordance with such standards and practices, is properly perfected, represents a valid mortgage on properties described therein, and is saleable in the ordinary course of the Seller Bank's business. Except with respect to participation loans described in Section 3.05 of the Seller Disclosure Schedule and loans guaranteed in part by the Small Business Administration (to the extent of such guaranty), the Seller Bank owns and holds the entire interest in all mortgages free and clear of all liens, claims, equities, options, security interests, charges, encumbrances or restrictions of any kind or nature, and no person has any interest therein.

      (b) Except as disclosed in Section 3.05 of the Seller Disclosure Schedule, all of the Loans presently held by the Seller Bank were solicited, originated and exist in compliance in all material respects with all applicable loan policies and procedures of the Seller Bank and comply in all material respects with all applicable laws, rules and regulations, including, but not limited to, applicable usury statutes, the Truth in Lending Act, the Equal Credit Opportunity Act, the Real Estate Settlement Procedures Act, and other applicable consumer protection statutes and the regulations thereunder.

      (c) Except as disclosed in Section 3.05 of the Seller Disclosure Schedule, all Loans purchased or originated by the Seller Bank and subsequently sold have been sold without recourse to the Seller Bank and without any liability under any yield maintenance or similar obligation.

      (d) Except as set forth in Section 3.05 of the Seller Disclosure Schedule, the Seller Bank is not a party to any written or oral loan agreement, note or borrowing arrangement (including without limitation, leases, credit enhancements, commitments and interest-bearing assets) under the terms of which the obligor is, as of the date of this Agreement, over 30, 60 or 90 days delinquent in payment of principal or interest or in material default of any other provision. Section 3.05 of the Seller Disclosure Schedule sets forth as of October 31, 2001 (x) all of the Loans held by the Seller Bank having a principal amount in excess of $100,000 that prior to the date of this Agreement have been classified by the Seller Bank or any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (y) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans presently held by the Seller Bank that are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category.

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      (e) Except for normal examinations conducted by the Federal Reserve Board, FDIC, the Director and any other federal or state banking commissions or any other federal or state regulatory authority (collectively, "Regulatory Agencies") and except as set forth in Section 3.05(e) of the Seller Disclosure Schedule, in the regular course of the business of the Seller Bank, no Regulatory Agency has initiated any proceeding or, to the knowledge of the Seller, investigation into the business or operations of the Seller Bank since December 31, 1997. There is no unresolved material violation, criticism or exception by any Regulatory Agency with respect to any written report or statement relating to any examination of the Seller Bank by any Regulatory Agency.

    3.06  Financial Statements.

      (a) The Seller has made available to the Buyer copies of (a) the consolidated balance sheets of the Seller and its Subsidiaries as of December 31 for the fiscal years 1999 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1998 through 2000, inclusive, as reported in the Seller's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants for the Seller, and (b) the unaudited consolidated balance sheet of the Seller and its Subsidiaries as of September 30, 2001, the related unaudited consolidated statements of income for the nine (9) months ended September 30, 2001 and September 30, 2000 and the related unaudited consolidated statements of cash flows for the nine (9) months ended September 30, 2001 and September 30, 2000 and the related unaudited changes in stockholder's equity for the nine (9) months ended September 30, 2001. The December 31, 2000 consolidated balance sheet of the Seller (including the related notes, where applicable) and the other financial statements referred to herein (including the related notes, where applicable) fairly present, in all material respects, and the financial statements to be included in any reports or statements (including reports on Forms 10-Q and 10-K) to be filed by the Seller with the SEC after the date hereof will fairly present, in all material respects, the consolidated financial position and results of the consolidated operations and cash flows and changes in stockholders' equity of the Seller and the Seller Bank for the respective fiscal periods or as of the respective dates therein set forth; and each of such statements (including the related notes, where applicable) has been and will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise set forth in the notes thereto (subject, in the case of unaudited interim statements, to normal year-end adjustments). Each of the consolidated financial statements of the Seller and the Seller Bank, including, in each case, the notes thereto, made available to the Buyer comply, and the financial statements to be filed with the SEC by the Seller after the date hereof will comply, in all material, respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Without limiting the generality of the foregoing, the allowance for possible loan losses included in the consolidated financial statements of the Seller for the period ended December 31, 2000 was determined in accordance with GAAP to be adequate to provide for losses relating to or inherent in the loan and lease portfolios of the Seller and the Seller Bank (including without limitation commitments to extend credit). Such reserves for possible loan losses comply in all material respects with all loan loss reserve guidelines utilized by the Seller, which guidelines have not been objected to by any regulatory agency having jurisdiction with respect thereto.

      (b) The books and records of the Seller and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and applicable legal and regulatory requirements, reflect only actual transactions and reflect all of their assets, liabilities and accruals.

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    3.07  Undisclosed Liabilities.  As of the date hereof, Seller and the Seller Bank have not incurred any liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of Seller as of December 31, 2000, except for (i) liabilities incurred since December 31, 2000 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on Seller and, (ii) liabilities incurred for legal, accounting, financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

    3.08  Absence of Certain Changes or Events.  Except as may be set forth in Section 3.08 of the Seller Disclosure Schedule since December 31, 2000:

         (i) there has not been any change, effect, event, occurrence or state of facts that has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller;

        (ii) the Seller and the Seller Bank have carried on their respective businesses only in the ordinary and usual course consistent with past practice;

        (iii) Neither the Seller nor the Seller Bank has (i) mortgaged, pledged, or subjected to any lien or lease any of its assets, tangible or intangible, or permitted or suffered any such asset to be subjected to any lien or lease, except in the ordinary course of business consistent with past practice or (ii) acquired or disposed of any material amount of its assets or properties, or entered into any contract for any such acquisition or disposition, except acquisitions and dispositions in the ordinary course of business consistent with past practice;

        (iv) Neither the Seller nor the Seller Bank has declared, paid, or set apart any sum or property for any dividend or other distribution or paid or transferred any funds or property to the stockholders of the Seller or, directly or indirectly, redeemed or otherwise acquired any of its capital stock other than dividends declared and paid as disclosed in the Seller SEC Filings and dividends declared and paid by the Seller Bank to the Seller;

        (v) neither the Seller nor the Seller Bank has increased the wages, salaries, compensation, pensions, or other fringe benefits or perquisites payable to any executive officer, employee or director from the amount thereof in effect as of December 31, 2000 (which amounts have been previously disclosed to the Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 2000, which amounts have been previously disclosed to Buyer, as contemplated by Section 3.11(h) or, between the date hereof and the Effective Time, as permitted by Section 5.01(xi) hereof;

        (vi) neither the Seller nor the Seller Bank has forgiven or canceled any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice;

       (vii) there has not been any change in any of the accounting methods or practices or any material change in any of the loan policies or procedures of the Seller or the Seller Bank (other than changes required by applicable law or GAAP) or any change in the value at which assets are carried on the consolidated or unconsolidated balance sheets of the Seller other than changes that are reflected in their respective profit and loss statements; and

       (viii) there has not been any notice or indication of the intention of any person or entity to terminate any agreement with the Seller or the Seller Bank; or any notice or indication from any depositor, customer or supplier of the Seller or the Seller Bank of any intention to cease doing business with, change the price in any material respect or other terms on which

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    business is transacted with or reduce the business transacted with the Seller or the Seller Bank in any material respect, other than any of the foregoing that could not reasonably be expected to have a Material Adverse Effect on Seller.

        (ix) Seller has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

    3.09  Legal Proceedings.  Except as set forth in Section 3.09 of the Seller Disclosure Schedule, neither the Seller nor the Seller Bank is a party to any, and there are no pending or, to the knowledge of the Seller, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Seller or the Seller Bank or challenging the validity or propriety of the transactions contemplated by this Agreement, and to the knowledge of the Seller there is no reasonable basis for any other proceeding, claim, action or governmental or regulatory investigation against the Seller or the Seller Bank, in all cases, except for pending proceedings, which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect on the Seller. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Seller, the Seller Bank, or the assets of the Seller or the Seller Bank which has had, or could reasonably be expected to have, a Material Adverse Effect on the Seller.

    3.10  Taxes and Tax Returns.

         (i) Each of Seller and the Seller Bank has duly and timely filed all Tax Returns required to have been filed by it on or prior to the date hereof (all such Tax Returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes which have been incurred or are due or claimed to be due from it by any taxing authority on or prior to the date of this Agreement other than (a) Taxes which are not yet delinquent or are being contested in good faith and have not been finally determined and are listed in Section 3.10 of the Seller Disclosure Schedule, or (b) Tax Returns or Taxes as to which the failure to file, pay or make provision for will not, individually or in the aggregate, have a Material Adverse Effect on Seller. There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to Taxes of Seller or the Seller Bank, and no claim has been made by any authority in a jurisdiction where Seller or the Seller Bank does not file Tax Returns that Seller or the Seller Bank is subject to taxation in such jurisdiction. Neither Seller nor the Seller Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax that is currently in effect. Each of Seller and the Seller Bank has withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and each of Seller and the Seller Bank has timely complied with all applicable information reporting requirements under Part III, Subchapter A or Chapter 61 of the Code, and similar applicable state and local information reporting requirements.

        (ii) Section 3.10 of the Seller Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed with respect to any of the Seller and the Seller Bank for taxable periods ended on or after December 31, 1996, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are currently the subject of audit. The Seller has made available to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Seller and the Seller Bank since December 31, 1996.

        (iii) There are no material liens for Taxes (other than current Taxes not yet due and payable) on any of the assets of Seller or Seller Bank.

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        (iv) None of the Seller or the Seller Bank (a) is a party to or bound by any Tax indemnification, Tax allocation or Tax sharing agreement with any person or entity or has any current or potential contractual obligation to indemnify any other person or entity with respect to Taxes, (b) has been a member of a consolidated, combined or affiliated group of corporations (other than a group the common parent of which is the Seller) or (c) has any liability for the Taxes of any person or entity (other than the Seller or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 or similar provision of state, local or foreign law, as a transferee or successor, by contract or otherwise.

        (v) Except as set forth in Section 3.10 of the Seller Disclosure Schedule, neither Seller nor the Seller Bank has made any payment, is obligated to make any payment, or is a party to any agreement that could obligate it to make any payment that will not be deductible under Code Section 162(m) or Code Section 280G.

        (vi) Neither Seller nor the Seller Bank has been a party to a transaction described in Code Section 355(c)(1) (or which would have been described in Code Section 355(c)(1) but for the application of Code Section 355(e)) within two years immediately preceding the date hereof.

    As used in this Agreement, the term "Tax" or "Taxes" means any and all Federal, state, county, local or foreign income, excise, gross receipts, ad valorem, profits, property, production, sales, use, payroll, employment, severance, withholding, license, franchise and other taxes, charges, levies or like assessments imposed on the Seller or its Subsidiaries, together with interest, additions, or penalties with respect thereto and any interest in respect of each addition and penalty. As used in this Agreement, the term "Tax Return" means any return, declaration, claim for refund, information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws, regulations, or administrative requirements relating to any Tax.

    3.11  Employee Benefit Programs.

      (a) Section 3.11 of the Seller Disclosure Schedule sets forth a list of every Employee Program currently maintained by the Seller or an Affiliate.

      (b) Each Employee Program currently maintained by the Seller or an Affiliate which has been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section. To the knowledge of the Seller, no event or omission has occurred which would cause any Employee Program currently maintained by the Seller or an Affiliate to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a) and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program currently maintained by the Seller or an Affiliate.

      (c) All of the Employee Programs currently maintained by the Seller and its Affiliates comply and have been maintained in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to the Employee Programs currently maintained by the Seller and its Affiliates which is likely to result in the imposition of any penalties or taxes upon Seller or its Affiliates under Section 502(i) of ERISA or Section 4975 of the Code. No litigation or governmental administrative proceeding (or investigation) or other

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  proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of Seller, threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to the Employee Programs currently maintained by the Seller or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued.

      (d) Neither the Seller nor any Affiliate has incurred any material liability under title IV of ERISA which has not been paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program currently maintained by the Seller or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program currently maintained by the Seller or any Affiliate and subject to Title IV of ERISA, there has been no (i) "reportable event," within the meaning of ERISA Section 4043 or the regulations thereunder, for which the notice requirement is not waived by the regulations thereunder (other than as may arise from the transactions contemplated by this Agreement), and (ii) event or condition which presents a material risk of a plan termination (other than as may arise from the transactions contemplated by this Agreement) or any other event that may cause the Seller or any Affiliate to incur liability or have a lien imposed on its assets under Title IV of ERISA. Except as described in Section 3.11 of the Seller Disclosure Schedule, no Employee Program currently maintained by the Seller or any Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. None of the Employee Programs currently maintained by the Seller or any Affiliate provides health care or any other life insurance benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or applicable state insurance laws.

      (e) With respect to each Employee Program currently maintained by the Seller or an Affiliate, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to the Buyer: (i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the most recent actuarial valuation reports completed with respect to such Employee Program; (v) the most recent summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; (vii) any registration statement or other filing made pursuant to any federal or state securities law and (viii) all correspondence to and from any state or federal agency within the past year with respect to such Employee Program.

      (f)  Intentionally Omitted.

      (g) For purposes of this Section 3.11:

         (i) "Employee Program" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans of the same character but which are not subject to ERISA (such as foreign or excess benefit plans); (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and

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    all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (A) above, including without limitation, any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

        (ii) An entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program.

        (iii) An entity is an "Affiliate" of the Seller if it would have ever been considered a single employer with the Seller under ERISA Section 4001(b) or part of the same "controlled group" as the Seller for purposes of ERISA Section 302(d)(8)(C).

        (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

      (h) For the purposes of determining the benefits to which the Chief Executive Officer of Seller will be entitled following the termination of his employment pursuant to the Seller's Supplemental Executive Retirement Plan effective as of January 1, 1995 (the "SERP") following the termination of his employment, the payment of the Special Bonus (as defined in Section 5.08 hereof) and any payments made pursuant to the Noncompetition Agreement will not be taken into account in any manner and such benefits thereunder will be determined as if such payments had never been made. Following the termination of his employment at the Effective Time, the Chief Executive Officer of the Seller will be entitled to the non-cash benefits set forth on Section 3.11(h) of the Seller Disclosure Schedule but will not be entitled to the payment of any cash "severance" or "parachute" amount pursuant to the Second Amended and Restated Employment Agreement dated as of February 8, 1999 (the "Employment Agreement") by and between the Seller and such Chief Executive Officer or otherwise. The Seller has taken all necessary actions to effectuate this Section 3.11(h), including without limitation, amending the SERP and the Employment Agreement.

    3.12  Reports.  Since January 1, 1998, the Seller and the Seller Bank have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC (the "Seller SEC Reports"), including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and all other communications mailed by the Seller to its stockholders since January 1, 1998, (b) the Federal Reserve Board, (c) the FDIC, and (d) the Director and any applicable Federal or state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements referenced in this Section 3.12 are collectively referred to herein as the "Seller Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective applicable dates, the Seller Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which

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they were made, not misleading. The Seller has made available to the Buyer true and complete copies of all amendments and modifications that have not been filed by the Seller with the SEC to all agreements, documents and other instruments that previously had been filed by the Seller with the SEC and are currently in effect.

    3.13  Labor.  No work stoppage involving the Seller or the Seller Bank is pending or, to the knowledge of the Seller threatened. Neither the Seller nor the Seller Bank is involved in, or, to the knowledge of the Seller threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect with respect to Seller. No employees of the Seller or the Seller Bank are represented by any labor union, and, to the knowledge of the Seller, no labor union is attempting to organize employees of the Seller or the Seller Bank.

    3.14  Compliance with Applicable Law.

      (a) Except as set forth in Section 3.14 of the Seller Disclosure Schedule, each of the Seller and the Seller Bank holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied with and is not in violation or default under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Seller or the Seller Bank, and the Seller has no notice of, any violation of any of the above, except in all cases, for such licenses, franchises, permits and authorizations and failures to comply with, violations or defaults which could not reasonably be expected to result in a Material Adverse Effect with respect to the Seller. Without limiting the generality of the foregoing, the Seller and the Seller Bank are in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder, and the Seller has no knowledge or notice of any fact or circumstance or set of facts or circumstances which would cause the Seller or the Seller Bank to fail to be in satisfactory compliance with such provisions.

      (b) Except as set forth in Section 3.14 of the Seller Disclosure Schedule, to the Seller's knowledge, the Seller Bank will not be required, based upon current FDIC interpretations, to divest any assets currently held by it or discontinue any activity currently conducted as a result of the Federal Deposit Insurance Corporation Improvement Act of 1991, any regulations promulgated thereunder, or otherwise.

    3.15  Certain Contracts.

      (a) Except as set forth in Section 3.15 of the Seller Disclosure Schedule and except for documents listed as exhibits to the Seller SEC Filings, neither the Seller nor the Seller Bank is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer, employee or consultant, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional act or event) result in any payment (whether of severance pay or otherwise) becoming due from the Buyer, the Buyer Bank, the Seller, the Seller Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC), (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 120 days or less notice involving the payment of more than $50,000 per annum, (v) which materially restricts the conduct of any line of business by the Seller or the Seller Bank, (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will

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  be calculated on the basis of any of the transactions contemplated by this Agreement. The Seller has previously delivered to the Buyer true and correct copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Seller or the Seller Bank is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a), whether or not set forth in Section 3.15 of the Seller Disclosure Schedule, is referred to herein as a "Seller Contract."

      (b) Except as set forth in Section 3.15 of the Seller Disclosure Schedule, (i) each Seller Contract is valid and binding and in full force and effect, (ii) the Seller and the Seller Bank has in all material respects performed all obligations required to be performed by it to date under each such Seller Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Seller or the Seller Bank under any such Seller Contract.

    3.16  Agreements with Regulatory Agencies.  Except as set forth in Section 3.16 of the Seller Disclosure Schedule, neither the Seller nor the Seller Bank is, or was within the last three years, subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar understanding to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolution at the request of (each, whether or not set forth in Section 3.16 of the Seller Disclosure Schedule, a "Regulatory Agreement"), with any Regulatory Agency or other Governmental Entity that restricts its investment or other activities or the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Seller or the Seller Bank been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement. Neither the Seller nor the Seller Bank is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Seller or the Seller Bank is entitled to receive financial assistance or indemnification from any Regulatory Agency or other Governmental Entity.

    3.17  Investment Securities.  Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms' length transactions pursuant to customary commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Seller for the period ended September 30, 2001, and none of the investments made by the Seller or the Seller Bank since September 30, 2001, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

    3.18  Hedging Transactions.  Neither the Seller nor the Seller Bank has engaged in transactions in or involving forwards, futures, options on futures, swaps, structured notes or other hedging instruments except with respect to SBA loans made in the ordinary course of business.

    3.19  Intellectual Property.  The Seller and the Seller Bank own or possess valid and binding licenses and other rights to use all material patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, each without payment, and neither the Seller nor the Seller Bank has received any notice of conflict with respect thereto that asserts the rights of others. The Seller and the Seller Bank have performed in all material respects all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing.

    3.20  Broker's Fees; Opinion.  Neither the Seller nor the Seller Bank, nor any of their respective officers, directors, employees, affiliates or agents has employed any financial advisor, broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the

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transactions contemplated by this Agreement other than fees payable to Sandler O'Neill & Partners, L.P. to serve as its financial advisor and in connection with the Seller receiving the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date of this Agreement, the consideration to be received by the stockholders of the Seller pursuant to the Merger is fair, from a financial point of view, to such stockholders, and such opinion has not been amended or rescinded as of the date of this Agreement. The Seller will be responsible for the payment of all such fees. The fee payable to Sandler O'Neill & Partners, L.P. in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Seller and Sandler O'Neill & Partners, L.P., a true and complete copy of which has heretofore been furnished to the Buyer.

    3.21  Environmental Matters.

      (a) Except as set forth in Section 3.21 of the Seller Disclosure Schedule hereto, or except as could not reasonably by expected to have a Material Adverse Effect with respect to Seller, (i) no Hazardous Material (as defined below) has been or is threatened to be spilled, released, or disposed of at any site presently owned, operated, leased, or used by the Seller or the Seller Bank or, to Seller's knowledge, has been spilled, released, or disposed of at any site formerly owned, operated, leased, or used by the Seller or the Seller Bank; (ii) no Hazardous Material has been transported from any site presently owned, operated, leased, or used by the Seller or the Seller Bank or, to Seller's knowledge, any site formerly owned, operated, leased, or used by the Seller or the Seller Bank, for treatment, storage or disposal at any other place; (iii) neither the Seller nor the Seller Bank presently owns, operates, leases, or uses, or, to Seller's knowledge, previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (iv) no lien has ever been imposed by any governmental agency on any property or facility owned, operated, leased, or used by the Seller or the Seller Bank in connection with the presence of any Hazardous Material.

      (b) Except as set forth in Section 3.21 of the Seller Disclosure Schedule hereto, or except as could not reasonably be expected to have a Material Adverse Effect with respect to Seller, (i) neither the Seller nor the Seller Bank has any liability under, nor has the Seller or the Seller Bank ever violated, any Environmental Law (as defined below); (ii) the Seller and the Seller Bank, any property owned, operated, leased, or used by any of them, and any facilities and operations thereon are presently in compliance in all respects with all applicable Environmental Laws; (iii) neither the Seller nor the Seller Bank has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Seller nor the Seller Bank has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

      (c) Except as set forth in Section 3.21 of the Seller Disclosure Schedule hereto, or except as could not reasonably be expected to have a Material Adverse Effect with respect to Seller, no site currently owned, operated, leased, or used by the Seller or the Seller Bank contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation.

      (d) The Seller has made available to the Buyer copies of all documents, records, and information available to the Seller concerning any environmental or health and safety matter relevant to the Seller or any sites currently owned, operated, leased or used by the Seller or the Seller Bank, whether generated by the Seller or the Seller Bank, or others, including, without limitation, environmental audits, site assessments, documentation regarding off-site disposal of Hazardous Materials, and reports, correspondence, permits, licenses, approvals, consents, and other

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  authorizations related to environmental or health and safety matters issued by any governmental agency.

      (e) For purposes of this Section 3.21, (i) "Hazardous Material" shall mean and include any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety and (ii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, national, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted.

    3.22  Properties.

      (a) Section 3.22 of the Seller Disclosure Schedule contains a true, complete and correct list of all real properties, including properties acquired by foreclosure or deed in lieu thereof, owned or leased to the Seller or the Seller Bank. Except as set forth in Section 3.22 of the Seller Disclosure Schedule, the Seller or the Seller Bank has good and marketable title to all the real property and all other property owned by it and included in the consolidated balance sheet of the Seller for the period ended December 31, 2000, other than property disposed of in the ordinary course of business after December 31, 2000, and owns such property subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) liens for current taxes and assessments not yet due and payable, (ii) such encumbrances, liens, mortgages, security interests and pledges that will not interfere with the use of the property as currently used or contemplated to be used by the Seller or the Seller Bank, or the conduct of the business of the Seller or the Seller Bank, and (iii) liens reflected in the consolidated balance sheet of the Seller for the period ended September 30, 2001.

      (b) Neither the Seller nor the Seller Bank has received any notice of violation of any applicable zoning or environmental regulation, ordinance or other law, order, regulation or requirement relating to its operations or its properties and to the knowledge of the Seller, there is no such violation which could reasonably be expected to have a Material Adverse Effect on the Seller. Except as set forth in Section 3.22 to the Seller Disclosure Schedule, all buildings and structures used by the Seller conform in all material respects with all applicable ordinances, codes and regulations, or are not required to conform due to grandfathering clauses contained in such ordinances, codes or regulations.

      (c) Section 3.22 to the Seller Disclosure Schedule contains a true, complete and correct list of all leases pursuant to which the Seller or the Seller Bank leases any real or personal property, either as lessee or as lessor (the "Leases"). Each of the Leases is valid and binding on the Seller or the Seller Bank, as applicable, and, to the knowledge of the Seller, valid and binding on and enforceable against all other respective parties to such leases in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and general principles of equity). There are not under such Leases any existing material breaches, defaults, events of default by the Seller or the Seller Bank, or events which with notice and/or lapse of time would constitute such a breach, default or event of default by the Seller or the Seller Bank, nor has the Seller or the Seller Bank received notice of, or made a claim with respect to, any material breach or default by any other party to such Leases. The Seller and the Seller Bank enjoy quiet and peaceful possession of all such leased properties occupied by it as lessee.

      (d) All of the real properties, leasehold improvements and items of equipment and other material personal property owned, leased, or licensed by the Seller or the Seller Bank, or in which any of those parties hold an interest, are, in the knowledge of the Seller and the Seller Bank, in good maintenance, repair, and operating condition, ordinary wear and tear excepted, are adequate

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  for the purposes for which they are now being or are anticipated to be used, and are free from any material defects.

    3.23  Trust Business.  Neither Seller nor the Seller Bank conduct any trust business.

    3.24  Insurance.  All of the policies relating to insurance maintained by the Seller or the Seller Bank with respect to its property and the conduct of its business (or any comparable policies entered into as a replacement therefor) are in full force and effect and neither the Seller nor the Seller Bank has received any notice of cancellation with respect thereto. Section 3.24 of the Seller Disclosure Schedule contains a true, complete and correct list of all insurance policies and bonds maintained by the Seller and the Seller Bank, including the name of the insurer, the policy number, the type of policy and any applicable deductibles. The Seller has previously made available to the Buyer true, complete and correct copies of all such insurance policies and bonds. The Seller and the Seller Bank are adequately insured with respect to its property and the conduct of its business in such amounts and against such risks as are substantially similar in kind and amount to that customarily carried by parties similarly situated who own properties and engage in businesses substantially similar to that of the Seller and the Seller Bank (including without limitation liability insurance and blanket bond insurance). All premiums due on such policies and bonds have been paid and to the Seller's knowledge, none of the parties is in violation in any material respect of any provision of such policy or bond. All material claims under any policy or bond have been duly and timely filed. Except as set forth in Section 3.24 of the Seller Disclosure Schedule hereto, none of the parties has received any notice of cancellation of any policy or bond maintained by it. All life insurance policies on the lives of any of the current and former officers of the Seller and the Seller Bank which are maintained by the Seller or the Seller Bank or which are otherwise included as assets on the consolidated books of the Seller (i) are, or will at the Effective Time be, owned by the Seller and/or the Seller Bank, as applicable, free and clear of any claims thereon by the officers or members of their families, except with respect to death benefits thereunder, as to which the Seller agrees (and agrees to cause the Seller Bank to refrain from such action) that there will not be an amendment prior to the Effective Time without the consent of the Buyer and (ii) are accounted for properly as assets on the consolidated books of the Seller in accordance with GAAP in all material respects.

    3.25  Transactions with Certain Persons.  Except as disclosed in the SEC Filings, neither the Seller nor the Seller Bank has outstanding any loan, deposit or other relationship or other transaction with any officer, director or greater-than-5% stockholder of the Seller or any affiliates (as defined in Rule 144(a)(1) of the Securities Act) of any such officer, director or stockholder (individually, an "Interested Person"), other than deposit or loan transactions in the ordinary course of business on terms substantially the same as those prevailing at the time for comparable transactions with other, unaffiliated persons, and which did not and do not involve more than the normal risk of collectibility or otherwise present other terms less favorable to the Seller than would otherwise be obtained with unrelated persons. Section 3.25 of the Seller Disclosure Schedule hereto contains a list of all outstanding loans by the Seller or the Seller Bank to an Interested Person which, individually, have current outstanding balances of $50,000 or more (including in the outstanding balance all amounts which the Seller or the Seller Bank is obligated to advance but not including loans secured by cash collateral).

    3.26  State Takeover Laws.  The transactions contemplated by this Agreement are not subject to any applicable state takeover laws or business combination statutes in effect on the date hereof.

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    3.27  Rule 16b-3.  The Seller has taken all necessary action, including (without limitation) causing its Board of Directors to adopt resolutions authorizing and approving the Merger, this Agreement and the other transactions contemplated by this Agreement or the Bank Merger Agreement to exempt such transactions under Rule 16b-3 of the Exchange Act from the provisions of Section 16(b) of the Exchange Act.

    3.28  No Dissenters' Rights.  No dissenters' or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement or the Bank Merger Agreement.

    3.29  Investment Company Act of 1940.  Neither the Seller nor the Seller Bank is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

    3.30  Investment Management Activities.  Neither the Seller nor the Seller Bank is required to be registered as an investment adviser, a broker, dealer, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with the SEC, The Commodity Futures Trading Commission, the National Futures Association, the securities commission of any state or any self-regulatory body.

    3.31  Disclosure.  No representation or warranty of Seller contained in this Agreement, and no statement contained in any certificate, list or other writing furnished to the Buyer pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF BUYER

    Prior to the execution and delivery of this Agreement and as a material inducement to the Seller to enter into this Agreement, Buyer has delivered to Seller a schedule (the "Buyer Disclosure Schedule") setting forth, among other things, facts, circumstances and events the disclosure of which is required by its representations and warranties (and making specific reference to the Section of this Agreement to which they relate) provided that the mere inclusion of a fact, circumstance or event in the Buyer Disclosure Schedule shall not be deemed an admission by Buyer that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect on Buyer. The Buyer Disclosure Schedule shall be arranged in sections and paragraphs corresponding to the numbered and lettered sections and paragraphs contained in this Article IV and disclosures in any section or paragraph of the Buyer Disclosure Schedule shall qualify as disclosures with respect to other sections and paragraphs in the Buyer Disclosure Schedule only to the extent that it is reasonably apparent from the reading of such disclosure that it qualifies or applies to such other sections or paragraphs.

    Except as set forth in the Buyer Disclosure Schedule, the Buyer represents and warrants to the Seller:

    4.01  Corporate Organization.

      (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Buyer. The Buyer is a bank holding company registered with the Federal Reserve Board under the BHCA. The Articles of Incorporation and By-laws or other

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  similar governing documents of the Buyer, copies of which have previously been delivered to the Seller, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

      (b) The Buyer Bank is a trust company duly organized, validly existing and in good standing under the laws of the State of Rhode Island. The deposit accounts of the Buyer Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Buyer Bank. The Buyer Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Agreement to Form and By-laws or other similar governing documents of the Buyer Bank, copies of which have previously been delivered to the Seller, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

      (c) Neither the Buyer nor the Buyer Bank is in violation of any provision of its Articles of Incorporation or equivalent organizational documents or its By-laws.

    4.02  Capitalization.  The authorized capital stock of the Buyer consists of 30,000,000 shares of Buyer Common Stock. As of the date of this Agreement, there are (i) 12,053,512 shares of Buyer Common Stock issued and outstanding, (ii) no shares of Buyer Common Stock held in the Buyer's treasury and (iii) 1,012,500 shares of Buyer Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise. The shares of Buyer Common Stock to be issued in exchange for shares of Seller Common Stock upon consummation of the Merger will have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof and will be identical in all respects to the shares of Buyer Common Stock that are issued and outstanding immediately prior to the Merger and will, when issued be registered under the Securities Act and registered or exempt from registration under applicable blue sky laws. The Buyer and the Buyer Bank are "adequately capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

    4.03  Authority; No Violation.

      (a) The Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of the Buyer. No other corporate action and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the Merger. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

      (b) The Buyer Bank has full corporate power and authority to execute and deliver the Bank Merger Agreement, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby have been duly and validly approved by the unanimous action of the Board of Directors of the Buyer Bank and the Buyer as the sole stockholder of the Buyer Bank. No other corporate action and no other corporate proceedings on the part of the Buyer Bank are necessary to authorize the Bank Merger Agreement or the performance of the Buyer Bank's obligations

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  thereunder or to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Buyer Bank, will be duly and validly executed and delivered by the Buyer Bank and will constitute a legal, valid and binding obligation of the Buyer Bank, enforceable against the Buyer Bank in accordance with its terms. Buyer shall cause the Bank Merger Agreement to be approved by the stockholders of the Buyer Bank prior to the Effective Time.

      (c) Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby or thereby; nor the execution and delivery of the Bank Merger Agreement by the Buyer Bank, nor the consummation by the Buyer Bank of the transactions contemplated thereby; nor compliance by the Buyer or the Buyer Bank with any of the terms or provisions hereof or thereof, will (i) assuming that the consents and approvals referred to in Section 4.04 hereof are duly obtained, violate any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Buyer or any of its Subsidiaries or by which any property or asset of the Buyer or any of its Subsidiaries is bound or affected, or (ii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Buyer or any of its Subsidiaries under any of the terms, conditions or provisions of (A) the Articles of Incorporation or other charter document of like nature or By-laws of the Buyer or any of its Subsidiaries, or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Buyer is a party as issuer, guarantor or obligor, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii)(B) above, for such violations, conflicts, breaches or defaults which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Buyer.

    4.04  Consents and Approvals.  Except for (a) the filing of applications and notices, as applicable, with (i) the Federal Reserve Board, (ii) the FDIC and (iii) the Director, and the consent to and approval of such applications and notices, (b) the filing with the SEC of the Registration Statement, (c) the approval of this Agreement by the requisite vote of the stockholders of the Seller and the approval of the Bank Merger Agreement by the requisite vote of the stockholders of the Seller Bank and the Buyer Bank, (d) the filing of the Articles of Merger with the Secretary to effect the Merger pursuant to the RIBCA and articles of merger to effect the Bank Merger, pursuant to Title 19 of the General Laws of Rhode Island and the RIBCA, (e) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of shares of Buyer Common Stock pursuant to this Agreement, and (f) such filings, authorizations or approvals as may be set forth in Section 4.04 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third-party are necessary in connection with the execution and delivery by the Buyer of this Agreement, the execution and delivery of the Bank Merger Agreement by the Buyer Bank, and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent the Buyer from performing its obligations under this Agreement. The Buyer does not believe that any fact or circumstance exists relating to Buyer or its Subsidiaries that is reasonably likely to materially impede or delay receipt of any Governmental Approval described in this Section 4.04 or is reasonably likely to result in the imposition of a Burdensome Condition (as defined herein).

    4.05  Financial Statements.  The Buyer has previously made available to the Seller copies of the consolidated balance sheets of the Buyer and its Subsidiaries as of December 31 for the fiscal years 1999 and 2000 and the related consolidated statements of operations, changes in stockholders' equity

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and cash flows for the fiscal years 1998 through 2000, inclusive, as reported in the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG LLP, independent public accountants for the Buyer. The December 31, 2000 consolidated balance sheet of the Buyer (including the related notes, where applicable) fairly presents, and the financial statements to be included in any reports or statements (including reports on Form 10-Q and 10-K) to be filed by the Buyer with the SEC after the date hereof will fairly present, the consolidated financial position and results of operations and cash flows and changes in stockholders' equity of the Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates herein set forth, and the other financial statements referred to in this Section 4.05 (including the related notes, where applicable) fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of the Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The Buyer has previously made available to the Seller copies of the consolidated balance sheet of the Buyer and its Subsidiaries as of September 30, 2001 and the related consolidated statement of operations prepared by the Buyer, in each case unaudited and without footnotes, and such financial statements fairly present in all material respects the consolidated financial position of the Buyer and its Subsidiaries as of December 31, 2000 and the results of consolidated operations for the year then ended. Each of the consolidated financial statements of the Buyer and its Subsidiaries, including, in each case, the notes thereto, made available to the Seller comply, and the financial statements to be filed with the SEC by the Buyer after the date hereof will comply in all material respects, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto.

    4.06  Reports.  Since January 1, 1998, the Buyer and its Subsidiaries have timely filed, and subsequent to the date hereof will timely file, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required to be filed with (a) the SEC (the "Buyer SEC Reports"), including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and all other communications mailed by the Buyer to its stockholders since January 1, 1998 (and copies of all such reports, registrations statements and communications have been or will be made available by the Buyer to the Seller), (b) the Federal Reserve Board, (c) the FDIC, and (d) any applicable state securities or banking authorities (except, in the case of state securities authorities, no such representation is made as to filings which are not material) (all such reports and statements are collectively referred to herein as the "Buyer Reports") and has paid all fees and assessments due and payable in connection with any of the foregoing. As of their respective applicable dates, the Buyer Reports complied and, with respect to filings made after the date of this Agreement, will at the date of filing comply, in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.07  Absence of Certain Changes or Events.  Except as may be set forth in Section 4.07 of the Buyer Disclosure Schedule and except as disclosed in the Buyer's filings with the SEC, since December 31 2000, (i) Buyer and the Buyer Bank have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (ii) there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Buyer, and (iii) there has been no change in any accounting principles, practices or methods of Buyer or the Buyer Bank other than as required by GAAP.

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    4.08  Tax Treatment of the Merger.  Buyer has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368(a) of the Code.

    4.09  Availability of Funds.  Buyer has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

    4.10  Broker's Fees.  Neither the Buyer nor any of the Buyer's Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fee, commission or finder's fee in connection with any of the transactions contemplated by this Agreement other than fees paid to Keefe, Bruyette & Woods, which shall be paid by the Buyer.

    4.11  Disclosure.  No representation or warranty of Buyer contained in this Agreement and no statement contained in any certificate, list or other writing furnished to the Seller pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

    4.12  Legal Proceedings.  Except as set forth in Section 4.12 of the Buyer Disclosure Schedule, neither the Buyer nor the Buyer Bank is a party to any, and there are no pending or, to the knowledge of the Buyer, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against or affecting the Buyer or the Buyer Bank or challenging the validity or propriety of the transactions contemplated by this Agreement, and to the knowledge of the Buyer there is no reasonable basis for any other proceeding, claim, action or governmental or regulatory investigation against the Buyer or the Buyer Bank in all cases, except for pending or threatened proceedings, which, if adversely determined, could not reasonably be expected to have a Material Adverse Effect on the Buyer. There is no injunction, order, judgment, decree, or regulatory restriction imposed upon the Buyer, the Buyer Bank, or the assets of the Buyer or the Buyer Bank, which has had, or could reasonably be expected to have, a Material Adverse Effect on the Buyer.

    4.13  Undisclosed Liabilities.  As of the date hereof, the Buyer and the Buyer Bank have not incurred any liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated financial statements of the Buyer as of December 31, 2000, except for (i) liabilities incurred since December 31, 2000 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Buyer, (ii) liabilities incurred for legal, accounting, financial advisory fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement and, (iii) as disclosed in Section 4.13 to the Buyer's Disclosure Schedule.

ARTICLE V—COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.01  Covenants of Seller.  Except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, or with the prior written consent of the Buyer, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, the Seller and the Seller Bank shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and without material increase in the rate of growth of the Seller Bank's loan portfolio. The Seller will use all commercially reasonable efforts to (a) preserve intact its business organization and that of the Seller Bank, (b) keep available to itself and the Surviving Bank the present services of the employees, (c) preserve for itself and the Surviving Bank the goodwill of the customers of the Seller and the Seller Bank and others with whom business relationships exist, and

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(d) take no action which could be reasonably likely to materially adversely affect or materially delay the ability of the Seller to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated by this Agreement or the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement. Without limiting the generality of the foregoing, and except as set forth on Section 5.01 of the Seller Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Buyer, the Seller shall not, and shall not permit the Seller Bank to:

         (i) declare or pay any dividends on, or make other distributions in respect of, any shares of its capital stock, except for regular quarterly cash dividends (in accordance with Seller's customary payment schedules) to Seller's stockholders at a rate not in excess of $0.15 per share of Seller Common Stock, and except for dividends from the Seller Bank to the Seller;

        (ii) (a) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (b) directly or indirectly repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.05(c) hereof) any shares of the capital stock of the Seller or the Seller Bank, or any securities or obligations convertible into or exchangeable for any shares of the capital stock of the Seller or the Seller Bank;

        (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing;

        (iv) amend its Articles of Incorporation, By-laws or other similar governing documents;

        (v) authorize or commit to any single capital expenditure which is in excess of $25,000 or capital expenditures which are, in the aggregate, in excess of $75,000 for the Seller and the Seller Bank taken as a whole, except for contractual commitments entered into prior to the date of this Agreement as heretofore disclosed in Section 5.01(e) of the Seller Disclosure Schedule;

        (vi) enter into any new line of business;

       (vii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets which would be material, either individually or in the aggregate, to the Seller;

       (viii) change its methods, policies or procedures of accounting in effect at December 31, 2000, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Seller's independent auditors;

        (ix) make any material tax election or settle or compromise any material Federal, state, local or foreign tax liability;

        (x) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the balance sheet for the fiscal year ended December 31, 2000, or subsequently incurred in the ordinary course of business and consistent with past practice;

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        (xi) (i) except as contemplated by this Agreement, as required by applicable law or required under existing contractual arrangements (which obligations are set forth in Section 3.15(a)(ii) of the Seller Disclosure Schedule), (x) adopt, amend, renew or terminate any plan or any agreement, arrangement, plan or policy between the Seller or the Seller Bank and one or more of its current or former directors, officers or employees, or (y) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any bonus or benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); provided, however, that the Seller may, in consultation with the Buyer, grant salary increases to its employees at the regular review date of such employees in the ordinary course of business consistent with past practice, in an aggregate amount for all employees not to exceed four and a quarter percent (4.25%) of the aggregate current annualized base salaries or wages of such employees or constitute more than a ten percent (10%) increase with respect to any one such employee; provided, further, that the Seller may, in consultation with the Buyer, pay bonuses (other than to Seller's Chief Executive Officer, who shall be covered by the next proviso) relating to 2001 performance in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $50,000 and provided further that the Seller may, (A) prior to December 31, 2001, pay its Chief Executive Officer the amounts contemplated by Section 5.08 hereof and (B) grant a salary increase of up to five percent (5%) to its Chief Executive Officer, effective January 1, 2002, as contemplated by Section 4 of his Employment Agreement with Seller, dated February 8, 1999; (ii) hire any new employees without the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), unless such new employee is hired to replace an employee whose employment with the Seller or the Seller Bank has terminated and such new employee is hired at a level of compensation that is no more than 10% higher than the departed employee or (iii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Seller or the Seller Bank, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

       (xii) except in the ordinary course of its business consistent with past practice, sell, transfer, lease, mortgage, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its assets, properties or other rights or agreements or purchase or sell any loans in bulk;

       (xiii) except in the ordinary course of business consistent with past practice and for borrowings from the Federal Home Loan Bank Board, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

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       (xiv) file any application to open, relocate or terminate the operations of any banking offices of it or of any the Seller Bank or materially expand the business currently conducted by it;

       (xv) commit any act or omission which constitutes a material breach or default by the Seller or the Seller Bank under any Regulatory Agreement or under any material contract or material license to which the Seller or the Seller Bank is a party or by which any of them or their respective properties is bound;

       (xvi) make any new or additional equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice;

      (xvii) settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice;

      (xviii) cancel or release indebtedness of any third-party;

       (xix) sell any securities in its investment portfolio, except in the ordinary course of business, or engage in transactions in or involving forwards, futures, options on futures, swaps or similar hedging instruments or otherwise restructure or change its investment portfolio or its gap position or the manner in which the portfolio is classified or reported;

       (xx) except as required by law or regulation, change its loan policies or procedures in effect at December 31, 2000 in any material respect;

       (xxi) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of a Hazardous Material in amounts which, if such foreclosure were to occur, could reasonably be expected to result in a Material Adverse Effect on the Seller or the Seller Bank;

      (xxii) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination or make any commitment with respect to, (i) any contract, agreement or lease for office space, operations space or branch space to which the Seller or the Seller Bank is a party or by which the Seller or the Seller Bank or their respective properties is bound; (ii) any lease, contract or agreement other than in the ordinary course of business consistent with past practices; or (iii) any lease, contract, agreement or commitment involving an aggregate payment by or to the Seller or the Seller Bank of more than $25,000 or having a term of one year or more from the time of execution;

      (xxiii) make any loan other than loans of less than $1,000,000 to any single borrower (or group of related borrowers) which are made in accordance with the Seller Bank's loan and credit policies and the Seller Bank's customary terms, conditions and standards, and in accordance with applicable law (Buyer's consent to loans in excess of $1,000,000 not to be unreasonably withheld or delayed);

      (xxiv) waive any material right, whether in equity or at law, that it has with respect to any loan, except in the ordinary course of business consistent with prudent banking practices; or

      (xxv) take any action or fail to take any action permitted by this Agreement that is intended or which reasonably could be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger or the other transactions contemplated in this Agreement not being

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    satisfied in any material respect, or in a material violation of any provision of this Agreement; or

      (xxvi) agree to do any of the foregoing.

    5.02  No Solicitation.

      (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII hereof, the Seller and the Seller Bank shall not, and shall not authorize or permit any of their respective directors, officers, employees, representatives, agents, affiliates and advisors (including, without limitation, investment bankers, attorneys and accountants) or other persons controlled by the Seller to, directly or indirectly solicit, initiate, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries relating to, or the making of any proposal or other action (including without limitation any proposal or offer to its stockholders) which relates to, or may reasonably be expected to lead to, a Competing Transaction (as defined below); or participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, or facilitate, any effort or attempt by any other person to make or seek to make such a proposal or other action; or otherwise facilitate any effort or attempt to make or implement a Competing Transaction; or, subject to Section 6.03, approve, endorse or recommend any Competing Transaction; or enter into any letter of intent (whether or not binding), agreement or other contract or commitment contemplating or otherwise relating to a Competing Transaction; provided, however, that nothing in this Section 5.02 shall prohibit the Seller from furnishing nonpublic information regarding the Seller the Seller Bank to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a Superior Proposal (as defined below) submitted by such person or group (if not withdrawn) if (a) neither the Seller nor any representative of the Seller the Seller Bank shall have violated any of the restrictions set forth in this Section 5.02, (b) the Board of Directors of the Seller concludes, in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of the Seller to discharge its fiduciary duties to the Seller's stockholders under applicable law, (c) (i) at least three (3) business days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, Seller gives Buyer written notice of the identity of such person or group and of Seller's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (ii) Seller receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Seller, which agreement is at least as favorable in all material respects to Seller as the letter agreement entered into as of March 27, 2001 by and between the Buyer and the Seller (the "Confidentiality Agreement"), and (d) contemporaneously with furnishing any such nonpublic information to such person or group, Seller furnishes such nonpublic information to Buyer (to the extent such nonpublic information has not been previously furnished by Seller to Buyer). Nothing contained in this Section 5.02 shall be deemed to prohibit the Seller from, to the extent applicable, taking or disclosing to its stockholders any position necessary in order to comply with the filing and disclosure requirements of Section 14(d)(9) and 14e-2 of the Exchange Act and the related rules and regulations of the SEC, including Item 1012(a) of Regulation M-A.

      (b) The Seller shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations previously conducted with any parties other than the Buyer, which relate to, or could reasonably be expected to lead to, a Competing Transaction, including without limitation all discussions with parties who submitted, or contemplated submitting, proposals for business combinations with Seller. The Seller will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence of

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  Section 5.02(a) of the obligations undertaken in this Section 5.02. The Seller agrees not to (and will cause the Seller Bank not to) release any third-party from, or waive any provision of, any confidentiality or standstill agreement to which the Seller or the Seller Bank is a party.

      (c) The Seller will notify the Buyer promptly (but in any event within 24 hours) if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Seller, which could reasonably be expected to lead to a Competing Transaction, and the Seller will inform the Buyer in writing as soon as practicable thereafter (but in any event within 24 hours) of all of the relevant details with respect to the foregoing (including the identity of the parties, price and other material terms and conditions thereof). The Seller shall use its reasonable best efforts to keep Buyer informed in all material respects of the status and details (including material amendments or proposed amendments) of any such inquiry, proposal, request, negotiations or discussions.

      (d) As used in this Agreement, "Competing Transaction" shall mean any transaction or series of related transactions (other than the transactions expressly provided for in this Agreement) involving: (i) a tender offer or exchange offer for 15% or more of the outstanding equity securities of Seller or the Seller Bank, (ii) a merger, consolidation, share exchange or other business combination involving the Seller or the Seller Bank, (iii) any sale, lease, exchange, pledge, transfer or other disposition of 15% or more of the assets of the Seller or the Seller Bank, (iv) any liquidation or dissolution of Seller or Seller Bank, (v) any transaction or series of related transactions resulting in any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the Seller, or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      (e) As used in this Agreement, "Superior Proposal" shall mean an unsolicited, bona fide written offer made by a third-party to consummate a Competing Transaction (i) for which financing, to the extent required to consummate such proposed transaction, is then fully and unconditionally committed in writing, or, in the reasonable judgment of the Board of Directors, reasonably capable of being fully financed, and (ii) which the Board of Directors of Seller determines, in its reasonable judgment (based on advice of a financial advisor of a nationally recognized reputation) is reasonably likely to be completed if such proposal is accepted, taking into account all legal, financial, regulatory and other aspects of the Superior Proposal (including the party making the Superior Proposal), and would, if consummated, be more favorable to all of the Seller's stockholders from a financial point of view than the transaction contemplated by this Agreement.

    5.03  Intentionally Omitted.

    5.04  System Conversions.  From and after the date hereof, the Buyer and the Seller shall meet on a regular basis to discuss and plan for the conversion of the Seller Bank's data processing and related electronic informational systems to those used by the Buyer and its Subsidiaries which planning shall include, but not be limited to, discussion of the possible termination by the Seller Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Seller Bank in connection with its systems operations and outsourcing, as appropriate of proprietary or self-provided system services; it being understood that the Seller shall not be obligated to take (or cause the Seller Bank to take) any such action and, unless the Seller otherwise agrees, no conversion shall in fact take place prior to the Effective Time. In the event that the Seller, at the request of the Buyer, determines to take, and so takes, any action relative to third parties to facilitate the conversion that results in the imposition of

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any termination fees, expenses or charges, the Buyer shall indemnify the Seller and the Seller Bank on terms reasonably satisfactory to the Seller for any such fees, charges and expenses, and the costs of reversing the conversion process, if for any reason the Effective Time does not occur in accordance with the terms of this Agreement.

    5.05  Certain Changes and Adjustments.  Prior to the Closing, the Buyer and the Seller shall consult and cooperate with each other concerning the Seller Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) to reflect the Buyer's plans with respect to the conduct of the Surviving Bank's business; provided, however, that the Seller and the Seller Bank shall not be obligated to take any action pursuant to this Section 5.05 (x) which is inconsistent with GAAP or any law or regulation applicable to the Seller or the Seller Bank and (y) unless and until the Buyer acknowledges, and the Seller is satisfied, that all conditions to consummate the Merger have been satisfied and that the Buyer intends to consummate the Merger in accordance with the terms of this Agreement. No action taken by the Seller pursuant to this Section 5.05 or the consequences resulting therefrom shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect. If for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer will indemnify the Seller for any fees, charges or expenses, and the costs of reversing the action taken in connection with the changes and adjustments made at the request of the Buyer.

    5.06  Branches.  Prior to the Effective Time, the Buyer and the Seller shall consult and cooperate with each other concerning alignment of the Buyer Bank's and the Seller Bank's branches following the Effective Time, and the Seller will, if requested by the Buyer, cooperate with the Buyer to cause the Seller Bank to prepare and file applications for branch closings with all appropriate Regulatory Agencies after all of the Requisite Regulatory Approvals (as defined in Section 7.01(b)) have been obtained (without regard to any applicable waiting periods). If for any reason the Merger is not consummated in accordance with the terms of this Agreement, the Buyer will reimburse the Seller for any fees or expenses incurred in connection with the preparation and filing of such applications at the request of the Buyer.

    5.07  ALCO Management.  The Seller agrees that during the period from the date of this Agreement through the Effective Time, the Seller will not change or amend its existing policies for managing, and reducing the negative impact of a change in interest rates on the Seller Bank's interest sensitive assets and liabilities (including its fixed-rate mortgage portfolio and its investment portfolio), other than such changes or amendments which could not reasonably be expected to have a Material Adverse Effect on the Seller.

    5.08  Chief Executive Officer Compensation.  The Seller will, prior to December 31, 2001, pay its chief executive officer (x) his regular annual bonus in an amount equal to $150,000 and (y) a one-time bonus separate from his regular annual bonus in an amount equal to $2,100,000 (the "Special Bonus"), which bonus shall not be contingent on the consummation of the transactions contemplated hereby.

    5.09  Covenants of the Buyer.  Except as expressly contemplated or permitted by this Agreement or the Bank Merger Agreement, or with the prior consent of the Seller, during the period from the date of this Agreement and continuing until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Buyer shall, and shall cause each of its Subsidiaries to, (i) not to take any action or fail to take any action permitted by this Agreement that is intended or which reasonably could be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Merger or other transactions contemplated in this Agreement as set forth in Article VII not being satisfied in any material respect, or in a material violation of any provision of this Agreement, (ii) use commercially reasonable efforts to conduct its business in the regular, ordinary and usual course consistent with past practice, (iii) use commercially reasonable efforts to maintain and preserve intact its business

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organization, and retain the services of its officers and key employees and (iv) take no action which could be reasonably likely to materially adversely affect or materially delay the ability of the Buyer to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated by this Agreement or the Bank Merger Agreement or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement. During the period from the date of this Agreement and continuing until the Effective Time, the Buyer shall provide the Seller with a copy of all the Buyer Reports.

    5.10  Control of Operations.  Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or the Seller Bank prior to the Effective Time. Prior to the Effective Time, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Seller Bank's operations.

ARTICLE VI—ADDITIONAL AGREEMENTS

    6.01  Regulatory Matters.

      (a) The parties hereto shall cooperate with each other and use commercially reasonable efforts to promptly prepare and file as soon as practicable after the date hereof all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties, Regulatory Agencies and Governmental Entities which are necessary or advisable for such party to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger and the Bank Merger). The Seller and the Buyer shall have the right to review in advance all such applications, notices, petitions, and filings, and each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Buyer, the Buyer Bank, the Seller or the Seller Bank, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with or written materials submitted to, any third-party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated hereby.

      (b) The Seller and the Buyer shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Seller, the Buyer or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement.

      (c) The Seller and the Buyer shall promptly furnish each other with copies of written communications received by the Seller or the Buyer, as the case may be, or any of their respective Subsidiaries, "affiliates" or "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

      (d) The Seller and the Buyer shall negotiate in good faith for a period not to exceed thirty (30) days an alternative transaction structure if, after pursuing in good faith all necessary regulatory approvals, the parties determine in good faith that the required regulatory approvals will not be obtained to complete the Merger or the Bank Merger. If an agreement on an alternative

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  transaction structure cannot be reached after thirty (30) days of good faith negotiations, this Section 6.01(d) shall expire. In no event shall the parties have any obligation under this Section 6.01(d) to negotiate after July 31, 2002.

    6.02  Securities Laws Matters.

      (a) Buyer agrees to prepare a Registration Statement on Form S-4 or other applicable form to be filed by Buyer with the SEC in connection with the issuance of Buyer Common Stock in the Merger (including the Proxy Statement and Prospectus and other proxy solicitation materials of the Seller constituting a part thereof. Seller shall prepare and furnish such information relating to it and its directors, officers and stockholders as may be reasonably required in connection with the above-referenced documents, and the Seller, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. Seller agrees to cooperate with Buyer and Buyer's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Buyer agrees to use commercially reasonable efforts to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable after the date hereof. Each of the Buyer and the Seller agrees to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Buyer also agrees to use commercially reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, Seller shall promptly mail, at its expense, the Proxy Statement to its stockholders.

      (b) Each of the Buyer and the Seller agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Buyer and the Seller further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

      (c) Buyer agrees to advise the Seller, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Buyer is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

      (d)  Letter from Seller's Accountants.  It shall be a condition to the mailing of the Proxy Statement/Prospectus that the Buyer shall have received from Seller's independent accountants a "comfort" letter from such accountants, dated a date within two (2) business days before the date on which the Registration Statement shall become effective, addressed to Buyer, in form and substance reasonably satisfactory to Buyer, of the kind contemplated by the Statement of Auditing

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  Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement"), concerning the procedures undertaken by the Seller's independent accountants with respect to the financial statements and information of the Seller and the Seller Bank contained in the Registration Statement and the other matters contemplated by the AICPA Statement and otherwise customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement. Prior to the Effective Time, Seller shall cause to be delivered to Buyer a second "comfort" letter, dated as of the second business day prior to the Closing Date updating the matters covered in the first such "comfort" letter.

    6.03  Stockholder Meeting.  In order to consummate the Merger, the Seller shall take all steps necessary to duly call, give notice of, convene and hold its Stockholder Meeting as soon as practicable following the clearance of the Registration Statement and the Proxy Statement by the SEC for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby. Subject to this Section 6.03, the Board of Directors of Seller shall unanimously recommend that its stockholders vote in favor of and adopt and approve this Agreement and the transactions contemplated hereby at the Stockholder Meeting and the Prospectus/Proxy Statement shall include a statement to this effect. The Seller and the Buyer shall coordinate and cooperate with respect to the foregoing matters. After making such recommendation to its stockholders, the Board of Directors of Seller (or any committee thereof) shall not withdraw, modify or amend such recommendation (or propose to do so) in any respect adverse to the Buyer unless (i) a Superior Proposal (as defined in Section 5.02) is made to Seller and is not withdrawn, and (ii) Seller shall have concluded in good faith, after consultation with its outside counsel, that, in light of such Superior Proposal, the withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Seller to discharge its fiduciary duties to the Seller's stockholders under applicable law; provided, however, that prior to any withdrawal, modification or amendment of such recommendation by the Board of Directors of Seller, the Seller shall have given Buyer at least four (4) business days notice thereof and the opportunity to meet with Seller and its counsel. Subject to Section 8.01(i) hereof, Seller's obligation to call, give notice of, convene and hold the Stockholder Meeting in accordance with this Section 6.03 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Seller of a proposal for a Competing Transaction or by the withdrawal, amendment or modification of its recommendation in connection with a Superior Proposal.

    6.04  Access to Information.

      (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Buyer shall afford the Seller, and its officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours to such information regarding the Buyer and its Subsidiaries as shall be reasonably requested by Seller to fulfill its obligations pursuant to this Agreement. The Buyer shall furnish promptly to the Seller a copy of each application, report, schedule, correspondence and other document filed by the Buyer with, or received by the Buyer from, any Governmental Entity in connection with the transactions contemplated hereunder, and the Buyer agrees to notify the Seller by telephone within 48 hours of receipt of any adverse oral communication from any Governmental Entity regarding the outcome of any regulatory applications required in connection with the Merger.

      (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Seller shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Seller shall, and shall cause its Subsidiaries to, make available to the Buyer (i) a copy of each report, schedule, registration statement and

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other document filed or received by it (or any of its Subsidiaries), during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Seller is not permitted to disclose under applicable law), (ii) copies of all periodic reports to senior management, including without limitation, reports on non-performing loans and other asset quality matters and all materials furnished to the Board of Directors of the Seller or the Seller Bank relating to asset quality generally, and (iii) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request.

      (c) No party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

      (d) All information (the "Confidential Information") furnished by one party (the "Providing Party") to the other party (the "Receiving Party") or its directors, officers, employees, agents, and advisors (the "Representatives") shall be treated as the sole property of the Providing Party and, if this Agreement terminates, the Receiving Party shall, upon request of the Providing Party, return to the Providing Party or destroy all such written Confidential Information. The Receiving Party shall, and shall use commercially reasonable efforts to cause its Representatives to, keep confidential all such Confidential Information, and shall not directly or indirectly use such information for any competitive or commercial purpose. Confidential Information shall not include information which (i) was already in the possession of the Receiving Party prior to receipt from the Providing Party, provided that such information is not known by the Receiving Party or its Representatives to be subject to another confidentiality agreement with or other obligation of secrecy to the Providing Party; (ii) becomes generally available to the public other than as a result of a disclosure by the Receiving Party; (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Providing Party or its Representatives, provided that such source is not known by the Receiving Party to be bound by a confidentiality agreement with or other obligation of secrecy to the Providing Party; (iv) has been approved for release by written authorization of the Providing Party; or (v) has been publicly disclosed pursuant to a requirement of a government agency or of law.

      (e) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein.

    6.05  Reasonable Best Efforts and Cooperation.  Each of the Buyer and the Seller shall, and shall cause its Subsidiaries to, use its reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third-party which is required to be obtained by the Buyer or the Seller or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement and Seller shall use commercially reasonable efforts to obtain prior to Closing landlord's estoppels in forms satisfactory to the Buyer in connection with the real estate Leases relating to the Seller Bank's branches in Cranston, Rhode Island and the Wal-Mart superstore in North Kingston, Rhode Island; provided, however, that (i) in no event shall Seller be required to pay any money to any such landlord to obtain any such estoppel and (ii) the Buyer shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in the reasonable opinion of its Board of Directors, to result in the imposition of a Burdensome

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Condition (as hereinafter defined) on the Surviving Corporation or any of its Subsidiaries (including without limitation the Surviving Bank).

    6.06  NASDAQ Listing.  The Buyer shall use its reasonable best efforts to cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market System subject to official notice of issuance, prior to the Effective Time.

    6.07  Indemnification; Directors' and Officers' Insurance.

      (a) The Buyer shall maintain in effect for six years from the Effective Time, the current directors' and officers' liability insurance policy maintained by the Seller (provided that the Buyer may substitute therefor policies of at least the same coverage containing terms and conditions which are not less favorable than those in effect on the date hereof) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Buyer be required to expend more than $35,000 (the "Insurance Amount") to maintain or procure such insurance coverage pursuant to this Section 6.07 and further provided that if Buyer is unable to maintain or obtain the insurance called for by this Section 6.07, Buyer shall use commercially reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. In connection with the foregoing, the Seller agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

      (b) For a period of ten years from the Effective Time, the Buyer shall indemnify the directors and officers of the Seller and the Seller Bank to the same extent that such persons are entitled to indemnification by the Seller or the Seller Bank as of the date of this Agreement. The indemnification by the Buyer provided for hereunder shall not be amended, repealed or otherwise modified for a period of ten years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who were directors or officers of the Seller or the Seller Bank as of the date of this Agreement, unless such modification shall be required by law. In the event that any claim is asserted or made by such director or officer within such ten year period, the right to indemnification in respect of such claim shall continue until the disposition of such claim. The provisions of this Section 6.07(b) are specifically for the benefit of those directors and officers entitled to indemnification by the Seller as of the date of this Agreement.

      (c) In the event Buyer or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer assume the obligations set forth in this Section 6.07.

      (d) The provisions of this Section 6.07 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

    6.08  Financial and Other Statements.  Notwithstanding anything to the contrary in Section 6.04, during the term of this Agreement, the Seller shall provide to the Buyer the following documents and information:

         (i) As soon as reasonably available, but in no event more than three (3) days after filing, the Seller will deliver to the Buyer the Seller's Quarterly Call Report as filed with the Federal Reserve and the Seller Bank's Quarterly Call Report as filed with the FDIC for any quarter after the date hereof and prior to the Effective Time. As soon as reasonably available, but in no event more than three (3) days after filing, the Seller will deliver to the Buyer the Seller's Annual Call Report as filed with the Federal Reserve and the Seller Bank's Annual Call Report as filed with the Federal Reserve or the FDIC. The Seller will also deliver to the

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    Buyer, contemporaneously with its being filed with the FDIC, a copy of all Current Call Reports.

        (ii) As soon as reasonably available, but in no event more than three (3) days after filing with the SEC all reports that are required to be filed by the Seller under the Exchange Act.

        (iii) Promptly upon receipt thereof, the Seller will furnish to the Buyer copies of all internal control reports submitted to the Seller or the Subsidiaries by independent accountants in connection with each annual, interim or special audit of the books of the Seller or any of the Seller's Subsidiaries made by such accountants.

        (iv) As soon as practicable, the Seller will furnish to the Buyer copies of all such financial statements and reports as it or any Subsidiary shall send to its stockholders, the FDIC or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

        (v) Promptly upon receipt thereof the Seller will (and will cause its Subsidiaries to) furnish to the Buyer copies of each examination report of any federal or state regulatory or examination authority with respect to the condition or activities of the Seller or any of the Subsidiaries, except to the extent prohibited by law. With respect to any examination report the disclosure of which is prohibited by law, the Seller will use all reasonable efforts to obtain authority to deliver to the Buyer copies of such examination report or provide appropriate substitute disclosure arrangements.

        (vi) With reasonable promptness, the Seller will furnish to the Buyer such additional financial data as the Buyer may reasonably request.

    6.09  Additional Agreements.  In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation or the Surviving Bank, as applicable, with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be requested by the Buyer.

    6.10  Notice of Adverse Changes.

      (a) Each party shall promptly notify the other party in writing, and keep the other party fully informed, of (i) any inability or perceived inability by the notifying party to perform or comply with the terms or conditions of this Agreement, or (ii) any change or event having a Material Adverse Effect on it or which it believes could or could be reasonably expected to cause or constitute a material breach of any of its representations, warranties or covenants contained herein, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement.

      (b) From time to time prior to the Effective Time, each party will promptly supplement or amend the respective Disclosure Schedule delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in such Disclosure Schedule which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedule shall have any effect for the purposes of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by the Buyer or the Seller, as the case may be, with the respective covenants set forth in Sections 5.01 through 5.10 hereof.

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    6.11  Current Information.

      (a) During the period from the date of this Agreement to the Effective Time, the Seller will cause one or more of its designated representatives (i) to confer on a regular and frequent basis (not less than monthly) with representatives of the Buyer to report on (x) the general status of the ongoing operations of the Seller and the Seller Bank, (y) the status of, and the action proposed to be taken with respect to, those Loans held by the Seller or the Seller Bank which, either individually or in combination with one or more other Loans to the same borrower thereunder, have an original principal amount of $100,000 or more and are non-performing assets, (z) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned, and (ii) to cooperate and communicate fully with respect to the manner in which the business of the Buyer Bank and the Seller Bank will be combined after the Effective Time, the type and mix of products and services, personnel matters, branch alignment, the granting of credit, and problem loan management, reserve adequacy and accounting. During the period from the date of this Agreement to the Effective Time, the Buyer will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of the Seller and to report on the status of efforts to secure the regulatory approvals required under this Agreement, as well as the general status of the ongoing operations of the Buyer and the Buyer Bank. In order to facilitate the foregoing, the Buyer and the Seller shall promptly establish a liaison committee which will be chaired by the chief executive officers of the Buyer and the Seller and which will meet on a regular basis to discuss these matters and may establish sub-committees from time-to-time to pursue various issues.

      (b) The Seller will promptly notify the Buyer of any material change in the normal course of business or in the operation of the properties of the Seller or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Seller or the Seller Bank, and will keep the Buyer reasonably informed of such events. The Buyer will promptly notify the Seller of any material change in the normal course of business or in the operation of the properties of the Buyer or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Buyer or any of its Subsidiaries, and will keep the Seller fully informed of such events.

    6.12  Compensation and Benefit Plans.

      (a) All persons who are employees of Seller or the Seller Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of Buyer or the Buyer Bank, as appropriate; provided, however, that in no event shall any of the continuing Employees be officers of Buyer or Buyer Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the By-laws of Buyer or Buyer Bank, as appropriate. All of the Continuing Employees shall be employed at the will of the Buyer or the Buyer Bank and no contractual right to employment shall inure to such employees because of this Agreement.

      (b) As soon as administratively practicable after the Effective Time, Buyer shall take all reasonable action so that Continuing Employees shall be entitled to participate in each employee benefit plan, program or arrangement of Buyer of general applicability (the "Buyer Benefits Plans") to the same extent as similarly-situated employees of Buyer and its Subsidiaries, it being understood that until such time as Continuing Employees are enrolled in a specific Buyer Benefit Plan, the Continuing Employees shall continue to participate in the Employee Program of the same character, which shall be maintained by the Buyer until such time as the Continued

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  Employees shall be enrolled in such Buyer Benefit Plan. Buyer shall cause each Buyer Benefits Plan in which Continuing Employees are eligible to participate to recognize, for all purposes (but not for accrual of pension benefits or eligibility for early retirement under Buyer's defined benefit pension plan) under the Buyer Benefit Plans, the service of such Continuing Employees with Seller and the Seller Bank to the same extent as such service was credited for such purpose by the Seller. Except as otherwise provided herein, nothing herein shall limit the ability of Buyer to amend or terminate any of the Employee Programs in accordance with their terms at any time. As soon as administratively practicable after the Effective Time and consistent with the first sentence of this Section 6.12(b), Buyer shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to Buyer employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar Employee Program on the Effective Date of the Merger. Buyer shall cause its health plan to provide full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by the Continuing Employees and their covered dependents during the portion of the calendar year period to their participation in such plans of Buyer.

      (c) Buyer agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Employee Programs and all vested benefits or other vested amounts earned or accrued through such time under contracts, arrangements commitments or understandings described in the Seller Disclosure Schedule, including benefits and amounts which vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement.

      (d) Effective at the Effective Time, Buyer shall have appointed Patrick J. Shanahan, Jr. to the Board of Directors of Buyer in accordance with Section 1.09 hereof.

      (e) Buyer will provide to any employee of Seller or the Seller Bank whose employment is involuntarily terminated for reasons other than cause (which shall mean gross negligence, dereliction of performance of such employee's duties, dishonesty or commission of a crime) within six months after the Closing Date, and who is not otherwise covered by a specific termination, severance or change in control agreement, with a severance plan benefit equal to two weeks of base pay for each year of service with the Seller or Seller Bank provided, that with respect to those employees of Seller or the Seller Bank set forth in Section 6.12 of the Seller Disclosure Schedule, the Buyer shall provide such severance plan benefit set forth in such Section 6.12 of the Seller Disclosure Schedule to such employees.

      (f)  Seller or Seller Bank shall take action to terminate the Seller 401(k) plan not later than immediately prior to the Effective Date. Subject to receipt of a favorable determination letter from the IRS regarding the termination of the Seller 401(k) plan, distributions shall be made to participants as provided in the Seller 401(k) plan and such participants may make direct rollovers to the Buyer 401(k) plan pursuant to the provisions of such plan.

      (g) Notwithstanding anything to the contrary contained herein, prior to the Effective Time Seller may or may cause Seller Bank to amend or consent to the amendment of the Financial Institution Retirement Fund as expressly required by applicable law and for adjustments to applicable limits affected by the Economic Growth and Tax Relief Reconciliation Act of 2001.

    6.13  Bank Merger.  At the effective time of the Bank Merger, the Agreement to Form and By-Laws of the Buyer Bank, as in effect immediately prior thereto, shall be the Agreement to Form and By-Laws of the Surviving Bank until thereafter amended as provided by law and such Agreement to Form and By-Laws. The directors and officers of the Buyer Bank immediately prior to the effective time of the Bank Merger shall be the directors and officers of the Surviving Bank, each to hold office

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in accordance with the Agreement to Form and By-Laws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified; provided, that, effective at the Effective Time, Patrick J. Shanahan, Jr. shall become a member of the Board of Directors of the Buyer Bank.

    6.14  Affiliate Agreements.  Seller shall use its reasonable best efforts to cause each person who may be deemed, as of the date of the Stockholder Meeting, to be an "affiliate" of the Seller (each, a "Merger Affiliate"), as that term is used in Rule 145 under the Securities Act, to execute and deliver to the Buyer on or before the date of mailing of the Registration Statement an agreement to comply with Rule 145 under the Securities Act, in the form attached hereto as Exhibit C (the "Affiliate Agreement"). Buyer shall be entitled to place legends as specified in such Affiliate Agreement on the certificates evidencing any shares of Buyer Common Stock to be received by such Merger Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for such shares, consistent with the terms of such Affiliate Agreements.

    6.15  No Inconsistent Actions.  Prior to the Effective Time, no party will: (i) enter into any transaction or make any agreement or commitment and will use its reasonable best efforts not to permit any event to occur, which could reasonably be expected to result in (x) a denial of the regulatory approvals referred to in Sections 3.04 and 4.04 or (y) the imposition of any Burdensome Condition (as hereinafter defined); or (ii) adopt by plan or arrangement, or take or cause to be taken any action, that would adversely affect holders of Seller Common Stock in a disproportionate manner after the Effective Time.

    6.16  Publicity.  The initial press release announcing this Agreement shall be a joint press release subject to the consent of both parties, which consent shall not be unreasonably withheld or delayed, and thereafter Buyer and Seller shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange or national market system with respect thereto; provided, however, that nothing in this Section 6.16 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party's disclosure obligations imposed by law or the rules of a national securities exchange or national market system.

    6.17  Section 16 Matters.  Prior to the Effective Time, Buyer and Seller shall take all such steps as may be required to cause any dispositions of Seller Common Stock or acquisitions of Buyer Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act as a director and/or executive officer of Seller to be exempt under Rule 16b-3 promulgated under the Exchange Act. Seller agrees to promptly furnish Buyer with all requisite information necessary for Buyer to take the actions contemplated by this Section 6.17.

    6.18  Reorganization Treatment.  Each of Buyer and Seller shall use all commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Neither Buyer nor Seller shall file any Tax Return or take any position inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Each of Buyer and Seller (i) shall comply with the record-keeping and information reporting requirements set forth in Treasury Regulations §1.368-3, and (ii) shall cause its officer's certificate referred to in Section 7.01(f) to be executed and delivered.

ARTICLE VII—CONDITIONS PRECEDENT

    7.01  Conditions to Each Party's Obligation to Effect the Merger.  The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

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      (a)  Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Seller to the extent required by Rhode Island law and the Articles of Incorporation of the Seller.

      (b)  Regulatory Approvals.  All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the transactions contemplated hereby (including the Merger and the Bank Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

      (c)  NASDAQ Listing.  The shares of Buyer Common Stock which shall be issued upon consummation of the Merger shall have been authorized for listing on the National Market System, subject to official notice of issuance.

      (d)  Securities Laws Matters.  The Registration Statement shall have been declared effective by the SEC; and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn, and the Buyer shall have received all necessary state securities laws and "blue sky" permits and other authorizations required in connection with the issuance of Buyer Common Stock in the Merger.

      (e)  No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Bank Merger, or any of the other transactions contemplated by this Agreement shall be in effect and no proceeding initiated by any Governmental Entity seeking an injunction shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger, or any of the other transactions contemplated by this Agreement.

      (f)  Tax Opinion Relating to the Merger.  Buyer and Seller shall have received an opinion from Goodwin Procter LLP, and Bingham Dana LLP, respectively, dated as of the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Closing Date, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, such counsel may require and rely upon representations and covenants including those contained in certificates from the officers of the Buyer and the Seller and others, reasonably satisfactory in form and substance to the parties hereto and such counsel.

    7.02  Conditions to Obligations of Buyer.  The obligation of the Buyer to effect the Merger is also subject to the satisfaction or waiver by the Buyer at or prior to the Effective Time of the following conditions:

      (a)  Representations and Warranties.  The representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier specified date) as of the Effective Time as though made on and as of the Effective Time; (other than those representations and warranties that are qualified as to materiality, Material Adverse Effect or similar language, which shall be true and correct in all respects as of the Effective Time) and the Buyer shall have received a certificate signed on behalf of the Seller by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

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      (b)  Performance of Obligations of Seller.  The Seller shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Buyer shall have received a certificate signed on behalf of the Seller by its Chief Executive Officer and Chief Financial Officer to such effect.

      (c)  No Burdensome Condition.  None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon the Buyer, the Buyer Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries that the Buyer reasonably determines would so materially adversely effect the economic or business benefits to the Buyer of the transactions contemplated by this Agreement, taken as a whole, as to render inadvisable the consummation of the Merger (a "Burdensome Condition"); provided, however, that, in the event that this Agreement is terminated pursuant to Section 8.02(c) following the imposition of a Burdensome Condition, which shall not be removed prior to the date set forth in such Section (as such date may be extended pursuant to such Section), Buyer will make a cash payment to the Seller equal to the sum of $500,000 plus the Seller's Expenses (as defined in Section 8.02(b)) by or before the fifth business day immediately following such termination, which payment shall be the exclusive remedy available to the Seller in the event of such a termination (it being understood that, notwithstanding the foregoing, no party shall be relieved or released from any liabilities or damages arising out of its gross negligence or willful breach of any provisions of this Agreement in accordance with Section 8.02(d)).

      (d)  Consents Under Agreements.  The consent, approval or waiver of each person (other than the Governmental Entities referred to in Sections 3.04 and 4.04) referred to on Section 7.02(d) of the Seller Disclosure Schedule shall have been obtained.

      (e)  Noncompetition Agreement.  The Chief Executive Officer of Seller shall have executed and delivered a noncompetition agreement in the form attached as Exhibit D hereto (the "Noncompetition Agreement").

    7.03  Conditions to Obligations of Seller.  The obligation of the Seller to effect the Merger is also subject to the satisfaction or waiver by Bank at or prior to the Effective Time of the following conditions:

      (a)  Representations and Warranties.  The representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier specified date) as of the Effective Time as though made on and as of the Effective Time (other than those representations and warranties that are qualified as to materiality, Material Adverse Effect or similar language, which shall be true and correct in all respects as of the Effective Time) and the Seller shall have received a certificate signed on behalf of the Buyer by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

      (b)  Performance of Obligations of Buyer.  The Buyer shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Seller shall have received a certificate signed on behalf of the Buyer by its Chief Executive Officer and Chief Financial Officer to such effect.

      (c)  Noncompetition Agreement.  Buyer shall have executed and delivered the Noncompetition Agreement.

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ARTICLE VIII—TERMINATION AND AMENDMENT

    8.01  Termination.  This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Seller:

      (a) by mutual consent of the Buyer and the Seller in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

      (b) by either the Buyer or the Seller upon written notice to the other party (i) 90 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger (which order the parties shall have used their best efforts to lift);

      (c) by either the Buyer or the Seller if the Merger shall not have been consummated on or before June 30, 2002, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided, however, that the right to terminate this Agreement under this Section 8.01(c) shall not be available to any party if the principal reason for the Closing not having occurred by June 30, 2002 is the failure of the Buyer to have obtained all Requisite Regulatory Approvals notwithstanding the good faith effort of the Buyer to obtain such approvals and the Buyer is seeking in good faith to promptly eliminate all regulatory impediments to the Closing, in which event such June 30, 2002 date shall be extended to July 31, 2002;

      (d) by the Buyer or the Seller if at the Stockholder Meeting held pursuant to Section 6.03 hereof or at any postponement or adjournment thereof the requisite approval of the stockholders of the Seller required for the consummation of the Merger shall not have been obtained for any reason; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(d) if such failure to obtain the requisite stockholder approval shall be as a result of the material breach by such party of any of its covenants and agreements of such party set forth herein;

      (e) by either the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within twenty (20) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

      (f)  by either the Buyer or the Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement (other than Sections 5.02 and 6.03) on the part of the other party, which breach shall not have been cured within twenty (20) days following receipt by the breaching party of written notice of such breach from the other party hereto;

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      (g) by the Buyer (provided that the Buyer is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in Section 5.02 or 6.03 of this Agreement on the part of the Seller;

      (h) by the Buyer, if the Board of Directors of the Seller does not publicly recommend in the Proxy Statement that the Seller stockholders vote in favor of and approve and adopt this Agreement, or if, after making such recommendation, the Board of Directors of the Seller shall have withdrawn, modified or amended such recommendation in any respect adverse to the Buyer (regardless whether such action constitutes a breach under Section 6.03); or if the Board of Directors of Seller have approved or recommended a Superior Proposal or proposed or resolved to do any of the foregoing; or

      (i)  by the Seller, if the Board of Directors of Seller approves, recommends or causes Seller to enter into any agreement with respect to any Superior Proposals following a withdrawal, amendment or modification, in accordance with Section 6.03 hereof, of its recommendation of the transactions contemplated hereby; or

      (j)  by the Seller, by the action of its Board of Directors, if (x) the Average Buyer Common Stock Price is less than 80% of $18.00 (the "Initial Buyer Common Stock Price") and (y) (A) the number obtained by dividing the Average Buyer Common Stock Price by the Initial Buyer Common Stock Price (the "Buyer Ratio") shall be less than 80% of (B) the number obtained by dividing the Final Index Price by the Initial Index Price (the "Index Ratio").

      The "Final Index Price" shall mean the average closing value of the share price of the Nasdaq Bank Index (as defined below) as of the close of trading for the fifteen (15) consecutive trading days ending on and including the Approval Date. The "Initial Index Price" shall mean the average closing value of the Nasdaq Bank Index as of the close of trading for the fifteen (15) consecutive trading days ending on and including the date of this Agreement.

      If Seller elects to exercise its termination right pursuant to this Section 8.01(j), it shall give written notice to Buyer within five (5) days after the Approval Date, such termination to be effective on the fifteenth (15) day following the Approval Date (the "Effective Termination Date"); provided that such notice of election to terminate may be withdrawn at any time prior to the Effective Termination Date. During the five (5) day period commencing with its receipt of such Notice, Buyer shall have the option to increase the consideration to be received by holders of Seller Common Stock hereunder by modifying the Exchange Rate initially in effect so that the Exchange Rate then in effect shall instead equal the product obtained by multiplying the Exchange Rate initially in effect by a fraction, the numerator of which is equal to 80% of the Initial Buyer Common Stock Price and the denominator of which is equal to the Average Buyer Common Stock Price. If Buyer so elects, it shall give, within such five (5) day period, written notice to Seller of such election and the revised Exchange Rate (the "Buyer Election Notice") whereupon no termination shall be deemed to have occurred pursuant to Section 8.01(j) and this Agreement shall remain in full force and effect in accordance with its terms (except as the Exchange Rate shall have been so modified).

    8.02  Effect of Termination; Expenses.

      (a) In the event of termination of this Agreement by either the Buyer or the Seller as provided in Section 8.01, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 5.04, the last sentence of Section 5.05, the last sentence of Section 5.06 and Sections 6.04(d), 7.02(c), 8.02, 8.04, 9.03, 9.04, 9.09 and 9.10 shall survive any termination of this Agreement and (ii) subject to Section 8.02(c) and (d) hereof, no party shall be

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  relieved or released from any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement.

      (b) If this Agreement is terminated as a result of any breach of a representation or warranty or the breach of a covenant pursuant to Section 8.01(e) or 8.01(f) which is caused by the willful conduct or gross negligence of a party hereto, said party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of external lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses").

      (c) As a condition of the Buyer's willingness, and in order to induce the Buyer to enter into this Agreement and to reimburse the Buyer for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Seller will make a cash payment to the Buyer of $1,800,000 (the "Termination Fee") if (i) the Buyer has terminated this Agreement pursuant to Section 8.01(g) or 8.01(h) or the Seller has terminated this Agreement pursuant to Section 8.01(i); or (ii) (x) the Buyer has terminated this Agreement pursuant to Section 8.01(d) or as a result of any breach of a representation or warranty or the breach of a covenant pursuant to Section 8.01(e) or 8.01(f) which is caused by the willful conduct or gross negligence of Seller, (y) at the time of such termination any person other than the Buyer or any of its Subsidiaries shall have made a bona fide proposal to the Seller or its stockholders to engage in a Competing Transaction, which, in the case of a termination pursuant to Section 8.01(d), was or became the subject of public disclosure and (z) within twelve (12) months of any such termination, either (A) the Seller shall have entered into an agreement to engage in a Competing Transaction with any person other than the Buyer or any of its Subsidiaries or (B) the Board of Directors of the Seller shall have authorized or approved a Competing Transaction or recommended that stockholders of the Seller approve or accept any Competing Transaction with any person other than the Buyer or any of its Subsidiaries.

      (d) The parties acknowledge and agree that the provisions of this Section 8.02 are included herein in order to induce the parties to enter into this Agreement and to reimburse the non-breaching party for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated hereby. The parties hereto agree that the rights of Buyer to payment under this Section 8.02 shall be the exclusive remedy available to the Buyer in the event of a termination of this Agreement in those circumstances in which a Termination Fee is payable under Section 8.02(c). Notwithstanding anything to the contrary contained herein, no party shall be relieved or released from any liabilities or damages arising out of its gross negligence or willful breach of any provisions of this Agreement; provided, however, that the Buyer's right to payment under this Section 8.02 shall be its exclusive remedy if it has terminated this Agreement as a result of any breach of representation or warranty or the breach of a covenant pursuant to Section 8.01(e) or 8.01(f) which is caused by the willful conduct or gross negligence of Seller and Buyer accepts payment of the Termination Fee payable pursuant to Section 8.02(c)(ii) (it being understood that Buyer will no longer be entitled to such Termination Fee if, following such a termination, it obtains a final nonappealable judgment as a result of the exercise of any of its other rights and remedies). Any payment required under this Section 8.02 will be payable by the Seller to the Buyer, or by the Buyer to the Seller, as the case may be (by wire transfer of immediately available funds to an account designated by the Buyer or the Seller, as the case may be) within five (5) business days after demand by the Buyer or the Seller. In the event that the Buyer or Seller, as the case may be, shall fail to pay the Expenses or the amount due under Section 8.02(c) when due, such amounts shall be deemed to include (i) interest on such unpaid amounts, commencing on the date such amount or amounts become due, at a rate per annum equal to the rate of interest publicly announced by Buyer or Seller, as the case may be, from time to time, as such bank's

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  Prime Rate, plus 2%, and (ii) any and all costs and expenses (including, without limitation, legal fees) incurred by Buyer or Seller, as the case may be, in enforcing their rights under this Section 8.02.

    8.03  Amendment.  Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Seller. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.04  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX—GENERAL PROVISIONS

    9.01  Closing.  Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the date which is five (5) days after the last required approval for the Merger and the other transactions contemplated hereby has been received and the last of all required waiting periods under such approvals has expired (the "Closing Date"), at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, unless another time, date or place is agreed to in writing by the parties hereto; provided, however, that the Buyer and the Seller shall use their commercially reasonable efforts to cause the Closing to occur on or before February 28, 2002; provided, further that, if Seller has exercised its termination right pursuant to Section 8.01(j), neither party may require that the other party consummate the Merger until the earlier of the Effective Termination Date and the second day following delivery of the Buyer Election Notice.

    9.02  Nonsurvival of Representations, Warranties and Agreements.  None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained in Sections 2.02, 6.07, 6.09, 6.12, 6.18, and 9.02.

    9.03  Expenses.  Except as provided by Section 8.02(b) hereof, whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expense, provided, however, that nothing contained herein shall limit either party's rights under Section 8.02 hereof, including without limitation, the right to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

    9.04  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or delivered by an express courier

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(with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a) if to the Buyer, to:

      Washington Trust Bancorp, Inc.
      23 Broad Street
      Westerly, RI 02891
      Attn: John C. Warren, Chief Executive Officer
           and John F. Treanor, President

  with copies to:

      Goodwin Procter LLP
      Exchange Place
      Boston, MA 02109-2881
      Attn: Paul W. Lee, P.C.
           and John T. Haggerty, Esq.

      (b) if to the Seller, to

      First Financial Corp.
      180 Washington Street
      Providence, RI 02903
      Attn: Patrick J. Shanahan, Jr., President

  with a copy to:

      Bingham Dana LLP
      150 Federal Street
      Boston, MA 02110
      Attn: Neal J. Curtin, Esq.
           and Stephen H. Faberman, Esq.

    9.05  Interpretation.  When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be the date set forth in the recitals to this Agreement.

    9.06  Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.07  Entire Agreement.  This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the transactions contemplated by this Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as otherwise expressly provided herein, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    9.08  Governing Law; Submission to Jurisdiction.  All disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance of this agreement, or the transactions

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contemplated hereby shall be governed by and construed in accordance with the laws of the State of Rhode Island without regard to its rules of conflict of laws. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Rhode Island and of the United States of America located in the State of Rhode Island (the "Rhode Island Courts") for any litigation among the parties hereto arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Merger, waives any objection to the laying of venue of any such litigation in the Rhode Island Courts and agrees not to plead or claim in any Rhode Island Court that such litigation brought therein has been brought in any inconvenient forum or that there are indispensable parties to such litigation that are not subject to the jurisdiction of the Rhode Island Courts. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Rhode Island, to appoint and maintain an agent in the State of Rhode Island as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Rhode Island.

    9.09  Enforcement of Agreement.  The parties hereto agree that irreparable damage would occur in the event that any provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    9.10  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as to be unenforceable.

    9.11  Publicity.  Except as otherwise required by law, so long as this Agreement is in effect, neither the Buyer nor the Seller shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    9.12  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    9.13  Exhibits; Disclosure Schedules.  All Exhibits referred to herein and in the respective Disclosure Schedules are intended to be and hereby are specifically made a part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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    IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WASHINGTON TRUST BANCORP, INC.
/s/ JOHN C. WARREN
		By:	John C. Warren
		Title:	Chairman and Chief Executive Officer
Attest:
/s/ DAVID V. DEVAULT
By:	David V. Devault
Title:	Executive Vice President, Treasurer and Chief Executive Officer
FIRST FINANCIAL CORP.
/s/ PATRICK J. SHANAHAN, JR.
		By:	Patrick J. Shanahan, Jr.
		Title:	Chairman, President and Chief Executive Officer
Attest:
/s/ WILLIAM F. HAGUE
By:	William F. Hague
Title:	Secretary

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[Letterhead of Sandler O'Neill & Partners, L.P.]

Annex B

                 , 2002

Board of Directors
First Financial Corp.
180 Washington Street
Providence, RI 02903

Ladies and Gentlemen:

    First Financial Corp. ("First Financial") and Washington Trust Bancorp, Inc. ("Washington Trust") have entered into an Agreement and Plan of Merger, dated as of November 12, 2001 (the "Agreement"), pursuant to which First Financial will be merged with and into Washington Trust (the "Merger"). Under the terms of the Agreement, upon consummation of the Merger, each share of First Financial common stock, par value $1.00 per share, issued and outstanding immediately prior to the Merger (the "First Financial Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive (i) $16.00 in cash (the "Cash Consideration") plus (ii) that number of shares of Washington Trust common stock, par value $.0625 per share, determined by dividing $16.00 by the Average Buyer Common Stock Price (as defined in the Agreement) rounded to the nearest thousandth of a share (the "Exchange Ratio"); provided, however, that the Exchange Ratio shall not be more than 0.941 nor less than 0.842 (such shares, together with the associated common share purchase rights to be issued pursuant to the Rights Agreement dated August 15, 1996 between Washington Trust and The Washington Trust Company, as rights agent, the "Stock Consideration," and together with the Cash Consideration, the "Merger Consideration"). The Exchange Ratio is subject to further adjustment under certain circumstances as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of First Financial Shares.

    Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement and certain of the exhibits and schedules thereto; (ii) certain publicly available financial statements and other historical financial information of First Financial that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Washington Trust that we deemed relevant; (iv) financial projections for First Financial for the years ending December 31, 2001 through 2005 prepared by and reviewed with management of First Financial and the views of senior management of First Financial, based on limited discussions with members of senior management, regarding First Financial's business, financial condition, results of operations and future prospects; (v) earnings per share projections for Washington Trust for the years ending December 31, 2001 and 2002 prepared by and discussed with management of Washington Trust and the views of senior management of Washington Trust, based on limited discussions with members of senior management, regarding Washington Trust's business, financial condition, results of operations and future prospects; (vi) the pro forma financial impact of the Merger on Washington Trust, based on

B–1

assumptions relating to transaction expenses, purchase accounting adjustments and cost savings determined by senior managements of First Financial and Washington Trust; (vii) the publicly reported historical price and trading activity for First Financial's and Washington Trust's common stock, including a comparison of certain financial and stock market information for First Financial and Washington Trust with similar publicly available information for certain other companies the securities of which are publicly traded; (viii) the financial terms of certain recent business combinations in the commercial banking industry, to the extent publicly available; (ix) the current market environment generally and the banking environment in particular; and (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

    In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by First Financial or Washington Trust or their respective representatives or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have further relied on the assurances of management of First Financial and Washington Trust that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of First Financial or Washington Trust or any of their subsidiaries, or the collectibility of any such assets, nor have we been furnished with any such evaluations or appraisals. We did not make an independent evaluation of the adequacy of the allowance for loan losses of First Financial or Washington Trust nor have we reviewed any individual credit files relating to First Financial or Washington Trust. We have assumed, with your consent, that the respective allowances for loan losses for both First Financial and Washington Trust are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. We are not accountants and have relied upon the reports of the independent accountants for each of First Financial and Washington Trust for the accuracy and completeness of the audited financial statements made available to us. With respect to the financial projections for First Financial and Washington Trust, including all projections of transaction costs, purchase accounting adjustments and expected cost savings, prepared by and reviewed with the managements of First Financial and Washington Trust and provided to Sandler O'Neill for use in its analyses, Sandler O'Neill assumed, with your consent, that they reflected the best currently available estimates and judgments of the respective managements of the respective future financial performances of First Financial and Washington Trust and that such performances will be achieved. We express no opinion as to such financial projections or the assumptions on which they are based. We have also assumed that there has been no material change in First Financial's or Washington Trust's assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analysis that First Financial and Washington Trust will remain as going concerns for all periods relevant to our analysis, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived and that the Merger will not be taxable for federal income tax purposes at the corporate level.

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    Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We are expressing no opinion herein as to what the value of Washington Trust's common stock will be when issued to First Financial's shareholders pursuant to the Agreement or the prices at which First Financial's or Washington Trust's common stock will trade at any time.

    We have acted as First Financial's financial advisor in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion. In the past, we have also provided certain other investment banking services for First Financial and have received compensation for such services.

    In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to First Financial and Washington Trust. We may also actively trade the debt and/or equity securities of First Financial and Washington Trust for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    Our opinion is directed to the Board of Directors of First Financial in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of First Financial as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness of the Merger Consideration to First Financial shareholders from a financial point of view and does not address the underlying business decision of First Financial to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for First Financial or the effect of any other transaction in which First Financial might engage. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an appendix to the Proxy Statement/Prospectus of First Financial and Washington Trust dated the date hereof and to the references to this opinion therein.

    Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of First Financial Shares is fair to such shareholders from a financial point of view.

                      Very truly yours,

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

    The Rhode Island Business Corporation Act (the "RIBCA") generally permits a corporation to indemnify a director or officer for expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (i) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation's articles, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation, or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; provided, that the indemnified party deliver to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise. However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, office employee or agent has met the standard of conduct for indemnification described above.

    The RIBCA permits the articles of a corporation to provide that no director will be personally liable to the corporation or its shareholders for monetary damages for breach of the director's duty as a director except for:

  •
  any breach of the director's duty of loyalty to the corporation or its shareholder;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  liability imposed for voting for or assenting to an unlawful distribution pursuant to the provisions of RIBCA Section 7-1.1-43; or

  •
  any transaction from which the director derived an improper personal benefit unless such transaction is permitted under RIBCA Section 7-1.1-37.1.

    The Washington Trust articles provide that no director of Washington Trust will be liable to Washington Trust or to its shareholders for monetary damages for breach of the director's duty as a director. However, this provision of the articles does not eliminate or limit the liability of a director for any of the above listed exceptions under the RIBCA. Furthermore, the Washington Trust articles provide that if the Rhode Island General Laws are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of

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Washington Trust will be eliminated or limited to the extent permitted by the Rhode Island General Laws, as so amended.

    The Washington Trust by-laws provide that Washington Trust will indemnify and hold harmless each person who is made party to or is threatened to be made a party to or is involved in any action or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of Washington Trust to the fullest extent permitted by Rhode Island General Laws against all expenses, liability and loss the person actually incurs in connection with the proceeding. However, Washington Trust will provide this indemnification in connection with a proceeding, or part of a proceeding, initiated by the person being indemnified only if the proceeding, or part of the proceeding, was authorized by the board of directors. As permitted by the RIBCA, Washington Trust maintains directors' and officers' liability insurance in amounts and on terms which the Washington Trust board of directors deems reasonable. In the ordinary course of business, the Washington Trust board of directors regularly reviews the scope and adequacy of such insurance coverage.

Item 21.  Exhibits And Financial Statement Schedules

    (a) See Exhibit Index immediately following the signature page.

    (b) Not applicable.

    (c) The fairness opinion of Sandler O'Neill & Partners, L.P. is included as Annex B to the proxy statement/prospectus which is a part of this registration statement.

Item 22.  Undertakings

    (a) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (a)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westerly, the State of Rhode Island, on January 3, 2002.

WASHINGTON TRUST BANCORP, INC.
By:	/s/ JOHN C. WARREN John C. Warren Chairman and Chief Executive Officer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Washington Trust Bancorp, Inc., hereby severally constitute John C. Warren and David V. Devault and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below and in such other capacities as the undersigned may from time to time serve in the future, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Washington Trust Bancorp, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN C. WARREN John C. Warren	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	January 3, 2002
/s/ ALCINO G. ALMEIDA Alcino G. Almeida	Director	January 3, 2002
/s/ GARY P. BENNETT Gary P. Bennett	Director	January 3, 2002
/s/ STEVEN J. CRANDALL Steven J. Crandall	Director	January 3, 2002
/s/ RICHARD A. GRILLS Richard A. Grills	Director	January 3, 2002

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/s/ LARRY J. HIRSCH Larry J. Hirsch	Director	January 3, 2002
/s/ KATHERINE W. HOXSIE Katherine W. Hoxsie	Director	January 3, 2002
/s/ MARY E. KENNARD Mary E. Kennard	Director	January 3, 2002
/s/ JOSEPH J. KIRBY Joseph J. Kirby	Director	January 3, 2002
/s/ EDWARD M. MAZZE, PH.D. Edward M. Mazze, Ph.D.	Director	January 3, 2002
/s/ VICTOR J. ORSINGER, II Victor J. Orsinger, II	Director	January 3, 2002
/s/ H. DOUGLAS RANDALL, III H. Douglas Randall, III	Director	January 3, 2002
/s/ JOYCE O. RESNIKOFF Joyce O. Resnikoff	Director	January 3, 2002
/s/ JAMES P. SULLIVAN James P. Sullivan	Director	January 3, 2002
/s/ NEIL H. THORP Neil H. Thorp	Director	January 3, 2002
/s/ JOHN F. TREANOR John F. Treanor	President, Chief Operating Officer and Director	January 3, 2002
/s/ DAVID V. DEVAULT David V. Devault	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Principal Accounting Officer)	January 3, 2002

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Washington Trust Bancorp, Inc. and First Financial Corp., dated November 12, 2001 (incorporated by reference to Exhibit 99.1 to Washington Trust Bancorp, Inc.'s Current Report on Form 8-K filed on November 14, 2001)
3.1	Restated Articles of Incorporation of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3a to Washington Trust Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000)
3.2	Amended and Restated By-laws of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 3.i to Washington Trust Bancorp, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997)
*5.1	Opinion of Goodwin Procter LLP, as to the legality of the securities
**8.1	Opinion of Bingham Dana LLP, as to certain tax matters
**8.2	Opinion of Goodwin Procter LLP, as to certain tax matters
*10.1	Form of Voting Agreement by and between Washington Trust Bancorp, Inc. and certain shareholders of First Financial Corp., dated November 12, 2001
10.2	Second Amended and Restated Employment Agreement by and between First Financial Corp. and Patrick J. Shanahan, Jr., dated February 8, 1999 (incorporated by reference to Exhibit 10.4 to First Financial Corp.'s Annual Report of Form 10-K for the year ended December 31, 1998)
*10.3	Letter Agreement, dated November 12, 2001, amending the Second Amended and Restated Employment Agreement by and between First Financial Corp. and Patrick J. Shanahan, Jr.
*10.4	Form of Noncompetition Agreement by and between Washington Trust Bancorp, Inc. and Patrick J. Shanahan, Jr.
11.1	Statement regarding computation of per share earnings (incorporated by reference to the "Notes to Consolidated Financial Statements" in Washington Trust Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000)
13.1	Consolidated Financial Information of Washington Trust Bancorp, Inc.'s 2000 Annual Report to Shareholders (incorporated by reference to Washington Trust Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000)
*15.1	Letter regarding unaudited financial information from KPMG, LLP, as independent auditors
21.1	List of Subsidiaries of Washington Trust Bancorp, Inc. (incorporated by reference to Exhibit 21 to Washington Trust Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996)
*23.1	Consent of KPMG LLP
*23.2	Consent of Arthur Andersen LLP
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.4	Consent of Bingham Dana LLP (included in Exhibit 8.1)
23.5	Consent of Sandler O'Neil O'Neill & Partners, L.P. (included in Exhibit 99.1)
*24.1	Power of Attorney (contained in signature page)
99.1	Fairness Opinion of Sandler O'Neill & Partners, L.P. (attached as Annex B to the proxy statement and prospectus and incorporated herein by reference)
*99.2	Form of First Financial Corp. Proxy Card
*99.3	Consent of Patrick J. Shanahan, Jr., as director designee

*
Filed herewith.

**
To be filed later.

QuickLinks

REFERENCES TO ADDITIONAL INFORMATION

QUESTIONS AND ANSWERS ABOUT THE MERGER
WHO CAN HELP ANSWER YOUR QUESTIONS?
SUMMARY
The Companies
The Special Meeting
The Merger
Selected Historical Financial Information
Comparative Stock Prices and Dividends
Dividend Information
RISK FACTORS
Risks Relating to the Merger
Risks Relating to Washington Trust
Risks Relating to First Financial
Special Note Regarding Forward-Looking Statements
THE COMPANIES
THE SPECIAL MEETING
PROPOSAL REGARDING THE MERGER AGREEMENT AND RELATED TRANSACTIONS
THE MERGER AGREEMENT
OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER
REGULATORY CONSIDERATIONS
BUSINESS OF FIRST FINANCIAL CORP.
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
FIRST FINANCIAL'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FIRST FINANCIAL'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS
AVERAGE BALANCES AND INTEREST RATE (Dollars in Thousands)
RATE/VOLUME ANALYSIS OF NET INTEREST INCOME
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
DESCRIPTION OF CAPITAL STOCK OF WASHINGTON TRUST
COMPARISON OF RIGHTS OF HOLDERS OF FIRST FINANCIAL COMMON STOCK AND WASHINGTON TRUST COMMON STOCK
OTHER MATTERS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
FUTURE SHAREHOLDER PROPOSALS
INDEX TO FIRST FINANCIAL CORP. FINANCIAL STATEMENTS TABLE OF CONTENTS
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME For the Years Ended December 31, 2000, 1999 and 1998
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS
FIRST FINANCIAL CORP. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS Year Ended December 31, 2000
CONDENSED BALANCE SHEETS
CONDENSED STATEMENTS OF INCOME
CONDENSED STATEMENT OF CASH FLOWS
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS Nine Months Ended September 30, 2001 (Unaudited)
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME Nine Months Ended September 30, 2001 and September 30, 2000 and Three Months Ended September 30, 2001 and September 30, 2000 (Unaudited)
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY Nine Months Ended September 30, 2001 AND COMPREHENSIVE INCOME (Unaudited)
FIRST FINANCIAL CORP. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS Nine Months Ended September 30, 2001 and September 30, 2000 (Unaudited)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE PERIOD ENDED SEPTEMBER 30, 2001
  Annex A

AGREEMENT AND PLAN OF MERGER
ARTICLE I—THE MERGER
ARTICLE II—EXCHANGE OF CERTIFICATES
ARTICLE III—REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE IV—REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE V—COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE VI—ADDITIONAL AGREEMENTS
ARTICLE VII—CONDITIONS PRECEDENT
ARTICLE VIII—TERMINATION AND AMENDMENT
ARTICLE IX—GENERAL PROVISIONS
[Letterhead of Sandler O'Neill & Partners, L.P.]
  Annex B
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits And Financial Statement Schedules
  Item 22. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX